UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Akero Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

Not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

Akero Therapeutics, Inc.
601 Gateway Boulevard, Suite 350
South San Francisco, CA 94080
[•], 2025
Dear Akero Therapeutics, Inc. Stockholder:
You are cordially invited to attend a special meeting of stockholders (which, together with any adjournments or postponements thereof, we refer to as the “Special Meeting”) of Akero Therapeutics, Inc., a Delaware corporation (which we refer to as “Akero,” “we,” “us” or “our”) to be held virtually via live webcast on [•], 2025, at [•], Eastern Time (unless the Special Meeting is adjourned or postponed). You may attend the Special Meeting via the Internet by live webcast at www.virtualshareholdermeeting.com/AKRO2025SM, where you will also be able to vote. Please note that you will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement, which is first being mailed on or about [•], 2025, to “attendance at the Special Meeting” or “present at the Special Meeting” mean virtually present at the Special Meeting. Formal notice of the Special Meeting, a proxy statement, and a proxy card accompany this letter.
At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (which we refer to, as it may be amended from time to time, as the “Merger Agreement”), dated October 9, 2025, by and among Akero, Novo Nordisk A/S, a Danish aktieselskab (which we refer to as “Novo” or “Parent”), and NN Invest Sub, Inc, a Delaware corporation and a direct or indirect wholly owned subsidiary of Parent (which we refer to as “Merger Sub”), including the form of contingent value rights agreement (which we refer to as the “CVR Agreement”) to be entered into at or immediately prior to the effective time of the Merger by a direct or indirect wholly owned subsidiary of Parent designated in the CVR Agreement, a rights agent selected by Parent and reasonably acceptable to Akero and, solely with respect to Section 6.11 of the CVR Agreement, Parent, subject to changes permitted by the Merger Agreement (we refer to such proposal, collectively, as the “Merger Proposal”). At the Special Meeting, you will also be asked to consider and vote on a non-binding, advisory proposal to approve compensation that may be paid or become payable by Akero to its named executive officers in connection with the Merger (which we refer to as the “Compensation Proposal”) and a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the adoption of the Merger Agreement at the time of the Special Meeting (which we refer to as the “Adjournment Proposal”).
Pursuant to the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Akero (which we refer to as the “Merger”), with Akero surviving the Merger as a wholly owned subsidiary of Parent. If you are an Akero stockholder and the Merger is completed, each of your Akero shares of common stock, par value $0.0001, (which we refer to as the “common stock”), will be converted into the right to receive (A) $54.00 per share, in cash, without interest (which we refer to as the “Closing Consideration”) and (B) one contingent value right (which we refer to as a “CVR”), which shall represent the right to receive the Approval Milestone Payment (which we define in the section of this proxy statement captioned “Form of Contingent Value Rights Agreement”), without interest and subject to the terms and conditions set forth in the CVR Agreement (we refer to the consideration contemplated by (A) and (B), together, and in each case subject to any applicable withholding of taxes, as the “Merger Consideration”) (unless you have properly demanded, and not subsequently withdrawn, failed to perfect or otherwise lost your appraisal rights, under Section 262 of the Delaware General Corporation Law (which we refer to as the “DGCL”)).
Akero’s board of directors (the “Board of Directors”), after careful consideration, including considering the factors more fully described in the enclosed proxy statement, has unanimously (1) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and fair to, and in the best interest of, Akero and its stockholders; (2) declared it advisable for Akero to enter into the Merger Agreement; (3) approved the execution, delivery and performance by Akero of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger; (4) resolved that the Merger shall be governed by Section 251(c) of the DGCL, upon the terms and subject to the conditions set forth in the Merger Agreement; (5) resolved to recommend that Akero stockholders adopt the Merger Agreement at the Special Meeting; and (6) directed that the Merger Agreement be submitted to Akero stockholders for approval at a special meeting of Akero stockholders.
The Board of Directors unanimously recommends that you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement (including the form of CVR Agreement, which is an exhibit to the Merger Agreement) and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information.
Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone by following the instructions on the enclosed proxy card. If you are a stockholder of record, and you attend the Special Meeting and vote online during the Special Meeting, your vote will revoke any proxy that you have previously submitted.
If you hold your shares of our common stock in “street name,” you should instruct your bank, broker or other nominee how to vote your shares of our common stock in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.
Your vote is very important, regardless of the number of shares of our common stock that you own. We cannot complete the Merger unless the Merger Proposal is approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock at the close of business [•], which is the record date for the Special Meeting.
If you have any questions or need assistance voting your shares of our common stock, please contact our Proxy Solicitor:
Innisfree M&A Incorporated
Stockholders May Call Toll-Free: (877) 456-3402
Banks & Brokers May Call Collect: (212) 750-5833
On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

[signature]
Andrew Cheng, M.D., Ph.D.
President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger, the adoption of the Merger Agreement or any other transaction described in the accompanying proxy statement, or passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated [•], 2025 and, together with the enclosed form of proxy card, is first being mailed on or about [•], 2025.

Akero Therapeutics, Inc.
601 Gateway Boulevard, Suite 350
South San Francisco, CA 94080
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD VIRTUALLY VIA THE INTERNET ON [•], 2025
Notice is hereby given that a special meeting of stockholders (including any adjournments or postponements thereof, which we refer to as the “Special Meeting”) of Akero Therapeutics, Inc., a Delaware corporation (which we refer to as “Akero,” “we,” “us” or “our”), will be held on [•], 2025, at [•], Eastern Time (unless the Special Meeting is adjourned or postponed). Akero stockholders will be able to attend the Special Meeting via the Internet by live webcast at www.virtualshareholdermeeting.com/AKRO2025SM, where you will be also able to vote and submit your questions. Please note that you will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “attendance at the Special Meeting” or “present at the Special Meeting” mean virtually present at the Special Meeting. The Special Meeting is being held for the following purposes:
1.
To consider and vote on the proposal to adopt the Agreement and Plan of Merger (which we refer to, as it may be amended from time to time, as the “Merger Agreement”), dated October 9, 2025, by and among Akero, Novo Nordisk A/S, a Danish aktieselskab (which we refer to as “Novo” or “Parent”), and NN Invest Sub, Inc, a Delaware corporation and a direct or indirect wholly owned subsidiary of Parent (which we refer to as “Merger Sub”), including the form of contingent value rights agreement (which we refer to as the “CVR Agreement”) to be entered into at or immediately prior to the effective time of the Merger by a direct or indirect wholly owned subsidiary of Parent designated in the CVR Agreement, a rights agent selected by Parent and reasonably acceptable to Akero and, solely with respect to Section 6.11 of the CVR Agreement, Parent, subject to changes permitted by the Merger Agreement. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Akero (which we refer to as the “Merger”), with Akero surviving the Merger as a wholly owned subsidiary of Parent (we refer to this proposal, collectively, as the “Merger Proposal”);

2.
To consider and vote on the proposal to approve, by non-binding, advisory vote, compensation that may be paid or become payable by Akero to its named executive officers in connection with the Merger (we refer to this proposal as the “Compensation Proposal”); and

3.
To consider and vote on any proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the adoption of the Merger Agreement at the time of the Special Meeting (we refer to this proposal as the “Adjournment Proposal”).

Only Akero stockholders of record as of the close of business on [•], 2025 are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.
Your vote is very important, regardless of the number of shares of our common stock that you own. We cannot complete the Merger unless the Merger Proposal is approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock at the close of business [•], which is the record date for the Special Meeting.
The Board of Directors unanimously recommends that you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone by following the instructions on the enclosed proxy card. If you are a stockholder of record, and you attend the Special Meeting and vote online during the Special Meeting, your vote will revoke any proxy that you have previously submitted. If you hold your shares of our common stock in “street name,” you should instruct your bank, broker or other nominee how to vote your shares of our common stock in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.

By the Order of the Board of Directors,

[signature]
Andrew Cheng, M.D., Ph.D.
President and Chief Executive Officer

Dated: [•], 2025

YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED; (2) VIA THE INTERNET; OR (3) BY TELEPHONE. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.
If you hold your shares of our common stock in “street name,” you should instruct your bank, broker or other nominee how to vote your shares of our common stock in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.
If you are a stockholder of record, voting online during the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares of our common stock through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote online at the Special Meeting.
If you fail to (1) return your signed proxy card; (2) grant your proxy electronically over the Internet or by telephone; or (3) attend the Special Meeting and vote online during the meeting, your shares of our common stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Compensation Proposal or the Adjournment Proposal.
We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of our common stock, please contact our Proxy Solicitor:
Innisfree M&A Incorporated
Stockholders May Call Toll-Free: (877) 456-3402
Banks & Brokers May Call Collect: (212) 750-5833

i

ii

SUMMARY
This summary highlights selected information from this proxy statement, which is first being mailed on or about [•], 2025, related to the merger of NN Invest Sub, Inc, a direct or indirect wholly owned subsidiary of Novo Nordisk A/S, with and into Akero Therapeutics, Inc., which we refer to as the “Merger,” and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.”
Except as otherwise specifically noted in this proxy statement, “Akero,” “we,” “us,” “our” or the “Company” and similar words refer to Akero Therapeutics, Inc., a Delaware corporation, including, in certain cases, our subsidiary. Throughout this proxy statement, we refer to Novo Nordisk A/S, a Danish aktieselskab, as “Novo” or “Parent,” and NN Invest Sub, Inc, a Delaware corporation, as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated October 9, 2025, by and among Akero, Parent and Merger Sub, as it may be amended from time to time, as the “Merger Agreement” and the form of contingent value rights agreement attached to the Merger Agreement to be entered into at or immediately prior to the effective time of the Merger by a direct or indirect wholly owned subsidiary of Parent designated in the CVR Agreement (defined below), a rights agent selected by Parent and reasonably acceptable to Akero and, solely with respect to Section 6.11 of the CVR Agreement, Parent, subject to changes permitted by the Merger Agreement, as the “CVR Agreement.” The Merger Agreement (including the form of CVR Agreement, which is an exhibit to the Merger Agreement) is attached as Annex A to this proxy statement. You should read and consider the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety.
Parties Involved in the Merger (see page 32)
Akero Therapeutics, Inc.
•
Akero is a clinical-stage company developing transformational treatments for patients with serious metabolic diseases marked by high unmet medical need, including metabolic dysfunction-associated steatohepatitis (which we refer to as “MASH”). Akero’s lead product candidate, efruxifermin, is currently being evaluated in three ongoing Phase 3 clinical studies: SYNCHRONY Histology in patients with pre-cirrhotic (F2-F3 fibrosis) MASH, SYNCHRONY Outcomes in patients with compensated cirrhosis (F4) due to MASH, and SYNCHRONY Real-World in patients with MASH or MASLD (metabolic dysfunction-associated steatotic liver disease). The Phase 3 SYNCHRONY program builds on the results of two Phase 2b clinical trials, the HARMONY study in patients with pre-cirrhotic MASH and the SYMMETRY study in patients with compensated cirrhosis due to MASH.

•
Akero’s principal executive offices are located at 601 Gateway Boulevard, Suite 350, South San Francisco, California 94080, and its telephone number is (650) 487-6488. Akero maintains a website at www.akerotx.com. Akero’s common stock, par value $0.0001, is listed on The Nasdaq Global Select Market (which we refer to as “Nasdaq”) under the symbol “AKRO.”

•	For more information, please see the section of this proxy statement captioned “The Merger — Parties Involved in the Merger.”
Novo Nordisk A/S
•
Novo is a leading global healthcare company founded in 1923 and headquartered in Denmark. Its purpose is to drive change to defeat serious chronic diseases built upon its heritage in diabetes. Novo does so by pioneering scientific breakthroughs, expanding access to its medicines and working to prevent and ultimately cure disease. As of September 2025, Novo employed more than 77,000 people in 80 countries and markets its products in around 170 countries.

•
Novo’s principal executive offices are located at Novo Allé, DK-2880 Bagsværd, Denmark, and its telephone number is +45 4444 8888. Novo maintains a website at www.novonordisk.com. Novo Nordisk’s B shares are listed on Nasdaq Copenhagen (NOVO-B). Novo’s American Depository Receipts, each representing one deposited Novo B share, nominal value DKK 0.10, are listed on The New York Stock Exchange under the symbol “NVO.”

•	For more information, please see the section of this proxy statement captioned “The Merger — Parties Involved in the Merger.”

NN Invest Sub, Inc
•
Merger Sub is a direct or indirect wholly owned subsidiary of Parent and was formed on October 7, 2025, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement (which we refer to as “the Transactions”) and has not engaged in any business activities other than in connection with the Transactions.

•	For more information, please see the section of this proxy statement captioned “The Merger — Parties Involved in the Merger.”
The Merger (see page 32)
•
Upon the terms and subject to the conditions of the Merger Agreement and in accordance with the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”), if the Merger is completed, Merger Sub will merge with and into Akero, and Akero will continue as the surviving corporation as a wholly owned subsidiary of Parent (which we refer to as the “Surviving Corporation”). As a result of the Merger, our common stock will no longer be publicly traded, will be delisted from Nasdaq and will be deregistered under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), and Akero will no longer file periodic reports with the United States Securities and Exchange Commission (which we refer to as the “SEC”). In addition, all outstanding shares of our common stock (except for any shares owned immediately prior to the Effective Time (as defined below) by (1) Akero, (2) Parent or Merger Sub or any other direct or indirect wholly owned subsidiary of Parent or Merger Sub, or (3) stockholders who are entitled to and who properly exercise and perfect (and do not subsequently withdraw or otherwise lose) appraisal rights pursuant to Section 262 of the DGCL) will be canceled and converted into the right to receive (A) $54.00 per share of our common stock in cash, without interest (which we refer to as the “Closing Consideration”) and (B) one contingent value right (which we refer to as a “CVR”), which shall represent the right to receive the Approval Milestone Payment (which we define in the section of this proxy statement captioned “— Form of Contingent Value Rights Agreement”) without interest and subject to the terms and conditions set forth in the CVR Agreement (the consideration contemplated by (A) and (B), in each case subject to any applicable withholding of taxes, we refer to together as the “Merger Consideration”). We refer to the shares of our common stock described in the preceding clauses (1) and (2) as “Excluded Shares” and we refer to the shares of our common stock described in the preceding clause (3) as “Dissenting Shares.” Following the Merger, you will not own any shares of the capital stock of the Surviving Corporation.

•
After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a stockholder, except that stockholders who properly exercise, and do not subsequently withdraw or otherwise lose, their appraisal rights under Section 262 of the DGCL (which we refer to as “Section 262”) will have the right to receive a payment for the “fair value” of their shares of our common stock as determined pursuant to an appraisal proceeding as contemplated by Section 262, as described in the section of this proxy statement captioned “The Merger — Appraisal Rights.”

•
The time at which the Merger becomes effective will occur upon the date and time of the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Parent and Merger Sub may agree upon in writing and specify in the certificate of merger) (which we refer to as the “Effective Time”).

•	For more information, see the section of this proxy statement captioned “The Merger.”
Form of Contingent Value Rights Agreement (see page 102)
•
The Merger Agreement requires that, at or immediately prior to the Effective Time, a direct or indirect wholly owned subsidiary of Parent to be designated in the CVR Agreement (which we refer to as the “CVR Parent”), an agent selected by Parent and reasonably acceptable to Akero (which we refer to as the “Rights Agent”) and, solely with respect to Section 6.11 of the CVR Agreement, Parent will enter into a CVR Agreement, subject to changes permitted under the Merger Agreement. The CVR Agreement will govern the terms of the CVRs and is further described in the section captioned “Form of Contingent Value Rights Agreement.”

•
While no guarantee can be given that any proceeds will be received, each CVR represents a non-transferable contractual contingent right to receive $6.00, without interest and subject to applicable tax withholding (which we refer to as the “Approval Milestone Payment”) upon receipt by Parent or one of its affiliates or assignees, prior to June 30, 2031 (which we refer to as the “Termination Date”), of FDA Approval (as defined in the CVR Agreement) for the efruxifermin for subcutaneous injection candidate that is being studied in the SYNCHRONY Histology clinical trial and the SYNCHRONY Outcomes clinical trial (which we refer to as the “Product”) (whether alone or in combination with another product) for the treatment of patients with compensated cirrhosis (consistent with stage F4c fibrosis) due to metabolic dysfunction-associated steatohepatitis, and which expressly sets forth the foregoing as an indication in the indications and usage section of the FDA-approved prescribing information for the Product (which we refer to as the “Approval Milestone”).

•
The CVRs are contractual rights only and will not be registered with the SEC or listed for trading. The CVRs will not be evidenced by a certificate or other instrument and the CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in CVR Parent, or in any constituent company to the Merger. No interest will accrue on any amounts payable on the CVRs to any holder.

•
On a date selected by CVR Parent that is not more than thirty (30) business days following the date of the achievement of the Approval Milestone (which we refer to as the “Approval Milestone Payment Date”), if any, CVR Parent will deposit or cause to be deposited with the Rights Agent by wire transfer to the account designated by the Rights Agent an amount equal to the product of (i) the Approval Milestone Payment multiplied by (ii) the number of CVRs held by the holders (other than the CVRs received by holders in respect of Company Options or Company RSUs (which we refer to as “Equity Award CVRs”)), and the Rights Agent will promptly (but in any event within five (5) business days) pay to each holder of record of the CVRs (other than Equity Award CVRs) as of 5:00 PM EST on the Approval Milestone Payment Date, an amount equal to the product of (i) the Approval Milestone Payment multiplied by (ii) the number of CVRs held by such holder as of the Approval Milestone Payment Date by check mailed to the address of each holder as reflected in the CVR register or, in the case of any former street name holders of shares of Akero common stock, by sending one lump payment to The Depository Trust Company (which we refer to as the “DTC”) subject to certain deductions and withholdings in accordance with the CVR Agreement, as applicable. CVR Parent will pay through the Surviving Corporation’s or another of its affiliates’ payroll system, payroll provider or standard accounts payable procedure, as applicable, to each holder of an Equity Award CVR an amount equal to the product of (i) the Approval Milestone Payment multiplied by (ii) the number of Equity Award CVRs held by such holder as of the Approval Milestone Payment Date (less applicable tax withholdings and other authorized deductions) within five (5) business days of the Approval Milestone Payment Date, subject to certain deductions and withholdings in accordance with the CVR Agreement, as applicable.

•
From the Closing Date (which we define in the section of this proxy statement captioned “— Conditions to the Closing of the Merger”) until the Termination Date, CVR Parent will, and will cause the Surviving Corporation to, use Commercially Reasonable Efforts (as defined in the section of this proxy statement captioned “Form of Contingent Value Rights Agreement”) to (i) conduct the SYNCHRONY Histology clinical trial and the SYNCHRONY Outcomes clinical trial and (ii) upon achievement of the primary end point in both such clinical trials, file for and seek FDA approval for the Product for the treatment of patients with compensated cirrhosis (consistent with stage F4c fibrosis) due to metabolic dysfunction-associated steatohepatitis.

•
This CVR Agreement will be terminated, and no payments will be required to be made, upon the earlier to occur of (a) the payment by the Rights Agent or CVR Parent or one (1) or more of its affiliates, as applicable, to each holder as reflected in the CVR register of the full amount of the Approval Milestone Payment required to be paid under the terms of the CVR Agreement and (b) the failure to achieve the Approval Milestone prior to the Termination Date.

•
Parent guarantees the due and punctual performance by CVR Parent of its obligations in accordance with the CVR Agreement, and agrees that in the event CVR Parent fails to timely perform any obligation under the CVR Agreement in accordance with its terms, Parent will perform such obligations in accordance with the terms of the CVR Agreement.

Treatment of Company Options and Company RSUs (see page 63)
•
The Merger Agreement provides that at the Effective Time, each compensatory option to purchase shares of our common stock granted under our equity plans (excluding any option to purchase shares of our common stock under our employee stock purchase plan) (each, a “Company Option”) that is then outstanding and unexercised (whether or not vested) and which has a per share exercise price that is less than the Closing Consideration (each, an “In the Money Option”) will be deemed fully vested and cancelled and converted into the right of the holder to receive (i) a cash payment (without interest and less applicable tax withholdings and other authorized deductions) equal to the product of (a) the excess of (1) the Closing Consideration over (2) the exercise price per share of such In the Money Option, multiplied by (b) the total number of shares of our common stock subject to such In the Money Option immediately prior to the Effective Time, plus (ii) one CVR for each share of our common stock subject to such In the Money Option immediately prior to the Effective Time. The Closing Consideration exceeds the exercise price of each outstanding Company Option; accordingly, each Company Option will be an In the Money Option.

•
In addition, at the Effective Time, each then outstanding restricted stock unit with respect to shares of our common stock granted under our equity plans (each, a “Company RSU”) will be deemed fully vested and cancelled and converted into the right of the holder thereof to receive (i) a cash payment (without interest and less applicable tax withholdings and other authorized deductions) equal to the product of (a) the Closing Consideration multiplied by (ii) the number of shares of our common stock subject to such Company RSU immediately prior to the Effective Time, plus (2) one CVR for each share of our common stock subject to such Company RSU immediately prior to the Effective Time.

•	For more information, please see the section of this proxy statement captioned “The Merger — Interests of Akero’s Directors and Executive Officers in the Merger.”
Financing of the Merger (see page 68)
•
The Merger is not conditioned on any financing arrangements or contingencies. Parent has represented in the Merger Agreement that Parent, as of the Effective Time, will have (and will make available to Merger Sub in a timely manner) available funds in an amount sufficient to carry out all of Parent and Merger Sub’s obligations under the Merger Agreement and the CVR Agreement and to consummate the Transactions by payment in cash of the aggregate Merger Consideration payable following the Effective Time and the aggregate amounts payable to holders of Company Options and Company RSUs following the Effective Time pursuant to the Merger Agreement.

•	For more information, please see the section of this proxy statement captioned “The Merger — Financing of the Merger.”
Conditions to the Closing of the Merger (see page 95)
•
The obligations of Akero, Parent and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or, as applicable, waiver of certain conditions, including (among other conditions and as described in the section of this proxy statement captioned “The Merger Agreement — Conditions to the Closing of the Merger”), the following:

•
the adoption of the Merger Agreement by holders of at least a majority of the outstanding shares of our commons stock. For more information, please see the section of this proxy statement captioned “The Special Meeting”;

•
(1) the expiration or termination of any waiting period (or extension thereof) applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the “HSR Act”) and (2) to the extent applicable, the receipt of any clearances or approvals applicable to the Merger under antitrust laws and foreign direct investment laws in the jurisdictions and circumstances contemplated within the confidential disclosure schedule of Akero provided to Parent and Merger Sub in connection with the execution of the Merger Agreement (which we refer to as the “Disclosure Schedule”), and the expiration or termination of any mandatory waiting period related thereto (as more fully described in the section of this proxy statement captioned “The Merger — Regulatory Approvals Required for the Merger”);

•
the absence of any order by any governmental body of competent jurisdiction remaining in effect that prevents the consummation of the Merger, and the consummation of the Merger not being made illegal or otherwise prohibited by any law of any governmental body of competent jurisdiction;

•
since the date of the Merger Agreement, there not having occurred any Material Adverse Effect which is continuing (which we define in the section of this proxy statement captioned “The Merger Agreement — Representations and Warranties”);

•	the accuracy of the representations and warranties of Akero, Parent and Merger Sub in the Merger Agreement, subject to specified materiality standards;
•
Akero, Parent and Merger Sub having complied with or performed in all material respects their respective obligations under the Merger Agreement at or prior to the date on which the Merger is consummated (which we refer to as the “Closing Date”), or any failure to comply or performance shall have been cured by such time;

•
the receipt of certificates executed by Akero’s Chief Executive Officer or Chief Financial Officer, on the one hand, and an officer of Parent, on the other hand, certifying to the effect that the conditions described in the preceding three bullets have been satisfied, in the case of Akero, and that the condition described in the preceding two bullets have been satisfied, in the case of Parent; and

•	the execution and delivery of the CVR Agreement, such that it is in full force and effect.
•	For more information, please see the section of this proxy statement captioned “The Merger Agreement — Conditions to the Closing of the Merger.”
Regulatory Approvals Required for the Merger (see page 78)
•	The completion of the Merger is subject to, among other conditions described in the section of this proxy statement captioned “The Merger Agreement — Conditions to the Closing of the Merger”:
•	the expiration or termination of any waiting period (or extension thereof) applicable to the Merger under the HSR Act; and
•
to the extent applicable, the receipt of any clearances or approvals applicable to the Merger under antitrust laws and foreign direct investment laws in the jurisdictions and circumstances contemplated within the Disclosure Schedule in connection with the execution of the Merger Agreement, and the expiration or termination of any mandatory waiting period related thereto

•	For more information, please see the section of this proxy statement captioned “The Merger — Regulatory Approvals Required for the Merger.”
•
Under the Merger Agreement, Akero and Parent have agreed to use (and cause their respective affiliates to use) their respective reasonable best efforts to obtain promptly any clearances required under the HSR Act or other applicable antitrust laws and foreign direct investment laws, subject to certain limitations, so as to enable the closing of the Merger to occur as promptly as practicable but in no case later than the End Date (which we define in the section of this proxy statement captioned “— Termination of the Merger Agreement”).

•
However, neither Parent, Novo Holdings A/S, the Novo Nordisk Foundation, nor any of their respective affiliates, are required under the Merger Agreement to propose, negotiate, commit to or consent to any divestiture, sale, disposition, hold separate order or other structural or conduct relief, or other operational undertakings, in order to obtain clearance from any governmental body, or to avoid or eliminate any impediment under law that may be asserted by any governmental body or any other person.

•
Akero, Parent, and Merger Sub agree to defend through litigation on the merits any claim asserted in court by any party under antitrust laws and foreign direct investment laws in order to avoid entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that could restrain, delay or prevent the closing by the End Date.

•
Neither Parent nor Akero will (and neither shall permit any of its affiliates to) commit to or agree with any governmental body to stay, toll or extend any applicable waiting period or withdraw its filing under the HSR Act or any other applicable antitrust laws and foreign direct investment laws, or enter into any similar timing agreement, without the prior written consent of the other. Notwithstanding the foregoing, Parent may, without the consent of Akero, voluntarily withdraw its notification under the HSR Act on one occasion, provided, that Parent will refile its HSR Act notification within 2 business days after withdrawal unless otherwise agreed by the parties.

Recommendation of the Board of Directors (see page 42)
•
Akero’s Board of Directors (which we refer to as the “Board of Directors”), after careful consideration, including considering the various factors described in the section of this proxy statement captioned “The Merger — Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously (1) determined that the Merger Agreement and the Transactions, including the Merger, are advisable and fair to, and in the best interest of, Akero and its stockholders; (2) declared it advisable for Akero to enter into the Merger Agreement; (3) approved the execution, delivery and performance by Akero of the Merger Agreement and the consummation of the Transactions, including the Merger; (4) resolved that the Merger shall be governed by Section 251(c) of the DGCL, upon the terms and subject to the conditions set forth in the Merger Agreement; (5) resolved to recommend that Akero stockholders adopt the Merger Agreement at the Special Meeting; and (6) directed that the Merger Agreement be submitted to Akero stockholders for approval at a special meeting of Akero stockholders.

•
The Board of Directors unanimously recommends that you vote (1) “FOR” the proposal to adopt the Merger Agreement (including the form of CVR Agreement, which is an exhibit to the Merger Agreement) (which we refer to as the “Merger Proposal”); (2) “FOR” the proposal to approve, by non-binding, advisory vote to approve compensation that may be paid or become payable by Akero to its named executive officers in connection with the Merger (which we refer to as the “Compensation Proposal”); and (3) “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the adoption of the Merger Agreement at the time of the Special Meeting (which we refer to as the “Adjournment Proposal”).

Opinion of Akero’s Financial Advisor — Morgan Stanley & Co. LLC (see page 48 and Annex B)
•
The Company retained Morgan Stanley & Co. LLC (which we refer to as “Morgan Stanley”) to act as one of its financial advisors in connection with a potential sale of the Company and to provide financial advice and assistance and, upon the request of the Company, to render a financial opinion in each case in connection therewith. The Company selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the industry, market and regulatory environment and business and affairs of the Company. At the meeting of the Board of Directors on October 8, 2025 to evaluate and consider the proposed Merger, Morgan Stanley rendered its oral opinion to the Board of Directors, which was subsequently confirmed by delivery of a written opinion dated October 8, 2025, that, as of that date, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth therein, the Merger Consideration to be received by the holders of Akero common stock (except for Excluded Shares and Dissenting Shares) pursuant to the Merger Agreement was fair from a financial point of view to such holders of Akero common stock.

•
The full text of the written opinion of Morgan Stanley delivered to the Board of Directors, dated October 8, 2025, is attached as Annex B and is incorporated by reference into this proxy statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Akero stockholders are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley’s opinion was directed to the Board of Directors and addressed only the fairness from a financial point of view to the holders of Akero common stock (except for Excluded Shares and Dissenting Shares) of the Merger Consideration to be received by such holders pursuant to the Merger Agreement as of the date of the opinion. Morgan Stanley’s opinion did not address any other aspect of the transactions contemplated by the Merger Agreement. Morgan Stanley’s opinion did not address the relative merits of the proposed Merger as compared to other business or financial strategies that might be available to the Company, or the underlying business decision of the Company to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement and does not constitute a recommendation to Akero stockholders as to how to act or vote in connection with the proposed Merger or any other matter or whether to take any other action with respect to the proposed Merger. The summary of Morgan Stanley’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. In addition, the opinion did not in any manner address the price at which Akero common stock will trade at any time.
•
For a description of the opinion that the Board of Directors received from Morgan Stanley, see the section of this proxy statement captioned “The Merger — Opinion of Akero’s Financial Advisor — Morgan Stanley & Co. LLC” beginning on page 48.

Opinion of Akero’s Financial Advisor — J.P. Morgan Securities LLC (see page 53 and Annex C)
•
Pursuant to an engagement letter, the Company retained J.P. Morgan Securities LLC (which we refer to as “J.P. Morgan”) as one of its financial advisors in connection with the proposed Merger. At the meeting of the Board of Directors on October 8, 2025 to evaluate and approve the proposed Merger, J.P. Morgan rendered its oral opinion to the Board of Directors that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the Merger Consideration to be paid to holders of Akero common stock (except for Excluded Shares and Dissenting Shares) in the proposed Merger was fair, from a financial point of view, to such holders. J.P. Morgan confirmed its October 8, 2025 oral opinion by delivering its written opinion to the Board of Directors, dated October 8, 2025, that, as of such date, the Merger Consideration to be paid to the holders of Akero common stock (except for Excluded Shares and Dissenting Shares) in the proposed Merger was fair, from a financial point of view, to such holders.

•
The full text of the written opinion of J.P. Morgan, dated October 8, 2025, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company’s stockholders are urged to, and should read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Board of Directors (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger and was limited to the fairness, from a ﬁnancial point of view, of the Merger Consideration to be paid to the holders of Akero common stock (except for Excluded Shares and Dissenting Shares) in the proposed Merger and did not address any other aspect of the proposed Merger. J.P. Morgan expressed no opinion as to the fairness of the consideration to the holders of any class of securities, creditors or other constituencies of the Company or as to the underlying decision by Company to engage in the proposed Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the proposed Merger or any other matter.

•
For a description of the opinion that the Board of Directors received from J.P. Morgan, see the section of this proxy statement captioned “The Merger — Opinion of Akero’s Financial Advisor — J.P. Morgan Securities LLC” beginning on page 53.

Interests of Akero’s Directors and Executive Officers in the Merger (see page 62)
•	When considering the recommendation of the Board of Directors that you vote to approve the Merger Proposal, you should be aware that our directors and executive officers may have interests in the

Merger that are different from, or in addition to, the interests of our stockholders generally, as more fully described below. The Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters, in evaluating, negotiating and approving the Merger Agreement and the Merger and recommending that the Merger Agreement be adopted by Akero’s stockholders. These interests include the following:
•
the deemed vesting and cancellation of each Company Option that is then outstanding and unexercised (whether or not vested) and which has a per share exercise price that is less than the Closing Consideration and conversion into the right to receive (i) a cash payment (without interest and less applicable tax withholdings and other authorized deductions) equal to the product of (a) the difference between the cash Merger Consideration and the per-share exercise price of the Company Option, multiplied by (b) the number of shares of our common stock subject to the Company Option, plus (ii) one CVR for each such share;

•
the deemed vesting and cancellation of each then outstanding Company RSU in exchange for (i) a cash payment (without interest and less applicable tax withholdings and other authorized deductions) equal to the product of (a) the Closing Consideration multiplied by (b) the number of shares of our common stock subject to the Company RSUs, plus (ii) one CVR for each such share;

•
the eligibility of executive officers to receive severance payments and benefits under employment agreements with Akero in connection with a qualifying termination of employment within twelve (12) months following a “change in control” (which will occur upon the closing of the Merger);

•	the potential reimbursement to one executive officer for excise taxes incurred under Section 4999 of the Code in connection with the Transactions in an aggregate amount to not exceed $600,000;
•	the determination and payment of the 2025 annual cash bonus prior to the Closing, but not earlier than December 15, 2025, at the 100% level of achievement;
•	continued indemnification, advancement of expenses and exculpation from liabilities of directors and officers for a period of six years from and after the Effective Date; and
•	the possibility of continued employment of Akero’s officers with the Surviving Corporation or one or more of its affiliates.
•
If the Merger Proposal is approved, the shares of our common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of our common stock held by all other stockholders of Akero. For more information, see the section of this proxy statement captioned “The Merger — Interests of Akero’s Directors and Executive Officers in the Merger.”

Appraisal Rights (see page 69)
•
If the Merger is completed, record holders or beneficial owners of our common stock who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares of our common stock and otherwise comply fully with Section 262 of the DGCL (which we refer to as “Section 262”) will be entitled to appraisal rights in connection with the Merger.

•
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Throughout this summary of appraisal rights and the other descriptions of appraisal rights throughout this proxy statement, we refer to both record holders of our common stock and beneficial owners of our common stock collectively as “stockholders.” If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee.

•	Under Section 262, stockholders who (1) do not vote in favor of the adoption of the Merger Agreement; (2) continuously are stockholders through the Effective Time; and (3) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares of our common stock appraised by the Delaware Court of Chancery and to receive, in lieu of the Merger Consideration, payment in cash of the amount determined by the Delaware Court of Chancery to be the “fair value” of their shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery, so long as they comply fully with the procedures established by Section 262. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares of our common stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.
•
Stockholders considering seeking appraisal should be aware that the fair value of their shares of our common stock as determined pursuant to Section 262 could be more than, the same as or less than the Merger Consideration.

•	Stockholders wishing to exercise the right to seek an appraisal of their shares of our common stock must do ALL of the following:
•	the stockholder must not vote in favor of the proposal to adopt the Merger Agreement;
•	the stockholder must deliver to Akero a written demand for appraisal before the vote on the Merger Agreement at the Special Meeting;
•
the stockholder must continuously hold the shares of our common stock that are subject to the demand from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers such shares of our common stock before the Effective Time); and

•
the stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of our common stock within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

•
Your failure to follow exactly the procedures specified under Section 262 will result in the loss of your appraisal rights. The Section 262 requirements for exercising appraisal rights are described in further detail in this proxy statement. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal.

•	For more information, please see the section of this proxy statement captioned “The Merger — Appraisal Rights.”
Certain U.S. Federal Income Tax Consequences of the Merger (see page 73)
•
The receipt of cash and CVRs by a holder in exchange for such holder’s shares of our common stock in the Merger generally will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a holder recognizes, and the timing and character of such gain or loss, depend on the U.S. federal income tax treatment of the CVRs. Parent intends to treat a stockholder’s receipt of a CVR pursuant to the Merger as the receipt of additional consideration paid in the Merger.

•
For more information, see the section of this proxy statement captioned “The Merger — Certain U.S. Federal Income Tax Consequences of the Merger.” Stockholders should consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Acquisition Proposals (see page 88)
•
Under the Merger Agreement, during the period from the execution and delivery of the Merger Agreement until the earlier of the Effective Time and termination of the Merger Agreement, Akero and its subsidiaries will not, and will cause their officers, directors, employees, attorneys, accountants, investment bankers, consultants, agents, financial advisors, other advisors and other representatives (which we refer to collectively as “Representatives”) not to, directly or indirectly:

•
continue any solicitation, knowing encouragement, discussions or negotiations with any person that may be ongoing with respect to an Acquisition Proposal (which we define in the section of this proxy statement captioned “The Merger Agreement — Acquisition Proposals”);

•
solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal;

•
engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information in connection with, or for the purpose of soliciting or knowingly encouraging or facilitating, an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal;

•
enter into any letter of intent, acquisition agreement, agreement in principle, or similar agreement with respect to an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal; or

•
waive or release any person from, forebear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other contract, unless the Board of Directors determines in good faith, after consultation with Akero’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to our stockholders under applicable law.

•
Notwithstanding these restrictions, if prior to the adoption of the Merger Agreement by our stockholders Akero receives an unsolicited Acquisition Proposal which was made or renewed after the date of the Merger Agreement, Akero may, under certain circumstances and pursuant to a confidentiality agreement meeting specified requirements, provide information (including non-public information) with respect to Akero to, and engage or otherwise participate in discussions or negotiations with, a person who has made such Acquisition Proposal and the Representatives of such person regarding an Acquisition Proposal if the Board of Directors determines in good faith, after consultation with its financial advisors and its outside legal counsel, that such proposal is or could reasonably be expected to lead to a Superior Offer (which we define in the section of this proxy statement captioned “The Merger Agreement — Acquisition Proposals”). If Akero receives any inquiries, proposals or offers with respect to an Acquisition Proposal or that could reasonably be expected to lead to an Acquisition Proposal or any written inquiries, proposals or offers with respect thereto, Akero must (1) notify Parent within 24 hours and provide a copy of any such written Acquisition Proposals and a summary of any material unwritten terms and conditions thereof and (2) keep Parent reasonably informed of the status of, and any material developments, discussions or negotiations regarding, any such inquiry, proposal, offer or Acquisition Proposal on a prompt basis. For more information, see the section of this proxy statement captioned “The Merger Agreement — Acquisition Proposals.”

Company Adverse Change Recommendation (see page 90)
•
The Board of Directors has unanimously recommended that you vote “FOR” the Merger Proposal. The Merger Agreement provides that the Board of Directors may not withdraw, or publicly propose to withdraw, its recommendation, or take other actions constituting a Company Adverse Change Recommendation (which we define in the section of this proxy statement captioned “The Merger Agreement — The Board of Directors’ Recommendation; Company Adverse Change Recommendation”), except in certain specified circumstances relating to our receipt of a Superior Offer (as such term is defined in the section of this proxy statement captioned “The Merger Agreement — Acquisition Proposals”) or the occurrence of an Intervening Event (as such term is defined in the section of this proxy statement captioned “The Merger Agreement — The Board of Directors’ Recommendation; Company Adverse Change Recommendation”). For more information, see the section of this proxy statement captioned “The Merger Agreement — The Board of Directors’ Recommendation; Company Adverse Change Recommendation.”

Termination of the Merger Agreement (see page 97)
•	The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by our stockholders, in the following ways:
•	By mutual written consent of Akero and Parent.
•	By either Akero or Parent:
•
if the Merger is not consummated on or prior to 11:59 p.m. Eastern Time, on April 9, 2026 (which we refer to as the “End Date”); provided, however (1) if, on the End Date, all conditions to each party’s obligations to effect the Merger have been satisfied or waived, except for specified conditions relating to antitrust laws and foreign direct investment laws, then the End Date will automatically be extended to October 9, 2026 (and all references to the End Date in the Merger Agreement will be as so extended); and (2) if, on the End Date (as extended), all conditions to each party’s obligations to effect the Merger have been satisfied or waived, except for specified conditions relating to antitrust laws and foreign direct investment laws, then the End Date may be extended by either Akero or Parent (each, in their sole discretion), with prompt notice to the other, to April 9, 2027 (and all references to the End Date in the Merger Agreement will be as so further extended);

•
if any governmental body of competent jurisdiction has issued any order, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger, if such order, decree, ruling or other action is final and nonappealable; or

•	if our stockholders do not approve the Merger Proposal at the Special Meeting (at which a vote was taken), or any adjournment or postponement thereof (at which a vote was taken).
•	By Akero:
•
at any time prior to the receipt of the requisite Akero stockholder approval, in order to accept a Superior Offer and substantially concurrently with such termination enter into an agreement providing for the consummation of a transaction which the Board of Directors has determined, in good faith, constitutes a Superior Offer, provided that Akero has paid the $165,000,000 cash termination fee immediately prior to or substantially concurrently with such termination; or

•
if there has been any breach of any representation or warranty or failure to perform any covenant or obligation in the Merger Agreement of Parent or Merger Sub, in each case, such that it would result in the failure to satisfy a related closing condition for the benefit of Akero, and cannot be cured by the End Date or is not cured within 30 days of the date Akero provides notice of such breach or failure to perform (if capable of being cured prior to the End Date).

•	By Parent:
•
if there has been any breach of any representation or warranty or failure to perform any covenant or obligation in the Merger Agreement of Akero, in each case, such that it would result in the failure to satisfy a related closing condition for the benefit of Parent, and cannot be cured by the End Date or is not cured within 30 days of the date Parent provides notice of such breach or failure to perform (if capable of being cured in prior to the End Date); or

•
at any time prior to the receipt of the requisite Akero stockholder approval if (1) the Board of Directors has failed to include the Company Board Recommendation in this proxy statement when filed with the SEC or mailed, or effects a Company Adverse Change Recommendation, or failed to file the preliminary proxy statement in the time required by the Merger Agreement; (2) with respect to a tender offer or exchange offer, the Board of Directors fails to recommend rejection of such offer or publicly reaffirm the Company Board Recommendation (which we define in the section of this proxy statement captioned “The Merger Agreement — Acquisition Proposals”) within ten business days of the commencement of such offer; (3) the Board of Directors fails to publicly reaffirm the Company Board

Recommendation within three business days after receipt of a written request by Parent to do so, subject to specified exceptions and terms; or (4) Akero knowingly and intentionally breaches its non-solicit obligations under the Merger Agreement in any material respect.
•	For more information, please see the section of this proxy statement captioned “The Merger Agreement — Termination of the Merger Agreement.”
Expenses; Termination Fees (see page 99)
•
Except in specified circumstances, whether or not the Merger is completed, Akero, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective fees and expenses incurred in connection with the Merger Agreement and the Transactions.

•	Akero will be required to pay to Parent a termination fee of $165,000,000 in cash if the Merger Agreement is terminated under specified circumstances.
•	Parent will be required to pay to Akero a reverse termination fee of $185,000,000 in cash if the Merger Agreement is terminated under specified circumstances.
•	For more information on the termination fee, see the section of this proxy statement captioned “The Merger Agreement — Expenses; Termination Fees.”
Effect on Akero if the Merger is Not Completed (see page 33)
•
If the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of our common stock. Instead, Akero will remain an independent public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. Under specified circumstances, Akero will be required to pay Parent a termination fee of $165,000,000 in cash, or Akero may be entitled to receive from Parent a reverse termination fee of $185,000,000 in cash, in each case upon the termination of the Merger Agreement. For more details, see the section of this proxy statement captioned “The Merger — Effect on Akero if the Merger is Not Completed.”

The Special Meeting (see page 24)
Date, Time and Place
•
A special meeting of stockholders of Akero (which we refer to as the “Special Meeting”) will be held virtually via live webcast on [•], 2025, at [•], Eastern Time (unless the Special Meeting is adjourned or postponed). You may attend the Special Meeting via the Internet at www.virtualshareholdermeeting.com/AKRO2025SM, where you will also be able to vote. Please note that you will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “attendance at the Special Meeting” or “present at the Special Meeting” mean virtually present at the Special Meeting.

Record Date; Shares of our Common Stock Entitled to Vote
•
You are entitled to vote at the Special Meeting if you owned shares of Akero common stock at the close of business on [•], 2025 (which we refer to as the “Record Date”). You will have one vote at the Special Meeting for each share of our common stock that you owned at the close of business on the Record Date.

Purpose
•	At the Special Meeting, we will ask stockholders to vote on proposals to approve (1) the Merger Proposal; (2) the Compensation Proposal; and (3) the Adjournment Proposal.
Quorum
•
As of the Record Date, there were [•] shares of our common stock outstanding and entitled to vote at the Special Meeting. A majority of the outstanding shares of our common stock entitled to vote, present at the Special Meeting virtually via the virtual meeting website or represented by proxy, will constitute a quorum at the Special Meeting.

Required Vote
•
The approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote as of the close of business on the Record Date. As of the Record Date, [•] votes constitute a majority of the outstanding shares of our common stock entitled to vote.

•
The approval of the Compensation Proposal requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Special Meeting and entitled to vote thereon. The approval of the Compensation Proposal is advisory and non-binding and is not a condition to completion of the Merger.

•
The approval of the Adjournment Proposal, if necessary or appropriate, requires the affirmative vote of a majority of shares of our common stock present or represented by proxy at the Special Meeting and entitled to vote thereon.

Share Ownership of Our Directors and Executive Officers
•
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [•] shares of our common stock, representing approximately [•]% of the shares of our common stock outstanding on the Record Date.

•
We currently expect that our directors and executive officers will vote all of their respective shares of our common stock: (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

Voting and Proxies
•
Any stockholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail in the accompanying prepaid reply envelope or granting a proxy electronically over the Internet or by telephone, or may vote online during the Special Meeting. If you are a beneficial owner and hold your shares of our common stock in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee on how you wish to vote your shares of our common stock using the instructions provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters. The proposals to be considered at the Special Meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares of our common stock.

•
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by (1) signing a new proxy card with a date later than the date of the previously submitted proxy card and returning it to us by mail, which must be received prior to the Special Meeting; (2) submitting a new proxy by telephone prior to 11:59 p.m., Eastern Time on the day preceding the Special Meeting; (3) submitting a new proxy over the Internet until 11:59 p.m., Eastern Time on the day preceding the Special Meeting by following the instructions on the proxy card; (4) giving our Investor Relations team a written notice via email at ir@akerotx.com prior to 11:59 p.m., Eastern Time on the day preceding the Special Meeting that you want to revoke your proxy; or (5) attending the Special Meeting virtually and voting online.

•
If you hold your shares of our common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote online during the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

•	For more information, see the section of this proxy statement captioned “The Special Meeting.”

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement (including the form of CVR Agreement, which is an exhibit to the Merger Agreement) and the Special Meeting. These questions and answers may not address all questions that are important to you. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement and the full text of the annexes to this proxy statement and the documents we refer to in this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the Merger, the Merger Agreement and the Special Meeting. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.”
Q:	Why am I receiving these materials?
A:
On October 9, 2025, Akero entered into a definitive agreement providing for the Merger of Merger Sub with and into Akero, with Akero surviving the Merger as a wholly owned subsidiary of Parent. The Board of Directors is furnishing this proxy statement and form of proxy card to the holders of our common stock in connection with the solicitation of proxies in favor of the proposal to adopt the Merger Agreement and two related proposals.

Q:	What am I being asked to vote on at the Special Meeting?
A:	You are being asked to vote on the following proposals:
1)
To adopt the Merger Agreement, including the form of CVR Agreement, pursuant to which Merger Sub will merge with and into Akero, and Akero will become a wholly owned subsidiary of Parent, which proposal we refer to as the “Merger Proposal”;

2)
To approve, by non-binding, advisory vote, compensation that may be paid or become payable by Akero to its named executive officers in connection with the Merger, which proposal we refer to as the “Compensation Proposal”; and

3)
To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the adoption of the Merger Agreement at the time of the Special Meeting, which proposal we refer to as the “Adjournment Proposal.”

Q:	When and where is the Special Meeting?
A:
The Special Meeting will take place on [•], 2025, at [•], Eastern time (unless the Special Meeting is adjourned or postponed), virtually via live webcast. You may attend the Special Meeting via the Internet at www.virtualshareholdermeeting.com/AKRO2025SM, where you will also be able to vote. Please note that you will not be able to attend the Special Meeting physically in person. You will need the control number included on your proxy card in order to be able to vote your shares of our common stock on the Special Meeting website. If you are a registered stockholder, your control number is included on your proxy card. If you are a beneficial owner, you will need to register in advance for a control number in order to vote on the Special Meeting website. Otherwise, you may participate as a “Guest.” Instructions on how to attend and participate online are on the proxy card. We expect check-in to be available starting around [•], Eastern time, on the day of the Special Meeting, and you should allow ample time for check-in proceedings. We encourage you to access the meeting prior to the start time to allow ample time to complete the online check-in process. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided on the log-in page.

Q:	What constitutes a quorum for the Special Meeting?
A:
A majority of the outstanding shares of our common stock entitled to vote present or represented by proxy at the Special Meeting constitute a quorum. There must be a quorum for business to be conducted at the Special Meeting. Failure of a quorum to be present at the Special Meeting will necessitate an adjournment or postponement and will subject Akero to additional expense. As of the Record Date, there were [•] shares of our common stock outstanding and entitled to vote at the Special Meeting.

Q:	Who is entitled to vote at the Special Meeting?
A:
Stockholders as of [•], 2025, which is the Record Date, are entitled to notice of the Special Meeting and to vote at the Special Meeting (and at any adjournment or postponement thereof). Each holder of shares of our common stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of our common stock owned as of the close of business on the Record Date.

Q:	What is the proposed Merger and what effects will it have on Akero?
A:
The proposed Merger is the acquisition of Akero by Parent. If the Merger Proposal is approved by our stockholders and the other closing conditions under the Merger Agreement are satisfied or otherwise waived, Merger Sub will merge with and into Akero, with Akero continuing as the Surviving Corporation. As a result of the Merger, Akero will become a wholly owned subsidiary of Parent, and our common stock will no longer be publicly traded, and you will no longer have any interest in Akero’s future earnings or growth. In addition, our common stock will be delisted from Nasdaq, deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC, in each case in accordance with applicable law, rules and regulations.

Q:	What will I receive for my shares of common stock if the Merger is completed?
A:
Upon completion of the Merger, you will be entitled to receive the Merger Consideration, which consists of (i) $54.00 in cash, without interest, and (B) one CVR (in each case, subject to any required tax withholding), for each share of our common stock that you own, unless you have properly exercised and perfected and not subsequently withdrawn your appraisal rights under Section 262. For example, if you own 100 shares of our common stock, you will receive $5,400.00 in cash and 100 CVRs (subject to any required tax withholding) in exchange for your shares of our common stock.

Q:	What is a CVR and how does it work?
A:
While no guarantee can be given that any proceeds will be received, each CVR represents a non-tradeable contractual contingent right to receive $6.00, without interest and subject to applicable tax withholdings upon achievement of the Approval Milestone (which we define in the section of this proxy statement captioned “— Form of Contingent Value Rights Agreement”) by the Termination Date (as defined in the CVR Agreement), as further described in the section captioned “Form of Contingent Value Rights Agreement,” beginning on page 102 of this proxy statement.

Q:	Is it possible that I will not receive any payment under the CVR?
A:	Yes. There can be no assurance that the Approval Milestone will be achieved by the Termination Date or that Parent will be required to make the Approval Milestone Payment to holders of CVRs.
Q:	Can I transfer my CVR?
A:
The CVRs are contractual rights only and cannot be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than (i) by will or intestacy upon the death of a holder of the CVR, (ii) pursuant to a court order, (iii) by operation of law (including by consolidation or merger of a holder of the CVR) or without consideration in connection with the dissolution, liquidation or termination of any holder of the CVR that is a corporation, limited liability company, partnership or other entity, or (iv) in the case of CVRs held in book-entry or similar nominee form, from a nominee to a beneficial owner, and if applicable, through an intermediary, to the extent allowable by the Depository Trust Company. The CVRs will not be evidenced by a certificate or other instrument and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights or represent any equity or ownership interest in Parent, any constituent corporation party to the Merger Agreement or any of their respective affiliates or subsidiaries. No interest will accrue on any amounts payable on the CVRs.

Q:	What will the holders of Company Options and Company RSUs receive in the Merger?
A:
At the Effective Time, each Company Option that is then outstanding and unexercised (whether or not vested) and which has a per share exercise price that is less than the Closing Consideration will be deemed fully vested and cancelled and converted into the right to receive a cash payment equal to (i) the excess of (a) the Closing Consideration over (b) the per share exercise price of such Company Option, multiplied by (ii) the total number of shares of our common stock subject to such Company Option, plus one CVR for each share of our common stock subject to such Company Option.
Holders of Company Options which have a per share exercise price equal to or exceeding the Closing Consideration will be entitled to exercise such Company Options on a basis that allows such holders to participate in the Merger. Such Company Options that remain outstanding and unexercised as of the Effective Time will be cancelled for no consideration.
At the Effective Time, each Company RSU that is then outstanding will be deemed fully vested and will be cancelled and converted into the right to receive a cash payment equal to the product of (i) the Closing Consideration and (ii) the number of shares of our common stock subject to such Company RSU, plus one CVR for each share of our common stock subject to the Company RSU.
Q:	How does the Merger Consideration compare to the market price of the common stock?
A:
The $54.00 Closing Consideration represents (1) a premium of approximately 42% over the closing price of $38.14 per share of Akero common stock on May 19, 2025, the last trading day prior to media speculation of a potential transaction involving Akero, and (2) a premium of approximately 19% over the volume-weighted average share price over the 30-trading day period preceding and including October 8, 2025. In the event the Approval Milestone is achieved within the time period described in the CVR Agreement, the overall Merger Consideration would represent even higher premia to recent trading prices.

On [•], 2025, the most recent practicable date before this proxy statement was first mailed to our stockholders, the closing price for our common stock on Nasdaq was $[•] per share of our common stock. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of our common stock.
Q:	What do I need to do now?
A:
We encourage you to read this entire proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement carefully and consider how the Merger affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone, so that your shares of our common stock can be voted at the Special Meeting. A failure to vote your shares of Akero common stock or an abstention from voting will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your shares of our common stock in “street name” through a bank, broker or other nominee, please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares of our common stock. Please do not send your stock certificates with your proxy card.

Q:	Should I send in my stock certificates now?
A:
No. You should not return your stock certificates, if you hold stock certificates, or send in other documents evidencing ownership of our common stock now or with your proxy card. If the Merger is completed, you will receive a letter of transmittal containing instructions for how to send your Akero stock certificates to the Paying Agent (which we define in the section of this proxy statement captioned “The Merger Agreement — Exchange and Payment Procedures”) in order to receive the appropriate payment for the shares of our common stock represented by your stock certificates. You should use the letter of transmittal to exchange your stock certificates for the payment to which you are entitled.

Q:	What happens if I sell or otherwise transfer my shares of Akero common stock after the Record Date but before the Special Meeting?
A:
The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of our common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares of our common stock and each of you notifies Akero in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares of our common stock, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of our common stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone.
Q:	How does the Board of Directors recommend that I vote?
A:
The Board of Directors, after careful consideration, including considering the various factors described in the section of this proxy statement captioned “The Merger — Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously (1) determined that the Merger Agreement and the Transactions, including the Merger, are advisable and fair to, and in the best interest of, Akero and its stockholders; (2) declared it advisable for Akero to enter into the Merger Agreement; (3) approved the execution, delivery and performance by Akero of the Merger Agreement and the consummation of the Transactions, including the Merger; (4) resolved that the Merger shall be governed by Section 251(c) of the DGCL, upon the terms and subject to the conditions set forth in the Merger Agreement; (5) resolved to recommend that Akero stockholders adopt the Merger Agreement at the Special Meeting; and (6) directed that the Merger Agreement be submitted to Akero stockholders for approval at a special meeting of Akero stockholders.

The Board of Directors unanimously recommends that you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Q:	What happens if the Merger is not completed?
A:
If the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of our common stock. Instead, Akero will remain an independent public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. Upon the termination of the Merger Agreement under specified circumstances, Akero may be required to pay Parent a termination fee of $165,000,000 in cash, or Akero may be entitled to receive from Parent a reverse termination fee of $185,000,000 in cash, in each case as further described in the section of this proxy statement captioned “The Merger Agreement — Expenses; Termination Fees.”

Q:	What vote is required to approve the Merger Proposal?
A:
The affirmative vote of the stockholders of a majority of the outstanding shares of our common stock entitled to vote as of the closing of business on the Record Date is required to approve the Merger Proposal. The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the Internet or by telephone; or (3) vote online during the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your shares of our common stock in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares of our common stock will have the same effect as a vote “AGAINST” the Merger Proposal. Abstentions will have the same effect as a vote “AGAINST” the Merger Proposal.

Q:	What vote is required to approve the Compensation Proposal and the Adjournment Proposal?
A:
Approval of the Compensation Proposal requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Special Meeting and entitled to vote thereon. The approval of the Compensation Proposal is advisory and non-binding and is not a condition to completion of the Merger. Approval of the Adjournment Proposal, if necessary or appropriate, requires the affirmative vote of a majority of shares of our common stock present or represented by proxy at the Special Meeting and entitled to vote thereon. Assuming a quorum is present at the Special Meeting, the failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the Internet or by telephone; or (3) vote online during the Special Meeting will not have any effect on the Compensation Proposal and the Adjournment Proposal. If you hold your shares of our common stock in “street name,” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your shares of our common stock will have no effect on the Compensation Proposal and the Adjournment Proposal. Abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal or the Adjournment Proposal.

Q:	Why am I being asked to cast a non-binding, advisory vote regarding compensation that may be paid or become payable by Akero to its named executive officers in connection with the Merger?
A:
Section 14A of the Exchange Act requires Akero to seek a non-binding, advisory vote regarding compensation that may be paid or become payable by Akero to its named executive officers in connection with the Merger. This advisory vote is different from the “say on pay” advisory vote in Akero’s proxy statement for its 2025 annual meeting (which is not limited to Merger-related compensation), and you may vote on the Merger-related compensation described in this proxy statement independent of how you may have voted with respect to “say on pay” for our 2025 annual meeting.

Q:	What is the compensation that may be paid or become payable by Akero to its named executive officers in connection with the Merger for purposes of this advisory vote?
A:
The compensation that may be paid or become payable by Akero to its named executive officers in connection with the Merger is described in the section of this proxy statement captioned “The Merger — Interests of Akero’s Directors and Executive Officers in the Merger — Golden Parachute Compensation.”

Q:	What will happen if stockholders do not approve the Compensation Proposal at the Special Meeting?
A:
Approval of the Compensation Proposal is not a condition to completion of the Merger. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on Akero or Parent. If the Merger Proposal is approved by our stockholders and the Merger is completed, the compensation that may be paid or become payable by Akero to its named executive officers in connection with the Merger will or may be paid to Akero’s named executive officers pursuant to the terms of the applicable arrangements even if stockholders fail to approve the Compensation Proposal.

Q:	What is the difference between holding shares of Akero common stock as a stockholder of record and as a beneficial owner?
A:
If your shares of our common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares of our common stock, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by Akero.

If your shares of our common stock are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of our common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares of our common stock, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares of our common stock by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares of our common stock virtually at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.
Q:	How may I vote?
A:	If you are a stockholder of record (that is, if your shares of our common stock are registered in your name with Computershare Trust Company, N.A., our transfer agent), there are four ways to vote:
•
You may vote over the Internet prior to the Special Meeting. You may vote your shares of our common stock over the Internet until 11:59 p.m. Eastern Time on the day preceding the Special Meeting by following the instructions on the proxy card. If you vote over the Internet prior to the Special Meeting, you do not need to vote during the Special Meeting or by telephone or by mail.

•
You may vote by telephone prior to the Special Meeting. You may vote your shares of our common stock by calling the phone number on the proxy card until 11:59 p.m., Eastern Time on the day preceding the Special Meeting. If you vote by telephone, you do not need to vote over the Internet or by mail.

•
You may vote by mail prior to the Special Meeting. If you wish to vote your shares of our common stock by mail, please sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope, which must be received prior to the Special Meeting. If you vote by mail, you do not need to vote over the Internet or by telephone.

•
You may vote over the Internet during the Special Meeting. You may vote your shares of our common stock over the Internet during the Special Meeting by accessing the Special Meeting website by following the instructions provided on the proxy card. You can then cast your votes by following the prompts provided by the website. If you attend the Special Meeting and vote online during the meeting, your vote will revoke any proxy that you have previously submitted.

If your shares of our common stock are held in “street name” through a bank, broker or other nominee, you may vote:
•	through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee;
•	by attending the attending the Special Meeting and voting online with a “legal proxy” from your bank, broker or other nominee; or
•
if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone by the deadline provided by your bank, broker or other nominee. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee.

Even if you plan to attend the Special Meeting virtually, you are strongly encouraged to vote your shares of our common stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote your shares of our common stock that you beneficially own, you may still vote your shares of our common stock online at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting virtually and vote online during the Special Meeting, your previous vote by proxy will not be counted.
Q:	If my broker holds my shares of Akero common stock in “street name,” will my broker vote my shares of Akero common stock for me?
A:
No. Your bank, broker or other nominee is permitted to vote your shares of our common stock on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote of your shares of our common stock. Without instructions, your shares of our common stock will not be voted on such proposals, which will have the same effect as if you voted “AGAINST” the Merger Proposal, but, assuming a quorum is present at the Special Meeting, will have no effect on the Compensation Proposal and the Adjournment Proposal.

Q:	May I change my vote after I have mailed my signed proxy card or voted over the Internet or by telephone prior to the Special Meeting?
A:
Yes. If you are a stockholder of record, after you have mailed your signed proxy card or voted over the Internet or by telephone prior to the Special Meeting, you may still change your vote and revoke your proxy by doing any one of the following things:

•	voting online at the Special Meeting;
•	submitting a new proxy by telephone prior to 11:59 p.m., Eastern Time on the day preceding the Special Meeting;
•	submitting a new proxy over the Internet until 11:59 p.m., Eastern Time on the day preceding the Special Meeting by following the instructions on the proxy card;
•	signing a new proxy card with a date later than the date of the previously submitted proxy card and returning it to us by mail, which must be received prior to the Special Meeting; or
•	giving our Investor Relations team a written notice via email at ir@akerotx.com prior to 11:59 pm Eastern Time on the day preceding the Special Meeting that you want to revoke your proxy.
Your attendance at the Special Meeting alone will not revoke your proxy.
If you hold your shares of our common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote online during the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What is a proxy?
A:
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of our common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of our common stock is called a “proxy card.” Our Board of Directors has designated Andrew Cheng, our President and Chief Executive Officer, William White, our Chief Financial Officer and Head of Corporate Development, and Jonathan Young, our Chief Operating Officer, and each or any of them, with full power of substitution, as the proxy holders for the Special Meeting.

Q:	If a stockholder gives a proxy, how are the shares of Akero common stock voted?
A:
Regardless of the method you choose to vote, the proxy holders will vote your shares of our common stock in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares of our common stock should be voted “FOR” or “AGAINST” or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting. If you properly sign your proxy card but do not mark the boxes showing how your shares of our common stock should be voted on a matter, the shares of our common stock represented by your properly signed proxy will be voted (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

Q:	What should I do if I receive more than one set of voting materials?
A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares of our common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of our common stock. If you are a stockholder of record and your shares of our common stock are registered in more than one name, you will receive more than one proxy card. Please sign, date and return (or grant your proxy electronically over the Internet or by telephone) each proxy card and voting instruction card that you receive, in order to vote all of our shares of common stock that you own.

Q:	Where can I find the voting results of the Special Meeting?
A:
If available, Akero may announce preliminary voting results at the conclusion of the Special Meeting. Akero intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Special Meeting. All reports that Akero files with the SEC are publicly available when filed. See the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Will I be subject to U.S. federal income tax upon the exchange of shares of Akero common stock for cash and CVRs pursuant to the Merger?
A:
The receipt of cash and CVRs by a holder in exchange for such holder’s shares of our common stock in the Merger generally will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a holder recognizes, and the timing and character of such gain or loss, depend on the U.S. federal income tax treatment of the CVRs, with respect to which there is uncertainty (as further discussed in the section of this proxy statement captioned “The Merger — Certain U.S. Federal Income Tax Consequences of the Merger”).

Q:	What will happen to Akero’s 2019 Employee Stock Purchase Plan (which we refer to as the “ESPP”) in connection with the Merger?
A:
The current offering period under the ESPP will be the final purchase period under the ESPP. To the extent necessary, the current offering period will be shortened so that the share purchase pursuant to that offering period will occur prior to the Merger, and each purchase right issued pursuant to the ESPP under the current purchase period will be fully exercised no later than five business days prior to the Effective Time. Shares of our common stock purchased via the ESPP will be treated in the same manner as other outstanding shares of our common stock in the Merger. There will be no increase in the amount of participants’ payroll deduction elections under the ESPP during the current offering period and no new participants will be allowed to enroll in the ESPP.

Q:	When do you expect the Merger to be completed?
A:
We are working toward completing the Merger as quickly as possible and currently expect to complete the Merger by around year end. However, the exact timing of completion of the Merger, and if it occurs at all, cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control. For more information, please see the section of this proxy statement captioned “The Merger Agreement — Conditions to the Closing of the Merger.”

Q:	Am I entitled to appraisal rights under the DGCL?
A:
If the Merger is completed, our stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares of our common stock will be entitled to appraisal rights in connection with the Merger under Section 262. This means that stockholders are entitled to have their shares of our common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court, so long as they fully comply with the procedures established by Section 262. Due to the complexity of the appraisal process, our stockholders who wish to seek appraisal of their shares of our common stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. The DGCL requirements for exercising appraisal rights are described in additional detail in the section of this proxy statement captioned “The Merger — Appraisal Rights,” and Section 262 regarding appraisal rights may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Q:	Do any of Akero’s directors or officers have interests in the Merger that may differ from those of Akero stockholders generally?
A:
Yes. In considering the recommendation of the Board of Directors with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of our stockholders generally. In (1) evaluating and negotiating the Merger Agreement; (2) approving the Merger Agreement and the Merger; and (3) recommending that Akero’s stockholders approve the Merger Proposal, the Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “The Merger — Interests of Akero’s Directors and Executive Officers in the Merger.”

Q:	Who will solicit and pay the cost of soliciting proxies?
A:
We have retained Innisfree M&A Incorporated, a proxy solicitation firm (which we refer to as the “Proxy Solicitor”), to solicit proxies in connection with the Special Meeting at a cost of approximately $50,000, plus a success fee of $25,000 and expenses, as well as additional fees, as agreed between the Proxy Solicitor and Akero, in certain circumstances. The expense of soliciting proxies will be borne by Akero. We will also indemnify the Proxy Solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares of our common stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Q:	What is householding and how does it affect me?
A:
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

We will promptly deliver a separate copy of this proxy statement to any stockholder upon request submitted in writing to us at our principal offices at 601 Gateway Boulevard, Suite 350, South San Francisco, California 94080 Attn: Christina Tartaglia, or by email at ir@akerotx.com. You may also orally submit your request by calling (212) 362-1200.
If two or more stockholders sharing the same address are currently receiving multiple copies of this proxy statement and would like to receive only one copy for their household, the stockholders should contact their bank, broker or other nominee record holder, or contact us as instructed above.
Q:	Who can help answer my questions?
A:
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of our common stock, please contact our Proxy Solicitor:

Innisfree M&A Incorporated
Stockholders May Call Toll-Free: (877) 456-3402
Banks & Brokers May Call Collect: (212) 750-5833

FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements related to Akero, Parent and the Transactions that involve substantial risks and uncertainties. Forward-looking statements include any statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions. In this proxy statement, Akero’s forward-looking statements include, without limitation, statements regarding the Transactions, and about the parties’ ability to satisfy the conditions to the consummation of the Transactions; statements about the expected timetable for completing the Transactions; Akero’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of Akero, the U.S. Food and Drug Administration’s (“FDA”) approval of Akero’s new drug application for efruxifermin for the treatment of metabolic dysfunction-associated steatohepatitis, Akero’s ability to commercialize current and future product candidates, the anticipated timing of closing of the Transactions and the accuracy of any assumptions underlying any of the foregoing. Forward-looking statements are not guarantees of future performances and are subject to certain risks, uncertainties, or other factors that are difficult to predict and could cause actual events or results to differ materially from those indicated in any such statements due to a number of risks and uncertainties. Those risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include, among other things: uncertainties as to the ability to obtain shareholder approval; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the ability for the parties to consummate the Transactions on a timely basis or at all; risks related to non-achievement of the CVR milestones and that holders of the CVRs will not receive any payments in respect of those CVRs; the possibility that competing offers will be made; the possibility that various closing conditions, including the ability to secure regulatory approvals and stockholder approval on terms expected, at all or in a timely manner, for the Transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Transactions; the effects of the Transactions (or the announcement or pendency thereof) on relationships with associates, customers, manufacturers, suppliers, employees (including the risks relating to the ability to retain or hire key personnel), other business partners or governmental entities; the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; that Parent may not realize the potential benefits of the Transactions; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; transaction costs; the risk that the Transactions will divert management’s attention from Akero’s ongoing business operations or otherwise disrupt Akero’s ongoing business operations; changes in Akero’s business during the period between now and the closing of the Transactions; certain restrictions during the pendency of the Transactions that may impact Akero’s ability to pursue certain business opportunities or strategic transactions; risks associated with litigation relating to the Transactions; the ability to maintain or expand regulatory approvals or commercialize Akero’s products; that the results of any ongoing or future clinical trials may not satisfy U.S. or non-U.S. regulatory authorities; the uncertainty associated with the current worldwide economic and financial conditions in the United States and around the word, including as a result of pandemics and epidemics, rising inflation, increased interest rates, natural disasters, military conflicts, terrorist attacks and other similar matters; actual or contingent liabilities; and other risks listed under the heading “Risk Factors” in Akero’s periodic reports filed with the SEC, including quarterly reports on Form 10-Q and annual reports on Form 10-K. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. You should not place undue reliance on these statements. All forward-looking statements are based on information currently available to Akero and Parent, and Akero and Parent disclaim any obligation to update the information contained in this communication as new information becomes available except to the extent required by law.

THE SPECIAL MEETING
The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special Meeting.
Date, Time and Place
We will hold the Special Meeting on [•], 2025, at [•], Eastern time (unless the Special Meeting is adjourned or postponed). You can virtually attend, and vote and submit your questions in the Special Meeting by accessing a live webcast using the Internet at www.virtualshareholdermeeting.com/AKRO2025SM. Please note that you will not be able to attend the Special Meeting physically in person. Instructions on how to attend and participate online are provided on the proxy card. We expect check-in to be available starting around [•], Eastern time, on the day of the Special Meeting, [•], and you should allow ample time for online check-in proceedings. We encourage you to access the meeting prior to the start time to allow ample time to complete the online check-in process. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided on the log-in page.
Purpose of the Special Meeting
At the Special Meeting, we will ask stockholders to vote to approve (1) the Merger Proposal, (2) the Compensation Proposal and (3) the Adjournment Proposal.
Record Date; Shares Entitled to Vote; Quorum
Only stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. As of the Record Date, there were [•] shares of our common stock outstanding and entitled to vote at the Special Meeting. A complete list of registered stockholders as of the close of business on the Record Date will be available for inspection during ordinary business hours by stockholders of record 10 days prior to the Special Meeting at our principal business offices at 601 Gateway Boulevard, Suite 350, South San Francisco, California 94080 and during the entirety of the Special Meeting online at www.virtualshareholdermeeting.com/AKRO2025SM.
A majority of the outstanding shares of our common stock entitled to vote, present virtually at the Special Meeting or represented by proxy, will constitute a quorum at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies.
Vote Required; Abstentions and Broker Non-Votes
Each Akero stockholder will be entitled to one vote for each share of our common stock that such stockholder owns at the close of business on the Record Date on each proposal to be acted upon at the Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote as of the close of business on the Record Date is required to approve the Merger Proposal. As of the Record Date, [•] votes constitute a majority of the outstanding shares of our common stock entitled to vote on the Merger Proposal. Shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee), abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Merger Proposal. Approval of the Merger Proposal by our stockholders is a condition to the closing of the Transactions.
The approval of the Compensation Proposal, on an advisory, non-binding basis, requires the affirmative vote of a majority of shares of our common stock present or represented by proxy and entitled to vote thereon. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and broker non-votes will have no effect on the outcome of the Compensation Proposal. Abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal. The approval of the Compensation Proposal is advisory and non-binding and is not a condition to the completion of the Merger.
The approval of the Adjournment Proposal, if necessary or appropriate, requires the affirmative vote of a majority of shares of our common stock present or represented by proxy and entitled to vote thereon. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and broker non-votes will have no effect on the outcome of the Adjournment Proposal. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal.
If you fail to (1) return your signed proxy card; (2) grant your proxy electronically over the Internet or by telephone; or (3) attend the Special Meeting and vote online during the meeting, your shares of our common stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Compensation Proposal or the Adjournment Proposal.
Akero does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is considered non-routine. As a result, no broker will be permitted to vote your shares of our common stock at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your shares of our common stock will have the same effect as a vote “AGAINST” the Merger Proposal, but assuming a quorum is present at the Special Meeting, not have any effect on the Compensation Proposal or the Adjournment Proposal.
Shares of our Common Stock Held by Akero’s Directors and Executive Officers
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [•] shares of our common stock, representing approximately [•]% of the shares of our common stock outstanding on the Record Date.
We currently expect that our directors and executive officers will vote all of their respective shares of our common stock: (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Voting of Proxies
If you are a stockholder of record (that is, if your shares of our common stock are registered in your name with Computershare Trust Company, N.A., our transfer agent), there are four ways to vote:
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You may vote over the Internet prior to the Special Meeting. You may vote your shares of our common stock over the Internet until 11:59 p.m., Eastern Time, on the day preceding the Special Meeting by following the instructions on the proxy card. If you vote over the Internet prior to the Special Meeting, you do not need to vote during the Special Meeting or by telephone or by mail.

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You may vote by telephone prior to the Special Meeting. You may vote your shares of our common stock by calling the phone number on the proxy card until 11:59 p.m., Eastern Time on the day preceding the Special Meeting. If you vote by telephone, you do not need to vote over the Internet or by mail.

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You may vote by mail prior to the Special Meeting. If you wish to vote your shares of our common stock by mail, please sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope. If you vote by mail, you do not need to vote over the Internet or by telephone and your mailing must be received prior to the Special Meeting.

•
You may vote over the Internet during the Special Meeting. You may vote your shares of our common stock over the Internet during the Special Meeting by accessing the Special Meeting website by following the instructions provided on the proxy card. You can then cast your votes by following the prompts provided by the website. If you attend the Special Meeting and vote online during the meeting, your vote will revoke any proxy that you have previously submitted.

You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares of our common stock according to your directions.

Voting instructions are included on your proxy card. All shares of our common stock represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
If your shares of our common stock are held in “street name” through a bank, broker or other nominee, you may vote:
•	through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee;
•	by attending the attending the Special Meeting and voting online with a “legal proxy” from your bank, broker or other nominee; or
•
if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone by the deadline provided by your bank, broker or other nominee. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee.

If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote online with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the Merger Proposal but, assuming a quorum is present at the Special Meeting, will not have any effect on the Compensation Proposal or the Adjournment Proposal.
Even if you plan to attend the Special Meeting virtually, you are strongly encouraged to vote your shares of our common stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote your shares of our common stock that you beneficially own, you may still vote your shares of our common stock online at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting virtually and vote online during the Special Meeting, your previous vote by proxy will not be counted.
Revocability of Proxies
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:
•	voting online at the Special Meeting;
•	submitting a new proxy by telephone prior to 11:59 p.m. Eastern Time on the day preceding the Special Meeting;
•	submitting a new proxy over the Internet until 11:59 p.m. Eastern Time on the day preceding the Special Meeting by following the instructions on the proxy card;
•	signing a new proxy card with a date later than the date of the previously submitted proxy card and returning it to us by mail, which must be received prior to the Special Meeting; or
•	giving our Investor Relations a written notice via email at ir@akerotx.com prior to 11:59 pm Eastern Time on the day preceding the Special Meeting that you want to revoke your proxy.
If you have submitted a proxy, your appearance at the Special Meeting virtually, in the absence of voting online during the Special Meeting or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.
If you hold your shares of our common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote online at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.
Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.

Board of Directors’ Recommendation
The Board of Directors, after careful consideration, including considering various factors described in the section of this proxy statement captioned “The Merger — Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously (1) determined that the Merger Agreement and the Transactions, including the Merger, are advisable and fair to, and in the best interest of, Akero and its stockholders; (2) declared it advisable for Akero to enter into the Merger Agreement; (3) approved the execution, delivery and performance by Akero of the Merger Agreement and the consummation of the Transactions, including the Merger; (4) resolved that the Merger shall be governed by Section 251(c) of the DGCL, upon the terms and subject to the conditions set forth in the Merger Agreement; (5) resolved to recommend that Akero stockholders adopt the Merger Agreement at the Special Meeting; and (6) directed that the Merger Agreement be submitted to Akero stockholders for approval at a special meeting of Akero stockholders.
The Board of Directors unanimously recommends that you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Solicitation of Proxies
The expense of soliciting proxies will be borne by Akero. We have retained Innisfree M&A Incorporated, a proxy solicitation firm (which we refer to as the “Proxy Solicitor”), to solicit proxies in connection with the Special Meeting at a cost of approximately $50,000, plus a success fee of $25,000 and expenses, as well as additional fees, as agreed between the Proxy Solicitor and Akero, in certain circumstances. We will also indemnify the Proxy Solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares of our common stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.
Anticipated Date of Completion of the Merger
Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the Merger Proposal, we anticipate, but cannot guarantee, that the Merger will be consummated by around year end.
Appraisal Rights
If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares of our common stock will be entitled to appraisal rights in connection with the Merger so long as they comply fully with Section 262. This means that stockholders are entitled to have their shares of our common stock appraised by the Delaware Court of Chancery and to receive in lieu of the Merger Consideration payment in cash of the amount determined by the Delaware Court of Chancery to be the “fair value” of their shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court, so long as they comply fully with the procedures established by Section 262. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares of our common stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Stockholders considering seeking appraisal should be aware that the fair value of their shares of our common stock as determined pursuant to Section 262 could be more than, the same as or less than the value of the Merger Consideration.
Stockholders wishing to exercise the right to seek an appraisal of their shares of our common stock must do ALL of the following:
•	the stockholder must not vote in favor of the Merger Proposal;
•	the stockholder must deliver to Akero a written demand for appraisal before the vote on the Merger Agreement at the Special Meeting;

•
the stockholder must continuously hold the shares of our common stock that are subject to the demand from the date of making the demand through the Effective Time (a stockholder or beneficial owner will lose appraisal rights if the stockholder or beneficial owner transfers such shares of our common stock before the Effective Time); and

•
the stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of our common stock within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “The Merger — Appraisal Rights,” and Section 262, the relevant section of the DGCL regarding appraisal rights, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures.
Other Matters
At this time, we know of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting, your shares of our common stock will be voted in accordance with the discretion of the appointed proxy holders.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [•], 2025
The proxy statement is available at https://ir.akerotx.com/financial-information/sec-filings.
Householding of Special Meeting Materials
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.
We will promptly deliver a separate copy of this proxy statement to any stockholder upon request submitted in writing to us at our principal offices at 601 Gateway Boulevard, Suite 350, South San Francisco, California 94080 Attn: Christina Tartaglia, or by email at ir@akerotx.com. You may also orally submit your request by calling (212) 362-1200.
If two or more stockholders sharing the same address are currently receiving multiple copies of this proxy statement and would like to receive only one copy for their household, the stockholders should contact their bank, broker or other nominee record holder, or contact us as instructed above.
Questions and Additional Information
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of our common stock, please contact our Proxy Solicitor:
Innisfree M&A Incorporated
Stockholders May Call Toll-Free: (877) 456-3402
Banks & Brokers May Call Collect: (212) 750-5833

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
We are asking you to adopt the Merger Agreement pursuant to which Merger Sub will merge with and into Akero, and Akero will become a wholly owned subsidiary of Parent.
For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement and the Merger throughout this proxy statement, including the information set forth in the sections of this proxy statement captioned “The Merger” and “The Merger Agreement.” This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully in its entirety.
Under applicable law, we cannot complete the Merger without the affirmative vote by holders of a majority of the outstanding shares of our common stock as of the Record Date in favor of this Merger Proposal. If you abstain from voting, fail to cast your vote (online during the Special Meeting or by proxy) or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the Merger Proposal.
The Board of Directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: THE COMPENSATION PROPOSAL
Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the payment of certain compensation that may be paid or become payable by Akero to our named executive officers in connection with the Merger, as disclosed in the section of this proxy statement captioned “The Merger — Interests of Akero’s Directors and Executive Officers in the Merger.”
We are asking stockholders to indicate their approval of the various items of compensation that may be paid or become payable by Akero to our named executive officers in connection with the Merger. These payments are set forth in the section of this proxy statement captioned “The Merger — Interests of Akero’s Directors and Executive Officers in the Merger — Golden Parachute Compensation,” and the accompanying footnotes. In general, the various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of Akero’s overall compensation program for our named executive officers.
Accordingly, we are seeking approval of the following resolution at the Special Meeting:
“RESOLVED, that the stockholders of Akero Therapeutics, Inc. approve, on a nonbinding, advisory basis, the compensation that may be paid or become payable by Akero to its named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section of the proxy statement captioned ‘The Merger — Interests of Akero’s Directors and Executive Officers in the Merger — Golden Parachute Compensation.’ ”
Stockholders should note that the approval of this proposal is not a condition to completion of the Merger, and as an advisory vote, the result will not be binding on Akero, the Board of Directors, Parent or the named executive officers. Further, certain payments under the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the Merger in accordance with the terms and conditions of the underlying plans and agreements and the Merger Agreement.
The Board of Directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING
We are asking you to approve a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the adoption of the Merger Agreement at the time of the Special Meeting. If stockholders approve this Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including proxies from stockholders that have previously returned properly executed proxies voting against approval of the Merger Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of the Merger Proposal such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the approval of the Merger Proposal and seek to convince the stockholders of those shares of our common stock to change their votes to votes in favor of approval of the Merger Proposal. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.
We do not anticipate calling a vote on this proposal if the Merger Proposal is approved by at least a majority of the outstanding shares of our common stock as of the Record Date.
The Board of Directors unanimously recommends that you vote “FOR” this proposal.

THE MERGER
This discussion of the Merger Agreement, the form of CVR Agreement and the Merger in this proxy statement is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A, and the form of CVR Agreement, which is attached as Annex I to the Merger Agreement that is attached to this proxy statement as Annex A, each of which are incorporated into this proxy statement by reference. You should read and consider the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety.
Parties Involved in the Merger
Akero Therapeutics, Inc.
601 Gateway Boulevard, Suite 350
South San Francisco, CA 94080
(650) 487-6488
Akero is a clinical-stage company developing transformational treatments for patients with serious metabolic diseases marked by high unmet medical need, including metabolic dysfunction-associated steatohepatitis (which we refer to as “MASH”). Akero’s lead product candidate, efruxifermin, is currently being evaluated in three ongoing Phase 3 clinical studies: SYNCHRONY Histology in patients with pre-cirrhotic (F2-F3 fibrosis) MASH, SYNCHRONY Outcomes in patients with compensated cirrhosis (F4) due to MASH, and SYNCHRONY Real-World in patients with MASH or MASLD (metabolic dysfunction-associated steatotic liver disease). The Phase 3 SYNCHRONY program builds on the results of two Phase 2b clinical trials, the HARMONY study in patients with pre-cirrhotic MASH and the SYMMETRY study in patients with compensated cirrhosis due to MASH.
Akero maintains a website at www.akerotx.com. Akero’s common stock, par value $0.0001, is listed on Nasdaq under the symbol “AKRO.”
Novo Nordisk A/S
Novo Allé, DK-2880
Bagsværd, Denmark
+45 4444 8888
Novo is a leading global healthcare company founded in 1923 and headquartered in Denmark. Its purpose is to drive change to defeat serious chronic diseases built upon its heritage in diabetes. Novo does so by pioneering scientific breakthroughs, expanding access to its medicines and working to prevent and ultimately cure disease. As of September 2025, Novo employed more than 77,000 people in 80 countries and markets its products in around 170 countries.
Novo maintains a website at www.novonordisk.com. Novo Nordisk’s B shares are listed on Nasdaq Copenhagen (NOVO-B). Novo’s American Depository Receipts, each representing one deposited Novo B share, nominal value DKK 0.10, are listed on The New York Stock Exchange under the symbol “NVO.”
NN Invest Sub, Inc
c/o Novo Nordisk A/S
Novo Allé, DK-2880
Bagsværd, Denmark
+45 4444 8888
Merger Sub is a direct or indirect wholly owned subsidiary of Parent and was formed on October 7, 2025, solely for the purpose of engaging in the Transactions and has not engaged in any business activities other than in connection with the Transactions.
Effect of the Merger
Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, at the Effective Time, Merger Sub will merge with and into Akero, and Akero will continue as the Surviving Corporation and a wholly owned subsidiary of Parent. As a result of the Merger, our common stock will no longer be publicly traded, will be delisted from Nasdaq and will be deregistered under the Exchange Act, and Akero will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Parent and Merger Sub may agree and specify in the certificate of merger).
Effect on Akero if the Merger is Not Completed
If the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the Merger. Instead, Akero will remain an independent public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, we expect that stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the highly competitive industry in which Akero operates and risks related to adverse economic conditions.
Upon termination of the Merger Agreement under specified circumstances, Akero will be required to pay Parent a termination fee of $165,000,000 in cash or Akero may be entitled to receive from Parent a reverse termination fee of $185,000,000 in cash. For more information please see the section of this proxy statement captioned “The Merger Agreement — Expenses; Termination Fees.”
Furthermore, if the Merger is not completed, and depending on the circumstances that caused the Merger not to be completed, it is likely that the price of our common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement.
Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock. If the Merger is not completed, the Board of Directors will continue to evaluate and review Akero’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance shareholder value. If the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board of Directors will be offered or that Akero’s business, prospects or results of operation will not be adversely impacted.
Merger Consideration
At the Effective Time, each outstanding share of our common stock (other than the Excluded Shares and the Dissenting Shares) will be converted into the right to receive the Merger Consideration.
After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise and perfect, and do not subsequently withdraw, their appraisal rights will have the right to receive a payment for the “fair value” of their shares of our common stock as determined pursuant to an appraisal proceeding as contemplated by Section 262, as described in the section of this proxy statement captioned “— Appraisal Rights”).
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of or among members of the Board of Directors of the Company (the “Board of Directors”), the Company’s representatives, Novo’s representatives and other parties.
At the direction of the Board of Directors, Company management regularly meets with other biotechnology and pharmaceutical companies regarding a variety of potential partnerships, licensing arrangements, joint ventures, collaborations and other strategic transactions. The Board of Directors also periodically evaluates the Company’s historical performance, future growth prospects and long-term strategic plan and considers various strategic opportunities available to the Company as well as ways to enhance shareholder value, including in light of the business, competitive, regulatory, financing and economic environment and developments in the biopharmaceutical industry. These reviews have included discussions as to whether the Company should continue to execute on its strategy as a stand alone company, pursue various partnerships, collaborations or licensing arrangements, seek to raise additional capital, or pursue a sale of the Company.

In May and June 2020, the Company executed engagement letters with Morgan Stanley and J.P. Morgan, respectively, to serve as co-financial advisors to assist the Board of Directors with its exploration and evaluation of strategic alternatives, including a potential sale of the Company. These engagement letters were renewed or amended in subsequent years to, among other things, extend their terms.
Between 2020 and April 2025, the Company entered into confidentiality agreements with 11 pharmaceutical companies, including agreements with each of Novo, Party A, Party B, Party C, Party D and Party E, related to potential collaborations or strategic transactions. None of these confidentiality agreements contained standstill provisions. From time to time, the Company shared non-public due diligence information with such companies in response to diligence requests. However, except as described below in this section entitled “Background of the Merger,” none of these discussions resulted in a proposal being made to the Company with regard to any potential strategic transaction.
On September 13, 2022, the Company released positive topline data from its Phase 2b HARMONY study evaluating the efficacy and safety of efruxifermin in patients with pre-cirrhotic nonalcoholic steatohepatitis (NASH), fibrosis stage 2 or 3 (F2-F3). On the trading day immediately prior to this announcement, the Company’s share price closed at $12.27. On the trading day of this announcement, which was made prior to the market opening that day, the Company’s share price closed at $29.05.
On March 8, 2023, the Board of Directors held a regularly scheduled meeting. At this meeting, the Board of Directors formed a Transaction Committee (the “Prior Transaction Committee”) consisting of Seth L. Harrison, Graham Walmsley, Tomas Heyman and Jane Henderson to assist the Board of Directors’ review and evaluation of potential strategic alternatives. The Prior Transaction Committee was formed for convenience to permit the Board of Directors to exercise efficient oversight of Company management. It was formed in light of interest expressed by a third party in a potential strategic transaction with the Company. However, such third party informed the Company that it was no longer interested in a transaction before the Prior Transaction Committee held its first meeting.
On October 10, 2023, the Company reported that the 36-week analysis of its Phase 2b SYMMETRY study evaluating the efficacy and safety of efruxifermin in patients with compensated cirrhosis (F4) due to nonalcoholic steatohepatitis (NASH) missed its primary endpoint. On the trading day immediately prior to this announcement, the Company’s share price closed at $48.54. On the trading day of this announcement, which was made prior to the market opening that day, the Company’s share price closed at $18.15.
On September 24, 2024, Andrew Cheng, President and Chief Executive Officer of the Company contacted representatives from Party A regarding a meeting in advance of the upcoming release of Phase 2b SYMMETRY clinical trial data.
On September 27, 2024, after Dr. Cheng’s outreach, Dr. Cheng and representatives from Party A had an initial business development call regarding a potential strategic transaction involving the Company.
On October 10, 2024, the Company and Party E entered into a confidentiality agreement, which did not contain a standstill provision.
On October 25, 2024, the Company and Party A amended their existing confidentiality agreement to extend its term. Neither the original confidentiality agreement with Party A nor its amendment contained a standstill provision.
Between October 2024 and June 2025, the Company and Party A held multiple diligence calls regarding a potential strategic transaction involving the Company.
On November 4, 2024, a representative of Novo contacted a representative of the Company to request a non-confidential meeting with the Company’s scientific leadership and business development team to discuss the development of efruxifermin.
On December 11, 2024, representatives of Company management and Novo held a non-confidential diligence call.
On January 8, 2025, the Company and Novo entered into a confidentiality agreement, which did not contain a standstill provision.

On January 15, 2025, representatives of the Company and Novo met to discuss data previously released from the Company’s Phase 2b HARMONY study as well as the potential outcomes and implications from the week 96 results from its Phase 2b SYMMETRY trial, which were not yet known but expected to be announced in the following weeks.
On January 27, 2025, the Company publicly announced preliminary topline week 96 results from its Phase 2b SYMMETRY trial showing statistically significant reversal of compensated cirrhosis (F4) due to metabolic-dysfunction-associated steatohepatitis (MASH) in patients treated with efruxifermin. On the trading day immediately prior to this announcement, the Company’s share price closed at $26.18. On the trading day of this announcement, which was made prior to the market opening that day, the Company’s share price closed at $51.71.
Between January and June 2025, the Company held multiple diligence calls with each of Novo, Party A and Party D. Between January and March 2025, the Company also held multiple diligence calls with Party C, which had engaged in diligence discussions with the Company from time to time in prior years.
On March 4, 2025, the Company provided representatives of Novo access to confidential diligence materials of the Company through a virtual data room.
On March 5, 2025, the Board of Directors held a regularly scheduled meeting. At this meeting, the Board of Directors formed a new Transaction Committee (the “Transaction Committee”) consisting of Seth L. Harrison, Graham Walmsley, Tomas Heyman and Jane Henderson, to assist the Board of Directors’ review and evaluation of potential strategic alternatives. The Transaction Committee was formed for convenience to permit the Board of Directors to exercise efficient oversight of Company management. The Transaction Committee was given the authority to (1) oversee and provide direction to management and the Company’s advisors between meetings of the Board of Directors with respect to a transaction or strategic alternative, (2) review, consider and evaluate all proposals in connection with a transaction or strategic alternative, (3) participate in and direct the negotiation of the terms and conditions of any transaction or strategic alternative and (4) make recommendations to the Board of Directors as to whether the Board of Directors should pursue any transaction or strategic alternative and as to the advisability of any definitive agreements related to any transaction or strategic alternative. The Transaction Committee was not given the authority to authorize any transaction or strategic alternative or enter into any definitive agreement related to a transaction or strategic alternative.
On March 19, 2025, the Company granted Party A access to the virtual data room and held a diligence session with representatives from Party A.
On April 17, 2025, a representative of Party B contacted a representative of the Company, inquiring as to the Company’s openness to engaging in a further due diligence process with them. The representative of the Company indicated that the Company would be open to such process if Party B were committed to moving quickly.
On April 21, 2025, a representative of the Company spoke with a representative of Party B and indicated that another party was showing interest in potentially making a proposal to acquire the Company. The representative of Party B indicated that Party B was not interested in pursuing a transaction with the Company.
On April 22, 2025, the Company and Party D entered into a confidentiality agreement, which did not include a standstill provision.
Also on April 22, 2025, Dr. Cheng, William White, Chief Financial Officer & Head of Corporate Development and Catriona Yale, Chief Development Officer, met with representatives of Party D.
On April 28, 2025, the Company provided representatives of Party D access to confidential diligence materials of the Company through a virtual data room.
On May 8, 2025, a representative of Party E contacted a representative of the Company, expressing interest in engaging in further due diligence on the Company.
On May 9, 2025, the Company presented results from the Phase 2b SYMMETRY trial demonstrating the potential of efruxiferman to improve fibrosis in compensated cirrhosis (F4) caused by metabolic dysfunction-associated steatohepatitis (MASH) in an oral presentation at the European Association for the Study of the Liver Congress 2025.

On May 11, 2025, consistent with the instructions by the Company, representatives of Morgan Stanley spoke with a representative of Party C management and indicated that a number of large biopharmaceutical companies were conducting confidential due diligence of the Company in order to assess their interest in a potential strategic transaction.
On May 12, 2025, Dr. Cheng spoke with a representative of Party C in order to assess its interest in a potential strategic transaction with the Company.
On May 14, 2025, a representative of Novo spoke with Dr. Cheng by phone and provided Dr. Cheng with an oral, preliminary, non-binding proposal to purchase all of the outstanding shares of the Company’s common stock for $58.00 per share in cash, which was subsequently confirmed in a non-binding written proposal (the “May 14 Proposal”), which was subject to Novo’s further due diligence. The May 14 Proposal also indicated that Novo expected to be in a position to announce a transaction within three to four weeks of getting access to further due diligence materials.
On May 15, 2025, the Transaction Committee held a meeting, which was also attended by all of the other members of the Board of Directors, as well as representatives of Company management, Morgan Stanley, J.P. Morgan and Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), the Company’s outside M&A counsel. Company management discussed the status of ongoing interactions with other strategic counterparties who had previously expressed interest in exploratory discussions regarding a potential strategic transaction with the Company, including Party A, Party C and Party D. After discussion, the Transaction Committee instructed Morgan Stanley and J.P. Morgan to contact Party A, Party C and Party D to assess their respective continued interest in a potential strategic transaction with the Company.
On May 15 and 16, 2025, as instructed by the Transaction Committee, representatives of Morgan Stanley and J.P. Morgan informed representatives of Party A, Party C and Party D that the Company received an offer to acquire the Company from a large biopharmaceutical company and encouraged them to submit a proposal if they were interested in a strategic transaction involving the Company. Representatives of Party A indicated that Party A was working with its own financial advisor to evaluate a potential transaction with the Company, and it expected to submit a proposal in about one week. Representatives of Party C noted that it planned to respond within one week as to its interest in pursuing a potential strategic transaction with the Company.
On May 16, 2025, a representative of Party A confirmed to Dr. Cheng that Party A had full internal support to engage with the Company regarding a potential strategic transaction.
Also on May 16, 2025, Novo publicly announced changes in its senior leadership.
On May 19, 2025, Dr. Cheng emailed a representative of Novo, indicating that its May 14 Proposal was being evaluated by the Board of Directors and the Company expected to provide a response within a week.
Also on May 19, 2025, a representative of Party D informed representatives of Morgan Stanley and J.P. Morgan that it was not interested in pursuing an acquisition of the Company.
On May 20, 2025, the Transaction Committee held a meeting, which was also attended by certain other members of the Board of Directors and representatives of Company management, Morgan Stanley, J.P. Morgan and Skadden. Representatives of Morgan Stanley and J.P. Morgan provided an update on the outreaches to Party A, Party C and Party D as described above. Members of the Board of Directors noted that Party C was not viewed as likely to pursue an acquisition of the Company. Representatives of Morgan Stanley and J.P. Morgan also updated the Transaction Committee on the recent outreach from Party E regarding conducting diligence on the Company’s clinical data and observed that it was unclear how likely Party E was to make a proposal to acquire the Company given its past diligence history and interactions with the Company.
Representatives of Company management then discussed with the Transaction Committee the preliminary financial model prepared by management and the underlying assumptions used to prepare the model. For more information about the preliminary financial model presented at the May 20 Transaction Committee meeting, see the section of this proxy statement captioned “— Certain Financial Projections”.

Also on May 20, 2025, at 1:10 P.M. Eastern Time, StreetInsider.com published an article titled “Akero Therapeutics explores potential sale after interest”reporting that the Company was exploring a potential sale of the Company after being approached by a strategic buyer. On the trading day immediately prior to this article, the Company’s share price closed at $38.10. On the trading day when this article was published, the Company’s share price closed at $47.57.
Also on May 20, 2025, Dr. Cheng spoke with a representative of Novo management regarding the aforementioned article and related media speculation, during which the representative of Novo management requested a response from the Company to Novo’s May 14 Proposal no later than May 23, 2025.
On May 21, 2025, a representative of Party A communicated to Dr. Cheng that Party A was expecting to submit a preliminary offer to purchase the Company on May 23, 2025.
Also on May 21, 2025, the Transaction Committee held a meeting, which was also attended by all the other members of the Board of Directors, as well as representatives of Company management, Morgan Stanley, J.P. Morgan and Skadden. Dr. Cheng provided an update on his interactions with representatives of Novo and Party A as described above. The Transaction Committee discussed with counsel the legal considerations related to the review and evaluation of a potential strategic transaction involving the Company, including the directors’ fiduciary duties. Representatives of Company management discussed with the Transaction Committee the media speculation, the Company’s response and the risk of potential disruption at the Company caused by market rumors. Members of the Board of Directors discussed with representatives of Morgan Stanley and J.P. Morgan strategic considerations around the potential impact of the media speculation regarding the Company’s discussions with potential transaction counterparties. Representatives of Morgan Stanley and J.P. Morgan also discussed their respective preliminary financial analyses prepared based on the preliminary financial model prepared by the Company’s management and reviewed with the Transaction Committee at its May 20, 2025 meeting. Next, members of the Board of Directors discussed with representatives of Morgan Stanley and J.P. Morgan strategic considerations around messaging to be delivered to Novo on or before May 23, 2025, including that the messaging would depend on whether Party A made a proposal.
On May 23, 2025, Dr. Cheng spoke with a representative from Party A who provided Dr. Cheng with an oral, preliminary, non-binding proposal to purchase all of the outstanding shares of the Company’s common stock for $62.50 per share in cash, which was subsequently confirmed in a non-binding written proposal (the “Party A May 23 Proposal”).
On May 24, 2025, the Transaction Committee held a meeting, which was also attended by all the other members of the Board of Directors, as well as representatives of Company management, Morgan Stanley, J.P. Morgan, Skadden and Kirkland & Ellis LLP (“Kirkland”) (which was engaged by the Company following the transition of the lead transactional partners from Skadden to Kirkland in May 2025). Members of the Board of Directors discussed with representatives of Morgan Stanley and J.P. Morgan the Party A May 23 Proposal and potential strategies for responding to the May 14 Proposal from Novo and the Party A May 23 Proposal, including to provide feedback on their respective proposals and an update on competitive dynamics. Members of the Board of Directors then discussed with Akero management the comments previously made by representatives of Novo expressing an interest in seeking exclusivity and anticipated next steps with Party A. Members of the Board of Directors then discussed with representatives of Morgan Stanley and J.P. Morgan the timing for providing draft transaction agreements to Novo and Party A and setting a final bid deadline, with the goal that the process would allow enough time for the parties to complete due diligence and negotiate the transaction agreements. Following discussion, the Transaction Committee authorized Morgan Stanley and J.P. Morgan to reach out to representatives of Novo and Party A with the proposed messaging and next steps for process timing.
Between May 24 and 27, 2025, as instructed by the Board of Directors, representatives of Morgan Stanley and J.P. Morgan informed representatives of Party A and Novo that the Company had received multiple transaction proposals and the Board of Directors had authorized management and the advisors to run a process that enabled bidders to present the Company with final proposals that were not conditioned on further due diligence. Representatives of Company management also held multiple calls with representatives of Novo management to reiterate such messages. During one of the calls between representatives of Company management and Novo management, a representative of the Company indicated that the Company was not willing to grant exclusivity at that time.

On May 26, 2025, consistent with the instructions by the Company, representatives of Morgan Stanley and J.P. Morgan held a call with a representative of Party E management and notified him that the Company had received multiple proposals from large biopharmaceutical companies and Party E would need to move quickly if it was interested in pursuing a transaction with the Company.
On May 27, 2025, the representative of Party E management confirmed to representatives of Morgan Stanley and J.P. Morgan its interest in the Company and desire to move forward expeditiously.
Also on May 27, 2025, a draft merger agreement prepared by the Company’s counsel was distributed to Party A and Novo through their respective counsel.
On May 28, 2025, a representative from Morgan Stanley, consistent with the instructions by the Company, sent a process letter to each of Novo, Party A and Party E, requesting each of them to submit their markup of the merger agreement by 5 p.m. ET on June 6, 2025, and submit their final proposal by 5 p.m. ET on June 12, 2025, with the goal of announcing a transaction before market open on June 16, 2025.
Also on May 28, 2025, the Company provided representatives of Party E access to a virtual data room containing confidential due diligence materials of the Company. The virtual data room also contained the draft merger agreement prepared by the Company’s counsel that had been previously distributed to Party A and Novo.
On June 3, 2025, the Board of Directors held a regularly scheduled meeting, which was also attended by representatives of Company management and part of which was attended by representatives of Morgan Stanley, J.P. Morgan, Kirkland and Goodwin Procter, LLP (“Goodwin”), the Company’s outside corporate counsel. Representatives of the advisors provided an update on the discussions with Novo, Party A and Party E. The advisors noted that each of Novo and Party A had been informed of the competitive nature of the process and that both appeared to be working towards completing due diligence. The Board of Directors and Kirkland discussed the regulatory considerations associated with pursing a transaction involving each of the bidders. Representatives of Morgan Stanley and J.P. Morgan also noted that Party E appeared to be engaged in limited due diligence, had not engaged external advisors to assist with its review, and showed limited interest in acquiring the Company.
On June 6, 2025, counsel to each of Novo and Party A submitted their respective markups to the draft merger agreement as requested under the process letter. Party E did not submit a markup to the draft merger agreement.
On June 9, 2025, an M&A specialty blog posted an article regarding speculation of a potential acquisition of the Company by one of two large pharmaceutical companies.
Also on June 9, 2025, the Board of Directors held a meeting, which was also attended by representatives of Company management, Morgan Stanley, J.P. Morgan and Kirkland. Representatives of Kirkland provided an update on the status of negotiations with outside counsel of each of Novo and Party A. Representatives of Company management, Morgan Stanley and J.P. Morgan provided an update on the status of due diligence by each of Novo and Party A. The Board of Directors and representatives of Kirkland discussed certain compensation matters recommended by Company management for its consideration in connection with a potential acquisition of the Company, including the matters described in the section of this proxy statement captioned “— Interests of Akero’s Directors and Executive Officers in the Merger.” Following discussion, the Board of Directors confirmed its support for these compensation matters. The Board of Directors discussed with representatives of Kirkland the books and records demand under Section 220 of Title 8 of the Delaware Code served by a purported stockholder of the Company on September 20, 2024, alleging overpayment of non-employee directors by the Company (the “220 Demand”). The Board of Directors concluded that the claims in the 220 Demand had no value and, therefore, should not affect any decision of whether to sell the Company.
Also on June 9, 2025, Kirkland provided revised merger agreements to counsel for each of Novo and Party A.
Later on June 9, 2025, representatives of Party A and Novo separately communicated to representatives of the Company that they were no longer interested in pursuing a transaction involving the Company.
On June 10, 2025, the Board of Directors held a meeting, which was also attended by representatives of Company management, Morgan Stanley, J.P. Morgan, Kirkland and Goodwin.Representatives of Company management provided an update that Novo and Party A were no longer interested in pursuing a transaction involving the Company as described above. Members of the Board of Directors discussed with representatives of Morgan Stanley and J.P. Morgan a strategy for communicating with Novo to potentially reengage it in completing a transaction. After discussion, the Board of Directors authorized Dr. Cheng to contact Novo to propose a path for such reengagement.
Later on June 10, 2025, Dr. Cheng contacted representatives of Novo expressing that the Company would potentially be willing to enter into an exclusivity agreement with Novo (as previously requested by Novo) if Novo were willing to increase its offer to $63.00 per share.
On June 12, 2025, a representative of Novo reached out to Dr. Cheng and informed him that Novo would not continue pursuing a transaction at that time.
From time to time between June 12, 2025 and September 12, 2025, as part of ordinary course business development discussions with Novo and consistent with the instructions from the Company, a representative of Morgan Stanley who was a member of the deal advisory team for the Company mentioned the Company as one of a number of potential strategic acquisition targets to Novo, and representatives of Novo indicated that there could be continued interest in reengaging with the Company in the future. None of these discussions involved valuation or price. During the same period, the relevant representative of Morgan Stanley updated Company representatives periodically on these interactions with Novo.
On September 12, 2025, a representative of Novo called a representative of Morgan Stanley to inquire whether the Company would be open to reengaging with Novo regarding a strategic transaction. The representative of Novo also asked a diligence question regarding the Company’s clinical trial. After updating and obtaining authorization from Company management, the representative of Morgan Stanley conveyed the answer to the diligence question to the representative of Novo.
On September 21, 2025, a representative of Novo management contacted Dr. Cheng to discuss Novo’s renewed interest in acquiring the Company. The representative of Novo also requested that the Company execute an exclusivity agreement with a 14-day exclusivity period to allow Novo to complete due diligence and finalize a decision with respect to a potential strategic transaction with the Company.
On September 26, 2025, Dr. Cheng contacted each member of the Board of Directors individually to discuss Novo’s request for exclusivity and considerations for next steps. These discussions encompassed a range of considerations for directors, including: the fact that the Company had already conducted a strategic process with multiple other potentially interested parties, all of which had declined to engage after due diligence or otherwise determined not to enter into a strategic transaction with the Company; the fact that no other companies had expressed interest in acquiring the Company since Novo and Party A had disengaged from these earlier discussions; the Company’s advisors’ perception, based on Novo’s previous engagement with the Company, that Novo would only re-engage if the Company agreed to exclusivity; and the fact that a transaction with Novo on the timeframe proposed could be a positive outcome for the Company’s stockholders. These discussions also included the lack of clarity as to whether Novo would in fact make a proposal after finalizing due diligence and how any such proposal would compare to the May 14 Proposal. Following these discussions, each member of the Board expressed their support for entering into the requested exclusivity agreement.
Also on September 26, 2025, the Company and Novo entered into the exclusivity agreement providing for an exclusivity period until 11:59 P.M. Eastern Time on October 10, 2025.
On September 30, 2025, Ropes & Gray LLP (“Ropes”), Novo’s outside counsel, sent Kirkland a markup of the draft merger agreement previously exchanged on June 9, 2025. Between September 30, 2025 and the announcement of the Transaction on October 9, 2025, representatives of Kirkland and Ropes exchanged drafts of the merger agreement, the form of CVR agreement and various other ancillary transaction documents. The key issues negotiated and resolved in the draft merger agreement included the size of the reverse termination fee payable by Novo in certain circumstances where regulatory approvals are not obtained, the size of the termination fee payable by the Company, the scope of the Development Plan that the Company would use reasonable best efforts to execute and various executive and employee compensation matters (for a summary of these matters affecting executive officers, please see the section of this proxy statement captioned “— Interests of Akero’s Directors and Executive Officers in the Merger”). The key issues negotiated and resolved in the draft CVR agreement included the description of the approval that would trigger the payment milestone and the time period during which the payment milestone could be achieved.

On October 3, 2025, a representative of Novo management spoke with representatives of the Company by phone and provided them with an oral, preliminary, non-binding proposal to purchase all of the outstanding shares of the Company common stock for $51.00 per share in cash plus a contingent value right of $8.00, payable based on achievement of a full FDA approval for the F4c indication of efruxifermin on or before January 6, 2031, which was subsequently confirmed in a non-binding, written proposal (the “October 3 Proposal”).
On October 4, 2025, the Board of Directors held a meeting, which was also attended by representatives of Company management, Morgan Stanley, J.P. Morgan and Kirkland. The Board of Directors reviewed the October 3 Proposal with its advisors. The Board of Directors then reviewed with management the updated preliminary financial projections prepared by management. For more information about the preliminary financial model presented at the October 4 Board of Directors meeting, see the section of this proxy statement captioned “— Certain Financial Projections.” Representatives of Morgan Stanley and J.P. Morgan then discussed their respective preliminary financial analyses prepared based on such preliminary financial model prepared by the Company’s management. The Board of Directors then discussed with its advisors strategies to obtain an improved offer from Novo. After discussion, the Board of Directors authorized Dr. Cheng to make a counterproposal to Novo for $57.00 per share in cash, plus a contingent value right of $10.00, payable based on achievement of a full FDA approval for the F4c indication of efruxifermin on or before January 6, 2032, one year after Novo’s deadline for the same milestone (the “October 4 Company Proposal”).
After the meeting, Dr. Cheng delivered the October 4 Company Proposal to a representative of Novo. In a discussion on October 5, 2025, the representative of Novo made a proposal to purchase all outstanding Company common stock for $53.00 per share in cash, plus one contingent value right of $6.00, payable based on achievement of a full FDA approval for the F4c indication of efruxifermin on or before June 30, 2031, six months earlier than the October 4 Company Proposal (the “October 5 AM Novo Proposal”). As the conversation progressed, it became clear that there had been a misunderstanding between the representative of Novo and Dr. Cheng regarding the previously communicated October 4 Company Proposal, which Novo understood to be $57.00 per share in cash, plus a contingent value right of $2.00. Dr. Cheng then corrected the misunderstanding and reiterated the October 4 Company Proposal. In response, the representative of Novo rejected the October 4 Company Proposal and reiterated the October 5 AM Novo Proposal.
Later on October 5, 2025, the Board of Directors held a meeting, which was also attended by representatives of Company management, Morgan Stanley, J.P. Morgan and Kirkland. Dr. Cheng updated the Board of Directors on the discussion with the representative of Novo, including the October 4 Company Proposal and the October 5 AM Novo Proposal. The Board of Directors then discussed with its advisors strategies for further improving Novo’s proposal. The Board of Directors discussed strategies for encouraging Novo to improve the cash portion of its proposal as well as the likelihood of achieving the necessary regulatory approval under the contingent value right within the timeline Novo had proposed. The Board of Directors then discussed prospects and risks of the Company continuing as a standalone business, including the differentiation of efruxifermin compared to other drug candidates being investigated for similar indications, the challenges of preparing the Company to commercialize efruxifermin and the recent changes in the competitive landscape due to the acquisitions of competitors of the Company by large pharmaceutical companies.
Later on October 5, 2025, Dr. Cheng held a discussion with a representative of Novo, during which Dr. Cheng made another counterproposal for $56.00 per share in cash plus a contingent value right of $6.00, payable based on achievement of a full FDA approval for the F4c indication of efruxifermin on or before January 6, 2032 (the “October 5 Company Proposal”). The representative of Novo then communicated its revised proposal to acquire all shares of outstanding Company common stock for $54.00 per share in cash plus a contingent value right of $6.00, payable based on achievement of a full FDA approval for the F4c indication of efruxifermin on or before June 30, 2031 (the “October 5 PM Novo Proposal”). The representative of Novo indicated that the October 5 PM Novo Proposal constituted Novo’s best and final offer.
Subsequently on October 5, 2025, consistent with instructions by the Company, representatives of Morgan Stanley and J.P. Morgan held a discussion with representatives of Novo’s financial advisor, BofA Securities, Inc., during which representatives of Morgan Stanley and J.P. Morgan conveyed the importance to the Company of

Novo increasing the cash component of its offer to $55.00 per share and suggested that the Board of Directors might not be willing to approve a transaction below that level. Representatives of Novo’s financial advisor explained that the October 5 PM Novo Proposal was Novo’s best and final offer but confirmed that they would convey Morgan Stanley’s message to Novo.
On October 6, 2025, the Board of Directors held a meeting, which was also attended by representatives of Company management, Morgan Stanley, J.P. Morgan and Kirkland. Representatives of Company management, Morgan Stanley and J.P. Morgan discussed with the Board of Directors their interactions with representatives of Novo on October 5, 2025 as described above. The Board of Directors discussed with its advisors the likelihood that Novo would increase its offer. After discussion, the Board of Directors determined to wait for further communications from Novo before determining its next steps.
Also on October 6, 2025, consistent with instructions by the Company, representatives of Morgan Stanley and J.P. Morgan held a call with representatives of Novo’s financial advisor, during which Novo’s financial advisor conveyed that Novo was unwilling to improve its offer and reiterated that the October 5 PM Novo Proposal was Novo’s best and final offer.
Later on October 6, 2025, the Board of Director held a second meeting, which was also attended by representatives of Company management, Morgan Stanley, J.P. Morgan and Kirkland. Representatives of Morgan Stanley and J.P. Morgan discussed with the Board of Directors their interaction with Novo’s financial advisor earlier that day as described above. The Board of Directors discussed with its advisors whether the Company should move forward with a transaction based on the October 5 PM Novo Proposal. The Board of Directors discussed several factors, including the estimated risk-adjusted value of the October 5 PM Novo Proposal, the premium this value represented over the current trading price of the Company’s stock and the risk in obtaining regulatory approvals for a transaction with Novo. The Board of Directors also considered the prospects and risks of the Company continuing as a standalone business and the fact that, other than Novo, there did not appear to be other parties with interest in acquiring or the ability to acquire the Company. After discussion, the Board of Directors determined that the Company should proceed based on the October 5 PM Novo Proposal.
After the meeting, Dr. Cheng communicated to a representative of Novo the Board of Directors’ support for entering into a transaction based on October 5 PM Novo Proposal.
Also on October 7, 2025, Dr. Cheng spoke with a representative of Novo about timing considerations for public announcement of a potential transaction.
On October 8, 2025, the Board of Directors held a meeting, which was also attended by representatives of Company management, Morgan Stanley, J.P. Morgan and Kirkland. Kirkland reviewed with the Board of Directors the relationship disclosures that had been provided to the Board of Directors by J.P. Morgan and Morgan Stanley. The Board of Directors discussed such disclosures and determined that none of these relationships interfered with the Company’s engagement of either of Morgan Stanley or J.P. Morgan in connection with an M&A transaction involving Novo. The Board of Directors and representatives of Kirkland then discussed the 220 Demand again and the Board of Directors remained of the view that the claims in the 220 Demand had no value and, therefore, should not affect any decision of whether to sell the Company. Representatives of Morgan Stanley and J.P. Morgan then summarized the financial analyses they had each conducted, including assumptions made, procedures followed, matters considered and qualifications and limitations, as well as how those financial analyses compared to the analyses presented to the Board of Directors at the October 4, 2025 meeting, in addition to other financial metrics and analyses. A representative from Morgan Stanley then delivered to the Board of Directors an oral opinion, which was subsequently confirmed in writing, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Morgan Stanley in preparing its opinion, the Merger Consideration to be received by the holders of shares of Company common stock (except for Excluded Shares as defined in Morgan Stanley’s written opinion) in the proposed Merger was fair, from a financial point of view, to such holders. A representative from J.P. Morgan then delivered to the Board of Directors an oral opinion, which was subsequently confirmed in writing, that as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by J.P. Morgan in preparing its opinion, the Merger Consideration to be paid to the holders of shares of Company common stock (except for Excluded Shares as defined in J.P. Morgan’s written opinion), in the proposed Merger was fair, from a financial point of view, to such holders. For a detailed discussion of the opinions of each of Morgan Stanley and J.P. Morgan, please see the sections of this proxy statement captioned “— Opinion of the Akero’s Financial Advisor — J.P. Morgan Securities LLC” and “— Opinion of Akero’s Financial Advisor — Morgan Stanley & Co. LLC.” For a detailed discussion of the non-public, unaudited risk-adjusted financial projections prepared by Company management and authorized by the Board of Directors for use by Morgan Stanley and J.P. Morgan in their respective financial analyses in connection with their respective opinions, please see the section of this proxy statement captioned “— Certain Financial Projections.” The Board of Directors then discussed the material terms of the Merger Agreement and related documentation and any changes that had occurred in the documents since prior meetings of the Board of Directors. After further discussion, including a discussion regarding the various reasons described in the section of this proxy statement captioned “— Recommendation of the Board of Directors and Reasons for the Merger,” the Board of Directors unanimously (1) determined that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and its stockholders; (2) declared it advisable for the Company to enter into the Merger Agreement; (3) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions, including the Merger; (4) resolved that the Merger should be governed by Section 251(c) of the DGCL; (5) declared that the President and Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of the Company were authorized and directed, on behalf of the Company, to execute and deliver the Merger Agreement; and (6) subject to the provisions of the Merger Agreement, agreed to recommend that the Company’s stockholders vote to adopt the Merger Agreement.
On October 9, 2025, the Company and Novo entered into the Merger Agreement and each of the Company and Novo issued a press release announcing the execution of the Merger Agreement.
Recommendation of the Board of Directors and Reasons for the Merger
Recommendation of the Board of Directors
The Board of Directors has unanimously (1) determined that the Merger Agreement and the Transactions, including the Merger, are advisable and fair to, and in the best interest of, Akero and its stockholders; (2) declared it advisable for Akero to enter into the Merger Agreement; (3) approved the execution, delivery and performance by Akero of the Merger Agreement and the consummation of the Transactions, including the Merger; (4) resolved that the Merger shall be governed by Section 251(c) of the DGCL, upon the terms and subject to the conditions set forth in the Merger Agreement; (5) resolved to recommend that Akero stockholders adopt the Merger Agreement at the Special Meeting; and (6) directed that the Merger Agreement be submitted to Akero stockholders for approval at a special meeting of Akero stockholders.
The Board of Directors unanimously recommends that you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Reasons for the Merger
In evaluating the Merger Agreement and the Transactions, including the Merger, the Board of Directors consulted with outside legal counsel, its financial advisors and Akero’s senior management. In reaching their decision to approve the Merger Agreement, and in recommending that Akero’s stockholders vote in favor of the adoption of the Merger Agreement, the Board of Directors considered numerous positive reasons relating to the Merger Agreement, the Merger and the other Transactions, including the following material reasons (which reasons are not necessarily presented in order of relative importance):
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Business, Financial Condition and Prospects. The Board of Directors considered Akero’s current and historical financial condition and results of operations, competitive position, assets, business and prospects, including certain long-term financial projections for Akero prepared by members of its senior management (discussed in the section of this proxy statement captioned “— Certain Financial Projections”). The Board of Directors weighed, on the one hand, the certainty of the Company’s stockholders receiving $54.00 per share upfront cash consideration in the Transactions plus one contingent value right for the Company’s stockholders to receive a potential future payment of $6.00 per share in cash, compared with, on the other hand, the uncertainty that trading values (absent any media speculation with respect to a transaction involving Akero) would approach an amount comparable to such consideration in the foreseeable future. The Board of Directors also considered the execution risks and uncertainties associated with executing Akero’s standalone plan and the other risk factors set forth in Akero’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and subsequent Quarterly Reports on Form 10-Q. Such risks and uncertainties include, among others, the risks related to potential timing delays or difficulties in obtaining FDA approval for efruxifermin for treatment of compensated cirrhosis due to MASH or other regulatory approvals for efruxifermin outside of the U.S. and the costs associated with efforts to obtain such approvals, the risks related to Akero’s reliance on third parties to conduct, supervise and monitor clinical trials, manufacture and supply efruxifermin and the delivery device for efruxifermin and to protect Akero’s proprietary technology, the risks associated with transitioning from a clinical stage biotechnology company to becoming a larger organization with the capabilities and resources required for successful commercialization, and other factors affecting the revenues and profitability of biopharmaceutical companies generally. The Board of Directors also considered the fact that efruxifermin is Akero’s only product candidate, the fact that the Company has incurred net losses since its inception and that it would continue to incur such losses in the foreseeable future, and the risk that Akero would be prevented from or delayed in achieving profitability if Akero were required to discontinue development of efruxifermin, or if efruxifermin does not receive regulatory approval or fails to achieve significant market acceptance. The Board of Directors further considered that successful and timely completion of any of Akero’s current or future clinical trials will depend on a variety of factors including patient qualification and enrollment, the risk of adverse effects, and regulatory interventions, suspension or termination of ongoing trials, or manufacturing or supply disruptions, and that the outcome of such clinical trials is inherently uncertain and may not support regulatory approval. The Board of Directors further considered the significant capital investment and cash flows required for Akero to continue executing its standalone plan, including the fact that, while Akero may seek additional funding through future debt or equity financing or additional collaborations or strategic partnerships, any such fundraising would likely be highly dilutive for Akero’s existing stockholders, might only be available on unfavorable terms, or might not be available at all, given the current and anticipated market conditions for biotechnology companies over the next months to years.
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Attractive Value. The Board of Directors considered the fact that the Merger Consideration represented an attractive value for the shares of Akero common stock, and after its review, believed that the Merger Consideration represented the best value reasonably available for Akero’s stockholders, while providing an opportunity, in certain circumstances, to consider an unsolicited Superior Offer (as defined in the section of this proxy statement captioned “The Merger Agreement — Acquisition Proposals”) made after the signing of the Merger Agreement.

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Implied Premium. The Board of Directors considered the current and historical market prices, volatility and trading information regarding shares of Akero common stock, including the fact that the $54.00 upfront cash consideration represented (1) a premium of approximately 42% over the closing price of $38.14 per share of our common stock on May 19, 2025, the last trading day prior to media speculation of a potential transaction involving Akero, and (2) a premium of approximately 19% over the volume-weighted average share price over the 30-trading day period preceding and including October 8, 2025. In addition to the upfront cash consideration, the Board of Directors considered that, in the event the Approval Milestone is achieved within the time period described in the CVR Agreement, the overall Merger Consideration would represent even higher premia to recent trading prices.

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Closing Consideration; Certainty of Value. The Board of Directors considered the fact that the upfront cash consideration (representing a substantial portion of the overall Merger Consideration) will provide our stockholders with immediate liquidity and certainty of value. The Board of Directors believed this certainty of value was compelling, especially when viewed against the risks and uncertainties associated with Akero’s standalone strategy and the potential impact of such risks and uncertainties on the trading price of Akero’s common stock.

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Competition. The Board of Directors considered competitive considerations, including that large global pharmaceutical companies with a track record of successful regulatory approval and commercialization for their products are pursuing the development or marketing of product candidates that target MASH or metabolic diseases associated with MASH; that certain of these large global pharmaceutical companies had recently acquired other clinical stage biotechnology companies with product candidates that target MASH or metabolic diseases associated with MASH, including two acquired companies with products with a similar mechanism of action as efruxifermin; and that Akero may not be able to develop, market or sell efruxifermin at an equivalent pace as such companies with its available capital and other resources.
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Opportunity to Realize Additional Value. The Board of Directors considered the fact that the Merger Consideration includes a contingent value right that provides Akero stockholders an opportunity to realize additional value of $6.00 per share if the Approval Milestone is achieved within the time period described in the CVR Agreement, as more fully described in the section of this proxy statement captioned “Form of Contingent Value Rights Agreement.” The Board of Directors considered the estimated probability and timing for achieving the Approval Milestone. The Board of Directors also considered the fact that the CVR Agreement requires Novo to use Commercially Reasonable Efforts (as defined in the section of this proxy statement captioned “Form of Contingent Value Rights Agreement”) to conduct the clinical trials and subsequently seek the FDA approval needed to achieve the Approval Milestone. The Board of Directors further considered the extensive experience and resources of Novo in developing, and obtaining FDA and other approvals for commercializing, clinical stage biopharmaceutical product candidates, as well as Novo’s global commercial capabilities.

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Interactions with Potentially Interested Counterparties. The Board of Directors considered outreach Akero conducted throughout 2024 and 2025 to identify and contact potential counterparties for collaboration opportunities or, potentially, a broader strategic transaction such as the Transactions. The Board of Directors considered the fact that Akero, with the assistance of Morgan Stanley and J.P. Morgan, had been in contact with five large international pharmaceutical companies, in addition to Novo, at various times since September 2024 regarding a potential strategic transaction, all of which declined to pursue such a transaction. The Board of Directors also considered that one such pharmaceutical Company, after making an initial proposal for a strategic transaction with the Company, had subsequently indicated that it was no longer interested in pursuing a strategic transaction with the Company. The Board of Directors further considered that no additional potential counterparties had contacted the Company after previous market speculation had suggested that the Company could potentially be exploring a sale of the Company. The Board of Directors considered that further outreach to other counterparties could jeopardize a potential transaction with Novo and result in further market speculation, which could disrupt interactions between Novo and Akero. The Board of Directors also considered that, in the event a third party became interested in pursuing a transaction on terms more favorable to Akero and its stockholders than those contemplated by the Merger Agreement, such third party would be able to pursue such a transaction despite Novo and Akero having entered into the Merger Agreement due to the Merger Agreement’s customary “fiduciary out” provisions. The Board of Directors further considered that the confidentiality agreements with potential counterparties involved in the 2024 and 2025 discussions of a potential strategic transaction did not contain standstill provisions, thereby allowing for confidential proposals from any counterparties to such confidentiality agreements to be submitted to the Board of Directors following the execution of the Merger Agreement and announcement of the Transactions. For more details on Akero’s outreach to potentially interested parties, please see the section of this proxy statement captioned “— Background of the Merger.”

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Negotiation Process. The Board of Directors considered the fact that the terms of the Merger Agreement were the result of robust arm’s length negotiations conducted by Akero at the direction of the Board of Directors and with the assistance of independent financial advisors and outside legal counsel. The Board of Directors also considered the enhancements that Akero and its advisors were able to obtain as a result of negotiations with Novo and its financial and legal advisors following the October 3 Proposal, including the increase in Novo’s proposed acquisition price and the extension of the deadline to achieve the Approval Milestone, as further described in the section of this proxy statement captioned “— Background of the Merger.” The Board of Directors also considered the improvement in the other terms and conditions of the Merger Agreement from the terms and conditions originally sought by Novo. The Board of Directors believed, after consultation with representatives of Morgan Stanley and J.P. Morgan, that the Merger Consideration was the maximum price at which Novo would pursue the acquisition of Akero, that it was unlikely that any other potential acquiror would be willing and able to acquire Akero at a price in excess of the Merger Consideration even if Akero were to conduct additional outreach, and that it was unlikely that any other potential counterparties would be willing and able to consummate a transaction that the Board of Directors would view as more value-maximizing for Akero’s stockholders than the proposed transaction with Novo.
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Strategic Alternatives. The Board of Directors considered the risks and potential benefits associated with other strategic alternatives and the potential for stockholder value creation associated with those alternatives. As part of these evaluations, the Board of Directors considered continuing to execute Akero’s strategy on a standalone basis. In particular, the Board of Directors considered, among others, the risks and costs associated with successfully obtaining FDA approval for efruxifermin for treatment of pre-cirrhotic MASH or compensated cirrhosis due to MASH or other indications, obtaining approval and successfully selling efruxifermin in markets outside of the U.S. and for other indications, designing and conducting clinical trials for efruxifermin, manufacturing and obtaining commercial supply of efruxifermin and the delivery device for efruxifermin, developing Akero’s commercial infrastructure and hiring or leasing a sales force for potentially commercializing efruxifermin in the U.S. and internationally, and other execution risks associated with transforming a relatively small biotechnology company focused on product development into a profitable pharmaceutical company with a global marketing footprint. After a thorough review of strategic alternatives and discussions with Akero’s senior management and its financial and legal advisors, the Board of Directors determined that the Merger Consideration is more favorable to Akero stockholders than the potential value that might result from other available strategic options.

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Fairness Opinion of Morgan Stanley. The Board of Directors also considered the oral opinion of Morgan Stanley rendered to the Board of Directors on October 8, 2025, which was subsequently confirmed by delivery of a written opinion dated October 8, 2025, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Morgan Stanley in preparing its opinion, the Merger Consideration to be received by the holders of shares of our common stock (except for Excluded Shares as defined in such opinion) in the proposed Merger was fair, from a financial point of view, to such holders, as more fully described in the section of this proxy statement captioned “— Opinion of Akero’s Financial Advisor — Morgan Stanley & Co. LLC.”

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Fairness Opinion of J.P. Morgan. The Board of Directors also considered the oral opinion of J.P. Morgan rendered to the Board of Directors on October 8, 2025, which was subsequently confirmed by delivery of a written opinion dated October 8, 2025, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by J.P. Morgan in preparing its opinion, the Merger Consideration to be paid to the holders of shares of our common stock (except for Excluded Shares as defined in such opinion) in the proposed Merger was fair, from a financial point of view, to such holders, as more fully described in the section of this proxy statement captioned “— Opinion of Akero’s Financial Advisor — J.P. Morgan Securities LLC.”

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Timing and Likelihood of Consummation. The Board of Directors considered the timing and likelihood that the Merger would be consummated based on, among other things (not in any relative order of importance):

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the likelihood of obtaining required regulatory approvals, including the requirements for Novo to seek the required regulatory approvals in the Merger Agreement (subject to the limitations therein, including that Novo will not be required to agree to certain operational or structural undertakings) (as more fully described in the section of this proxy statement captioned “— Regulatory Approvals Required for the Merger”) and the existence of the reverse termination fee potentially payable by Novo as discussed below;

•	the fact that there is no financing condition to the consummation of the Merger;
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the business reputation, capabilities and financial condition of Novo, and the Board of Directors’ perception, based on discussions with Akero’s senior management and its financial advisors and outside legal counsel, that Novo is willing and able to devote the resources necessary to complete the Merger in an expeditious and efficient manner; and

•	the ability of Akero to enforce the Merger Agreement.
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Other Terms of the Merger Agreement. The Board of Directors considered other terms of the Merger Agreement, as more fully described under the section of this proxy statement captioned “The Merger Agreement,” including:

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Ability to Respond to Unsolicited Acquisition Proposals. Akero’s ability, in certain circumstances specified in the Merger Agreement, to furnish information to and conduct negotiations with a third party regarding an unsolicited alternative Acquisition Proposal that the Board of Directors determines in good faith, after consulting with its financial advisors and outside legal counsel, constitutes or could reasonably be expected to lead to a Superior Offer.

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Company Adverse Change Recommendation in Response to a Superior Offer; Ability to Accept a Superior Offer. The ability of the Board of Directors, in certain circumstances, to change its recommendation in favor of the Merger in response to a Superior Offer or terminate the Merger Agreement in favor of a Superior Offer, subject to Novo’s ability to negotiate revised terms and conditions of the Merger Agreement with Akero that would obviate the basis for such change in recommendation, and subject to Akero’s payment to Novo of a termination fee of $165,000,000.

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Company Adverse Change Recommendation in Response to an Intervening Event. The ability of the Board of Directors, in certain circumstances, to change its recommendation in favor of the Merger in response to an Intervening Event (as defined and further discussed in the section of this proxy statement captioned “The Merger Agreement — The Board of Directors’ Recommendation; Company Adverse Change Recommendation”) not related to an Acquisition Proposal, subject to Novo’s ability to negotiate revised terms and conditions of the Merger Agreement with Akero that would obviate the basis for such change in recommendation, and subject to Novo’s right to terminate the Merger Agreement following such change in recommendation and to collect a termination fee of $165,000,000.

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End Date. The fact that the initial outside date of April 9, 2026, which may be extended by (1) an automatic six-month extension until October 9, 2026, and (2) a further six-month extension until April 9, 2027, by either Novo or Akero, in each case if, at the end of each prior period, all closing conditions other than certain conditions relating to regulatory clearances have been met, is anticipated to allow for sufficient time to consummate the Merger.

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Efforts Obligation of Novo. Novo’s commitments in the Merger Agreement to seek to obtain promptly any clearances required under the HSR Act or other applicable antitrust laws so as to consummate the Merger as promptly as practicable, including, if necessary, litigating with governmental authorities (subject to certain limitations in the Merger Agreement, including that Novo will not be required to agree to certain operational or structural undertakings) (as more fully described in the section of this proxy statement captioned “The Merger Agreement – Filings, Consents and Approvals”).

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Reverse Termination Fee. The fact that if the Merger Agreement is terminated prior to the consummation of the Merger in certain circumstances relating to the failure to obtain required regulatory clearances, then Novo will be required to pay Akero a reverse termination fee of $185,000,000, which amount the Board of Directors believed to be reasonable in relation to the antitrust profile of the Transactions.

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Termination Fee. The Board of Directors believed the amount of the termination fee potentially payable by Akero ($165,000,000) was reasonable in light of, among other matters, the benefits of the Merger to Akero’s stockholders and the likelihood that a fee of such size would not be a meaningful deterrent to alternative Acquisition Proposals.

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Appraisal Rights. The Board of Directors considered the fact that statutory appraisal rights under Delaware law in connection with the Merger will be available to stockholders who do not vote in favor of the adoption of the Merger Agreement, properly demand appraisal of their shares of our common stock and fully comply with all required procedures under Section 262 of the DGCL. For more information on appraisal rights, please see the section of this proxy statement captioned “— Appraisal Rights.”

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Opportunity of Our Stockholders to Vote; Rights to Adjourn or Postpone to Solicit Additional Proxies. The Board of Directors considered the fact that the Merger would be subject to the approval of our stockholders, and that our stockholders would be free to evaluate the Merger and vote for or against the approval of the Merger Proposal at the Special Meeting. In addition, the Board of Directors considered the fact that Akero could require the adjournment or postponement of the Special Meeting, upon the terms and subject to the conditions specified in the Merger Agreement, for the absence of a quorum at the Special Meeting or to allow additional solicitation of votes in order to obtain the adoption of the Merger Agreement by holders representing at least a majority of all outstanding shares of our common stock entitled to vote thereon.

In the course of reaching the determinations and decisions and making the recommendation described above, the Board of Directors, in consultation with Akero’s senior management, outside legal counsel and financial advisors, also considered the risks and potential reasons to not proceed with the Merger and the other Transactions, including the following material reasons (which reasons are not necessarily presented in order of relative importance):
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Risks Related to the Milestone Payment under the CVR Agreement. The Board of Directors considered the fact that the Approval Milestone necessary to trigger payment under the CVR Agreement may not be achieved within the required time period or at all and, if it is not achieved within such time period, no payment will be made pursuant to the CVRs, as well as the fact that the CVRs are not freely transferable and, accordingly, will not be registered with the SEC or listed on any securities exchange.

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No Ongoing Equity Interest in Akero. The Board of Directors considered the fact that Akero’s public stockholders will have no ongoing equity interest in the surviving corporation following the Merger, meaning that our stockholders will cease to participate in Akero’s potential future earnings or growth and will not benefit from any future increase in the value of Akero following completion of the Merger.

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Inability to Solicit Takeover Proposals. The Board of Directors considered the fact that the Merger Agreement contains covenants prohibiting Akero from soliciting other potential Acquisition Proposals and restricting its ability to entertain other potential Acquisition Proposals unless certain conditions are satisfied. The Board of Directors also considered the fact that the right afforded to Novo under the Merger Agreement to negotiate revised terms and conditions of the Merger Agreement with Akero in response to an alternative Acquisition Proposal that the Board of Directors determines in good faith is a Superior Offer may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, Akero.

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The Termination Fee. The Board of Directors considered the fact that Akero may be required to pay a termination fee of $165,000,000 to Novo if the Merger Agreement is terminated under certain circumstances, including in connection with Akero accepting a Superior Offer or due to the Board of Directors changing or withdrawing its recommendation in favor of the Merger.

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The Reverse Termination Fee. The Board of Directors considered the fact that the reverse termination fee of $185,000,000 will not be available in all instances in which the Merger Agreement is terminated.

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Effect of Announcement. The Board of Directors considered the potential effects of the public announcement of the Transactions, including, among other potential effects, distracting Akero’s employees, limiting Akero’s ability to attract and retain key personnel while the Merger is pending, disrupting Akero’s relationships with business partners and influencing Akero’s stock price.

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Litigation Risk. The Board of Directors considered the risk of litigation in connection with the execution of the Merger Agreement and the consummation of the Merger which, even if lacking in merit, could nonetheless result in distraction and expense.

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Interim Operating Covenants; Development Plan. The Board of Directors considered the fact that the Merger Agreement imposes restrictions on the conduct of Akero’s business prior to the consummation of the Merger, requiring Akero to conduct its business in the ordinary course and refrain from taking certain specified actions without Novo’s prior consent. The Board of Directors considered that such restrictions may potentially delay or prevent Akero from pursuing business strategies or opportunities that may arise pending consummation of the Merger. The Board of Directors also considered that the Merger Agreement requires the Company to use its reasonable best efforts to execute the development plan for the clinical development of efruxifermin set forth in the Disclosure Schedule.
•	Risks That the Merger May Not Be Approved by Our Stockholders. The Board of Directors considered the possibility that the Merger Proposal will not be approved by Akero’s stockholders.
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Risks That the Merger Might Be Delayed or Not Be Completed At All. The Board of Directors considered the fact that there can be no assurance that all conditions to the parties’ obligations under the Merger Agreement will be satisfied on a timely basis or at all. The Board of Directors considered the risks and costs to Akero if the Merger is not consummated in the anticipated timeframe or at all, including the diversion of Akero’s management and employees’ attention; potential employee attrition; the potential effect on vendors, partners, licensors and others that do business with Akero; and the potential effect on the trading price of the shares of Akero’s common stock.

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Transaction Costs. The Board of Directors considered the fact that significant costs have been and will continue to be incurred in connection with negotiating and entering into the Merger Agreement and completing the Merger, and that substantial time and effort of Akero’s management and certain other key employees will be required, potentially resulting in disruptions to the operation of Akero’s business. If the Merger is not consummated, Akero will be required to pay its own expenses associated with the Merger Agreement, and the resulting public announcement of the termination of the Merger Agreement could affect the trading price of Akero’s common stock.

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Potential Conflicts of Interest. The Board of Directors considered the potential conflicts of interest created by the fact that Akero’s executive officers and directors may have interests in the Merger that may be different from or in addition to those of other stockholders, as described in the section of this proxy statement captioned “— Interests of Akero’s Directors and Executive Officers in the Merger.”

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Regulatory Approval and Risks of Pending Actions. The Board of Directors considered the fact that the completion of the Merger requires certain regulatory clearances, which could subject the Merger to unforeseen delays and risk. The Board of Directors also considered the fact that the Merger Agreement does not require Novo to agree to certain operational or structural undertakings in order to obtain these regulatory clearances (as more fully described in the section of this proxy statement captioned “The Merger Agreement — Filings, Consents and Approvals”).

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Tax Treatment. The Board of Directors considered the fact that the receipt of cash and CVRs by our stockholders in exchange for our common stock as a result of the Merger generally will be taxable to our stockholders for U.S. federal income tax purposes (as further described in the section of this proxy statement captioned “— Certain U.S. Federal Income Tax Consequences of the Merger”).

The Board of Directors concluded that, overall, the potential benefits of the Merger to Akero’s stockholders outweighed the risks and uncertainties of the Merger.
The foregoing discussion of reasons considered by the Board of Directors contains the material reasons considered by the Board of Directors, but is not in any way intended to be exhaustive. In light of the variety of reasons considered in connection with its evaluation of the Merger, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons considered in reaching its determinations and recommendations. Each member of the Board of Directors applied his or her own individual business judgment to the process and may have given different weight to different reasons. The Board of Directors did not undertake to make any specific determination as to whether any reason or any particular aspect of a reason supported or did not support its ultimate determination. Rather, the Board of Directors based its recommendation on the totality of the information presented.
Opinion of Akero’s Financial Advisor — Morgan Stanley & Co. LLC
The Company retained Morgan Stanley to act as one of its financial advisors in connection with a potential sale of the Company and to provide financial advice and assistance and, upon the request of the Company, to render a financial opinion in each case in connection therewith. The Company selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the industry, market and regulatory environment and business and affairs of the Company. At the meeting of the

Board of Directors on October 8, 2025 to evaluate and consider the proposed Merger, Morgan Stanley rendered its oral opinion to the Board of Directors, which was subsequently confirmed by delivery of a written opinion dated October 8, 2025, that, as of that date, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth therein, the Merger Consideration to be received by the holders of Akero common stock (except for Excluded Shares and Dissenting Shares) pursuant to the Merger Agreement was fair from a financial point of view to such holders of Akero common stock.
The full text of the written opinion of Morgan Stanley delivered to the Board of Directors, dated October 8, 2025, is attached as Annex B and is incorporated by reference into this proxy statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Akero stockholders are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley’s opinion was directed to the Board of Directors and addressed only the fairness, from a financial point of view to the holders of Akero common stock (except for Excluded Shares and Dissenting Shares) of the Merger Consideration to be received by such holders pursuant to the Merger Agreement as of the date of the opinion. Morgan Stanley’s opinion did not address any other aspect of the transactions contemplated by the Merger Agreement. Morgan Stanley’s opinion did not address the relative merits of the proposed Merger as compared to other business or financial strategies that might be available to the Company, or the underlying business decision of the Company to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement and does not constitute a recommendation to Akero stockholders as to how to act or vote in connection with the proposed Merger or any other matter or whether to take any other action with respect to the proposed Merger. The summary of Morgan Stanley’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. In addition, the opinion did not in any manner address the price at which Akero common stock will trade at any time.
For purposes of rendering its opinion, Morgan Stanley, among other things:
•	reviewed certain publicly available financial statements and other business and financial information of the Company;
•	reviewed certain internal financial statements and other financial and operating data concerning the Company;
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reviewed certain financial projections prepared by the management of the Company, as discussed more fully in the section of this proxy statement captioned “— Certain Financial Projections” beginning on page 58, including estimates as to the probability and timing of achieving the Approval Milestone under the CVR Agreement (which we refer to as the “CVR Estimates”);

•	discussed the past and current operations and financial condition and the prospects of the Company, with senior executives of the Company;
•	reviewed the reported prices and trading activity for Akero common stock;
•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;
•	participated in certain discussions and negotiations among representatives of the Company and Novo and their financial and legal advisors;
•	reviewed a substantially final draft of the Merger Agreement, dated October 8, 2025, including the CVR Agreement and certain related documents; and
•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.
Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, including the CVR Estimates, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best then available estimates and judgments of the management of the Company of the future financial performance of the Company. Morgan Stanley expressed no view as to the financial projections, including the CVR Estimates, or the assumptions upon which they were based. Morgan Stanley expressed no view as to the likelihood the Approval Milestone under the CVR Agreement is achieved or whether the Approval Milestone Payment becomes payable. In addition, Morgan Stanley assumed that the proposed Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to Morgan Stanley and that the definitive CVR Agreement will not differ in any material respect from the form thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. Morgan Stanley is not a legal, tax, or regulatory advisor. Morgan Stanley is a financial advisor only and has relied upon, without independent verification, the assessment of the Company and its legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Merger Consideration to be received by the holders of shares of Akero common stock in the transaction. Morgan Stanley did not express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement, the CVR Agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or the CVR Agreement or entered into or amended in connection therewith. Morgan Stanley’s opinion did not address the relative merits of the transactions contemplated by the Merger Agreement and the CVR Agreement as compared to other business or financial strategies that might be available to the Company, nor did it address the underlying business decision of the Company to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement and the CVR Agreement. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the Company, nor was it furnished with any such valuations or appraisals. Morgan Stanley’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of the opinion. Events occurring after the date of the opinion may affect the opinion and the assumptions used in preparing the opinion, and Morgan Stanley did not assume any obligation to update, revise or reaffirm this opinion.
Summary of Financial Analyses of Morgan Stanley
The following is a brief summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter, both dated October 8, 2025. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses.
In performing the financial analyses summarized below and in arriving at its opinion, Morgan Stanley utilized and relied upon the October Projections (as defined in the section of this proxy statement captioned “— Certain Financial Projections”), including the CVR Estimates, which were prepared by the management of the Company and approved by the Board of Directors for use by Morgan Stanley in its financial analysis, as discussed more fully in the section of this proxy statement captioned “— Certain Financial Projections.”
For purposes of its financial analyses, Morgan Stanley calculated the implied value of the Closing Consideration plus one CVR per share to be paid to the holders of shares of Akero common stock (other than Excluded Shares and Dissenting Shares) pursuant to the Merger Agreement to be $56.26 (which we refer to in this section of the proxy statement as the “Consideration NPV”) by adding the Closing Consideration of $54.00 per share and the risk-adjusted net present value of one CVR of $2.26 per share, which was calculated by discounting to the present value, as of September 30, 2025, the Approval Milestone Payment estimated to be made based on the probability and timing of achieving the Approval Milestone as reflected in the CVR Estimates, discounting back from date of achievement of the Approval Milestone as forecasted by the management of the Company at a discount rate of 11.2% (the midpoint of the discount rate range of 10.2% to 12.2% determined by Morgan Stanley), reflecting estimates of the Company weighted average cost of capital. However, there is no guarantee that any of the conditions for the Approval Milestone Payment pursuant to the CVR Agreement will be satisfied, and if satisfied, when such conditions will be satisfied.

Discounted Cash Flow Analysis
Morgan Stanley performed a discounted cash flow analysis for the Company, which is designed to provide an implied value of a company by calculating the present value of the estimated future risk-adjusted cash flows and terminal value of such company. Morgan Stanley calculated a range of implied fully diluted equity values per share of Akero common stock, based on estimates of future risk-adjusted unlevered free cash flows projected to be generated by the Company during the last quarter of the ﬁscal year 2025 and fiscal years 2026 through 2041, including the impact of certain net operating losses, each as provided to Morgan Stanley by the management of the Company in the October Projections. The terminal value was calculated by applying a perpetual growth rate of negative 50% as directed by the management of the Company to estimates of the risk-adjusted unlevered terminal free cash flows for the Company at the end of fiscal year 2041, as provided in the October Projections. The risk-adjusted unlevered free cash flows and terminal value were discounted to present values as of September 30, 2025, using a mid-year convention for discounting cash flows, at discount rates ranging from 10.2% to 12.2%, which discount rates were selected upon the application of Morgan Stanley’s professional judgment and experience, to reflect an estimate of the Company’s weighted average cost of capital. The resulting range of implied aggregate values were then adjusted for the Company’s net cash of approximately $994 million as of September 30, 2025 and the impact of assumed future equity raises in 2027 and 2028, each as provided by the management of the Company.
This analysis resulted in a range of implied equity values per share of Akero common stock (rounded to the nearest $0.25) of approximately $51.50 to $62.25. Morgan Stanley compared this range to (i) the value of the Closing Consideration excluding any potential payments under the CVR of $54.00 per share of Akero common stock, (ii) the value of the Closing Consideration plus the nominal undiscounted value of $6.00 of one CVR assuming the achievement of the Approval Milestone of $60.00 per share of Akero common stock and (iii) the Consideration NPV of $56.26 per share of Akero common stock.
Other Information
Morgan Stanley observed additional factors that were not considered part of Morgan Stanley’s financial analyses with respect to its opinion, but which were noted as reference data for the Board of Directors, including the following information described in the sections of this proxy statement captioned “— Opinion of Akero’s Financial Advisor — Morgan Stanley & Co. LLC – Historical Trading Data,” “— Opinion of Akero’s Financial Advisor — Morgan Stanley & Co. LLC — Analyst Price Targets,” and “— Opinion of Akero’s Financial Advisor — Morgan Stanley & Co. LLC — Precedent Transactions — Premium Paid Analysis.”
Historical Trading Data
For reference only, and not as a component of its fairness analysis, Morgan Stanley reviewed the historic intraday trading range of Akero common stock for the 52-week period ending October 8, 2025, the last trading day prior to the Company’s issuance of the announcement of the proposed Merger, which was $21.34 to $58.40 per share of Akero common stock. Morgan Stanley noted that the historical trading data analyses were presented merely for reference and informational purposes only and not as a component of its fairness analysis.
Analyst Price Targets
For reference only, and not as a component of its fairness analysis, Morgan Stanley reviewed and analyzed future public market trading price targets for Akero common stock that were prepared and published by equity research analysts on or before October 8, 2025, prior to the Company’s issuance of the announcement of the proposed Merger. These price targets reflected each analyst’s estimate of the future public market trading price of Akero common stock.
After excluding an outlier, the range of undiscounted analyst price targets was $60.00 to $84.00 per share of Akero common stock. In order to better compare the equity analysts’ stock price targets with the merger consideration, based on its professional judgment and experience, Morgan Stanley discounted each analyst’s price target for one year using a discount rate of 11.2% (the midpoint of the discount rate range of 10.2% to 12.2% determined by Morgan Stanley), reflecting estimates of the Company’s cost of equity. This analysis resulted in a discounted analyst price target range (rounded to the nearest $0.25) of $54.00 to $75.50 per share of Akero common stock. Morgan Stanley noted that the analyst price targets analyses were presented merely for reference and informational purposes only and not as a component of its fairness analysis.

The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for Akero common stock and these estimates are subject to uncertainties, including the future financial performance of the Company and future financial market conditions.
Precedent Transactions — Premium Paid Analysis
For reference only, and not as a component of its fairness analysis, Morgan Stanley considered, based on publicly available transaction information, transactions involving businesses Morgan Stanley judged to be sufficiently analogous to the Company’s business. For these transactions, Morgan Stanley noted the percentage premia paid over unaffected stock price. Based on its analysis of the premia for these transactions and based upon the application of its professional judgment and experience, Morgan Stanley selected a range of premia to unaffected stock price of 37% to 117% based on 10th and 90th percentiles and applied such range to (i) the Company’s closing price as of on May 19, 2025 (the last trading day prior to market speculation of a potential transaction) of $38.14; and (ii) the Company’s closing price as of October 8, 2025 (the last trading day prior to the Company’s issuance of an announcement of the proposed Merger) of $46.49, which resulted in an implied price range per share of Akero common stock (rounded to the nearest $0.25) of $52.25 to $82.75 and $63.75 to $101.00 respectively. Morgan Stanley noted that the selected transaction analysis was presented merely for reference and informational purposes only and not as a component of its fairness analysis.
No company or transaction utilized in the premia paid analysis is identical to the Company or the proposed Merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry, performance, general business, market and financial conditions and other factors beyond the control of the Company, such as the impact of competition on the business of the Company or the industry generally, industry growth and the absence of any adverse material change in the financial condition of the Company or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared. Mathematical analysis is not in itself a meaningful method of using precedent transaction data.
General
In connection with the review of the proposed Merger by the Board of Directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of the Company. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond the control of the Company. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.
Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness of the Merger Consideration pursuant to the Merger Agreement from a financial point of view to holders of shares of Akero common stock and in connection with the delivery of its opinion to the Board of Directors. These analyses do not purport to be appraisals or to reflect the prices at which shares of Akero common stock might actually trade.
The Merger Consideration was determined through arm’s-length negotiations between the Company and Novo and was approved by the Board of Directors. Morgan Stanley acted as financial advisor to the Company during these negotiations. Morgan Stanley did not, however, recommend any specific consideration to the Company or the Board of Directors, or that any specific consideration constituted the only appropriate consideration for the proposed Merger.
Morgan Stanley’s opinion and its presentation to the Board of Directors was one of many reasons taken into consideration by the Board of Directors in deciding to approve, adopt and authorize the Merger Agreement.

Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Board of Directors with respect to the Merger Consideration or of whether the Board of Directors would have been willing to agree to a different consideration.
The Board of Directors retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Company, Novo or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.
Under the terms of its engagement, Morgan Stanley acted as financial advisor to the Company in connection with this transaction, including providing the Board of Directors with a fairness opinion, described in this section and attached as Annex B to this proxy statement, and will receive a fee of approximately $53 million for such services, of which $8 million became payable in connection with the delivery of Morgan Stanley’s opinion and the remainder is payable upon the consummation of the proposed Merger. The Company has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, the Company has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley’s engagement.
During the two years preceding the date of Morgan Stanley’s opinion, Morgan Stanley and its affiliates have had commercial or investment banking relationships with the Company, Novo and Novo Holdings A/S, an affiliate of Novo, for which Morgan Stanley and such affiliates have received customary compensation. In the two years prior to the date of the Morgan Stanley’s opinion, Morgan Stanley and/or its affiliates: (i) provided financing services for the Company for which it and such affiliates received aggregate fees of between $10 million and $20 million in connection with such services; (ii) provided financial advisory and financing services for Novo and/or Novo Holdings A/S, an affiliate of Novo, for which it and such affiliates received aggregate fees of between $30 million and $50 million in connection with such services; and (iii) was a lender to Novo with respect to certain revolving credit facilities. As of the date hereof, so far as Morgan Stanley is aware, Morgan Stanley and/or its affiliates hold an aggregate interest of: (x) less than 1% in the common stock of the Company; and (y) between 1% and 2% in the common stock of Novo, which interests are held in connection with Morgan Stanley’s and/or its affiliates’ investment management business, wealth management business, including client discretionary accounts, or ordinary course trading activities, including hedging activities. Morgan Stanley has also sought, and may in the future seek, to provide financial advisory and financing services to Novo and the Company and their respective affiliates and would expect to receive fees for the rendering of these services.
Opinion of Akero’s Financial Advisor — J.P. Morgan Securities LLC
Pursuant to an engagement letter, the Company retained J.P. Morgan as one of its financial advisors in connection with the proposed Merger.
At the meeting of the Board of Directors on October 8, 2025 to evaluate and approve the proposed Merger, J.P. Morgan rendered its oral opinion to the Board of Directors that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the Merger Consideration to be paid to holders of Akero common stock (except for Excluded Shares and Dissenting Shares) in the proposed Merger was fair, from a financial point of view, to such holders. J.P. Morgan confirmed its October 8, 2025 oral opinion by delivering its written opinion to the Board of Directors, dated October 8, 2025, that, as of such date, the Merger Consideration to be paid to the holders of Akero common stock (except for Excluded Shares and Dissenting Shares) in the proposed Merger was fair, from a financial point of view, to such holders.

The full text of the written opinion of J.P. Morgan, dated October 8, 2025, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company’s stockholders are urged to, and should, read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Board of Directors (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger and was limited to the fairness, from a ﬁnancial point of view, of the Merger Consideration to be paid to the holders of Akero common stock (except for Excluded Shares and Dissenting Shares) in the proposed Merger and did not address any other aspect of the proposed Merger. J.P. Morgan expressed no opinion as to the fairness of the consideration to the holders of any class of securities, creditors or other constituencies of the Company or as to the underlying decision by Company to engage in the proposed Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the proposed Merger or any other matter.
In connection with preparing its opinion, J.P. Morgan, among other things:
•	reviewed a substantially final draft dated October 8, 2025 of the Merger Agreement, including the CVR Agreement;
•	reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;
•
compared the proposed financial terms of the proposed Merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•
reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business, as discussed more fully in the section of this proxy statement captioned “— Certain Financial Projections” beginning on page 58 of this proxy statement, including the CVR Estimates; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of this opinion.
In addition, J.P. Morgan held discussions with certain members of the management of the Company with respect to certain aspects of the proposed Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters J.P. Morgan believed necessary and/or appropriate to its inquiry.
In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for, J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to its engagement letter with the Company, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company or Novo under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts, including the CVR Estimates, provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they had been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts, including the CVR Estimates, or the assumptions on which they were based. J.P. Morgan also assumed that the proposed Merger and the other transactions contemplated by the Merger Agreement and the CVR Agreement will be consummated as described in the Merger Agreement and the CVR Agreement, that the definitive Merger Agreement will not differ in any material respects from the draft thereof furnished to J.P. Morgan and that the definitive CVR Agreement will not differ in any material respects from the form thereof furnished to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by the Company, Novo and Merger Sub in the Merger Agreement will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the proposed Merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the proposed Merger.
The October Projections (as defined in the section of this proxy statement captioned “— Certain Financial Projections”), including the CVR Estimates furnished to J.P. Morgan were prepared by the management of the Company, and approved by the Board of Directors for use by J.P. Morgan in connection with its ﬁnancial analyses, as discussed more fully in the section of this proxy statement captioned “— Certain Financial Projections”. The Company does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the proposed Merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of the management of the Company, including, without limitation, factors related to general economic and competitive conditions, prevailing interest rates, and other factors as set forth in the section of this proxy statement captioned “Forward-Looking Statements” beginning on page 23 of this proxy statement. Accordingly, actual results could vary signiﬁcantly from those set forth in such projections. For more information regarding the use of projections and other forward-looking statements, please refer to the section of this proxy statement captioned “— Certain Financial Projections” beginning on page 58 of this proxy statement.
J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan, as of the date of the opinion. It should be understood that subsequent developments may affect J.P. Morgan’s opinion and that J.P. Morgan does not have any obligation to update, revise, or reaffirm its opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders of Akero common stock (except for Excluded Shares and Dissenting Shares) in the proposed Merger and J.P. Morgan expressed no opinion as to the fairness of any consideration paid in connection with the proposed Merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed Merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed Merger, or any class of such persons relative to the Merger Consideration to be paid to the holders of Akero common stock in the proposed Merger or with respect to the fairness of any such compensation.
The terms of the Merger Agreement, including the Merger Consideration, were determined through arm’s length negotiations between the Company and Novo, and the decision to enter into the Merger Agreement was solely that of the Board of Directors. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Board of Directors in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the Board of Directors or management with respect to the proposed Merger or the Merger Consideration.
In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in rendering its opinion to the Board of Directors on October 8, 2025 and in preparing the presentation delivered to the Board of Directors on such date in connection with the rendering of such opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with rendering its opinion to the Board of Directors and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.
For purposes of its financial analyses, J.P. Morgan calculated the implied value of the Closing Consideration plus one CVR per share to be paid to the holders of shares of Akero common stock (except for Excluded Shares and Dissenting Shares) pursuant to the Merger Agreement to be $56.28 (as used in this section of the proxy statement, the “Consideration NPV”) by adding the Closing Consideration of $54.00 per share and the risk adjusted net present value of one CVR of $2.28 per share, which was calculated by discounting to the present value, as of September 30, 2025, the Approval Milestone Payment estimated to be made based on the probability and timing of achieving the Approval Milestone as reflected in the CVR Estimates, discounting back from date of achievement of the Approval Milestone as forecasted by the management of the Company at a discount rate of 11.0% (the midpoint of the discount rate range of 10.0% to 12.0% determined by J.P. Morgan), reflecting J.P. Morgan’s estimate of the Company’s weighted average cost of capital, determined in accordance with J.P. Morgan’s professional judgment and experience. However, there is no guarantee that any of the conditions for the Approval Milestone Payment pursuant to the CVR Agreement will be satisfied, and if satisfied, when such conditions will be satisfied.
Discounted Cash Flow Analysis.
J.P. Morgan conducted a discounted cash ﬂow analysis for the purpose of determining the fully diluted equity value per share of Akero common stock using the risk adjusted unlevered free cash ﬂows that the Company is expected to generate during the last quarter of the ﬁscal year 2025 and the ﬁscal years 2026 through 2041 as provided in the October Projections, including the impact of certain net operating losses as provided by management of the Company. J.P. Morgan calculated the terminal value for the Company at the end of this period by applying a terminal growth rate of negative 50%, based on guidance provided by the management of the Company, to estimates of the risk adjusted unlevered terminal free cash flows for the Company at the end of fiscal year 2041, as provided in the October Projections. J.P. Morgan then discounted the risk adjusted unlevered free cash flow estimates and the terminal value to present value as of September 30, 2025 using a mid-year convention for discounting and a range of discount rates from 10.0% to 12.0%, which range was chosen by J.P. Morgan based upon its analysis of the weighted average cost of capital of the Company. The present value of the risk adjusted unlevered free cash flow estimates and the terminal value were then adjusted for the Company’s net cash of approximately $994 million as of September 30, 2025, and the impact of assumed future equity raises in 2027 and 2028, each as provided by Company management. This analysis indicated a range of implied per share equity value for Akero common stock (rounded to the nearest $0.25) of $52.50 to $63.75, which J.P. Morgan compared to (i) the value of the Closing Consideration excluding any potential payments under the CVR of $54.00 per share of Akero common stock, (ii) the value of the Closing Consideration plus the nominal undiscounted value of $6.00 of one CVR assuming the achievement of the Approval Milestone of $60.00 per share of Akero common stock and (iii) the Consideration NPV of $56.28 per share of Akero common stock.
Other Information. J.P. Morgan observed certain additional information for reference purposes only and not as a component to its fairness analysis:
52-Week Intraday Historical Trading Range. For reference only and not as a component of its fairness analysis, J.P. Morgan reviewed the 52-week intraday trading range of Akero common stock for the period ending October 8, 2025, the last trading day prior to the announcement of the proposed Merger, which was $21.34 to $58.40 per share of Akero common stock. J.P. Morgan noted that the historical trading range analyses were presented merely for reference and informational purposes only and not as a component of its fairness analysis.
Analyst Price Targets. For reference only and not as a component of its fairness analysis, J.P. Morgan reviewed the future price targets of publicly available equity research analysts for Akero common stock obtained from generally recognized financial data service providers and available to J.P. Morgan as of October 8, 2025. After excluding an outlier, this resulted in an undiscounted reference range of $60.00 to $84.00 per share of Akero common stock, which J.P. Morgan then discounted for one year, using a discount rate of 11.0% (the midpoint of the discount rate range of 10.0% to 12.0% determined by J.P. Morgan). This resulted in a discounted price targets range of $54.00 to $75.75 (in each case, rounded to the nearest $0.25) per share of Akero common stock. J.P. Morgan noted that the analyst price target analyses were presented merely for reference and informational purposes only and not as a component of its fairness analysis.
Precedent Transactions – Premia Paid Analysis. For reference only and not as a component of its fairness analysis, J.P. Morgan, using publicly available information, performed an analysis of premiums paid in transactions involving businesses which J.P. Morgan judged to be sufficiently analogous to the Company’s business (or aspects thereof). None of the selected transactions reviewed was identical to the proposed Merger. The premiums in this analysis were calculated by comparing the per share acquisition price in each transaction to the closing price of the target company’s common stock for the date one day prior to the date on which the trading price of the target’s common stock was perceived by J.P. Morgan to be affected by a potential transaction. Based on the analysis above and other considerations that J.P. Morgan deemed relevant in its professional judgment, J.P. Morgan selected a range of 37% to 117% based on 10th and 90th percentiles and applied such range to (i) the Company’s closing stock price on May 19, 2025 (the last trading day prior to market speculation of a potential transaction) of $38.14; and (ii) the Company’s closing price as of October 8, 2025 (the last trading day prior to the announcement of the proposed Merger). This resulted in an implied price range (rounded to the nearest $0.25) of approximately $52.25 to $82.75 and $63.75 to $101.00 per share of Akero common stock respectively. J.P. Morgan noted that the selected transaction analysis was presented merely for reference and informational purposes only and not as a component of its fairness analysis.
Miscellaneous. The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of the Company. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.
Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected transactions reviewed as described in the above summary was identical to the Merger. However, the transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analyses, may be considered similar to the proposed Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions compared to the proposed Merger.
As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the proposed Merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates.
The Company has agreed to pay J.P. Morgan (i) an opinion fee of approximately $8 million that became payable upon the delivery of its opinion; and (ii) a transaction fee, that is estimated, based on the information available as of the date of announcement, to be approximately $35 million, which is contingent and payable upon the consummation of the proposed Merger and against which the opinion fee will be credited. In addition, the Company has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement.
During the two years preceding the date of J.P. Morgan’s opinion, neither J.P. Morgan nor any of its affiliates have had any material financial advisory or other material commercial or investment banking relationships with Novo or Novo Nordisk Foundation, an affiliate of Novo. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with the Company, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as lead left bookrunner on an equity offering in January 2025 and lead left bookrunner on an equity offering in March 2024. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Novo Holdings A/S, an affiliate of Novo (together with Novo and Novo Nordisk Foundation referred to in this section of the proxy statement as “Novo Nordisk Group”), for which J.P. Morgan and such affiliates have received customary compensation. Such services have included acting as financial advisor to Catalent, now a subsidiary of Novo Holdings A/S, in connection with Catalent’s sale to Novo

Holdings A/S in December 2024. During the two years preceding the date of J.P. Morgan’s opinion, the aggregate fees recognized by J.P. Morgan from the Company were approximately $17,000,000 and from Novo Nordisk Group were approximately $80,000,000. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and Novo. In the ordinary course of its businesses, J.P. Morgan and its affiliates actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or Novo for its own account or for the accounts of customers and, accordingly, J.P. Morgan likely holds long or short positions in such securities or other financial instruments.
Certain Financial Projections
Akero does not, as a matter of course, publicly disclose forecasts or internal projections as to future performance, results of operations, earnings or other results, due to, among other things, the inherent difficulty of predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may not be realized.
However, in May 2025, in connection with the Board of Directors’ review of potential strategic alternatives, including a potential acquisition by Novo, Akero’s senior management, at the direction of the Board of Directors, prepared non-public, unaudited risk-adjusted financial projections for the last two quarters of ﬁscal year 2025 and fiscal years 2026 through 2041 (the “May Projections”) to assist the Board of Directors’ strategic review and evaluation of Akero’s intrinsic value as a standalone company.
Following that time, in October 2025, in connection with the evaluation of the proposed transaction with Novo considered by the Board of Directors, Akero’s senior management updated the May Projections to prepare revised non-public, unaudited risk-adjusted financial projections for the last quarter of ﬁscal year 2025 and fiscal years 2026 through 2041 (which we refer to as the “October Projections”, and together with the May Projections, the “Projections”).
The Projections forecast efruxifermin revenues and associated costs relating to MASH patients with stage 3 or stage 4 fibrosis, assume no revenue relating to MASH patients with stage 2 fibrosis, and do not reflect potential revenues from the expansion of indications for efruxifermin or other pipeline products. The Projections were prepared assuming Akero’s continued operation as a standalone company and do not take into account the Merger, including the effect of any business or strategic decision or action that has been or will be taken as a result of the execution of the Merger Agreement. The Projections also do not account for the Development Plan that the Company is required to use reasonable best efforts to execute under the Merger Agreement with Novo.
The October Projections and Morgan Stanley’s and J.P. Morgan’s respective financial analyses delivered in connection with their respective fairness opinions reflect changes to the assumptions and inputs used to prepare the May Projections and Morgan Stanley’s and J.P. Morgan’s respective preliminary financial analyses presented to the Board of Directors on May 21, 2025, including, among others: (i) an increase in assumed operating expenses, (ii) an increase in the size of and issuance prices for assumed future equity offerings, (iii) changes to Akero’s cash and debt balances, (iv) an earlier estimated date for a future milestone payment potentially due by Akero, (v) updates to the Company’s capitalization to reflect the then-current outstanding common stock and dilutive instruments, and (vi) an update to the valuation date for the financial analyses (collectively, the “May Projections Adjustments”).
Akero is summarizing the Projections in this proxy statement in order to provide our stockholders with access to certain non-public, unaudited, and risk-adjusted prospective financial information that was prepared for and used by the Board of Directors and representatives of Akero’s co-financial advisors, Morgan Stanley and J.P. Morgan to evaluate the Transactions.
Cautionary Note About the Projections
The Projections, while necessarily presented with numerical specificity, were based on assumptions regarding numerous financial, operating and commercial variables. Such assumptions were developed solely using the information available to Akero’s management at the time of their development, are inherently uncertain and are, in many cases, beyond Akero’s control. Important factors that may affect actual results and cause the Projections not to be realized include: the timing of regulatory approvals for efruxifermin; the effectiveness of Akero’s commercial execution for efruxifermin; the market acceptance of efruxifermin; success of clinical testing; availability of third-party reimbursement; success of ongoing collaborations and any potential collaborations with third parties under which Akero does or may develop or commercialize efruxifermin; the impact of competitive products and pricing; the availability and use of net operating losses; the effect of regulatory actions, actual or potential litigation, general economic conditions, financial market conditions, and fluctuations in foreign current exchange rates, the accuracy of certain accounting assumptions; changes in actual or projected cash flows; the cost and effect of changes in tax laws and other legislation; and other risk factors described in Akero’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. There can be no assurance of the market for, approval of or the timing of such approval of, efruxifermin, and it is possible that other products will be better received by the market. The Projections also reflect assumptions as to certain business decisions that are subject to change. In addition, the Projections do not take into account any circumstances or events occurring after the date on which they were prepared, do not give effect to the Merger (including the announcement thereof), and may be affected by Akero’s ability to achieve strategic goals and targets over the applicable period. As a result, there can be no assurance that the Projections will be realized, and actual results may be materially better or worse than those contained in the Projections. The Projections cover multiple years, and such information by its nature becomes less reliable with each successive year.
In light of the foregoing factors and the uncertainties inherent in the Projections, our stockholders are cautioned not to place undue reliance on the Projections. The Projections were not prepared with a view toward public disclosure, nor were they developed to provide any guidance to our stockholders regarding future performance. The inclusion of the Projections in this proxy statement should not be regarded as an indication that Akero or any of its affiliates, advisors or representatives considered or consider the Projections to be predictive of actual future events, and the Projections should not be relied upon as such or construed as financial guidance. Further, the inclusion of the Projections in this proxy statement does not constitute an admission or representation by Akero or any of its affiliates that the information presented is material. Neither Akero nor any of its affiliates assumes any responsibility for the accuracy of this information. Akero does not intend to make publicly available any update or other revision to the Projections, except as otherwise required by law.
AKERO DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE PROJECTIONS ARE NO LONGER APPROPRIATE.
Neither Akero nor any of its affiliates, advisors, officers, directors or representatives has made or makes any representation or warranty to any of our stockholders or other person regarding the ultimate performance of Akero compared to the information contained in the Projections or that the Projections will be achieved. Akero makes and has made no representation to Novo or Merger Sub, in the Merger Agreement or otherwise, concerning any projected financial information, including the Projections. The Projections are subjective in many respects and are thus subject to interpretation. Please also refer to the section of this proxy statement captioned “Forward-Looking Statements.”
The Projections were not prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Akero may not be comparable to similarly titled metrics used by other companies. The financial measures included in the Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Board of Directors, Morgan Stanley or J.P. Morgan. In addition, the Projections were not prepared with the assistance of, or reviewed, compiled or examined by, independent accountants. The Projections are not being included in this proxy statement to influence any stockholder’s decision on how to vote with respect to the Merger Proposal. Akero did not provide the Projections to Novo at any time during the course of the parties’ discussions concerning the Transactions. The Projections may differ from publicly available analyst estimates.
The Projections were each based on assumptions about Akero’s continued operation as a standalone, publicly traded company, including with respect to the development and commercialization of efruxifermin, which account for risk and probability adjustments reflecting Akero’s senior management’s good faith assessment as to the probability of success of efruxifermin as of the time such Projections were prepared. Such assumptions include internal assumptions about the probability of success associated with regulatory approvals, launch timing, epidemiology, pricing, sales ramp, market share, patent exclusivity, research and development expenses, sales and marketing expenses, general and administrative expenses, effective tax rate and utilization of net operating losses, future equity raises conducted by Akero and other relevant factors related to Akero’s long-range operating plan. The Projections also include assumptions regarding Akero’s worldwide commercialization of efruxifermin and existing and potential future collaborations with third parties and any upfront payments, royalties and milestone payments to be received or made in connection with such collaborations. The foregoing is a summary of certain key assumptions and does not purport to be a comprehensive or exhaustive overview of all metrics and assumptions included or reflected in the Projections.
May Projections
In May 2025, the May Projections were provided to the Board of Directors, Morgan Stanley and J.P. Morgan in connection with the Board of Directors’ review of potential strategic alternatives and to assist the Board of Directors’ strategic review and evaluation of Akero’s intrinsic value as a standalone company, as described in the section of this proxy statement captioned “— Background of the Merger.” Both Morgan Stanley and J.P. Morgan (each with the consent of the Board of Directors) relied on the May Projections for their respective preliminary financial analyses presented to the Board of Directors on May 21, 2025, as described in the section of this proxy statement captioned “— Background of the Merger.” The Board of Directors did not rely on the May Projections in approving the Merger Agreement or the Merger, and Morgan Stanley and J.P. Morgan did not rely on the May Projections for purposes of their respective financial analyses delivered in connection with their respective fairness opinions, as described in the sections of this proxy statement captioned “— Opinion of Akero’s Financial Advisor — Morgan Stanley & Co. LLC” and “— Opinion of Akero’s Financial Advisor — J.P. Morgan Securities LLC”.
May Projections (Risk-Adjusted)
(Amounts in Millions)

	Fiscal year ended December 31,
	2025	2026	2027	2028	2029	2030	2031	2032	2033
Revenue	$—	$—	$—	$1	$31	$245	$582	$1,009	$1,537
Gross Profit(1)	$—	$—	$—	$1	$30	$235	$538	$863	$1,338
EBIT	$(383)	$(365)	$(417)	$(521)	$(263)	$56	$342	$644	$1,092
NOPAT(2)	$(383)	$(365)	$(417)	$(521)	$(263)	$53	$319	$600	$1,018
Depreciation & Amortization	$—	$—	$—	$—	$1	$1	$1	$1	$1
Capital Expenditures	$—	$—	$—	$—	$(1)	$(1)	$(1)	$(1)	$(1)
Change in Net Working Capital	$—	$—	$—	$—	$(4)	$(21)	$(34)	$(43)	$(53)
Unlevered Free Cash Flow	$(383)	$(365)	$(417)	$(521)	$(267)	$32	$285	$558	$966

	Fiscal year ended December 31,
	2034	2035	2036	2037	2038	2039	2040	2041
Revenue	$2,178	$2,875	$3,550	$3,959	$4,271	$4,528	$4,296	$3,060
Gross Profit(1)	$1,886	$2,481	$3,056	$3,403	$3,668	$3,890	$3,742	$2,864
EBIT	$1,608	$2,164	$2,698	$3,006	$3,248	$3,464	$3,367	$2,596
NOPAT(2)	$1,423	$1,696	$2,114	$2,354	$2,543	$2,713	$2,641	$2,038
Depreciation & Amortization	$1	$1	$1	$1	$1	$1	$1	$1
Capital Expenditures	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)
Change in Net Working Capital	$(64)	$(70)	$(67)	$(41)	$(31)	$(26)	$23	$124
Unlevered Free Cash Flow	$1,359	$1,626	$2,047	$2,313	$2,512	$2,688	$2,665	$2,161

(1)	“Gross Profit” means revenue minus costs of goods sold minus milestone and royalty payments.

(2)	“NOPAT” means Akero’s earnings before interest expense and taxes minus tax expense.
The risk-adjusted unlevered free cash flows for the last two quarters of fiscal year 2025 and fiscal years 2026 through 2041 included in the May Projections and used by Morgan Stanley and J.P. Morgan in connection with their respective preliminary financial analyses presented to the Board of Directors on May 21, 2025 were calculated by Akero’s management as EBIT (earnings before interest expenses and taxes) minus tax expense plus depreciation and amortization minus capital expenditures and plus/minus changes in net working capital. The May Projections include the following assumptions: estimated net cash of $1,009 million as of June 30, 2025; $450 million in aggregate gross proceeds from an assumed equity financing in 2027 and $350 million in aggregate gross proceeds from an assumed equity financing in 2028; $333 million in U.S. federal net operating loss carryforwards as of December 31, 2024 and an estimated $165 million of additional U.S. federal net operating losses generated in the period between December 31, 2024 and June 30, 2025; and taxes based on a 21% U.S. tax rate and a 26% ex-U.S. tax rate.
For purposes of their respective preliminary financial analysis presented to the Board of Directors on May 21, 2025, Morgan Stanley and J.P. Morgan were instructed by Akero management to calculate the estimated (i) benefit of taxes saved from tax attributes generated as a result of Akero’s current and future estimated U.S. federal net operating losses based on a 21% U.S. federal tax rate, and (ii) impact of the cost of the assumed future equity raises, as described in the preceding paragraph, which, in the case of clause (ii), for the avoidance of doubt, is not reflected in the values presented in the table above for the May Projections.
October Projections
In October 2025, the October Projections were provided to the Board of Directors, Morgan Stanley and J.P. Morgan in connection with the evaluation of the proposed transaction with Novo and the other strategic alternatives considered by the Board of Directors and to assist the Board of Directors’ strategic review and evaluation of Akero’s intrinsic value as a standalone company, as described in the section of this proxy statement captioned “— Background of the Merger.”
On October 4, 2025, the Board of Directors reviewed the May Projections Adjustments and discussed with Morgan Stanley and J.P. Morgan their preliminary financial analyses based on such adjustments. After review, the Board of Directors authorized Morgan Stanley and J.P. Morgan to use the October Projections for purposes of their respective financial analyses delivered in connection with their respective fairness opinions as described in the sections of this proxy statement captioned “— Opinion of Akero’s Financial Advisor — Morgan Stanley & Co. LLC” and “— Opinion of Akero’s Financial Advisor — J.P. Morgan Securities LLC.” On the same basis as the October Projections, Akero management also estimated the probability of success for achieving the Approval Milestone set forth in the CVR Agreement to be a 57.4% probability and the estimated timing of achievement of such milestone to be September 2029. However, there is no guarantee that the Approval Milestone pursuant to the CVR Agreement will be achieved, and if achieved, when such achievement will occur.
October Projections (Risk-Adjusted)
(Amounts in Millions)

	Fiscal year ended December 31,
	2025	2026	2027	2028	2029	2030	2031	2032	2033
Revenue	$—	$—	$—	$1	$31	$245	$582	$1,009	$1,537
Gross Profit(1)	$—	$—	$—	$1	$30	$235	$509	$891	$1,338
EBIT	$(383)	$(474)	$(594)	$(671)	$(258)	$61	$318	$677	$1,097
NOPAT(2)	$(383)	$(474)	$(594)	$(671)	$(258)	$58	$296	$632	$1,023
Depreciation & Amortization	$—	$—	$—	$—	$1	$1	$1	$1	$1
Capital Expenditures	$—	$—	$—	$—	$(1)	$(1)	$(1)	$(1)	$(1)
Change in Net Working Capital	$—	$—	$—	$—	$(4)	$(21)	$(34)	$(43)	$(53)
Unlevered Free Cash Flow	$(383)	$(474)	$(594)	$(671)	$(262)	$36	$262	$589	$970

	Fiscal year ended December 31,
	2034	2035	2036	2037	2038	2039	2040	2041
Revenue	$2,178	$2,875	$3,550	$3,959	$4,271	$4,528	$4,296	$3,060
Gross Profit(1)	$1,886	$2,481	$3,056	$3,403	$3,668	$3,890	$3,742	$2,864
EBIT	$1,612	$2,169	$2,703	$3,011	$3,253	$3,469	$3,372	$2,600
NOPAT(2)	$1,503	$1,711	$2,118	$2,358	$2,547	$2,717	$2,645	$2,040
Depreciation & Amortization	$1	$1	$1	$1	$1	$1	$1	$1

	Fiscal year ended December 31,
	2034	2035	2036	2037	2038	2039	2040	2041
Capital Expenditures	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)
Change in Net Working Capital	$(64)	$(70)	$(67)	$(41)	$(31)	$(26)	$23	$124
Unlevered Free Cash Flow	$1,439	$1,641	$2,051	$2,317	$2,516	$2,691	$2,669	$2,164

(1)	“Gross Profit” means revenue minus costs of goods sold minus milestone and royalty payments
(2)	“NOPAT” means Akero’s earnings before interest expense and taxes minus tax expense.
The risk-adjusted unlevered free cash flows for the last quarter of ﬁscal year 2025 and fiscal years 2026 through 2041 included in the October Projections and used by Morgan Stanley and J.P. Morgan in connection with their respective fairness opinions presented to the Board of Directors on October 8, 2025, were calculated by Akero’s management as EBIT (earnings before interest expenses and taxes) minus tax expense plus depreciation and amortization minus capital expenditures and plus/minus changes in net working capital. The October Projections include the following assumptions: net cash of approximately $994 million as of September 30, 2025; $500 million in aggregate gross proceeds from an assumed equity financing in 2027 and $500 million in aggregate gross proceeds from an assumed equity financing in 2028; $333 million in federal net operating loss carryforwards as of December 31, 2024 and an estimated $266 million of additional federal net operating losses generated in the period between December 31, 2024 and September 30, 2025; and taxes based on a 21% U.S. tax rate and a 26% ex-U.S. tax rate.
For purposes of their respective financial analyses delivered in connection with their respective fairness opinions as described in the sections of this proxy statement captioned “— Opinion of Akero’s Financial Advisor – Morgan Stanley & Co. LLC” and “— Opinion of Akero’s Financial Advisor — J.P. Morgan Securities LLC,” Morgan Stanley and J.P. Morgan were instructed by Akero’s management to calculate the estimated (i) benefit of taxes saved from tax attributes generated as a result of Akero’s current and future estimated U.S. federal net operating losses based on a 21% U.S. federal tax rate, and (ii) impact of the cost of the assumed future equity raises, as described in the preceding paragraph, which, in the case of clause (ii), for the avoidance of doubt, is not reflected in the values presented in the table above for the October Projections.
Interests of Akero’s Directors and Executive Officers in the Merger
When considering the recommendation of the Board of Directors that you vote to approve the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of our stockholders generally, as more fully described below. The Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters, in evaluating, negotiating and approving the Merger Agreement and the Merger and recommending that the Merger Agreement be adopted by Akero’s stockholders.
Akero’s executive officers are as follows:

Name	Position
Andrew Cheng, M.D., Ph.D.	President and Chief Executive Officer
Scott Gangloff	Chief Technology Officer
Patrick Lamy	Senior Vice President, Commercial Strategy
Timothy Rolph, D.Phil.	Chief Scientific Officer
William White, J.D.	Chief Financial Officer and Head of Corporate Development and Treasurer
Catriona Yale	Chief Development Officer
Jonathan Young, J.D., Ph.D.	Chief Operating Officer and Secretary

Akero’s directors are as follows:

Name
Andrew Cheng, M.D., Ph.D.
Jane Henderson
Seth L. Harrison, M.D., Ph.D.
Graham L. Walmsley, M.D., Ph.D.

Name
Yuan Xu, Ph.D.
Mark T. Iwicki
Tomas Heyman
Judy Chou

Consideration Payable for Outstanding Shares
Akero’s directors and executive officers who own shares of our common stock will receive in the Transactions the same Merger Consideration, on the same terms and conditions, as the other stockholders of Akero, as described in the section of this proxy statement captioned “The Merger Agreement — Merger Consideration.”
The following table sets forth the number of issued and outstanding shares of our common stock beneficially owned as of October 22, 2025 by each of Akero’s directors and executive officers identified above (and includes shares held by the respective individuals in affiliated funds). For purposes of the table below, the number of shares of our common stock excludes (i) shares of our common stock underlying Company Options and (ii) shares of our common stock that are subject to outstanding and unvested Company RSUs, in both cases as of the date in the preceding sentence, each of which are included in “— Treatment of Equity-Based Awards” below. The following table also sets forth (1) the aggregate Closing Consideration and (2) the potential CVR payment that would be payable in respect of such shares (each share of our common stock will receive one CVR as part of the Merger Consideration) if the Approval Milestone is achieved within the time period required under the CVR Agreement. The amount of potential CVR payment assumes that payment will be made in respect of the CVRs; if such payment is made, the amount paid will be $6.00 per CVR. As explained herein, the CVR payment is conditioned on the achievement of the Approval Milestone set forth in the CVR Agreement, which may or may not be achieved within the allotted time frame.

Name	Shares Beneficially Owned as of October 22, 2025 (#)	Cash Closing Consideration for Shares Beneficially Owned as of October 22, 2025 ($)	Potential CVR Payment with Respect to Shares Beneficially Owned as of October 22, 2025 ($)
Andrew Cheng, M.D., Ph.D.	366,352	$19,783,008	$2,198,112
Scott Gangloff	5,088	$274,752	$30,528
Patrick Lamy	3,059	$165,186	$18,354
Timothy Rolph, D.Phil.	122,761	$6,629,094	$736,566
William White, J.D.	10,179	$549,666	$61,074
Catriona Yale	18,961	$1,023,894	$113,766
Jonathan Young, J.D., Ph.D.	209,325	$11,303,550	$1,255,950
Jane Henderson	—	$0	$0
Seth L. Harrison, M.D., Ph.D.(1)	284,364	$15,355,656	$1,706,184
Graham L. Walmsley, M.D., Ph.D.(2)	1,293,000	$69,822,000	$7,758,000
Yuan Xu, Ph.D.	—	$0	$0
Mark T. Iwicki.	—	$0	$0
Tomas Heyman	—	$0	$0
Judy Chou	—	$0	$0

(1)	Shares beneficially owned by Dr. Harrison include 148,063 shares of our common stock held by Les Pommes LLC, a family limited liability company, of which Dr. Harrison is the manager.
(2)
Shares beneficially owned by Dr. Walmsley include 1,000,000 shares of our common stock held by Logos Global Master Fund LP and 200,000 shares of our common stock held by Logos Opportunities Fund IV LP, in each case Logos Global Management LP (of which Dr. Walmsley is a General Partner) is the investment advisor for the entity.

Treatment of Equity-Based Awards
The Merger Agreement provides that at the Effective Time, each Company Option that is then outstanding and unexercised (whether or not vested) and which has a per share exercise price that is less than the Closing

Consideration (each, an “In the Money Option”) will be deemed fully vested and cancelled and converted into the right of the holder to receive (i) a cash payment (without interest and less applicable tax withholdings and other authorized deductions) equal to the product of (a) the excess of (1) the Closing Consideration over (2) the exercise price per share of such In the Money Option, multiplied by (ii) the total number of shares of our common stock subject to such In the Money Option, plus (ii) one CVR for each share of our common stock subject to such In the Money Option. The Closing Consideration exceeds the exercise price of each outstanding Company Option; accordingly, each Company Option will be an In the Money Option.
The following table sets forth, for each of Akero’s directors and executive officers, (i) the number of vested and unvested In the Money Options that were held as of October 22, 2025; (ii) the Closing Consideration payable for these In the Money Options; and (iii) the potential CVR payments that would be payable with respect to CVRs issued in respect of these In the Money Options if the Approval Milestone is achieved within the time period required by the CVR Agreement. The amount of the CVR payment, if made, will be $6.00 per CVR. As explained herein, the CVR payment is conditioned on the achievement of the Approval Milestone set forth in the CVR Agreement, which may or may not be achieved.

Name	In the Money Options as of October 22, 2025 (vested) (#)	Cash Closing Consideration for vested In the Money Options as of October 22, 2025 ($)	In the Money Options as of October 22, 2025 (unvested) (#)	Cash Closing Consideration for unvested In the Money Options as of October 22, 2025 ($)	Potential Cash Payment for CVRs Issued with Respect to In the Money Options as of October 22, 2025 (vested and unvested) ($)
Andrew Cheng M.D., Ph.D.	1,141,991	31,912,930	536,763	14,530,061	10,072,524
Patrick Lamy	94,904	1,551,105	117,760	2,867,461	1,275,984
Scott Gangloff	92,441	3,030,569	203,659	6,441,091	1,776,600
Timothy Rolph, D. Phil	403,151	14,116,793	155,541	4,278,066	3,352,152
William White, J.D.	490,054	14,704,439	171,021	4,731,710	3,966,450
Catriona Yale.	298,454	7,865,630	166,387	4,546,721	2,789,046
Jonathan Young, J.D., Ph.D.	358,245	9,844,569	166,387	4,546,721	3,147,792
Jane Henderson	93,797	2,829,672	—	—	562,782
Seth L. Harrison, M.D., Ph.D.	108,000	3,160,100	—	—	648,000
Graham L. Walmsley, M.D., Ph.D.	15,000	47,550	—	—	90,000
Yuan Xu, Ph.D.	95,000	2,556,380	—	—	570,000
Mark T. Iwicki	240,307	10,209,132	—	—	1,441,842
Tomas Heyman	69,000	1,900,920	—	—	414,000
Judy Chou	82,000	2,298,460	—	—	492,000

In addition, at the Effective Time, each then outstanding Company RSU will be deemed fully vested, will be cancelled and converted into the right of the holder to receive (i) a cash payment (without interest and less applicable tax withholdings) equal to the product of (a) the Closing Consideration multiplied by (b) the number of shares of our common stock subject to such Company RSU, plus (ii) one CVR for each share of our common stock subject to such Company RSU.
The following table sets forth, for each of Akero’s directors and executive officers identified above, (i) the number of shares of our common stock underlying Company RSUs held as of October 22, 2025; (ii) the Closing Consideration payable for these Company RSUs; and (iii) the potential CVR payments that would be payable pursuant to CVRs issued in respect of these Company RSUs if the Approval Milestone is achieved within the time period required by the CVR Agreement. The amount of the potential CVR payment assumes that each CVR will be paid at the value of $6.00 per CVR. As explained herein, the CVR payment is conditioned on the achievement of the milestone set forth in the CVR Agreement, which may or may not be achieved.

Name	Restricted Stock Units as of October 22, 2025 (#)	Cash Closing Consideration for Restricted Stock Units as of October 22, 2025 ($)	Potential Cash Payment for CVRs Issued with Respect of Restricted Stock Units as of October 22, 2025 ($)
Andrew Cheng, M.D., Ph.D.	159,762	8,627,148	958,572
Patrick Lamy.	26,832	1,448,928	160,992
Scott Gangloff.	21,263	1,148,202	127,578
Timothy Rolph, Dphil	43,810	2,365,740	262,860
William White, J.D.	47,573	2,568,942	285,438
Catriona Yale.	47,573	2,568,942	285,438
Jonathan Young, J.D., Ph.D.	47,573	2,568,942	285,438
Jane Henderson	9,398	507,492	56,388
Seth L. Harrison, M.D., Ph.D.	9,398	507,492	56,388
Graham L. Walmsley, M.D., Ph.D.	9,398	507,492	56,388
Yuan Xu, Ph.D.	9,398	507,492	56,388
Mark T. Iwicki	9,398	507,492	56,388
Tomas Heyman	9,398	507,492	56,388
Judy Chou	9,398	507,492	56,388

Potential Severance Payments and Benefits
Akero’s executive officers, Andrew Cheng, Patrick Lamy, Scott Gangloff, Timothy Rolph, William White, Catriona Yale and Jonathan Young, are each party to an employment agreement pursuant to which upon a termination of the executive officer’s employment with Akero by Akero without “cause” or by the executive officer for “good reason,” in each case, within twelve (12) months following a “change in control” (which will occur upon the closing of the Merger), the executive officers will each be entitled to (subject to their execution of a general release of claims in favor of Akero) the following severance benefits: (i) a cash payment equal to 1.0 times (or, for Mr. Cheng, 1.5 times) the sum of the executive officer’s (x) annual base salary and (y) target annual bonus, (ii) a monthly cash payment equal to the amount by which the executive officer’s monthly COBRA continuation coverage premium exceeds the monthly premium an active employee would pay for the same coverage under Akero’s medical plans for a period of up to 18 months following such termination, and (iii) accelerated vesting of all time-based equity awards held by the executive officer.
Potential cash severance payments to Messrs. Cheng, White, Gangloff and Young and Ms. Yale are summarized in the section of this proxy statement captioned “— Golden Parachute Compensation.” Potential cash severance payments to Messrs. Lamy and Rolph are approximately $1,488,650 in the aggregate.
Excise Tax Reimbursement Arrangement
In connection with the Transactions, Akero may provide reimbursement in an aggregate amount not to exceed $600,000 for excise taxes incurred under Section 4999 of the Code in connection with the Merger, to the extent necessary, so that on a net after-tax basis the officer would be in the same position as if no such excise tax had applied. The actual amount of any excise tax reimbursement will not be determinable until after the consummation of the Merger.
2025 Annual Cash Bonus
Under certain circumstances prior to the Closing, Akero may determine and pay 2025 annual cash bonuses at the 100% level of achievement, subject to compensation committee review and approval of the level of achievement of applicable performance goals for executive officers of Akero. In the event of such determination and payment, our executive officers would receive the amounts set forth in the table below.

Name	2025 Annual Bonus
Andrew Cheng.	$427,800

Name	2025 Annual Bonus
Patrick Lamy.	$161,000
Scott Gangloff.	$214,650
Timothy Rolph, D. Phil.	$186,141
William White, J.D.	$238,500
Catriona Yale.	$231,300
Jonathan Young, J.D., Ph.D.	$229,500

Golden Parachute Compensation
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation that is based on or otherwise related to the transactions contemplated by the Merger Agreement for each of Akero’s executive officers who were designated as “named executive officers” in Akero’s definitive proxy statement for our 2025 annual meeting of stockholders filed with the SEC on April 28, 2025. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the compensation and benefits related to the transactions contemplated by the Merger Agreement that will or may be payable to those named executive officers. The amounts set forth in the table below are based on multiple assumptions that may or may not actually prove correct, including assumptions described in the footnotes to the tables below. As a result, the actual amounts received by a named executive officer in connection with the transactions contemplated by the Merger Agreement may differ materially from the amounts set forth below. It should be noted that the Item 402(t) of Regulation S-K do not provide for disclosure of amounts with respect to vested Company Options and, accordingly, the disclosure below does not include such amounts. Please see “Treatment of Equity-Based Awards” above for amounts payable with respect to vested Company Options.
The table below sets forth, for the purposes of this golden parachute disclosure, the amount of payments and benefits that each of Akero’s named executive officers would receive, assuming that (1) the closing occurred on the latest practicable date, October 22, 2025 (which is the assumed closing date solely for purposes of this golden parachute compensation disclosure and is not the actual date of closing); (2) each of Akero’s named executive officers is employed or providing services to Akero at the closing and experiences a qualifying termination of employment immediately following the closing, entitling the named executive officer to enhanced change in control severance; (3) no named executive officer enters into any new agreement or becomes entitled to, prior to the closing, additional compensation or benefits related to the transactions contemplated by the Merger Agreement; (4) each named executive officer has properly executed any required releases and complied with all requirements necessary in order to receive all payments and benefits; and (5) the value per share of Akero common stock on the completion of the transactions contemplated by the Merger Agreement is $60 (i.e., the sum of the $54 cash portion of the Closing Consideration plus the $6 potential amount payable with respect to one CVR). Some of the assumptions used in the table below are based upon information not currently available and, as a result, the actual amounts to be received by any of the named executive officers below may materially differ from the amounts set forth below. The actual amounts payable to Akero’s named executive officers will depend on whether, among other things, the named executive officer experiences a qualifying termination, the date of such termination (if any) and other factors, and accordingly may differ from the amounts set forth below.

	Total Golden Parachute Compensation
Name(1)	Cash ($)(2)	Equity ($)(3)	Perquisites/ Benefits ($)(4)	Total ($)
Andrew Cheng M.D., Ph.D..	1,711,200	27,336,359	89,000	29,136,559
William White, J.D..	768,500	8,612,216	67,000	9,447,716
Scott Gangloff.	691,650	8,938,825	67,000	9,697,475
Catriona Yale	745,300	8,399,423	44,000	9,188,723
Jonathan Young, J.D., Ph.D.	739,500	8,399,423	67,000	9,205,923

(1)
Under relevant SEC rules, Akero is required to provide information in this table with respect to Akero’s named executive officers, who, for these purposes, are the individuals whose compensation was required to be reported in the summary compensation table of Akero’s most recent proxy statement.

(2)
The amounts in this column represent the cash severance payments that would be payable to each applicable named executive officer upon a qualifying termination of employment within 12 months following a change in control under each named executive officer’s employment agreement (which will occur upon the Merger), which would consist of a lump sum cash payment equal to 1.0 times (or, for Mr. Cheng, 1.5 times) the sum of (A) his or her applicable base salary as in effect on the date of termination and (B) his or her applicable current target annual cash bonus for the year in which such termination occurs. The amounts in this column are considered “double-trigger” (i.e., such amounts are payable upon a qualifying termination of employment following the closing).

The cash severance amounts for each named executive officer are calculated as follows:

Named Executive Officer	Annual Salary ($)	Target Annual Bonus Opportunity ($)	Cash Severance Multiplier	Total Cash Payments ($)
Andrew Cheng, M.D., Ph.D..	713,000	427,800	1.5	1,711,200
William White, J.D..	530,000	238,500	1.0	768,500
Scott Gangloff.	477,000	214,650	1.0	691,650
Catriona Yale	514,000	231,300	1.0	745,300
Jonathan Young, J.D., Ph.D.	510,000	229,500	1.0	739,500

(3)
The amounts in this column represent, for each named executive officer, on a pre-tax basis, (i) the value of unvested Company RSUs held by such named executive officer as of October 22, 2025, which will vest upon the Merger, and (ii) the spread value of unvested In the Money Company Options held by such named executive officer as of October 22, 2025, which will vest upon the Merger, assuming the closing occurred on October 22, 2025. For each unvested Company RSU, (i) the cash value of such Company RSU is calculated by multiplying the number of shares of our common stock subject to such Company RSU by the Closing Consideration and (ii) the value of the CVR corresponding to such Company RSU is calculated based on $6, which is the potential amount payable under each CVR. For each unvested In the Money Company Option, (i) the cash spread value is calculated by multiplying (a) the amount by which $54 cash Closing Consideration exceeds the per share exercise price of such In the Money Option by (b) the number of shares of our common stock subject to such unvested In the Money Option and (ii) the value of the CVR corresponding to such In the Money Company Option is calculated based on $6, which is the potential amount payable under each CVR. Such payments are made as a result of the closing of the Merger (on a “single trigger basis”), although payments with respect to the CVR are contingent on there being a payout under that instrument. For additional information on the treatment of outstanding equity awards held by each named executive officer in the Merger, see the section of this proxy statement captioned “—Treatment of Equity-Based Awards.”

The number of unvested Company RSUs and unvested Company Options held by each named executive officer and their estimated values are as follows:

Name	Company RSUs Vesting Upon Closing (#)	Cash Value of Company RSUs Vesting Upon Closing ($)	Unvested In the Money Options Vesting Upon Closing (#)	Spread Value of Unvested In the Money Options Vesting Upon Closing ($)	Potential Payments with respect to CVRs Corresponding to Company RSUs and Unvested In the Money Options Vesting Upon Closing ($)
Andrew Cheng, M.D., Ph.D..	159,762	8,627,148	536,763	14,530,061	4,179,150
William White, J.D..	47,573	2,568,942	171,021	4,731,710	1,311,564
Scott Gangloff.	21,263	1,148,202	203,659	6,441,091	1,349,532
Catriona Yale	47,573	2,568,942	166,387	4,546,721	1,283,760
Jonathan Young, J.D., Ph.D.	47,573	2,568,942	166,387	4,546,721	1,283,760

(4)
The amounts in this column represent the estimated value of post-termination benefits coverage for 18 months. The amounts in this column are considered “double-trigger” as they will only be payable in the event of a qualifying termination of employment following the closing.

Indemnification and Insurance of Directors and Officers
For a period of six years from the Effective Time, Parent has agreed that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) now existing in favor of the current or former directors or officers of Akero or its subsidiary pursuant to the organizational documents of Akero or its subsidiary and any indemnification or other similar agreements of Akero or its subsidiary set forth in the Disclosure Schedule, in each case as in effect on the date of the Merger Agreement (except as set forth in the Disclosure Schedule), will continue in full force and effect in accordance with their terms, and Akero and its subsidiary will perform their obligations thereunder. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, Parent will cause the Surviving Corporation to comply with the obligations referenced in the preceding sentence.

For a period of six years from and after the Effective Time, Parent and the Surviving Corporation will cause to be maintained in effect the current policies of directors’ and officers’ insurance maintained by or for the benefit of Akero or its subsidiary or provide substitute policies for Akero or its subsidiary and its or their current and former directors and officers who were covered by the directors’ and officers’ insurance coverage maintained by or for the benefit of Akero or its subsidiary as of the date of the Merger Agreement, in either case, of not less than the existing coverage as of the date of the Merger Agreement and having other terms that are in the aggregate not less favorable to the insured persons than the directors’ and officers’ insurance coverage then maintained by or for the benefit of Akero or its subsidiary with respect to claims arising from facts or events that occurred at or before the Effective Time (with insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ insurance), except that neither Parent nor the Surviving Corporation will be required to pay with respect to such insurance policies more than 300% of the aggregate annual premium most recently paid by Akero or its subsidiary prior to the Closing Date (which we refer to as the “Maximum Amount”), and if the Surviving Corporation is unable to obtain such insurance, it will obtain as much comparable insurance as possible for the years within such six-year period for a premium equal to the Maximum Amount. In lieu of such insurance, prior to the Closing Date, Akero will, if required by Parent, or may, at its option, purchase a “tail” directors’ and officers’ insurance policy for Akero and its subsidiary and its or their current and former directors and officers who are currently covered by the directors’ and officers’ insurance coverage currently maintained by or for the benefit of Akero or its subsidiary, such tail to provide coverage in an amount substantially the same as the existing coverage and to have other terms substantially the same to the insured persons than the directors’ and officers’ insurance coverage currently maintained by or for the benefit of Akero or its subsidiary with respect to claims arising from facts or events that occurred at or before the Effective Time. In no event will the cost of any such tail policy exceed the Maximum Amount. The Surviving Corporation will not terminate such “tail” policies during the six-year period after the Effective Time, and will perform its obligations under any such policy.
Executive Officers Following the Merger
It is possible that continuing Akero employees, including the executive officers, will engage in discussions about, or enter into, new employment or compensation arrangements with Parent or its affiliates. Such arrangements may include agreements regarding future terms of employment, compensation or benefits. As of the date of this proxy statement, none of our executive officers have engaged in such discussions or entered into any new agreement or arrangement with Akero, Parent or any of their affiliates regarding compensation from, employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates.
Financing of the Merger
The Merger is not conditioned on any financing arrangements or contingencies. Parent has represented in the Merger Agreement that Parent, as of the Effective Time, will have (and will make available to Merger Sub in a timely manner) available funds in an amount sufficient to carry out all of Parent and Merger Sub’s obligations under the Merger Agreement and the CVR Agreement and to consummate the Transactions by payment in cash of the aggregate Merger Consideration payable following the Effective Time and the aggregate amounts payable to holders of Company Options and Company RSUs following the Effective Time pursuant to the Merger Agreement.
Closing and Effective Time
Unless otherwise mutually agreed in writing between us, Parent and Merger Sub, the closing of the Transactions will take place as soon as practicable, but no later than the third business day, following the satisfaction or waiver in accordance with the Merger Agreement of all of the conditions to the closing of the Transactions (as described in the section of this proxy statement captioned “The Merger Agreement — Conditions to the Closing of the Merger”), other than conditions that, by their nature, are to be satisfied at the closing of the Transactions, but subject to the satisfaction or waiver of such conditions at the closing of the Transactions.
The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Parent and Merger Sub may agree upon in writing and specify in the certificate of merger).

Appraisal Rights
If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares of our common stock will be entitled to appraisal rights in connection with the Merger under Section 262. Failure to strictly comply with the procedures specified in Section 262 in a timely and proper manner will result in the loss of your appraisal rights under the DGCL.
The following discussion is not intended to be a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Throughout this summary of appraisal rights and the other descriptions of appraisal rights throughout this proxy statement, we refer to both record holders of our common stock and beneficial owners of our common stock collectively as “stockholders.” The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or such other nominee.
Under Section 262, stockholders who (1) do not vote in favor of the adoption of the Merger Agreement; (2) continuously hold such shares of our common stock through the Effective Time; and (3) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares of our common stock appraised by the Delaware Court of Chancery and to receive in lieu of the Merger Consideration payment in cash of the “fair value” of the shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment and is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period.
Stockholders considering seeking appraisal should be aware that the fair value of their shares of our common stock as determined pursuant to Section 262 could be more than, the same as or less than the Merger Consideration.
Under Section 262, when a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Akero’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, any stockholder who wishes to exercise appraisal rights or who wishes to preserve such stockholder’s right to do so should review the text of Section 262 carefully and in its entirety. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration (subject to applicable tax withholding) if our stockholders approve the Merger Proposal and the Merger is subsequently consummated. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of our common stock in connection with the Merger, Akero believes that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel.
Stockholders wishing to exercise the right to seek an appraisal of their shares of our common stock must do ALL of the following:
•	the stockholder must not vote in favor of the Merger Proposal;
•	the stockholder must deliver to Akero a written demand for appraisal before the vote on the Merger Proposal at the Special Meeting;
•
the stockholder must continuously hold the shares of our common stock from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers the shares of our common stock before the Effective Time); and

•
the stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of our common stock within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file such a petition and neither Akero, as the predecessor of the Surviving Corporation, nor Parent or Novo have any intention of doing so.

Filing Written Demand
Any stockholder wishing to exercise appraisal rights must deliver to Akero, before the vote on the adoption of the Merger Agreement at the Special Meeting at which the Merger Proposal will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares of our common stock, and that stockholder must not vote or submit a proxy in favor of the Merger Proposal. A holder of shares of our common stock exercising appraisal rights must hold the shares on the date the written demand for appraisal is made and must continue to hold the shares of record or beneficially own the shares of our common stock through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the Merger Proposal or abstain from voting on the Merger Proposal. Neither voting against the Merger Proposal nor abstaining from voting or failing to vote on the Merger Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A proxy or vote against the Merger Proposal will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the Merger Proposal at the Special Meeting will constitute a waiver of appraisal rights.
Demand for Appraisal by a Holder of Record
A demand for appraisal by a holder of record must be executed by or on behalf of the holder of record and must reasonably inform us of the identity of the stockholder and state that the person intends thereby to demand appraisal of the stockholder’s shares of our common stock in connection with the Merger. If a holder of record is submitting a demand with respect to shares of our common stock owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner in such capacity, and if the shares of our common stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. A holder of record, such as a brokerage firm, bank, trust or other nominee, who holds shares of our common stock as nominee or intermediary for one or more beneficial owners may exercise appraisal rights with respect to shares of our common stock held for one or more beneficial owners while not exercising appraisal rights for other beneficial owners. In that case, the written demand should state the number of shares of our common stock as to which appraisal is sought. Where no number of shares of our common stock is expressly mentioned, the demand will be presumed to cover all shares of our common stock held in the name of the holder of record.
Demand for Appraisal by a Beneficial Owner
A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares of our common stock in accordance with the procedures of subsection (d)(1) of Section 262 summarized above, provided that (1) such beneficial owner continuously owns such shares of our common stock through the Effective Time and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of Section 262 and (2) the demand made by such beneficial owner reasonably identifies the holder of record of the shares of our common stock for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by Akero under Section 262.

BENEFICIAL OWNERS WHO HOLD THEIR SHARES OF OUR COMMON STOCK IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES OF OUR COMMON STOCK.
Additional Instructions; Conditions
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
Akero Therapeutics, Inc.
601 Gateway Boulevard, Suite 350
South San Francisco, CA 94080
Attention: Tom Ross, Senior Vice President, Head of Legal
Any stockholder may withdraw his, her or its demand for appraisal and accept the Merger Consideration by delivering to Akero a written withdrawal of the demand for appraisal within 60 days after the Effective Time. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.
The shares of our common stock are currently listed on a national securities exchange, and, assuming such shares of our common stock remain listed on a national securities exchange immediately prior to the Merger (which we expect to be the case), after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all stockholders who are otherwise entitled to appraisal rights unless (1) the total number of shares of our common stock entitled to appraisal exceeds 1% of the outstanding shares of our common stock eligible for appraisal or (2) the value of the aggregate Merger Consideration in respect of such total number of shares of our common stock exceeds $1,000,000.
Notice by the Surviving Corporation
If the Merger is completed, within ten days after the Effective Time, the Surviving Corporation will notify each stockholder who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the adoption of the Merger Agreement that the Merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any stockholder who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of our common stock held by all stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of our common stock. Accordingly, any stockholders who desire to have their shares of our common stock appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of our common stock within the time and in the manner prescribed in Section 262. The failure of a stockholder to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.
Within 120 days after the Effective Time, any stockholder who has complied with the requirements for exercise of appraisal rights, or a beneficial owner of shares of our common stock held in either a voting trust or by a nominee on behalf of such person, will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of our common stock not voted in favor of the adoption of the Merger Agreement and with respect to which Akero has received demands for appraisal, and the aggregate number of stockholders of such shares of our common stock. The Surviving Corporation must provide this statement to the requesting stockholder within ten days after receipt of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares of our common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements.
If a petition for an appraisal is duly filed by a stockholder and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares of our common stock and with whom agreements as to the value of their shares of our common stock have not been reached (which we refer to as the “Chancery List”). After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares of our common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings. Any person whose name appears on the Chancery List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262. Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal.
Determination of Fair Value
After determining the stockholders entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of the shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the appraisal proceedings, the Surviving Corporation may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue after such payment only on the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares of our common stock as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid by the Surviving Corporation as part of the pre-judgment payment to the person.
In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.
Stockholders considering seeking appraisal should be aware that the fair value of their shares of our common stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of our common stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although Akero believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither Akero nor Parent anticipates offering more than the Merger Consideration to any stockholder exercising appraisal rights, and each of Akero and Parent reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of our common stock is less than the Merger Consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares of our common stock entitled to be appraised.
If any stockholder who demands appraisal of his, her or its shares of our common stock under Section 262 fails to perfect, or loses or successfully withdraws, such stockholder’s right to appraisal, the stockholder’s shares of our common stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the stockholder’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time or if the stockholder delivers to the Surviving Corporation a written withdrawal of the stockholder’s demand for appraisal and an acceptance of the Merger Consideration in accordance with Section 262.
From and after the Effective Time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of our common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the stockholder’s shares of our common stock, if any, payable to stockholders as of a time prior to the Effective Time. If no petition for an appraisal is filed, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court.
Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern.
Certain U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of U.S. federal income tax considerations relating to the Merger that are relevant to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of our common stock whose shares are exchanged for cash and CVRs pursuant to the Merger. This discussion is for general informational purposes only and is not tax advice. This discussion is based upon the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (which we refer to as the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect.
This discussion is limited to holders who hold their shares of our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This discussion does not describe any of the tax considerations arising under the laws of any state, local or foreign tax jurisdiction and does not consider any aspects of any alternative minimum tax, the Medicare net investment income surtax, or U.S. federal tax law other than income taxation (e.g., estate or gift taxation) that may be relevant or applicable to a particular holder in connection with the Merger and the receipt, and payments with respect to, CVRs. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder (each as defined below) or both, as the context may require.

This discussion does not purport to be a complete analysis of all of the U.S. federal income tax considerations that may be relevant to particular holders in light of their particular facts and circumstances. For example, this discussion does not address:
•
holders who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions or banks; tax-exempt organizations (including private foundations); S corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes; insurance companies; mutual funds; retirement plans; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; or certain former citizens or long-term residents of the United States;

•	holders who are controlled foreign corporations or passive foreign investment companies;
•	holders who are subject to the alternative minimum tax;
•	holders holding shares of our common stock as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;
•	holders that received their shares of our common stock in connection with the performance of services;
•	holders who own an equity interest, actually or constructively, in Parent or the Surviving Corporation following the Merger;
•	U.S. Holders (which we define below) whose “functional currency” is not the U.S. dollar;
•
holders that hold or have held, directly or pursuant to attribution rules, more than 5% of the shares of our common stock at any time during the five-year period ending on the date of the consummation of the Merger; or

•	holders that do not vote in favor of the Merger and who properly demand appraisal of their shares of our common stock under Section 262.
If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our common stock, then the U.S. federal income tax considerations applicable to its partners or members will generally depend upon the status of the partner or member and the activities of the partner or member and the partnership. Accordingly, partnerships or other entities treated as partnerships for U.S. federal income tax purposes holding shares of our common stock and partners or members therein should consult their tax advisors regarding the U.S. federal income tax considerations applicable to them relating to the Merger and the receipt of, and payments with respect to, CVRs.
No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax considerations of the Merger described below. No assurance can be given that the IRS will agree with the views expressed in this discussion, or that a court will not sustain any challenge by the IRS in the event of litigation. Furthermore, no opinion of counsel has been or will be rendered with respect to any tax considerations of the Merger or any related transactions. The use of words such as “will” and “should” in any tax-related discussion contained in this discussion is not intended to convey a particular level of comfort.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. EACH HOLDER SHOULD CONSULT ITS TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE MERGER AND THE RECEIPT OF, AND PAYMENTS WITH RESPECT TO, CVRS IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSIDERATIONS ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR ANY NON-INCOME TAX LAWS.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:
•	an individual who is (or is treated as) a citizen or resident of the United States;
•
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Receipt of Cash and CVRs
The exchange of shares of our common stock for cash and CVRs pursuant to the Merger generally will be a taxable transaction to U.S. Holders for U.S. federal income tax purposes. The amount of gain or loss a U.S. Holder recognizes, and the timing and potential character of a portion of such gain or loss, depends on the U.S. federal income tax treatment of the CVRs. The installment method of reporting any gain attributable to the receipt of a CVR generally will not be available with respect to the disposition of shares of our common stock pursuant to the Merger because such shares are traded on an established securities market.
Pursuant to U.S. Treasury regulations addressing contingent payment obligations analogous to the CVRs, if the fair market value of the CVRs is “reasonably ascertainable,” a U.S. Holder should treat the transaction as a “closed transaction” and include the fair market value of the CVRs as additional consideration received in the Merger for purposes of determining gain or loss. On the other hand, if the fair market value of the CVRs cannot be reasonably ascertained, a U.S. Holder should treat the transaction as an “open transaction” for purposes of determining gain or loss. These Treasury regulations state that only in “rare and extraordinary” cases would the value of contingent payment obligations not be reasonably ascertainable. There is no authority directly addressing whether contingent payment rights with characteristics similar to the rights under a CVR should be treated as “open transactions” or “closed transactions,” and such question is inherently factual in nature. Accordingly, U.S. Holders are urged to consult their tax advisors regarding this issue. Parent intends to treat a stockholder’s receipt of a CVR pursuant to the Merger as the receipt of additional consideration paid in the Merger as part of a “closed transaction.”
The following sections discuss the U.S. federal income tax considerations of the Merger if the exchange of shares of our common stock for cash and CVRs pursuant to the Merger is treated as a closed transaction or, alternatively, as an open transaction. Stockholders are urged to consult their tax advisors with respect to the proper characterization of the receipt of, and payments made with respect to, the CVRs. Under either “closed” or “open” transaction treatment, gain or loss generally will be determined separately for each block of shares of our common stock (that is, shares of our common stock acquired at the same cost in a single transaction) exchanged pursuant to the Merger.
Treatment as Closed Transaction
As part of a closed transaction for U.S. federal income tax purposes, a U.S. Holder of shares of our common stock generally will recognize capital gain or loss on an exchange of shares of our common stock for the Merger Consideration pursuant to the Merger, in an amount equal to the difference, if any, between (i) the amount of cash received plus the fair market value (determined as of the Effective Time) of any CVRs received and (ii) the U.S. Holder’s adjusted tax basis in the shares of our common stock exchanged. The proper method to determine the fair market value of a CVR is not clear, but it is possible that the trading value of our common stock would be considered along with other factors in making that determination. Any capital gain or loss recognized will generally be long-term capital gain or loss if the exchanging U.S. Holder’s holding period for such shares of our common stock exceeds one year. The deductibility of capital losses is subject to limitations.
A U.S. Holder’s initial tax basis in a CVR received in the Merger would equal the fair market value of such CVR as determined for U.S. federal income tax purposes. The holding period for a CVR would begin on the day following the date of the Effective Time.
As noted above, Parent intends to treat a holder’s receipt of a CVR as the receipt of additional consideration paid in the Merger for U.S. federal income tax purposes as part of a closed transaction. Parent also intends to provide the Paying Agent with Parent’s determination of the fair market value of the CVR issued in the Merger. Such determination is not binding on the IRS as to the holder’s tax treatment or the fair market value of the CVRs.
Tax information provided to a U.S. Holder and the IRS on IRS Form 1099-B for the year of the Merger may reflect only the cash amounts paid to the U.S. Holder in the Merger and not the fair market value of the

U.S. Holder’s interest in payments made (or to be made) on the CVRs. Accordingly, a U.S. Holder that treats the Merger as a “closed transaction” for U.S. federal income tax purposes may receive an IRS Form 1099-B reporting an amount received that is less than the amount such U.S. Holder will realize in the year of the Merger. In addition, any IRS Form 1099-B a U.S. Holder receives with respect to payments on the CVRs may reflect the entire amount of the CVR payments paid to the U.S. Holder and therefore may not take into account the fact that the U.S. Holder already included the value of such payments in such U.S. Holder’s amount realized in the year of the Merger. As a result, U.S. Holders reporting under this method should not rely on the amounts reported to them on IRS Forms 1099-B with respect to the Merger. Holders are urged to consult their tax advisors regarding how to accurately report their income under this method.
As noted above, there is no authority directly addressing the U.S. federal income tax treatment of receiving payments on the CVRs and, therefore, the amount, timing and character of any gain, income or loss with respect to the CVRs is uncertain. For example, payments with respect to the CVRs could be treated as payments with respect to a sale or exchange of a capital asset or as giving rise to ordinary income. In addition, it is unclear how a U.S. Holder of the CVRs would recover its adjusted tax basis with respect to payments thereon. It is also possible that, were a payment to be treated as being with respect to the sale of a capital asset, a portion of such payment would constitute imputed interest under Section 483 of the Code (as described below under “Imputed Interest”).
Parent intends to treat any payment received by a U.S. Holder in respect of the CVRs (except to the extent any portion of such payment is required to be treated as imputed interest, as described below) as an amount realized on the disposition of the CVR by the U.S. Holder. Assuming that this method of reporting is correct, a U.S. Holder should recognize gain or loss equal to the difference between the amount of such payment (less any portion of such payment required to be treated as imputed interest, as described below) and the U.S. Holder’s adjusted tax basis in the CVR. The gain or loss will generally be long-term capital gain or loss if the U.S. Holder has held the CVR for more than one year at the time of such payment. Additionally, a U.S. Holder may recognize loss, which likely would be a capital loss, to the extent of any remaining basis after the expiration of any right to cash payments under such U.S. Holder’s CVR. The deductibility of capital losses is subject to limitations.
Treatment as Open Transaction
If, contrary to Parent’s intended reporting position, the transaction is treated as an “open transaction” for U.S. federal income tax purposes, the fair market value of the CVRs would not be treated as additional consideration for the shares of our common stock at the time the CVRs are received in the Merger, and the U.S. Holder would have no tax basis in the CVRs. Instead, the U.S. Holder would take payments under the CVRs into account when made or deemed made in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. A portion of such payments would be treated as imputed interest income under Section 483 of the Code (as discussed below) and the balance, in general, as additional consideration for the disposition of the shares of our common stock. Payments of cash pursuant to the Merger, plus the portion of payments on the CVRs not treated as imputed interest under Section 483 of the Code, will generally first be applied to reduce a U.S. Holder’s adjusted tax basis in the shares of our common stock exchanged in the Merger. A U.S. Holder will then recognize capital gain to the extent of any cash received pursuant to the Merger and the portion of payments in respect of the CVRs not treated as imputed interest received that is in excess of the U.S. Holder’s adjusted tax basis in the shares of our common stock exchanged in the Merger. A U.S. Holder will recognize capital loss to the extent of any remaining basis after the basis reduction described above, although it is possible that such U.S. Holder may not be able to recognize such loss until the resolution of all contingencies under the CVRs or possibly until such U.S. Holder’s abandonment of the U.S. Holder’s CVRs. Any such capital gain or loss will generally be long-term capital gain or loss if the shares of our common stock were held for more than one year prior to such disposition. The deductibility of capital losses is subject to certain limitations.
As discussed above, Parent intends to send to each U.S. Holder an IRS Form 1099-B treating the Merger as a “closed transaction” for U.S. federal income tax purposes. Accordingly, U.S. Holders that treat the Merger as an “open transaction” for U.S. federal income tax purposes are urged to consult their tax advisors regarding how to accurately report their income under this method.

Imputed Interest
If payment with respect to a CVR is made more than one year after the Effective Time, a portion of the payment may be treated as imputed interest that is ordinary income to a U.S. Holder. Parent intends to report imputed interest on the CVRs pursuant to Section 483 of the Code, except as required by applicable law. The portion of any payment made with respect to a CVR treated as imputed interest under Section 483 of the Code will be determined at the time such payment is made and generally should equal the excess of (1) the amount of the payment in respect of the CVRs over (2) the present value of such amount as of the Effective Time, calculated using the applicable federal rate as the discount rate. A U.S. Holder must include in its taxable income imputed interest under Section 483 of the Code using such holder’s regular method of accounting for U.S. federal income tax purposes.
Non-U.S. Holders
For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of our common stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.
In general, any gain realized by a Non-U.S. Holder on the exchange of shares of our common stock for cash and CVRs pursuant to the Merger generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with the conduct of a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder (as described above under “U.S. Holders”), except that if the Non-U.S. Holder is a foreign corporation, an additional branch profits tax may apply at a rate of 30% (or a lower rate under an applicable income tax treaty); or

•
such Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the Effective Time, and certain other specified conditions are met, in which case such Non-U.S. Holder may be subject a 30% U.S. federal income tax (or a tax at a lower rate under an applicable income tax treaty) on such gain, net of applicable U.S.-source capital losses recognized by such Non-U.S. Holder.

Generally, if payments are made to a Non-U.S. Holder with respect to a CVR, such Non-U.S. Holder may be subject to withholding at a rate of 30% (or a lower rate under an applicable income tax treaty) of the portion of any such payments treated as imputed interest (as discussed above under “U.S. Holders — Imputed Interest”), unless such Non-U.S. Holder establishes its entitlement to exemption from or a reduced rate of withholding under an applicable tax treaty by providing the appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E or other applicable IRS Form W-8) to the applicable withholding agents. In addition, a payment to a Non-U.S. Holder with respect to a CVR may be subject to U.S. backup withholding and FATCA withholding, each as discussed below.
Non-U.S. Holders are urged to consult their tax advisors to determine the U.S. federal, state, local and other tax considerations that may be relevant to them in light of their particular circumstances and as to any applicable tax treaties that might provide for different rules.
Information Reporting and Backup Withholding
Payments made in exchange for shares of our common stock pursuant to the Merger and payments made with respect to the CVR may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. Holder that does not otherwise establish an exemption from backup withholding should complete and return an IRS Form W-9, certifying under penalties of perjury that such U.S. Holder is a “United States person” (within the meaning of the Code), that the taxpayer identification number provided is correct, and that such U.S. Holder is not subject to backup withholding.
A Non-U.S. Holder may be subject to information reporting and backup withholding (currently at a rate of 24%) on payments made in exchange for shares of our common stock pursuant to the Merger and payments made with respect to the CVR. To avoid backup withholding, a Non-U.S. Holder that does not otherwise establish an exemption from backup withholding should complete and return an IRS Form W-8BEN, IRS

Form W-8BEN-E or other appropriate IRS Form W-8 as applicable for the Non-U.S. Holder, in accordance with the instructions thereto, certifying that such Non-U.S. Holder is not a “United States person” (within the meaning of the Code). Non-U.S. Holders should consult their own tax advisors to determine which IRS Form W-8 is appropriate.
Certain stockholders (including corporations) generally are not subject to backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally will be allowed as a refund or credit against the U.S. federal income tax liability of a holder, provided the required information is properly and timely furnished to the IRS. The IRS may impose a penalty upon a holder that fails to provide the correct taxpayer identification number.
Foreign Account Tax Compliance Act or FATCA
Under the “Foreign Account Tax Compliance Act” provisions of the Code, related U.S. Treasury guidance and related intergovernmental agreements (“FATCA”), Parent or another applicable withholding agent will be required to withhold tax at a rate of 30% on the portion of payments on the CVRs reported as imputed interest if a Non-U.S. Holder fails to meet prescribed certification requirements. In general, no such withholding will be required with respect to a person that timely provides certifications that establish an exemption from FATCA withholding on a valid IRS Form W-8. A Non-U.S. Holder may be able to claim a credit or refund of the amount withheld under certain circumstances. Each Non-U.S. Holder should consult its own tax advisor regarding the application of FATCA to the CVRs.
THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECEIPT OF CASH AND CVRS FOR THEIR SHARES OF OUR COMMON STOCK PURSUANT TO THE MERGER, AND PAYMENTS MADE WITH RESPECT TO THE CVRS, UNDER ANY U.S. FEDERAL, STATE, FOREIGN, LOCAL OR OTHER TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Regulatory Approvals Required for the Merger
The completion of the Merger is subject to, among other conditions described in the section of this proxy statement captioned “The Merger Agreement — Conditions to the Closing of the Merger”:
•	the expiration or termination of the required waiting period under the HSR Act; and
•
to the extent applicable, the receipt of any clearances or approvals applicable to the Merger under antitrust laws and foreign direct investment laws in the jurisdictions and circumstances contemplated within the Disclosure Schedule in connection with the execution of the Merger Agreement, and the expiration or termination of any mandatory waiting period related thereto

The Parties have agreed to use (and to cause their respective affiliates to use) their respective reasonable best efforts to obtain promptly any clearance required under the HSR Act or other applicable antitrust laws and foreign direct investment laws, subject to certain limitations, so as to enable the Closing to occur as promptly as practicable, but in no case later than the End Date. However, neither Parent, Novo Holdings A/S, the Novo Nordisk Foundation, nor any of their respective affiliates are required under the Merger Agreement to propose, negotiate, commit to or consent to any divestiture, sale, disposition, hold separate order or other structural or conduct relief, or other operational undertakings, in order to obtain clearances from any governmental body, or to avoid or eliminate any impediment under any law that may be asserted by any governmental body or any other person so as to enable the parties to expeditiously consummate the Transactions. The parties will defend through litigation on the merits any claim asserted in court by any party under antitrust laws and foreign direct investment laws in order to avoid entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that could restrain, delay or prevent the Closing by the End Date. Neither Parent nor Akero will (and neither will permit any of its affiliates, if applicable, to) commit to or agree with any governmental body to stay, toll or extend any applicable waiting period or withdraw its filing under the HSR Act or any other applicable antitrust laws and foreign direct investment laws, or enter into any similar timing agreement, without the prior written consent of the other. However, Parent may, without the consent of Akero, voluntarily withdraw its notification under the HSR Act on one occasion; provided, that Parent will refile its HSR Act notification within two business days after withdrawal unless otherwise agreed by the parties.
Subject to the terms and conditions of the Merger Agreement, each of the parties will (and will cause their respective affiliates, if applicable, to): (i) promptly, but in no event later than twenty business days after the date of the Merger Agreement, make an appropriate filing of all notification and report forms as required by the HSR Act with respect to the Transactions and (ii) cooperate with each other in promptly preparing and making any other filings, notifications or other consents that are advisable or required to be made with, or obtained from, any other governmental bodies in connection with the Transactions under applicable antitrust laws and foreign direct investment laws.
During the period from the execution of the Merger Agreement to the earlier of the Effective Time and the valid termination of the Merger Agreement, each party will (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding brought by a governmental body or brought by a third party before any governmental body, in each case, with respect to the Transactions under the antitrust laws and foreign direct investment laws, (ii) keep the other parties informed as to the status of any such request, inquiry, investigation, action or legal proceeding, (iii) promptly inform the other parties of, and wherever practicable give the other parties reasonable advance notice of, and the opportunity to participate in, any communication to or from the Federal Trade Commission (“FTC”), U.S. Department of Justice (“DOJ”) or any other governmental body in connection with any such request, inquiry, investigation, action or legal proceeding, (iv) promptly furnish to the other parties copies of documents provided to or received from any governmental body in connection with any such request, inquiry, investigation, action or legal proceeding, (v) consult and cooperate with the other parties and consider in good faith the views of the other parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any such request, inquiry, investigation, action or legal proceeding, and (vi) except as may be prohibited by any governmental body or by any legal requirement, in connection with any such request, inquiry, investigation, action or legal proceeding in respect of the Transactions, give the other party reasonable advance notice of, and permit authorized representatives of the other party to be present at, each meeting or conference relating to such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in connection with any argument, opinion or proposal made or submitted to any governmental body in connection with such request, inquiry, investigation, action or legal proceeding.
Parent shall, on behalf of the parties, develop, determine and control (i) the strategy for obtaining any clearances or approvals under the HSR Act or any other antitrust laws and foreign direct investment laws, including antitrust laws and foreign direct investment laws in the required jurisdictions, or responding to any request from, inquiry by, or investigation by (including directing the timing, nature, and substance of all such responses) any governmental body arising out of the Merger Agreement and the Transactions, including the strategy, timing, form, and content of any remedial undertakings made, or to be made, for the purpose of securing any required actions or nonactions, waivers, consents, clearances, decisions, declarations, approvals, and the lapse of waiting periods under any antitrust laws and foreign direct investment laws and (ii) the defense or settlement of any action brought by or before any governmental body that has authority to enforce any antitrust laws and foreign direct investment laws. However, Parent will consider in good faith the views of Akero in respect of the matters described in this paragraph. Akero will use reasonable best efforts to act consistently with such strategy as developed by Parent.
Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions, restrictions, qualifications, requirements, or limitations on the Transactions, including the requirement to divest assets, license, or hold separate assets or terminate existing relationships and contractual rights, or agree to other remedies, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.
Expiration or Termination of Waiting Period under the HSR Act in the United States
Under the HSR Act and the rules promulgated thereunder, the Merger may not be completed until Akero and Parent each files a Notification and Report Form with the Antitrust Division of the DOJ and the FTC, and the applicable waiting period (and any extension thereof) or any commitment by the parties to the Merger Agreement not to consummate the Transactions before a certain date under a timing agreement has, in each case, expired or been terminated. The waiting period under the HSR Act applicable to the Merger is 30 calendar days following the parties’ filings of their respective HSR Act notification and report forms, unless the waiting period is terminated earlier or extended. If the DOJ or FTC issues a request for additional information and documentary materials (which we refer to as a “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after both parties have substantially complied with such Second Request, unless the waiting period is terminated earlier or the parties agree with the DOJ or FTC to delay the closing for a specified period of time.
Akero, Parent and Merger Sub have agreed in the Merger Agreement to as promptly make an appropriate filing of all notification and report forms as required by the HSR Act with respect to the Transactions. The parties intend to make the required filings under the HSR Act by November 7, 2025.
Required Clearances, Consents or Approvals or Other Mandatory Waiting Periods
In addition to the expiration or termination of the waiting period under the HSR Act or any extension thereof, the completion of the Merger is also subject to, if applicable, the receipt of any clearances or approvals applicable to the Merger under antitrust laws and foreign direct investment laws in the jurisdictions and circumstances contemplated within the Disclosure Schedule in connection with the execution of the Merger Agreement, and the expiration or termination of any mandatory waiting period related thereto. Antitrust authorities in such jurisdiction may also impose conditions, restrictions, qualifications, requirements or limitations when they grant the necessary clearances or approvals.
The parties will (and will cause their respective affiliates, if applicable, to) cooperate with each other in determining whether, and promptly preparing and making, any other filings, notifications or other consents are required to be made with, or obtained from, any other governmental bodies in connection with the Transactions
Other Potential Intervention Pursuant to Antitrust Laws
At any time before or after the Effective Time, notwithstanding the expiration or termination of the required waiting period under the HSR Act, or to the extent applicable, the receipt of any clearances or approvals applicable to the Merger under antitrust laws and foreign direct investment laws in the jurisdictions and circumstances contemplated within the Disclosure Schedule in connection with the execution of the Merger Agreement and the expiration or termination of any mandatory waiting period related thereto, the DOJ or FTC or any state or foreign government authority could take action under applicable antitrust or foreign direct investment laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger, seeking divestiture of substantial assets of one or both of the parties, requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights, or requiring the parties to agree to other remedies.
In addition, private parties may seek to take legal action under applicable antitrust laws and foreign direct investment laws under certain circumstances, including by seeking to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals.
Any of these potential actions could significantly impede, delay or even preclude the consummation of the Merger. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.

THE MERGER AGREEMENT
Explanatory Note Regarding the Merger Agreement
The following summary of the Merger Agreement is intended solely to provide investors with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Akero in its public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the parties or any of their subsidiaries or affiliates. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary and the other descriptions of the Merger Agreement elsewhere in this proxy statement may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement. Capitalized terms used in this section but not defined in this proxy statement and the phrase “business day” have the meanings ascribed to them in the Merger Agreement.
The representations, warranties, covenants and agreements described below and included in the Merger Agreement (1) were made only for purposes of the Merger Agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Merger Agreement; and (3) may be subject to important qualifications, limitations and supplemental information agreed to by Akero, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC or what may be viewed as material by our stockholders and in some cases were qualified by (1) matters specifically disclosed in Akero’s filings with the SEC prior to the date of the Merger Agreement and (2) confidential matters disclosed to Parent and Merger Sub by Akero in connection with the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk among Akero, Parent and Merger Sub rather than to establish matters as facts and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements therein, or any descriptions thereof, as characterizations of the actual state of facts or condition of Akero, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Akero’s public disclosures. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Akero, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the Disclosure Schedule or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding Akero, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this proxy statement and in our filings with the SEC regarding Akero and our business.
Effects of the Merger; Certificate of Incorporation and Bylaws; Directors and Officers
The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with Section 251(c) of the DGCL, at the Effective Time, Akero and Parent will consummate the Merger, whereby Merger Sub will be merged with and into Akero, the separate existence of Merger Sub will cease, and Akero will continue as the Surviving Corporation.
As of the Effective Time, the directors and officers of the Surviving Corporation will be the respective individuals who served as the directors and officers of Merger Sub as of immediately prior to the Effective Time, until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. Prior to the Effective Time, each director of Akero immediately prior to the Effective Time will execute and deliver a letter effectuating such director’s resignation as a member of the Board of Directors, conditioned upon and effective as of the Effective Time. As of the Effective Time, the certificate of incorporation of Akero will by virtue of the Merger and without any further action, be amended and restated to read in its entirety as set forth on Annex II of the Merger Agreement and the bylaws of the Surviving Corporation will be amended and restated to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that references to the name of Merger Sub will be replaced by references to “Akero Therapeutics, Inc.”).
Closing and Effective Time
Unless otherwise mutually agreed in writing among Akero, Parent and Merger Sub, the closing of the Transactions and the consummation of the Merger (which we refer to as the “Closing”) will take place as soon as practicable, but no later than the third business day, following the satisfaction or (to the extent permitted by law) waiver in accordance with the Merger Agreement of the conditions to the Closing (described further in the section of this proxy statement captioned “— Conditions to the Closing of the Merger”), other than those conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by law) waiver of such conditions at the Closing. As soon as practicable on the date on which the Closing occurs, Akero and Merger Sub will file a certificate of merger with the Secretary of State of the State of Delaware with respect to the Merger. The Merger will become effective upon the date and time of the filing of the certificate of merger, or at such later date and time as is agreed upon in writing by the parties and specified in the certificate of merger (we refer to such date and time the Merger is effective as the “Effective Time.”)
Merger Consideration
Common Stock
At the Effective Time, each issued and outstanding share of our common stock (other than shares held by (1) Akero or by Parent, Merger Sub or any of their respective wholly owned subsidiaries and (2) stockholders who are entitled to and who properly exercise, and do not subsequently withdraw, appraisal rights under Section 262 of the DGCL) will be converted into the right to receive the Merger Consideration (which is $54.00 per share in cash, without interest, plus one CVR, which shall represent the right to receive $6.00 per CVR, without interest and subject to the terms and conditions set forth in the CVR Agreement, and in each case subject to any applicable withholding of taxes). All shares converted into the right to receive the Merger Consideration will no longer be outstanding and automatically be cancelled at the Effective Time and the holders of such shares will cease to have any rights with respect thereto, except for the right to receive the Merger Consideration.
Outstanding Equity Awards
The Merger Agreement provides that Akero’s equity awards that are outstanding immediately prior to the Effective Time will be subject to the following treatment at the Effective Time:
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Options. At the Effective Time, each Company Option that is then outstanding and unexercised (whether or not vested) and which has a per share exercise price that is less than $54.00 (each, an “In the Money Option”), will be deemed fully vested and cancelled and converted into the right of the holder to receive (i) a cash payment (without interest and less applicable tax withholdings and other authorized deductions) equal to the product of (A) the excess of (x) $54.00 over (y) the exercise price per share of such In the Money Option, multiplied by (B) the total number of shares of our common stock subject to such In the Money Option immediately prior to the Effective Time, and (ii) one CVR for each share of our common stock subject to such In the Money Option immediately prior to the Effective Time. Each Company Option that is then outstanding and unexercised, whether or not vested, and which has a per share exercise price that equals or exceeds $54.00 (each, an “Out of the Money Option”), to the extent not vested, will become fully vested as of prior to the Effective Time, and Akero will permit the holders of Out of the Money Options to exercise such Out of the Money Options prior to the Effective Time on a basis that allows such holders to participate in the Merger with respect to any shares of our common stock acquired under such Out of the Money Options as a holder of shares of our common stock, with any Out of the Money Options that remain outstanding and unexercised as of the Effective Time cancelled for no consideration at the Effective Time, without any action on the part of Parent, Akero or any other individual, entity or person. All Company Options are In the Money Options.

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Restricted Stock Units. At the Effective Time, each then outstanding Company RSU will be deemed fully vested and cancelled and converted into the right to receive (i) a cash payment (without interest and less applicable tax withholdings and other authorized deductions) equal to the product of (A) $54.00 multiplied by (B) the number of shares of our common stock subject to such Company RSU immediately prior to the Effective Time, and (ii) one CVR for each share of our common stock subject to such Company RSU immediately prior to the Effective Time.

Exchange and Payment Procedures
Prior to the Closing date, Parent will designate a bank or trust company reasonably acceptable to Akero (which we refer to as the “Paying Agent”) to make payments of the Merger Consideration to our stockholders. Parent will deposit with the Paying Agent cash sufficient to pay the aggregate Merger Consideration payable to our stockholders (other than any Merger Consideration in respect of any Dissenting Shares). Parent will not be required to deposit any funds related to any CVR with the Rights Agent unless and until such deposit is required pursuant to the CVR Agreement.
Promptly (but no later than the third business day) after the Effective Time, the Surviving Corporation will cause to be delivered to each person who was, at the Effective Time, a holder of record of our common stock entitled to receive the Merger Consideration a form of letter of transmittal together with instructions thereto. Upon the Paying Agent’s receipt of (i) in the case of certificated shares of our common stock, a surrendered certificate or certificates in respect of such shares together with a letter of transmittal or (ii) in the case of shares of our common stock held in book-entry form, a customary agent’s message, and in each case, together with such other documents as may be required pursuant to the instructions, the holder of such shares will be entitled to receive in exchange therefore the Merger Consideration for each such share, and each such share will then be cancelled. No interest will accrue or be paid upon surrender of any stock certificate or shares of stock held in book-entry form for the benefit of the holder thereof.
If any funds deposited with the Paying Agent remain undistributed to our stockholders 12 months after the Effective Time, subject to abandoned property, escheat and other similar and applicable laws Parent will be entitled to require the Paying Agent to deliver such funds (including all interest and other income received by the Paying Agent with respect thereto) to Parent, and any of our stockholders who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to the Surviving Corporation as a general creditor thereof with respect to the Merger Consideration that may be payable upon due surrender of the shares held by them, without any interest thereon.
If any stock certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of the certificated shares of our common stock formerly represented by that stock certificate, or by a representative of that holder, claiming that stock certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by that holder of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such stock certificate (which amount will not exceed the Merger Consideration payable with respect to such certificated shares of our common stock), the Paying Agent will pay (less any amounts entitled to be deducted or withheld by any applicable withholding taxes), in exchange for such lost, stolen or destroyed stock certificate, the applicable Merger Consideration to be paid in respect thereof pursuant to the Merger Agreement.
Representations and Warranties
The Merger Agreement contains representations and warranties of Akero, Parent, and Merger Sub.
Akero
Some of the representations and warranties in the Merger Agreement made by Akero are qualified as to “materiality” or “Material Adverse Effect.” “Material Adverse Effect” means any event, occurrence, circumstance, change or effect which, individually or when taken together with all other events, occurrences, circumstances, changes or effects which have occurred in the applicable determination period for a Material Adverse Effect, has had or would reasonably be expected to have a material adverse effect on (a) the ability of Akero to consummate the Transactions on or before the End Date (as defined in the section of this proxy statement captioned “— Termination of the Merger Agreement”) or (b) the business, assets, financial condition or results of operations of Akero and its subsidiary, taken as a whole. However, none of the following will be deemed to constitute or be taken into account in determining whether there is, or would reasonably be expected to be, a Material Adverse Effect for purposes of clause (b) above:
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any change in the market price or trading volume of Akero’s stock or change in Akero’s credit ratings; except that the underlying causes of any such change may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception in this list;

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any event, occurrence, circumstance, change or effect resulting from the announcement, pendency or performance of the Transactions (other than with respect to any representation or warranty the purpose of which is to address the consequences of the execution and delivery of the Merger Agreement or the consummation of the Transactions of the performance of obligations of Akero);

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any event, occurrence, circumstance, change or effect generally affecting the industries in which Akero and its subsidiary operate or in the economy generally or other general business, financial or market conditions;

•	any event, occurrence, circumstance, change or effect arising directly or indirectly from or otherwise relating to fluctuations in the value of any currency or interest rates;
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any event, occurrence, circumstance, change or effect arising directly or indirectly from or otherwise relating to any act of terrorism, war, national or international calamity, natural disaster, acts of god, epidemic, pandemic, trade wars or any other similar event;

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the failure of Akero to meet internal or analysts’ expectations or projections; except that the underlying causes of such failure may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception in this list;

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any adverse effect arising directly from or otherwise directly relating to any action taken by Akero or its subsidiary at the written direction of Parent or any action specifically required to be taken by Akero or its subsidiary under the Merger Agreement;

•	any event, occurrence, circumstance, change or effect resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or any of their respective affiliates;
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any event, occurrence, circumstance, change or effect arising directly or indirectly from or otherwise relating to any change in, or any compliance with or action taken for the purpose of complying with any change in, any applicable laws or GAAP (or interpretations of any applicable laws or GAAP);

•	any legal proceeding regarding Dissenting Shares or relating to the Transactions;
•	the availability of or cost of equity, debt or other financing to Parent or Merger Sub; or
•	any event, occurrence, circumstance, change or effect proximately resulting or arising from Parent’s or Merger Sub’s material breach of the Merger Agreement.
However, any event, occurrence, circumstance, change or effect referred to in the foregoing third, fourth, fifth, and ninth bullets may be taken into account in determining whether there is, or would be reasonably expected to be, a Material Adverse Effect solely to the extent such event, occurrence, circumstance, change or effect disproportionately affects Akero and its subsidiary relative to other participants in the industries in which Akero and its subsidiary operate.
In the Merger Agreement, Akero has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to certain specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•	due organization, valid existence, good standing under the laws of the State of Delaware and authority and qualification to conduct business with respect to Akero and its subsidiary;
•	Akero’s ownership of its subsidiary;
•	Delivery by Akero to Parent of the certificate of incorporation, bylaws, and other organizational documents, including all amendments, of Akero and its subsidiary;

•	capital structure of Akero and its subsidiary;
•	accuracy and compliance with applicable legal rules of Akero’s SEC filings and financial statements and Akero’s internal controls and disclosure controls and procedures;
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operation of the business of Akero and its subsidiary in all material respects in the ordinary course of business consistent with past practice from January 1, 2025 through the date of the Merger Agreement;

•	absence of any Material Adverse Effect from January 1, 2025 through the date of the Merger Agreement;
•	Akero and its subsidiary having not taken certain specified actions or having failed to take certain specified actions from January 1, 2025 through the date of the Merger Agreement;
•	title to assets;
•	real property matters;
•	intellectual property matters;
•	material contracts;
•	absence of undisclosed liabilities;
•	compliance with applicable law and regulations by Akero and its subsidiary;
•	healthcare regulatory and data protection matters;
•	possession of, and compliance with, required governmental authorizations;
•	compliance with anti-corruption and trade control laws;
•	tax matters;
•	employee matters;
•	employee benefit and compensation plans, including ERISA and certain related matters;
•	environmental matters;
•	insurance matters;
•	litigation, legal proceedings and investigation matters;
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Akero’s corporate power and authority to enter into, and to perform its obligations under, the Merger Agreement and to consummate the Transactions, and the enforceability of the Merger Agreement with respect to Akero;

•	inapplicability of any applicable anti-takeover laws, including Section 203 of the DGCL;
•	absence of conflicts with laws, Akero’s organizational documents and Akero’s contracts;
•	required notices, consents and regulatory filings in connection with the Merger Agreement;
•	Akero’s receipt of a fairness opinion from Akero’s financial advisors;
•	payment of fees to brokers, finders, investment bankers, financial advisors or other persons in connection with the Transactions; and
•	Akero’s lack of reliance on any representations or warranties of Parent and Merger Sub not included in the Merger Agreement.

Parent and Merger Sub
Certain of the representations and warranties in the Merger Agreement made by Parent and Merger Sub are qualified as to a “Parent Material Adverse Effect.” “Parent Material Adverse Effect” means any effect, change, event or occurrence that would or would reasonably be expected to, individually or in the aggregate, materially impair, prevent or materially delay Parent’s or Merger Sub’s ability to consummate the Transactions in a timely manner on the terms set forth in the Merger Agreement.
In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to Akero that are subject, in some cases, to certain specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to Parent and Merger Sub;
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Merger Sub’s ownership and absence of business activities or operations other than as contemplated by the Merger Agreement in connection with the Transactions and those incident to Merger Sub’s formation;

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Parent’s and Merger Sub’s corporate power and authority to enter into, and to perform their obligations under, the Merger Agreement and to consummate the Transactions and, with respect to Parent and the CVR Parent (as defined in the section of this proxy statement captioned “Form of Contingent Value Rights Agreement”), the CVR Agreement, and the enforceability of the Merger Agreement with respect to Parent and Merger Sub and the CVR Agreement with respect to Parent and CVR Parent;

•	absence of conflicts with laws, Parent’s or Merger Sub’s organizational documents and Parent’s or Merger Sub’s contracts;
•	required notices, consents and regulatory filings in connection with the Merger Agreement or the Transactions;
•	accuracy of the information supplied by or on behalf of Parent or Merger Sub for inclusion in this proxy statement;
•	absence of litigation;
•	sufficiency of funds to consummate the Transactions and the CVR Agreement;
•	Parent’s and Merger Sub’s lack of ownership interest in Akero;
•	Parent’s and Merger Sub’s lack of reliance on any representations or warranties of Akero not included in the Merger Agreement; and
•	the payment of fees to brokers, finders, investment bankers, financial advisors or other persons in connection with the Transactions.
None of the representations and warranties contained in the Merger Agreement survive past the Effective Time.
Conduct of Business Pending the Merger
The Merger Agreement provides that, except (1) as expressly required by the Merger Agreement or as required by applicable law; (2) with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed); or (3) as set forth in the Disclosure Schedule, during the period from the execution and delivery of the Merger Agreement until the earlier of the Effective Time and the valid termination of the Merger Agreement (which we refer to as the “Pre-Closing Period”), Akero will, and will cause its subsidiary to:
•	conduct its business in the ordinary course consistent with past practice in all material respects; and
•	execute the development plan set forth in the Disclosure Schedule.

In addition, Akero has also agreed that, except (1) as expressly required by the Merger Agreement or as required by applicable law; (2) with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed); or (3) as set forth in the Disclosure Schedule, during the Pre-Closing Period, Akero and its subsidiary will not, subject in each case to certain specified exceptions, among other things:
•	establish a record date for, declare, set aside or pay any dividend or make any other distribution in respect of any shares of Akero’s capital stock;
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repurchase, redeem or otherwise reacquire any of the shares of our common stock, or any rights, warrants or options to acquire any of the shares of our common stock, subject to certain exceptions listed in the Merger Agreement;

•	split, combine, subdivide or reclassify any shares of our common stock or other equity interests;
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sell, issue, grant, deliver, pledge, transfer, encumber or authorize the sale, issuance, grant, delivery, pledge, transfer or encumbrance of (A) any capital stock, equity interest or other security, (B) any option, call, warrant, restricted securities or right to acquire any capital stock, equity interest or other security, or (C) any instrument convertible into or exchangeable for any capital stock, equity interest or other security (except that we may issue shares of our common stock upon the exercise or vesting of the Company Options, Company RSUs, or warrants to purchase shares of our common stock outstanding as of the date of the Merger Agreement, or issuable to participants in Akero’s 2019 Employee Stock Purchase Plan (which we refer to as the “ESPP” in accordance with the terms thereof);

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except as required under any Employee Plan (as defined in the Merger Agreement) as in effect on the date of the Merger Agreement, (A) establish, adopt, terminate, materially amend or increase the benefits under any Employee Plan (or any arrangement that would be an Employee Plan if it were in existence on the date of the Merger Agreement), (B) amend or waive any of its rights under, or accelerate the vesting, funding or payment under, any provision of any of the Employee Plans or Company Options or Company RSUs, (C) grant any current or former employee, director, officer, independent contractor or other individual service provider any compensation, bonuses, equity or equity-like award, severance or other benefits (or increase any of the foregoing), or (D) hire, promote, engage or terminate (other than for cause) the employment or engagement of any employee, director, officer, independent contractor or other individual service provider other than in the ordinary course of business consistent with past practice for employees below the level of vice president and independent contractors with base compensation below $300,000 (except that Akero and its subsidiary may (1) provide increases in annual base salary or base wages or immaterial increases in benefits, in each case, to employees below the level of vice president in the ordinary course of business consistent with past practice, (2) amend any broad-based Employee Plans in connection with the renewal of such Employee Plans in the ordinary course of business consistent with past practice to the extent such amendment will not result in an increase in the costs of such broad-based Employee Plan of greater than 5% to Akero, its subsidiary or Parent and (3) make usual and customary annual bonus payments in the ordinary course of business consistent with past practice as described on the Disclosure Schedule);

•	amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents;
•	form any subsidiary, acquire any equity interest in any other entity, or enter into any material joint venture, partnership or similar arrangement;
•	make or authorize any capital expenditure in excess of $500,000 in the aggregate;
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acquire, lease, license, sublicense, pledge, sell or otherwise dispose of, divest or spin-off, abandon, waive, create or incur any encumbrance on, relinquish or permit to lapse, transfer or assign any material right or other tangible asset or property;

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acquire, lease, license, sublicense, pledge, sell or otherwise dispose of, or create an encumbrance (other than a permitted encumbrance) with respect to, or abandon or permit to lapse, or transfer or assign any material item of Akero’s intellectual property rights;

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lend money or make capital contributions or advances to or make investments in, any person, or assume, incur, issue or guarantee any indebtedness, subject to certain exceptions listed in the Merger Agreement;

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(A) waive, release, amend or modify in any material respect, or voluntarily terminate, any material contract or (B) enter into any (x) material supply contract or binding letter of intent with respect to any material supply contract (y) contract that would have been a material contract if such contract was effective as of the execution and delivery of the Merger Agreement;

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except as required by applicable law, (A) change any method of tax accounting or any tax accounting period of Akero or its subsidiary; (B) make (outside of the ordinary course of business), change or revoke any material tax election; (C) file a material amended tax return; (D) enter into a closing agreement with any governmental body regarding any material tax liability or assessment; (E) settle, compromise or consent to any material tax claim or assessment or surrender a right to a material tax refund, offset or other reduction in tax liability; (F) waive or extend the statute of limitations with respect to any material tax or material tax return, other than automatic waivers or extensions of time to file tax returns obtained in the ordinary course of business, or (G) take any other similar action outside of the ordinary course of business relating to any tax return or tax, if such action would have the effect of materially increasing the tax liability of Akero or its subsidiary (or any consolidated or combined group which includes Akero and its subsidiary) for any taxable period (or portion thereof) or materially decreasing any tax attribute of Akero or its subsidiary;

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settle, release, waive or compromise any (A) amounts owed to Akero or its subsidiary greater than $1,000,000 in the aggregate or (B) legal proceeding or other claim (or threatened legal proceeding or other claim) against Akero or its subsidiary, subject to certain exceptions listed in the Merger Agreement;

•	enter into or negotiate any collective bargaining agreement or other labor-related contract with any labor union or other employee representative body;
•	adopt or implement any stockholder rights plan or similar arrangement;
•	adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Akero or its subsidiary; or
•	authorize any of, or agree or commit to take, any of the foregoing actions.
Acquisition Proposals
Under the Merger Agreement, during the Pre-Closing Period, Akero and its subsidiary have agreed not to, and will use reasonable best efforts to cause their representatives not to, directly or indirectly, among other things:
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continue any solicitation, knowing encouragement, discussions or negotiations with any persons that may have been ongoing as of the execution and delivery of the Merger Agreement with respect to an Acquisition Proposal (as defined below);

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solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal;

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engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information in connection with, or for the purpose of soliciting or knowingly encouraging or facilitating, an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal;

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enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal; or

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waive or release any person from, forebear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other contracts, unless the Board of Directors determines in good faith, after consultation with Akero’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to our stockholders under applicable law.

Notwithstanding anything in the Merger Agreement to the contrary, if at any time after the execution and delivery of the Merger Agreement and prior to the adoption of the Merger Agreement by holders of at least a majority of the outstanding shares of our common stock (which we refer to as the “Cut-off Time”) Akero or its subsidiary or any of their representatives receives an unsolicited bona fide written Acquisition Proposal from any person or group of persons, which Acquisition Proposal was made or renewed after the execution and delivery of the Merger Agreement, and the Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Offer (as defined below), then Akero and its representatives may (i) furnish, pursuant to an Acceptable Confidentiality Agreement (as defined below), information (including non-public information) with respect to Akero and its subsidiary to the person or group of persons who has made such Acquisition Proposal and their representatives; except that Akero must as promptly as practicable (and in any event within 24 hours) provide to Parent any non-public information concerning Akero or its subsidiary that is provided to any person to the extent access to such information was not previously provided to Parent or its representatives and (ii) engage in or otherwise participate in discussions or negotiations with the person or group of persons making such Acquisition Proposal and their representatives.
During the Pre-Closing Period, Akero will, among other things:
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promptly (and in any event within 24 hours after receipt) notify Parent if any inquiries, proposals or offers with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal or any written inquiries, proposals or offers with respect thereto are received by Akero or its subsidiary and provide to Parent a copy of any written Acquisition Proposal and related documents and a summary of any material unwritten terms and conditions thereof; and

•
keep Parent reasonably informed of the status of, and any material developments, discussions or negotiations regarding, any such inquiry, proposal, offer or Acquisition Proposal on a prompt basis (and in any event within 24 hours of such material development, discussion or negotiation).

However, nothing in the Merger Agreement prohibits Akero from (i) taking and disclosing to our stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, including any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or (ii) making any disclosure to our stockholders that is required by law (except the Board of Directors cannot make a Company Adverse Change Recommendation other than in accordance with the procedures described in the section of this proxy statement captioned “— The Board of Directors’ Recommendation; Company Adverse Change Recommendation”).
For purposes of this proxy statement and the Merger Agreement:
•
“Acceptable Confidentiality Agreement” means any customary confidentiality agreement that (i) contains provisions that are not less favorable to Akero than those contained in the confidentiality agreement between Akero and Parent and (ii) does not prohibit Akero from providing any information to Parent in accordance with the Merger Agreement or otherwise prohibit Akero from complying with its obligations under the Merger Agreement.

•
“Acquisition Proposal” means any proposal or offer from any person (other than Parent and its affiliates) or “group”, within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (A) acquisition or exclusive license of assets of Akero equal to 20% or more of Akero’s consolidated assets (determined by value) attributable, (B) issuance or acquisition of 20% or more of the outstanding shares of our common stock, (C) recapitalization, tender offer or exchange offer that if consummated would result in any person or group beneficially owning 20% or more of the outstanding shares of our common stock or (D) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Akero that if consummated would result in any person or group beneficially owning 20% or more of the outstanding shares of our common stock, in each case (A) through (D) other than the Transactions.

•	“Company Board Recommendation” means the Board of Directors’ unanimous (i) determination that the Merger Agreement and the Transactions, including the Merger, are advisable and fair to, and in the best interest of, Akero and our stockholders, (ii) declaration that it is advisable to enter into the Merger Agreement and (iii) resolution to recommend that our stockholders adopt the Merger Agreement at any meeting of our stockholders held for such purpose and any adjournment or postponement thereof.
•
“Superior Offer” means a bona fide written Acquisition Proposal that the Board of Directors determines, in its good faith judgment, after consultation with Akero’s outside legal counsel and financial advisors, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects (including certainty of closing) of the proposal and the person making the proposal and other aspects of the Acquisition Proposal that the Board of Directors deems relevant, and if consummated, would result in a transaction more favorable to our stockholders (solely in their capacity as such) from a financial point of view than the Transactions (including after giving effect to proposals, if any, made by Parent); except that for purposes of the definition of “Superior Offer,” the references to “20%” in the definition of Acquisition Proposal will be deemed to be references to “50%.”

The Board of Directors’ Recommendation; Company Adverse Change Recommendation
As described above, and subject to the provisions described below, the Board of Directors unanimously recommends that you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Except as permitted by the terms of the Merger Agreement, during the Pre-Closing Period, neither the Board of Directors nor any committee thereof may (with any action described in the following being referred to as a “Company Adverse Change Recommendation”):
•	withdraw (or modify in a manner adverse to Parent or Merger Sub), or publicly propose to withdraw (or modify in a manner adverse to Parent or Merger Sub), the Company Board Recommendation;
•	approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any Acquisition Proposal; or
•
approve, recommend or declare advisable, or propose to adopt, approve, recommend or declare advisable, or allow Akero to execute or enter into any contract with respect to any Acquisition Proposal, or contract that would require, or would reasonably be expected to cause, Akero to abandon, terminate, delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with, the Merger (other than an Acceptable Confidentiality Agreement).

At any time prior to the Cut-off Time, and notwithstanding anything to the contrary contained in the Merger Agreement, if Akero has received a bona fide written Acquisition Proposal that has not been withdrawn, and after consultation with outside legal counsel, the Board of Directors determines, in good faith, that such Acquisition Proposal is a Superior Offer, (x) the Board of Directors may make a Company Adverse Change Recommendation, or (y) if such Acquisition Proposal did not arise out of or result from a material breach of the non-solicitation obligations described in the section of this proxy statement captioned “— Acquisition Proposals,” or the obligations described in this section regarding the Company Board Recommendation and Akero has complied in all material respects with those obligations, Akero may terminate the Merger Agreement to enter into a binding written definitive acquisition agreement providing for the consummation of the Superior Offer, in each case only if:
•
the Board of Directors determines in good faith, after consultation with Akero’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to our stockholders under applicable law;

•
Akero has given Parent prior written notice of its intention to consider making a Company Adverse Change Recommendation or terminating the Merger Agreement (as described further in the first sub-bullet describing Akero’s termination rights in the section of this proxy statement captioned “— Termination of the Merger Agreement”) at least four business days prior to making any such Company Adverse Change Recommendation or termination (which we refer to as a “Determination Notice”), and, if desired by Parent, during such four-business day period, Akero has negotiated in good faith with respect to any revisions to the terms of the Merger Agreement or another proposal, to the extent proposed by Parent, so that such Acquisition Proposal would cease to constitute a Superior Offer;

•	Akero has provided to Parent the information with respect to such Acquisition Proposal required by the Merger Agreement;
•
Akero has given Parent the full four-business day period after the Determination Notice to propose revisions to the terms of the Merger Agreement or make another proposal so that such Acquisition Proposal would cease to constitute a Superior Offer; and

•
after giving effect to the proposals made by Parent during such period, if any, after consultation with outside legal counsel, the Board of Directors has determined, in good faith, that such Acquisition Proposal is a Superior Offer and that the failure to make a Company Adverse Change Recommendation or terminate the Merger Agreement would be inconsistent with the fiduciary duties of the Board of Directors to our stockholders under applicable law.

In addition, at any time prior to the Cut-off Time, other than in connection with an Acquisition Proposal, the Board of Directors may make a Company Adverse Change Recommendation only in response to an Intervening Event (as defined below) and only if:
•
the Board of Directors determines in good faith, after consultation with Akero’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to our stockholders under applicable law;

•
Akero has given Parent a Determination Notice at least four business days prior to making any such Company Adverse Change Recommendation and, if desired by Parent, during such four-business day period, has negotiated in good faith with respect to any revisions to the terms of the Merger Agreement or another proposal to the extent proposed by Parent so that a Company Adverse Change Recommendation would no longer be necessary;

•	Akero has specified in reasonable detail the facts and circumstances that render a Company Adverse Change Recommendation necessary;
•
Akero has given Parent the four-business day period after its receipt of the Determination Notice to propose revisions to the terms of the Merger Agreement or make another proposal so that a Company Adverse Change Recommendation would no longer be necessary; and

•
after giving effect to the proposals made by Parent during such period, if any, after consultation with Akero’s outside legal counsel, the Board of Directors determines, in good faith, that the failure to make the Company Adverse Change Recommendation would be inconsistent with the fiduciary duties of the Board of Directors to our stockholders under applicable law.

For purposes of this proxy statement and the Merger Agreement:
•
“Intervening Event” means any material event, fact, development or occurrence that affects the business, assets or operations of Akero that is unknown to, and not reasonably foreseeable by, the Board of Directors as of the date of the Merger Agreement, or if known to the Board of Directors as of the date of the Merger Agreement, the material consequences of which were not known to, and not reasonably foreseeable by, the Board of Directors as of the date of the Merger Agreement.

Stockholder Meeting
Akero has agreed to establish a record date for, duly call, convene and hold a special meeting of our stockholders (which we refer to as the “Special Meeting”) for the purpose of voting upon the adoption of the Merger Agreement as promptly as reasonably practicable after the date on which the SEC confirms that it has no further comments on this proxy statement (or the date that is ten calendar days after the initial filing of the preliminary proxy statement if the SEC has failed to affirmatively notify Akero it will or will not be reviewing the proxy statement by such date). The adoption of the Merger Agreement will be the only matter (other than related procedural matters including adjournments proposed in compliance with the Merger Agreement or any non-binding advisory vote required under applicable law) that Akero will propose to be acted on by our stockholders at the Special Meeting. Subject to certain exceptions listed in the Merger Agreement, Akero will initially schedule the Special Meeting to be held within 20 business days from the date of the first mailing of this proxy statement.

Filings, Consents and Approvals
Subject to the applicable provisions of the Merger Agreement, Akero, Parent and Merger Sub have agreed to use (and cause their respective affiliates to use) their respective reasonable best efforts to obtain promptly any clearances required under the HSR Act or other applicable antitrust laws and foreign direct investment laws so as to enable the Closing to occur as promptly as practicable, but in no case later than the End Date, including providing as promptly as reasonably practicable all information required by any governmental body pursuant to its evaluation of the Transactions under the HSR Act or other applicable antitrust laws and foreign direct investment laws. However, Parent, Novo Holdings A/S, the Novo Nordisk Foundation, or any of their respective affiliates will not be required to propose, negotiate, commit to or consent to any divestiture, sale, disposition, hold separate order or other structural or conduct relief, or other operational undertakings, in order to obtain clearance from any governmental body or to avoid or eliminate any impediment under any applicable laws that may be asserted by any governmental body or any other person so as to enable Akero, Parent and Merger Sub to expeditiously consummate the Transactions. Parent, Merger Sub and Akero will defend through litigation on the merits any claim asserted in court by any party under applicable antitrust laws and foreign direct investment laws in order to avoid entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that could restrain, delay, or prevent the Closing by the End Date. Neither Parent nor Akero, will (and neither will permit any of its affiliates, if applicable, to) commit to or agree with any governmental body to stay, toll or extend any applicable waiting period or withdraw its filing under the HSR Act or any other applicable antitrust laws and foreign direct investment laws, or enter into any similar timing agreement, without the prior written consent of the other. Notwithstanding the foregoing, Parent may, without the consent of Akero, voluntarily withdraw its notification under the HSR Act on one occasion; so long as Parent refiles its HSR Act notification within two business days after withdrawal unless otherwise agreed by the parties.
Parent will, on behalf of Akero and Merger Sub, develop, determine and control (i) the strategy for obtaining any clearances or approvals under the HSR Act or any other antitrust laws and foreign direct investment laws, including antitrust laws and foreign direct investment laws in the jurisdictions and circumstances contemplated within the Disclosure Schedule, or responding to any request from, inquiry by, or investigation by (including directing the timing, nature, and substance of all such responses) any governmental body arising out of the Merger Agreement and the Transactions, including the strategy, timing, form, and content of any remedial undertakings made, or to be made, for the purpose of securing any required actions or nonactions, waivers, consents, clearances, decisions, declarations, approvals, and the lapse of waiting periods under any antitrust laws and foreign direct investment laws and (ii) the defense or settlement of any action brought by or before any governmental body that has authority to enforce any antitrust laws and foreign direct investment laws; except that Parent will consider in good faith the views of Akero in respect of the matters described in clauses (i)-(ii). Akero will use reasonable best efforts to act consistently with such strategy as developed by Parent.
Akero, Parent and Merger Sub will (and will cause their respective affiliates, if applicable, to): (i) promptly, but in no event later than 20 business days after the date of the Merger Agreement, make an appropriate filing of all notification and report forms as required by the HSR Act with respect to the Transactions and (ii) cooperate with each other in promptly preparing and making any other filings, notifications or other consents that are advisable or required to be made with, or obtained from, any other governmental bodies in connection with the Transactions under applicable antitrust laws and foreign direct investment laws.
Akero, Parent and Merger Sub have agreed to (i) give each other prompt notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding brought by a governmental body or brought by a third party before any governmental body, in each case, with respect to the Transactions under the antitrust laws and foreign direct investment laws, (ii) keep each other informed as to the status of any such request, inquiry, investigation, action or legal proceeding, (iii) promptly inform each other of, and wherever practicable give reasonable advance notice of, and the opportunity to participate in, any communication to or from the FTC, DOJ or any other governmental body in connection with any such request, inquiry, investigation, action or legal proceeding, (iv) promptly furnish to each other, subject to an appropriate confidentiality agreement to limit disclosure to counsel, including in-house antitrust counsel, and outside consultants, copies of documents provided to or received from any governmental body in connection with any such request, inquiry, investigation, action or legal proceeding, (v) subject to an appropriate confidentiality agreement to limit disclosure to counsel, including in-house antitrust counsel, and outside consultants, and to the extent reasonably practicable, consult and cooperate with each other and consider in good faith the views of the other parties to the

Merger Agreement in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any such request, inquiry, investigation, action or legal proceeding, and (vi) except as may be prohibited by any governmental body or by any applicable law, in connection with any such request, inquiry, investigation, action or legal proceeding in respect of the Transactions, give the other party reasonable advance notice of, and permit authorized representatives of the other party to be present at each meeting or conference relating to such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in connection with any argument, opinion or proposal made or submitted to any governmental body in connection with such request, inquiry, investigation, action or legal proceeding.
Employee Benefits
For a period of one year following the Closing date (or if shorter, the applicable period that a Continuing Employee (as defined below) remains employed with the Surviving Corporation or an affiliate thereof), Parent will provide, or cause to be provided, to each employee of Akero or its subsidiary who is employed by Akero or its subsidiary as of immediately prior to the Closing date and who continues to be employed by the Surviving Corporation (or any affiliate thereof, including Parent and Parent’s affiliates) during such one-year period (each which we refer to as a “Continuing Employee”) with (i) a base salary or hourly wage rate (as applicable) and target annual or short-term cash incentive opportunities (excluding any one-time bonus opportunities or transaction, change in control or retention bonuses) that, in each case, are at least equal to the base salary or hourly wage rate (as applicable) and target annual or short-term cash incentive opportunities (excluding any one-time bonus opportunities or transaction, change in control or retention bonuses) provided to such Continuing Employee immediately prior to the Closing date; (ii) the target long-term incentive compensation (in the form of cash or equity) (x) in an amount at least equal to the aggregate target long-term equity incentive opportunity provided to such Continuing Employee immediately prior to the Closing date and (y) with terms and conditions, including vesting terms, as provided to similarly situated employees of Parent or its affiliates (other than the Surviving Corporation); and (iii) other broad-based employee benefits (excluding any severance, change-in-control or transaction-based payments, long-term incentives, nonqualified deferred compensation, retention, equity or equity-based compensation, defined benefit arrangements and post-retirement or retiree medical or welfare benefits (which we refer to as the “Excluded Benefits”)) that are substantially similar in the aggregate to the broad based employee benefits (excluding any Excluded Benefits) provided (A) by Akero or its subsidiary to such Continuing Employee immediately prior to the Closing date or (B) by Parent and its affiliates (other than, following the Closing, the Surviving Corporation and its subsidiary) to similarly situated employees of Parent and its affiliates, in the discretion of Parent.
For the one-year period following the Closing date (or if shorter, the applicable period that a Continuing Employee remains employed with the Surviving Corporation or an affiliate thereof), Parent will, or will cause its applicable affiliate (including, following the Closing, the Surviving Corporation and its subsidiary) to, provide each Continuing Employee with severance benefits that are no less favorable than the severance benefits provided to similarly situated employees of Parent or its affiliates (other than the Surviving Corporation).
Parent will, or will cause the Surviving Corporation or its subsidiary to, use its commercially reasonable efforts to give each Continuing Employee full credit for such Continuing Employee’s service with Akero or its subsidiary (and any affiliates or predecessors thereto) for purposes of eligibility to participate in and vesting under any benefit plans maintained by Parent or any of its affiliates (including the Surviving Corporation and its subsidiary) in which the Continuing Employee participates to the same extent provided to similarly situated employees of Parent or any of its affiliates (other than the Surviving Corporation); except (i) that such service will not be recognized to the extent that such recognition would result in a duplication of benefits with respect to the same period of service or for purposes of any Excluded Benefits and (ii) Continuing Employees will be eligible for vacation and other paid time off in accordance with the policies of Parent or the applicable affiliate of Parent.
Following the Closing date, Parent or an affiliate of Parent will use its commercially reasonable efforts where administratively possible and to the extent permitted by the terms of the applicable employee benefit plan to (i) waive any preexisting condition limitations otherwise applicable to Continuing Employees and their eligible dependents under any plan of Parent or an affiliate that provides health and welfare benefits in which Continuing Employees are eligible to participate following the Closing date, and (ii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Continuing Employee and his or her eligible dependents on or after the Closing date, in each case, to the extent such Continuing Employee or eligible dependent had satisfied any similar limitation or requirement under an analogous Employee Plan prior to the Closing date.
Unless Parent notifies Akero otherwise in writing not later than five business days prior to the Closing date, the Board of Directors will adopt written resolutions necessary to terminate any and all Employee Plans that are intended to be qualified under Section 401(a) of the Code effective as of no later than the day immediately preceding the Closing date (but contingent on the occurrence of the Closing), and to take all other actions in furtherance of terminating such Employee Plans as Parent may reasonably require (including to make any employer matching and other contributions for the period up to and including the Closing date).
ESPP
The Board of Directors (or the applicable committee thereof) will adopt resolutions or take such other actions as may be required to (i) provide that (A) the commencement of any future offering period will be suspended following the date of the Merger Agreement under the ESPP unless and until the Merger Agreement is terminated, (B) there will be no increase in the amount of participants’ payroll deduction elections under the ESPP during the current offering period from those in effect as of the date of the Merger Agreement, (C) no individuals will commence participation in the ESPP during the period from the date of the Merger Agreement through the Effective Time, and (D) each outstanding purchase right issued pursuant to the ESPP will be fully exercised on the earlier of (x) the scheduled purchase date for such offering period and (y) the date that is no later than five business days prior to the Effective Time (with any participant payroll deductions not applied to the purchase of shares of our common stock returned to the participant), and (ii) terminate the ESPP effective immediately prior to, and contingent upon, the Effective Time.
Indemnification of Officers and Directors
For a period of six years from the Effective Time, Parent has agreed that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) now existing in favor of the current or former directors or officers of Akero or its subsidiary pursuant to the organizational documents of Akero or its subsidiary and any indemnification or other similar agreements of Akero or its subsidiary set forth in the Disclosure Schedule, in each case as in effect on the date of the Merger Agreement (except as set forth in the Disclosure Schedule), will continue in full force and effect in accordance with their terms, and Akero and its subsidiary will perform their obligations thereunder. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, Parent will cause the Surviving Corporation to comply with the obligations referenced in the preceding sentence.
For a period of six years from and after the Effective Time, Parent and the Surviving Corporation will cause to be maintained in effect the current policies of directors’ and officers’ insurance maintained by or for the benefit of Akero or its subsidiary or provide substitute policies for Akero or its subsidiary and its or their current and former directors and officers who were covered by the directors’ and officers’ insurance coverage maintained by or for the benefit of Akero or its subsidiary as of the date of the Merger Agreement, in either case, of not less than the existing coverage as of the date of the Merger Agreement and having other terms that are in the aggregate not less favorable to the insured persons than the directors’ and officers’ insurance coverage then maintained by or for the benefit of Akero or its subsidiary with respect to claims arising from facts or events that occurred at or before the Effective Time (with insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ insurance), except that neither Parent nor the Surviving Corporation will be required to pay with respect to such insurance policies more than 300% of the aggregate annual premium most recently paid by Akero or its subsidiary prior to the Closing Date (which we refer to as the “Maximum Amount”), and if the Surviving Corporation is unable to obtain such insurance, it will obtain as much comparable insurance as possible for the years within such six-year period for a premium equal to the Maximum Amount. In lieu of such insurance, prior to the Closing Date, Akero will, if required by Parent, or may, at its option, purchase a “tail” directors’ and officers’ insurance policy for Akero and its subsidiary and its or their current and former directors and officers who are currently covered by the directors’ and officers’ insurance coverage currently maintained by or for the benefit of Akero or its subsidiary, such tail to provide coverage in an amount substantially the same as the existing coverage and to have other terms substantially the same to the insured persons than the directors’ and officers’ insurance coverage currently maintained by or for the benefit of Akero or its subsidiary with respect to claims arising from facts or events that occurred at or before the Effective Time. In no event will the cost of any such tail policy exceed the Maximum Amount. The Surviving Corporation will not terminate such “tail” policies during the six-year period after the Effective Time, and will perform its obligations under any such policy.
Stockholder Litigation
Akero will give Parent the opportunity to participate in Akero’s defense, settlement or mooting disclosures relating to any litigation or threatened litigation against Akero and/or its directors or officers relating to the Transactions and will give due consideration to Parent’s advice with respect to such litigation, and no such settlement will be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Akero will promptly notify Parent of any such litigation and will keep Parent reasonably and promptly informed with respect to the status thereof.
Additional Agreements
Parent and Akero have agreed to use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the Transactions, including using reasonable best efforts to (a) make any required filings or give any required notices pursuant to any material contract in connection with the Merger and the Transactions to the extent requested in writing by Parent, (b) seek any required consents pursuant to any material contract in connection with the Transactions to the extent requested in writing by Parent, subject to limitations set forth in the Merger Agreement, and (c) seek to lift any restraint, injunction or other legal bar to the Merger brought by any third person against Parent or Akero.
CVR Agreement
At or prior to the Effective Time, Parent will authorize and duly adopt, execute and deliver, and will ensure that CVR Parent and a duly qualified rights agent executes and delivers, the CVR Agreement, subject to any reasonable revisions to the CVR Agreement that are requested by such rights agent that are not, individually or in the aggregate, detrimental or adverse, taken as a whole, to any holder of a CVR. Parent and Akero will cooperate, including by making changes to the form of CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act of 1933, as amended, the Exchange Act or any applicable state securities or “blue sky” laws.
Conditions to the Closing of the Merger
The respective obligations of each party to effect the Merger are subject to the satisfaction as of the Closing of each of the following conditions:
•	the adoption of the Merger Agreement by holders of at least a majority of the outstanding shares of our common stock (which we refer to as the “Company Stockholder Approval”) must have been obtained;
•
(i) any waiting period (or any extension thereof) applicable to the Merger under the HSR Act must have expired or been terminated and (ii) any clearance or approval applicable to the Merger under antitrust laws and foreign direct investment laws in the jurisdictions and circumstances contemplated within the Disclosure Schedule must have been obtained, or deemed obtained unless waived, and any mandatory waiting period related thereto must have expired or been terminated (as more fully described in the section of this proxy statement captioned “The Merger — Regulatory Approvals Required for the Merger”); and

•
there must not have been issued by any governmental body of competent jurisdiction and remain in effect any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger, nor must any applicable laws have been promulgated, enacted, issued or deemed applicable to the Merger by any governmental body of competent jurisdiction which prohibits or makes illegal the consummation of the Merger.

In addition, the obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver by Parent, on its own behalf and on behalf of Merger Sub, to the extent permitted by applicable laws) on or prior to the Closing date of the following conditions:
•	The representations and warranties of Akero set forth in:
•
the first two sentences of Section 2.1(a) (Due Organization; Subsidiaries, Etc.), the first sentence of Section 2.1(b) (Due Organization; Subsidiaries, Etc.), Section 2.2 (Certificate of Incorporation and Bylaws), the first sentence of Section 2.3(c), the first sentence of Section 2.3(e) (Capitalization, Etc.), Section 2.3(f) (Capitalization, Etc.), Section 2.21 (Authority; Binding Nature of Agreement), Section 2.22 (Takeover Laws), the last sentence of Section 2.23(b) (Non-Contravention; Consents), Section 2.24 (Opinion of Financial Advisor) and Section 2.25 (Brokers and Other Advisors) of the Merger Agreement must be accurate (without taking into account any “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) in all material respects as of the date of the Merger Agreement and at and as of the Closing date as if made on and as of such dates (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);

•
Section 2.3(a), the last two sentences of Section 2.3(c), Section 2.3(d), Section 2.3(g) and Section 2.3(h) (Capitalization, Etc.) of the Merger Agreement must be accurate (without taking into account any “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) except for de minimis inaccuracies as of the date of the Merger Agreement and at and as of the Closing date as if made on and as of such date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period); and

•
Section 2.5(b) (No Material Adverse Effect) of the Merger Agreement must be accurate in all respects as of the date of the Merger Agreement and at and as of the Closing date as if made on and as of such date with respect to the earlier period set forth in Section 2.5(b) of the Merger Agreement;

•
The Merger Agreement (other than those referred to in the above three sub-bullets) must be accurate (without taking into account any “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of the Merger Agreement and at and as of the Closing date as if made on and as of such date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so accurate has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

•
Akero must have complied with or performed in all material respects the covenants and agreements it is required to comply with or perform at or prior to the Closing date (or any failure to comply or perform must have been cured by such time);

•	Since the date of the Merger Agreement, there must not have occurred any Material Adverse Effect which is continuing; and
•
Parent and Merger Sub must have received a certificate, dated the Closing date, executed on behalf of Akero by Akero’s Chief Executive Officer or Chief Financial Officer, certifying to the effect that the conditions set forth in the foregoing three bullets have been satisfied.

In addition, the obligations of Akero to effect the Merger are further subject to the satisfaction (or waiver by Akero, to the extent permitted by applicable laws) on or prior to the Closing date of the following conditions:
•	The representations and warranties of Parent and Merger Sub set forth in:
•
Section 3.1 (Due Organization), Section 3.2 (Merger Sub) and Section 3.3 (Authority; Binding Nature of Agreement) and Section 3.10 (Brokers and Other Advisors) must be accurate in all material respects (without taking into account any “Parent Material Adverse Effect” and

“materiality” qualifications contained in such representations and warranties) as of the date of the Merger Agreement and at and as of the Closing date as if made on and as of such date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period); and
•
the Merger Agreement other than those referred to in the above sub-bullet, must be accurate (without taking into account any “Parent Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of the Merger Agreement and at and as of the Closing date as if made on and as of the Closing date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

•
Parent and Merger Sub must have complied with or performed in all material respects the covenants and agreements they are required to comply with or perform at or prior to the Closing date (or any failure to comply or perform must have been cured by such time);

•
Parent must have delivered to Akero a certificate, dated the Closing date and signed on its behalf by an officer of Parent, certifying to the effect that the conditions set forth in the foregoing two bullets have been satisfied; and

•	The CVR Agreement must be in full force and effect.
Termination of the Merger Agreement
The Merger Agreement may be terminated prior to the Effective Time in the following ways:
•	by mutual written consent of Parent and Akero at any time prior to the Closing;
•	by either Akero or Parent:
•
at any time prior to the Closing, if the Closing has not occurred on or prior to 11:59 p.m. Eastern Time, on April 9, 2026 (which we refer to as the “End Date”), except (i) if on the End Date all of the conditions to the Merger, other than the condition regarding approvals under antitrust laws and foreign direct investment laws and, solely in respect of antitrust laws and foreign direct investment laws, the condition regarding the absence of any restraint by a governmental body (as described in the second and third bullets in the section of this proxy statement captioned “— Conditions to the Closing of the Merger”), have been satisfied or waived by Parent or Merger Sub, to the extent waivable by Parent or Merger Sub (other than conditions that by their nature are to be satisfied on the Closing date, each of which is then capable of being satisfied), then the End Date will automatically be extended to October 9, 2026, (which we refer to as the “Initial Extended End Date”) (and all references to the End Date will be as so extended), except that if on the Initial Extended End Date, all of the conditions, other than the condition regarding approvals under antitrust laws and foreign direct investment laws and, solely in respect of antitrust laws and foreign direct investment laws, the condition regarding the absence of any restraint by a governmental body (as described in the second and third bullets in the section of this proxy statement captioned “— Conditions to the Closing of the Merger”), have been satisfied or waived by Parent or Merger Sub, to the extent waivable by Parent or Merger Sub (other than conditions that by their nature are to be satisfied on the Closing date, each of which is then capable of being satisfied), then the End Date may be extended by Akero (in its sole discretion) or Parent (in its sole discretion), in each case with prompt notice to the other, to April 9, 2027, (and all references to the End Date will be as so extended), and (ii) except that the right to terminate the Merger Agreement pursuant to this bullet will not be available to any party whose material breach of the Merger Agreement has caused or resulted in the Merger not being consummated by such date;

•
if a governmental body of competent jurisdiction has issued an order, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger, which order, decree, ruling or other action is final and nonappealable, except that the right to terminate the Merger Agreement pursuant to this bullet will not be available to any party whose material breach of the Merger Agreement has caused or resulted in the issuance of such final and nonappealable order, decree, ruling or other action or to any party that has failed to comply with its obligations described in the previous sections of this proxy statement captioned “— Filings, Consents and Approvals” and “— Additional Agreements” with respect to efforts to remove such order, decree, ruling or other action; or
•
if the Company Stockholder Approval is not obtained at a duly convened Special Meeting (as such meeting may be adjourned or postponed) at which the vote was taken in respect of the Merger Agreement and the Merger;

•	by Akero:
•
at any time prior to the Cut-off Time, in order to accept a Superior Offer and substantially concurrently with such termination enter into a binding written definitive acquisition agreement providing for the consummation of a transaction which the Board of Directors has determined, in good faith, constitutes a Superior Offer, so long as Akero has paid the termination fee (as described in the section of this proxy statement captioned “— Expenses; Termination Fees”) immediately prior to or substantially concurrently with such termination and neither Akero nor its subsidiary is in material breach of the obligations described in the section of this proxy statement captioned “— Acquisition Proposals” or the section of this proxy statement captioned “— The Board of Directors’ Recommendation; Company Adverse Change Recommendation,”; or

•
at any time prior to the Closing, if a breach of any representation or warranty contained in the Merger Agreement or failure to perform any covenant or obligation in the Merger Agreement on the part of Parent or Merger Sub has occurred, such that the conditions related to the accuracy of representations and warranties or the performance of obligations of Parent and Merger Sub would not be satisfied, and cannot be cured by Parent or Merger Sub, as applicable, by the End Date, or if capable of being cured in such time period, has not been cured within 30 days of the date Akero gives Parent written notice of such breach or failure to perform, except that Akero will not have the right to terminate the Merger Agreement pursuant to this bullet if Akero is then in material breach of any representation, warranty, covenant or obligation under the Merger Agreement which breach would permit Parent to terminate the Merger Agreement in accordance with the second sub-bullet describing Parent’s termination rights below; or

•	by Parent:
•
at any time prior to the Cut-off Time, if: (i) the Board of Directors has failed to include the Company Board Recommendation in this proxy statement when filed with the SEC or mailed, or has effected a Company Adverse Change Recommendation, or has failed to file the preliminary Merger Proxy Statement within ten business days after the date of the Merger Agreement; (ii) in the case of a tender offer or exchange offer subject to Regulation 14D under the Exchange Act, the Board of Directors fails to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, rejection of such tender offer or exchange offer or fails to publicly reaffirm the Company Board Recommendation within ten business days of the commencement of such tender offer or exchange offer; (iii) after any public announcement of an Acquisition Proposal, the Board of Directors fails to publicly reaffirm the Company Board Recommendation within three business days after Parent so requests in writing, except that Akero will have no obligation to make such reaffirmation on more than two occasions with respect to any Acquisition Proposal; or (iv) Akero knowingly and intentionally breaches its obligations described in the section of this proxy statement captioned “— Acquisition Proposals” in any material respect.

•
at any time prior to the Closing, if a breach of any representation or warranty contained in the Merger Agreement or failure to perform any covenant or obligation in the Merger Agreement on the part of Akero has occurred, such that any of the conditions related to Akero’s representation and warranties or performance of Akero’s obligations would not be satisfied and cannot be cured by Akero by the End Date, or if capable of being cured in such time period, has not been cured within 30 days of the date Parent gives Akero written notice of such breach or failure to perform, except that Parent may not terminate the Merger Agreement pursuant to this sub-bullet if either

Parent or Merger Sub is then in material breach of any representation, warranty, covenant or obligation under the Merger Agreement which breach would permit Akero to terminate the Merger Agreement in accordance with the second sub-bullet describing Akero’s termination rights above.
If the Merger Agreement is terminated as provided above, written notice thereof must be given to the other party or parties, specifying the provision of the Merger Agreement pursuant to which such termination is made, and the Merger Agreement will be of no further force or effect and there will be no liability on the part of Parent, Merger Sub or Akero or any of their respective former, current or future officers, directors, partners, stockholders, managers, members or affiliates following any such termination, except that (a) certain provisions in the Merger Agreement will survive such termination and will remain in full force and effect, (b) the confidentiality agreement between Akero and Parent will survive the termination of the Merger Agreement and will remain in full force and effect in accordance with its terms and (c) no such termination will relieve any party of any liability or damages (which, in the case of liabilities or damages payable by Parent and Merger Sub, the parties acknowledge and agree will include, to the fullest extent permitted by Section 261(a)(1) of the DGCL, amounts representing, or based on the loss of, any premium or other economic entitlement our stockholders would be entitled to receive under the Merger Agreement if the Closing were to occur in accordance with the terms of the Merger Agreement, which will be deemed in such event to be damages of Akero) resulting from any fraud or willful and material breach of the Merger Agreement prior to such termination; except that if the termination fee or the reverse termination fee, as applicable, is payable and paid in accordance with the procedures described in the section of this proxy statement captioned “— Expenses; Termination Fees”, this clause (c) will not apply to such termination.
Expenses; Termination Fees
Except as set forth in the Merger Agreement and summarized below, all fees and expenses incurred in connection with the Merger Agreement and the Transactions will be paid by the party incurring such expenses, whether or not the Merger is consummated.
If the Merger Agreement is terminated in any of the following circumstances, Akero will be required to pay a cash termination fee equal to $165,000,000 to Parent or its designee by wire transfer of same day funds:
•
if the Merger Agreement is terminated by Akero to accept a Superior Offer (as described further in the first sub-bullet describing Akero’s termination rights in the section of this proxy statement captioned “— Termination of the Merger Agreement”);

•
if the Merger Agreement is terminated by Parent because (i) the Board of Directors fails to include the Company Board Recommendation in this proxy statement, or has effected a Company Adverse Change Recommendation or fails to file this preliminary proxy statement within ten business days after the date of the Merger Agreement; (ii) in the case of a tender offer or exchange offer, the Board of Directors fails to recommend rejection of such tender offer or exchange offer or fails to publicly reaffirm the Company Board Recommendation within ten business days of the commencement of such tender offer or exchange offer; (iii) after any public announcement of an acquisition proposal, the Board of Directors fails to publicly reaffirm the Company Board Recommendation within 3 business days after Parent so requests in writing; or (iv) Akero knowingly and intentionally breaches its non-solicitation obligations (as described further in the first sub-bullet describing Parent’s termination rights in the section of this proxy statement captioned “— Termination of the Merger Agreement”); or

•	if all of the following are satisfied:
•
(A) the Merger Agreement is terminated by Akero or Parent because the Closing has not occurred by the End Date (as described further in the first sub-bullet describing termination rights of Akero or Parent in the section of this proxy statement captioned “— Termination of the Merger Agreement”) (but in the case of a termination by Akero, only if at such time Parent would not be prohibited from terminating the Merger Agreement because Parent’s material breach of the Merger Agreement has caused or resulted in the Merger not being consummated by such date), or by Parent because the requisite Akero stockholder approval was not obtained (as described further in the third sub-bullet describing termination rights of Akero or Parent in the section of this proxy statement captioned “— Termination of the Merger Agreement”), or by Parent because of Akero’s breach of a representation or warranty or failure to perform a covenant or obligation such that any of the conditions related to Akero’s representation and warranties or performance of Akero’s obligations would not be satisfied and cannot be cured by Akero by the End Date, or if capable of being cured in such time period, has not been cured within 30 days of the date Parent gives Akero written notice of such breach or failure to perform (as described further in the second sub-bullet describing Parent’s termination rights in the section of this proxy statement captioned “— Termination of the Merger Agreement”);
•
(B) any person has communicated to the Board of Directors or publicly disclosed a bona fide Acquisition Proposal after the date of the Merger Agreement and prior to such termination and such Acquisition Proposal has not been publicly withdrawn prior to such termination; and

•
(C) within 12 months of such termination Akero enters into a definitive agreement with respect to, or consummates, an Acquisition Proposal, except that for purposes of this clause (C) the references to “20%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%.”

In no event will Akero be required to pay the termination fee on more than one occasion. Payment of the termination fee will be deemed to be liquidated damages for, and the sole and exclusive remedy of Parent, Merger Sub and any of their respective affiliates with respect to, any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective affiliates or any other person in connection with the Merger Agreement (and any breach or failure to perform thereunder or the termination thereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub or any of their respective affiliates will be entitled to bring or maintain any claim, action or proceeding against Akero or its subsidiary and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or other affiliates (which we refer to as the “Company Related Parties”) arising out of or in connection with the Merger Agreement, any of the Transactions or any matters forming the basis for such termination, and upon payment of such amount(s), none of the Company Related Parties will have any further liability or obligations relating to or arising out of the Merger Agreement or the Transactions.
If the Merger Agreement is terminated in any of the following circumstances, Parent will be required to pay a cash reverse termination fee equal to $185,000,000 to Akero:
•
if the Merger Agreement is terminated by either Parent or Akero as a result of a final and nonappealable order, decree, ruling or other action by a court of competent jurisdiction or any other governmental body of competent jurisdiction and solely to the extent arising under antitrust laws and foreign direct investment laws (as described further in the second sub-bullet describing the termination rights of Akero or Parent in the section of this proxy statement captioned “— Termination of the Merger Agreement”); or

•	if all of the following are satisfied:
•
(A) the Merger Agreement is terminated by Akero or Parent because the Closing has not occurred by the End Date (as described further in the first sub-bullet describing the termination rights of Akero or Parent in the section of this proxy statement captioned “— Termination of the Merger Agreement”);

•
(B) any of the conditions regarding approvals under the antitrust laws and foreign direct investment laws and, regarding the absence of any restraint by a governmental body (as described in the second and third bullets describing the conditions to the obligations of Akero and Parent in the section of this proxy statement captioned “— Conditions to the Closing of the Merger”), solely in respect of the antitrust laws and foreign direct investment laws, have not been satisfied;

•
(C) all of the conditions to the respective obligations of each party to effect the Merger (other than any of the conditions described in (B)), and all of the conditions to the obligations of Parent and Merger Sub to effect the Merger (as described in the section of this proxy statement captioned “— Conditions to the Closing of the Merger”) have been satisfied or waived by Parent or Merger Sub, to the extent waivable by Parent or Merger Sub (other than conditions that by their nature are to be satisfied at the Closing, each of which is then capable of being satisfied), and

•	(D) no breach by Akero of its obligations to obtain consents and approvals (as described further in the section of this proxy statement captioned “— Filings, Consents and Approvals”) has contributed materially to the applicable order, decree, ruling or other action that gives rise to the termination right described in the second sub-bullet describing the termination rights of Akero or Parent in the section of this proxy statement captioned “— Termination of the Merger Agreement” or the failure of any of the conditions regarding approvals under the antitrust laws and foreign direct investment laws or regarding the absence of any restraint by a governmental body (as described in the second and third bullets describing the conditions to the obligations of Akero and Parent in the section of this proxy statement captioned “— Conditions to the Closing of the Merger”) to be satisfied.
Parent will not be required to pay the reverse termination fee more than once. Payment of the reverse termination fee will be deemed to be liquidated damages for, and the sole and exclusive remedy of the Company Related Parties with respect to, any and all losses or damages suffered or incurred by any Company Related Party or any other person in connection with the Merger Agreement (and any breach or failure to perform thereunder or the termination thereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and no Company Related Party may bring or maintain any claim, action or proceeding against Parent, Merger Sub, Novo Holdings A/S, the Novo Nordisk Foundation, or any of their respective former, current or future officers, directors, partners, stockholders, managers, members or affiliates (which we refer to as the “Parent Related Parties”) arising out of or in connection with the Merger Agreement, any of the Transactions or any matters forming the basis for such termination, and upon payment of such amount(s), none of the Parent Related Parties will have any further liability or obligations relating to or arising out of the Merger Agreement or the Transactions.
Amendment
Subject to applicable laws and as otherwise provided in the Merger Agreement, the Merger Agreement may be amended, modified or supplemented by written agreement of the parties. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.
Governing Law
The Merger Agreement is governed by, and construed in accordance with, the laws of the State of Delaware.
Specific Performance; Remedies
The parties are entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions thereof without proof of damages or otherwise. No party will oppose the granting of an injunction, specific performance or other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.

FORM OF CONTINGENT VALUE RIGHTS AGREEMENT
The following is a summary of the material provisions of the form of Contingent Value Rights Agreement (which we refer to as the “CVR Agreement”), a copy of which is attached as Annex I to the Merger Agreement that is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the CVR Agreement that is important to you. We encourage you to read carefully the CVR Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the CVR Agreement and not by this summary or any other information contained in this proxy statement. Capitalized terms used in this section but not defined in this proxy statement have the meanings ascribed to them in the CVR Agreement.
The Merger Agreement requires that, at or immediately prior to the Effective Time, CVR Parent, the Rights Agent and, solely with respect to Section 6.11 of the CVR Agreement, Parent will enter into a CVR Agreement, in the form attached as Annex I to the Merger Agreement, subject to changes permitted under the Merger Agreement. The CVR Agreement will govern the terms of the CVRs.
While no guarantee can be given that any proceeds will be received, each CVR represents a non-transferable contractual contingent right of a person in whose name a CVR is registered in the CVR Register at the applicable time (which we refer to as a “Holder”) to receive $6.00 cash per CVR (which we refer to as the “Approval Milestone Payment”), upon receipt by CVR Parent or one of its affiliates or assignees, prior to June 30, 2031 (which we refer to as the “Termination Date”), of FDA Approval (as defined in the CVR Agreement) for the efruxifermin for subcutaneous injection candidate that is being studied in the SYNCHRONY Histology clinical trial and the SYNCHRONY Outcomes clinical trial (which we refer to as the “Product”) (whether alone or in combination with another product) for the treatment of patients with compensated cirrhosis (consistent with stage F4c fibrosis) due to metabolic dysfunction-associated steatohepatitis, and which expressly sets forth the foregoing as an indication in the indications and usage section of the FDA-approved prescribing information for the Product (which we refer to as the “Approval Milestone”).
The CVRs are contractual rights only and cannot be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than a transfer (i) upon death of a Holder by will or intestacy; (ii) pursuant to a court order; (iii) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; or (iv) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, to the extent allowable by DTC. All requests to transfer a CVR under the foregoing provisions must be in writing and accompanied by a written instrument of transfer in form reasonably satisfactory to the Rights Agent pursuant to its guidelines, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative or the Holder’s survivor, and setting forth in reasonable detail the circumstances relating to the transfer.
The CVRs will not be evidenced by a certificate or other instrument and the CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in CVR Parent, or in any constituent company to the Merger. No interest will accrue on any amounts payable on the CVRs to any Holder.
Without the consent of any Holders or the Rights Agent, CVR Parent may amend the CVR Agreement to evidence a successor to CVR Parent. Additionally, without the consent of any Holders or the Rights Agent, CVR Parent and the Surviving Corporation may amend the CVR Agreement to (i) to evidence a successor Rights Agent, (ii) to add to the covenants of CVR Parent such further covenants restrictions, conditions or provisions as CVR Parent and Rights Agent consider to be for the protection of the Holders, (iii) to cure any ambiguity, to correct or supplement any provision in the CVR Agreement that may be defective or inconsistent with any other provision in the CVR Agreement, (iv) to ensure the CVRs are not subject to registration under the Securities Act of 1933, as amended, or the Exchange Act, and the rules and regulations promulgated thereunder, or any similar registration or prospectus requirement under applicable securities laws outside of the United States, (v) to reduce the number of CVRs, in the event and to the extent any Holder agrees to renounce their rights under the CVR Agreement, and (vi) to add, eliminate, change any provisions of the CVR Agreement, so long as, in the cases of (ii), (iii), and (vi), such provisions do not adversely affect the interests of the Holders, and in the case of (iv) such provisions do not change the Approval Milestone, the Termination Date or the amount of the Approval Milestone Payment. Additionally, amendments may be made with the consent of the Holders of not less than twenty percent (20%) of the outstanding CVRs, whether evidenced in writing or taken at a meeting of the

Holders even if such addition, elimination or change is materially adverse to the interests of the Holders. After the execution of any amendment, CVR Parent will mail (or cause the Right Agent to mail) a notice by first class mail to the Holders setting forth such amendment.
On a date selected by CVR Parent that is not more than 30 business days following the date of the achievement of the Approval Milestone (which we refer to as the “Approval Milestone Payment Date”), if any, CVR Parent will deposit or cause to be deposited with the Rights Agent by wire transfer to the account designated by the Rights Agent an amount equal to the product of (i) the Approval Milestone Payment multiplied by (ii) the number of CVRs held by the Holders (other than CVRs received by a Holder in respect of Company Options or Company RSUs, which we refer to as the “Equity Award CVRs”), and the Rights Agent will promptly (but in any event within five business days) pay to each Holder of record of the CVRs (other than Equity Award CVRs) as of 5:00 PM EST on the Approval Milestone Payment Date, an amount equal to the product of (i) the Approval Milestone Payment multiplied by (ii) the number of CVRs held by such Holder as of the Approval Milestone Payment Date by check mailed to the address of each Holder as reflected in the CVR Register or, in the case of any former street name holders of shares of our common stock, by sending one lump payment to DTC. CVR Parent will pay through the Surviving Corporation’s or another of its affiliates’ payroll system, payroll provider or standard accounts payable procedure, as applicable, to each Holder of an Equity Award CVR an amount equal to the product of (i) the Approval Milestone Payment multiplied by (ii) the number of Equity Award CVRs held by such Holder as of the Approval Milestone Payment Date (less applicable tax withholdings and other authorized deductions) within five business days of the Approval Milestone Payment Date, subject to certain deductions and withholdings, as applicable. CVR Parent will not be required to pay the Approval Milestone Payment more than once. Any portion of any Approval Milestone Payment that remains undistributed to the Holders six months after the Approval Milestone Payment Date will be delivered by the Rights Agent to CVR Parent, upon demand, and any Holder will thereafter look only to CVR Parent for payment of such Approval Milestone Payment, without interest, but such Holder will have no greater rights against CVR Parent than those accorded to general unsecured creditors of CVR Parent under applicable laws.
From the Closing date until the Termination Date, CVR Parent will, and will cause the Surviving Corporation to, use Commercially Reasonable Efforts (as defined below) to (i) conduct the SYNCHRONY Histology clinical trial and the SYNCHRONY Outcomes clinical trial and (ii) upon achievement of the primary end point in both such clinical trials, file for and seek FDA Approval for the Product for the treatment of patients with compensated cirrhosis (consistent with stage F4c fibrosis) due to metabolic dysfunction-associated steatohepatitis. CVR Parent’s obligation to use Commercially Reasonable Efforts as described above will be fully satisfied upon the earlier of (i) the first filing for FDA Approval for the Product for the treatment of patients with compensated cirrhosis (consistent with stage F4c fibrosis) due to metabolic dysfunction-associated steatohepatitis and (ii) the date on which the SYNCHRONY Histology clinical trial or the SYNCHRONY Outcomes clinical trial does not meet its primary endpoint CVR Parent owes no obligation or duty, as a fiduciary or otherwise, to the Rights Agent, any Holder or any other person in connection with its operation of Akero’s business following the Closing except as set forth in this paragraph. CVR Parent makes no guarantee or promises that the Approval Milestone will be achieved at all or by a specific date or is achievable or that any clinical trial for the Product will meet its primary endpoint or otherwise be successful.
“Commercially Reasonable Efforts” means, with respect to any activities or decision-making by CVR Parent pursuant to CVR Parent’s diligence obligation in the CVR Agreement, those efforts that are commensurate with the efforts of a pharmaceutical company similarly situated to CVR Parent to develop a program or product of similar potential, market potential, and profit potential (taking into account payments under the CVR Agreement) and at a similar stage of product life, based on conditions then prevailing and taking into account CVR Parent’s and its affiliates’ other products, taking into account, without limitation (a) issues of efficacy, safety, and expected and actual approved labeling, as well as all other related commercial and scientific advantages and disadvantages, in each case, based on CVR Parent’s evaluation thereof, (b) the expected and actual competitiveness of alternative products (including the development of other internal product candidates), (c) the expected and actual product profile of the Product, including product usage convenience and usage convenience of other products, (d) the expected and actual patent and other proprietary position of the Product, and the expected and actual freedom-to-operate landscape therefor, (e) the likelihood of, and timelines for, FDA Approval or pricing and reimbursement approval given the regulatory structure involved, including timing of entry to market and regulatory or data exclusivity, and other matters related to FDA Approval, pricing and reimbursement approval, and timing for development and commercialization, (f) supply chain management considerations, including manufacturing capabilities, availabilities, and timelines, (g) the expected and actual profitability and return on investment of the Product, taking into consideration, among other factors, expected and actual (i) third party expenses, (ii) royalty, milestone, and other payments to third parties or required under this CVR Agreement, (iii) the pricing and reimbursement relating to the Product, and (iv) costs of exploitation of the Product, (h) any delays or pauses in any development or regulatory activities related to the Product relating to external factors (including pandemic, natural disaster, government shutdown, war, terrorist attack and cyber-attack, and actions, inactions, or requirements of, or as a result of, regulatory authorities or changes in law or regulation), and (i) all other relevant technical, legal, scientific, financial, commercial, medical, and other factors, including the effect that activities in one market may have on activities in another market. The use of Commercially Reasonable Efforts may result in CVR Parent or its affiliates ceasing to develop, seek or obtain FDA Approval for, or commercialize the Product (in whole or in part), and that once such activities for the Product have ceased in compliance with this definition of Commercially Reasonable Efforts, Commercially Reasonable Efforts do not require the continued re-evaluation of whether such activities must be re-initiated for the Product.
The rights of Holders are limited to the right to receive payment from the Rights Agent in respect of the CVRs when due and payable in accordance with the CVR Agreement. All other obligations of CVR Parent or its successor or assigns may only be enforced by the Rights Agent. Neither the Holders nor the Rights Agent are entitled to specific enforcement of CVR Parent’s obligations to use Commercially Reasonable Efforts described above.
This CVR Agreement will be terminated, and no payments will be required to be made, upon the earlier to occur of (a) the payment by the Rights Agent or CVR Parent or one or more of its affiliates, as applicable, to each Holder as reflected in the CVR Register of the full amount of the Approval Milestone Payment required to be paid under the terms of the CVR Agreement and (b) the failure to achieve the Approval Milestone prior to the Termination Date.
Parent guarantees the due and punctual performance by CVR Parent of its obligations in accordance with the CVR Agreement, and agrees that in the event CVR Parent fails to timely perform any obligation under the CVR Agreement in accordance with its terms, Parent will perform such obligations in accordance with the terms of the CVR Agreement.

MARKET PRICES AND DIVIDEND DATA
Our common stock is listed on Nasdaq under the symbol “AKRO.” As of the Record Date, there were [•] shares of our common stock outstanding, held by approximately [•] stockholders of record. We have never declared or paid any cash dividends on our common stock.
The following table presents the high and low intra-day sale prices of our common stock on Nasdaq during the fiscal quarters indicated:

	Common Stock Prices
	High ($)	Low ($)
Fiscal Year 2025 — Quarter Ended	[•]	[•]
December 31 (through [•])	[•]	[•]
September 30	54.99	41.77
June 30	57.35	31.80
March 31	58.40	21.34
Fiscal Year 2024 — Quarter Ended	37.00	15.32
December 31	35.88	26.46
September 30	29.87	21.02
June 30	25.79	17.86
March 31	37.00	15.32
Fiscal Year 2023 — Quarter Ended	54.88	11.25
December 31	51.24	11.25
September 30	53.77	40.74
June 30	58.38	35.78
March 31	54.88	35.36

On [•], 2025, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock on Nasdaq was $[•] per share. You are encouraged to obtain current market quotations for our common stock.
Following the Merger, our common stock will no longer be publicly traded and will be delisted from Nasdaq and deregistered under the Exchange Act, each in accordance with applicable law, rules and regulation. As a result, following the Merger, we will no longer file periodic reports with the SEC and you will no longer have any interest in Akero’s future earnings or growth.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of shares of our common stock as of October 22, 2025 by:
•	each of our directors;
•	each of our named executive officers;
•	all of our directors and current executive officers as a group, as reported by each person; and
•	each person, or group of affiliated persons, who beneficially owns more than 5% of the outstanding shares of our common stock based on information provided in their most recent filings with the SEC.
The percentages in the columns entitled “Shares Beneficially Owned” are based on a total of 80,753,364 shares of our common stock outstanding as of October 22, 2025.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of our common stock. Shares of our common stock subject to options that were currently exercisable as of October 22, 2025 or exercisable within 60 days of October 22, 2025 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Restricted stock units that are scheduled to vest during the 60-day period following October 22, 2025 are considered outstanding and beneficially owned by the person holding the restricted stock units for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Akero Therapeutics, Inc., 601 Gateway Boulevard, Suite 350, South San Francisco, California 94080.
Beneficial ownership representing less than one percent of our outstanding common stock is denoted with an “*.”

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
General Atlantic, L.P.(1)	6,796,489	8.26%
Entities affiliated with Janus Henderson(2)	6,738,556	8.34%
RTW Investments, LP(3)	5,873,308	7.27%
Deep Track Capital, LP(4)	4,400,000	5.45%
BlackRock, Inc.(5)	4,180,507	5.18%

Named Executive Officers and Directors
Andrew Cheng, M.D., Ph.D.(6)	1,585,571	1.93%
William White(7)	529,565	*
Judy Chou, Ph.D.(8)	82,000	*
Scott Gangloff(9)	113,013	*
Seth Harrison, M.D.(10)	392,364	*
Jane Henderson(11)	93,797	*
Tomas Heyman(12)	69,000	*
Mark Iwicki(13)	240,307	*
Graham Walmsley, M.D., Ph.D.(14)	1,308,000	1.62%
Yuan Xu, Ph.D.(15)	95,000	*
Catriona Yale(16)	342,113	*
Jonathan Young, J.D., Ph.D.(17)	592,268	*
All current executive officers and directors as a group (14 persons)(18)	6,104,778	7.22%

(1)
Information herein is based on a Schedule 13G/A filed with the SEC on May 15, 2025 by General Atlantic, L.P. (“General Atlantic”). Consists of 5,233,989 shares of common stock held by General Atlantic (AK), L.P. (“GA AK”). The limited partners of GA AK that share beneficial ownership of the shares of common stock held by GA AK are the following General Atlantic investment funds: General Atlantic Partners 100, L.P. (“GAP 100”), General Atlantic (Lux) S.a.r.l. (“GA Lux”), GAP Coinvestments III, LLC (“GAPCO III”), GAP Coinvestments IV, LLC (“GAPCO IV”), GAP Coinvestments V, LLC (“GAPCO V”) and GAP Coinvestments CDA, L.P. (“GAPCO CDA”). General Atlantic Partners (Bermuda) AK, L.P. (“GAP Bermuda AK”) owned of record a pre-funded warrant (the “Pre-Funded Warrant”) to purchase 1,562,500 shares of common stock or 1.9% of the issued and outstanding shares of common stock. The limited partners of GAP Bermuda AK that share beneficial ownership of the shares of common stock held by GAP Bermuda AK are the following General Atlantic investment funds: General Atlantic Partners (Bermuda) IV, L.P. (“GAP Bermuda IV”), General Atlantic Partners (Lux) SCSp (“GAP Lux”), GAPCO III, GAPCO IV, GAPCO V and GAPCO CDA. The general partner of GA AK is General Atlantic (SPV) GP, LLC (“GA SPV”). The general partner of GAP 100 is General Atlantic GenPar, L.P. (“GA GenPar”). The general partner of GAP Lux is General Atlantic GenPar (Lux) SCSp (“GA GenPar Lux”), and the general partner of GA GenPar Lux is GA Lux. General Atlantic GenPar (Bermuda), L.P. (“GenPar Bermuda”) is the sole shareholder of GA Lux, the managing member of General Atlantic (SPV) GP (Bermuda), LLC (“GA SPV Bermuda”) and the general partner of GAP Bermuda IV. GA SPV Bermuda is the general partner of GAP Bermuda AK. General Atlantic, which is controlled by the Partnership Committee of GASC MGP, LLC (the “Partnership Committee”), is the managing member of GAPCO III, GAPCO IV and GAPCO V, the general partner of GAPCO CDA and GA GenPar, and the sole member of GA SPV. The general partner of GenPar Bermuda is GAP (Bermuda) L.P. (“GAP Bermuda”), which is also controlled by the Partnership Committee. The address of General Atlantic, GAP 100, GAPCO III, GAPCO IV, GAPCO V, GAPCO CDA, GA GenPar, GA SPV and GA AK is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055. The address of GenPar Bermuda, GAP Bermuda, GAP Bermuda AK, GA SPV Bermuda and GAP Bermuda IV is Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. The address of GA Lux, GA GenPar Lux, and GAP Lux is 412F Route d'Esch, L-1471 Luxembourg.

(2)
Information herein is based on a Schedule 13G/A filed with the SEC by Janus Henderson Group plc on August 14, 2025, which reported 6,738,556 shares of common stock owned by Janus Henderson Group plc (“Janus Henderson”). Janus Henderson has a 100% ownership stake in Janus Henderson Investors U.S. LLC (“JHIUS”), Janus Henderson Investors UK Limited (“JHIUKL”) and Janus Henderson Investors Australia Institutional Funds Management Limited (“JHIAIFML”), (each an “Asset Manager” and collectively as the “Asset Managers”). Each Asset Manager is an investment adviser registered or authorized in its relevant jurisdiction and each furnishing investment advice to various fund, individual and/or institutional clients (collectively referred to herein as “Managed Portfolios”). As a result of its role as investment advisers or sub-adviser to the Managed Portfolio, JHIUS may be deemed to be the beneficial owner of 6,654,976 shares or 8.24% of the shares outstanding of Akero common stock held by such Managed Portfolios. The address of Janus Henderson is 201 Bishopsgate EC2M 3AE, United Kingdom.

(3)
Information herein is based on a Schedule 13G/A filed with the SEC on August 14, 2025 by RTW Investments, LP (“RTW Investments”), the investment adviser to certain funds (the “RTW Funds”), which reported 5,873,308 shares of common stock held by RTW Funds and Roderick Wong, the Managing Partner and Chief Investment Officer of RTW Investments. The mailing address is 40 10th Avenue, 7th Floor, New York, NY 10014.

(4)
Information herein is based on a Schedule 13G filed with the SEC on October 7, 2025 by Deep Track Capital, LP (“Deep Track”), which reported 4,400,000 shares of common stock held by Deep Track, Deep Track Biotechnology Master Fund, Ltd. and David Kroin. Deep Track is the relevant entity for which David Kroin may be considered a control person. The mailing address for Deep Track is 200 Greenwich Ave, 3rd Floor, Greenwich, CT 06830. The mailing address for Deep Track Biotechnology Master Fund, Ltd. is c/o Walkers Corporate Limited, 190 Elgin Ave, George Town, KY1-9001, Cayman Islands. The mailing address for David Kroin is c/o Deep Track Capital, LP, 200 Greenwich Ave, 3rd Floor, Greenwich, CT 06830.

(5)
Information herein is based on a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 26, 2024, which reported 4,180,507 shares of common stock held by BlackRock, Inc. The mailing address is 50 Hudson Yards, New York, NY 10001.

(6)
Consists of (i) 366,352 shares of common stock held by Dr. Cheng, (ii) 27,028 shares of common stock underlying restricted stock units that are scheduled to vest within 60 days of October 22, 2025, and (iii) 1,192,191 shares of common stock underlying options exercisable within 60 days of October 22, 2025.

(7)
Consists of (i) 10,179 shares of common stock held by Mr. White, (ii) 8,300 shares of common stock underlying restricted stock units that are scheduled to vest within 60 days of October 22, 2025, and (iii) 511,086 shares of common stock underlying options exercisable within 60 days of October 22, 2025.

(8)	Consists of 82,000 shares of common stock underlying options held by Dr. Chou exercisable within 60 days of October 22, 2025.
(9)
Consists of (i) 5,088 shares of common stock held by Mr. Gangloff, (ii) 3,038 shares of common stock underlying restricted stock units that are scheduled to vest within 60 days of October 22, 2025, and (iii) 104,887 shares of common stock underlying options exercisable within 60 days of October 22, 2025.

(10)
Consists of (i) 136,301 shares of common stock held by Dr. Harrison, (ii) 148,063 shares of common stock held by Les Pommes LLC, a family limited liability company, of which Dr. Harrison is the manager, and (iii) 108,000 shares of common stock underlying options exercisable within 60 days of October 22, 2025.

(11)	Consists of 93,797 shares of common stock underlying options held by Ms. Henderson exercisable within 60 days of October 22, 2025.
(12)	Consists of 69,000 shares of common stock underlying options held by Mr. Heyman exercisable within 60 days of October 22, 2025.
(13)	Consists of 240,307 shares of common stock underlying options held by Mr. Iwicki exercisable within 60 days of October 22, 2025.
(14)
Consists of (i) 93,000 shares of common stock held by Dr. Walmsley, (ii) 1,000,000 shares of common stock held by Logos Global Master Fund LP and 200,000 shares of common stock held by Logos Opportunities Fund IV LP, in each case where Logos Global Management LP is the investment advisor, of which Dr. Walmsley is a General Partner, and (iii) 15,000 shares of common stock underlying options exercisable within 60 days of October 22, 2025. Dr. Walmsley, one of our directors, is a General Partner of Logos Global Management LP. Logos Global Management LP and Dr. Walmsley share power to direct the voting and disposition of the shares held by Logos Global Master Fund LP and Logos Opportunities Fund IV LP and may be deemed to beneficially own the shares held by Logos Global Management LP.

(15)	Consists of 95,000 shares of common stock underlying options held by Dr. Xu exercisable within 60 days of October 22, 2025.

(16)
Consists of (i) 18,961 shares of common stock held by Ms. Yale, (ii) 8,300 shares of common stock underlying restricted stock units that are scheduled to vest within 60 days of October 22, 2025, and (iii) 314,852 shares of common stock underlying options exercisable within 60 days of October 22, 2025.

(17)
Consists of (i) 149,325 shares of common stock held by Dr. Young, (ii) 20,000 shares of common stock held by the EA Irrevocable Trust of which Dr. Young’s spouse is the trustee, (iii) 20,000 shares of common stock held by the CM Irrevocable Trust of which Dr. Young’s spouse is the trustee, (iv) 20,000 shares of common stock held by the JL Irrevocable Trust of which Dr. Young’s spouse is the trustee, (v) 8,300 shares of common stock underlying restricted stock units that are scheduled to vest within 60 days of October 22, 2025, and (vi) 374,643 shares of common stock underlying options exercisable within 60 days of October 22, 2025. Dr. Young disclaims beneficial ownership over the shares that are held in the irrevocable trusts for the benefit of his children.

(18)
See notes 6 through 17 above. Consists of (i) 2,313,089 shares of our common stock owned directly, (ii) 67,225 shares of common stock underlying restricted stock units that are scheduled to vest within 60 days of October 22, 2025 and (iii) 3,724,464 shares of common stock underlying options exercisable within 60 days of October 22, 2025.

DEADLINE FOR FUTURE STOCKHOLDER PROPOSALS
If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of Akero. However, if the Merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.
Akero will hold an annual meeting in 2026 only if the Merger has not already been completed.
A stockholder who would like to have a proposal considered for inclusion in Akero’s 2026 proxy statement must submit the proposal in accordance with the procedures outlined in Rule14a-8 of the Exchange Act so that it is received by us no later than December 29, 2025. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Akero Therapeutics, Inc., 601 Gateway Boulevard, Suite 350, South San Francisco, California 94080, Attention: Corporate Secretary. We also encourage you to submit any such proposals via email to ir@akerotx.com.
If a stockholder wishes to propose a nomination of persons for election to our Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations brought before the meeting by or at the direction of the Board of Directors or by a stockholder who was a stockholder of record at the time of giving of notice provided for in Akero’s bylaws, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in the bylaws as to such nomination or business.
The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received must be received by our corporate secretary not later than the close of business on the later of the 90th day prior to the scheduled date of such annual or the 10th day following the day on which public announcement of the date of such meeting is first made. For stockholder proposals to be brought before the 2026 annual meeting of stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 2, 2026 and no later than March 4, 2026. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies for Akero’s 2026 annual meeting of stockholders in support of director nominees other than Akero’s nominees must provide notice by the same deadline noted herein to submit a notice of nomination at an annual meeting of stockholders. Such notice must comply with the additional requirements of Rule 14a-19(b). Stockholder proposals and the required notice should be addressed to Akero Therapeutics, Inc., 601 Gateway Boulevard, Suite 350, South San Francisco, California 94080, Attention: Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement. You are encouraged to carefully read all documents incorporated by reference into this proxy statement.
The following Akero filings with the SEC are incorporated by reference:
•	Akero’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025;
•	Akero’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025 filed with the SEC on May 12, 2025 and August 8, 2025, respectively;
•
Akero’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2025, (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024); and

•	Akero’s Current Reports on Form 8-K filed with the SEC on January 27, 2025, January 30, 2025, June 4, 2025, September 29, 2025, and October 9, 2025.
We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.
Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.
Akero is subject to the reporting requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information that we file electronically with the SEC. The address of that website is www.sec.gov. If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, https://ir.akerotx.com. The information included on our website is not incorporated by reference into this proxy statement.
You may obtain any of the documents we file with the SEC (excluding exhibits not incorporated herein by reference), without charge, by requesting them in writing or by telephone from us at the following address:
Akero Therapeutics, Inc.
Attn: Christina Tartaglia
601 Gateway Boulevard, Suite 350
South San Francisco, CA 94080
(650) 487-6488
If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one (1) business day after we receive your request. If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of our common stock, please contact our Proxy Solicitor:
Innisfree M&A Incorporated
Stockholders May Call Toll-Free: (877) 456-3402
Banks & Brokers May Call Collect: (212) 750-5833

MISCELLANEOUS
WE HAVE NOT, AND PARENT HAS NOT, AUTHORIZED ANYONE TO PROVIDE ANY INFORMATION OTHER THAN INFORMATION CONTAINED IN THIS PROXY STATEMENT, THE ANNEXES TO THIS PROXY STATEMENT AND THE DOCUMENTS THAT WE INCORPORATE BY REFERENCE IN THIS PROXY STATEMENT IN VOTING ON THE MERGER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM, OR ADDITIONAL TO, WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [•], 2025. NEITHER WE NOR PARENT PROVIDES ANY ASSURANCE AS TO THE RELIABILITY OF ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

Annex A

EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER

among:
AKERO THERAPEUTICS, INC.

a Delaware corporation;
NOVO NORDISK A/S,

a Danish aktieselskab; and
NN INVEST SUB, INC,

a Delaware corporation

Dated as of October 9, 2025

A-i

A-ii

Exhibits

Exhibit A	Certain Definitions	A-47

Annexes

Annex I	CVR Agreement	A-56
Annex II	Form of Certificate of Incorporation of the Surviving Corporation	A-72

A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made and entered into as of October 9, 2025, by and among: Novo Nordisk A/S, a Danish aktieselsab (“Parent”); NN Invest Sub, Inc, a Delaware corporation and a direct or indirect wholly owned subsidiary of Parent (“Merger Sub”); and Akero Therapeutics, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.
INTRODUCTION
Parent desires to acquire the Company through the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger (the “Surviving Corporation”), on the terms and subject to the conditions set forth in this Agreement, whereby (i) each issued and outstanding share of Company Common Stock (the “Shares”) as of the Effective Time (other than Excluded Shares and Dissenting Shares) shall be cancelled and converted into the right to receive (x) $54.00 per Share, in cash, without interest thereon and subject to any withholding of Taxes (the “Closing Consideration”) and (y) one (1) contractual contingent value right (a “CVR”), which shall represent the right to receive the Approval Milestone Payment (as such term is defined in the CVR Agreement) subject to the terms and conditions set forth in the CVR Agreement (the consideration contemplated by (x) and (y), together, the “Merger Consideration”), and (ii) the Company shall become a direct or indirect wholly owned Subsidiary of Parent as a result of the Merger.
The board of directors of the Company (the “Board of Directors”) has unanimously (i) determined that this Agreement and the Transactions, including the Merger, are advisable and fair to, and in the best interest of, the Company and its stockholders, (ii) declared it advisable to enter into this Agreement, (iii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, including the Merger, (iv) resolved that the Merger shall be governed by Section 251(c) of the DGCL, upon the terms and subject to the conditions set forth in this Agreement, and (v) resolved to recommend that the stockholders of the Company adopt this Agreement at any meeting of the Company’s stockholders held for such purpose and any adjournment or postponement thereof (the preceding clauses (i), (ii) and (v) collectively, the “Company Board Recommendation”), in each case, on the terms and subject to the conditions of this Agreement.
The board of directors of each of Parent and Merger Sub have approved this Agreement and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement.
At or immediately prior to the Effective Time, Parent, a direct or indirect wholly owned subsidiary of Parent designated in the CVR Agreement (the “CVR Parent”), and an agent selected by Parent and reasonably acceptable to the Company (the “Rights Agent”) will enter into a Contingent Value Rights Agreement, in the form attached hereto as Annex I (subject to changes permitted by Section 5.9) (the “CVR Agreement”).

AGREEMENT
The Parties to this Agreement, intending to be legally bound, agree as follows:
SECTION 1

MERGER TRANSACTION
1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, the Company and Parent shall consummate the Merger, whereby Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease, and the Company will continue as the Surviving Corporation.
1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
1.3 Closing; Effective Time.
(a) Unless this Agreement shall have been terminated pursuant to Section 7, and unless otherwise mutually agreed in writing among the Company, Parent and Merger Sub, the consummation of the Merger (the “Closing”) shall take place via the electronic exchange of documents by the Parties, as soon as practicable (and in no event later than three (3) business days) following the satisfaction or, to the extent permitted by applicable Legal Requirements, waiver (by the Party or parties entitled to the benefits thereof) of the conditions set forth in Section 6 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Legal Requirements, waiver of such conditions at the Closing); provided, that if any of the conditions set forth in Section 6 are not satisfied or, to the extent permitted by applicable Legal Requirements, waived as of such date, then the Closing shall take place on the third (3rd) business day on which all conditions set forth in Section 6 are satisfied or, to the extent permitted by applicable Legal Requirements, waived, unless another date or place is agreed to in writing by the Company and Parent. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.
(b) Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Company and Merger Sub shall file or cause to be filed a certificate of merger with the Secretary of State of the State of Delaware with respect to the Merger, in such form reasonably agreed upon between the Parties and as required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL, and the Parties shall take all such further actions as may be required by applicable Legal Requirements to make the Merger effective. The Merger shall become effective upon the date and time of the filing of that certificate of merger with the Secretary of State of the State of Delaware or such later date and time as is agreed upon in writing by the Parties and specified in the certificate of merger (such date and time the Merger is effective, the “Effective Time”).
1.4 Certificate of Incorporation and Bylaws; Directors and Officers.
(a) As of the Effective Time, the certificate of incorporation of the Company shall by virtue of the Merger and without any further action, be amended and restated to read in its entirety as set forth on Annex II and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Legal Requirements, subject to Section 5.4(a).
(b) As of the Effective Time, the bylaws of the Surviving Corporation shall be amended and restated to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable Legal Requirements, subject to Section 5.4(a), except that references to the name of Merger Sub shall be replaced by references to the name of the Surviving Corporation.
(c) As of the Effective Time, the directors and officers of the Surviving Corporation shall be the respective individuals who served as the directors and officers of Merger Sub as of immediately prior to the Effective Time, until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. Prior to the Effective Time, each director of the Company immediately prior to the Effective Time shall execute and deliver a letter effectuating such director’s resignation as a member of the Board of Directors, conditioned upon and effective as of the Effective Time.
1.5 Conversion of Shares.
(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:
(i) any Shares held immediately prior to the Effective Time by the Company (or held in the Company’s treasury) shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;
(ii) any Shares held immediately prior to the Effective Time by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent or Merger Sub shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor (such Shares together with the Shares described in the preceding clause (i), the “Excluded Shares”);
(iii) except as provided in clauses (i) and (ii) above and subject to Section 1.5(b), each Share outstanding immediately prior to the Effective Time (other than any Dissenting Shares, which shall have only those rights set forth in Section 1.7) shall be converted into the right to receive the Merger Consideration, in each case without any interest thereon and subject to any withholding of Taxes in accordance with Section 1.6(e); and
(iv) each share of the common stock, $0.001 par value per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation.
From and after the Effective Time, subject to this Section 1.5(a), all Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such Shares (other than Dissenting Shares) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such Shares in accordance with Section 1.6, or, in the case of Dissenting Shares, the rights set forth in Section 1.7.
(b) If, between the date of this Agreement and the Effective Time, the outstanding Shares are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately adjusted.
1.6 Surrender of Certificates; Stock Transfer Books.
(a) Prior to the Closing Date, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the holders of Shares to receive the aggregate Merger Consideration to which holders of such Shares shall become entitled pursuant to Section 1.5. Parent shall deposit, or shall cause to be deposited, with the Paying Agent cash sufficient to pay the aggregate Merger Consideration as and when payable pursuant to Section 1.5 (the “Payment Fund”). The Payment Fund shall not be used for any purpose other than to pay the aggregate Merger Consideration in the Merger. The Payment Fund shall be invested by the Paying Agent as directed by Parent; provided that such investments shall be (w) in obligations of or guaranteed by the United States of America, (x) in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, (y) in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or (z) in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three (3) months. To the extent that (i) there are any losses with respect to any such investments or (ii) the Payment Fund has diminished for any reason below the level required for the Paying Agent to make prompt cash payment pursuant to Section 1.5, Parent or the Surviving Corporation shall promptly replace or restore the cash in the Payment Fund so as to ensure that the Payment Fund is, at all times during the duration of the Payment Fund, maintained at a level sufficient for the Paying Agent to promptly make such payments pursuant to Section 1.5. Parent shall not be required to deposit any funds related to any CVR with the Rights Agent unless and until such deposit is required pursuant to the CVR Agreement.

(b) Promptly after the Effective Time (but in no event later than three (3) business days thereafter), the Surviving Corporation shall cause to be delivered to each Person who was, at the Effective Time, a holder of record of (i) Shares represented by a certificate evidencing such Shares (“Certificated Shares”) or (ii) Book-Entry Shares, who, in each case (i) and (ii) was entitled to receive the Merger Consideration pursuant to Section 1.5, (A) a form of letter of transmittal, which shall be in reasonable and customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificated Shares shall pass, only upon proper delivery of the certificates evidencing such Certificated Shares (the “Certificates”) (or affidavits of loss in lieu thereof and the posting of a customary bond in accordance with Section 1.6(f), if applicable) to the Paying Agent, or a customary agent’s message with respect to Book-Entry Shares, and (B) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration payable in respect of such Shares pursuant to Section 1.5. Upon surrender to the Paying Agent of Certificates (or affidavits of loss in lieu thereof and the posting of a customary bond in accordance with Section 1.6(f), if applicable) or Book-Entry Shares, together with such letter of transmittal in the case of Certificates, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to the instructions, the holder of such Certificated Shares or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration for each Certificated Share or Book-Entry Share, and such Certificates and Book-Entry Shares shall then be cancelled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificates or Book-Entry Shares for the benefit of the holder thereof. If the payment of any Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificates formerly evidencing the Certificated Shares is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered, or shall have established to the satisfaction of the Surviving Corporation that such transfer or other Taxes either have been paid or are not applicable. None of Parent, Merger Sub or the Surviving Corporation shall have any liability for the transfer and other similar Taxes described in this Section 1.6(b) under any circumstance. Payment of the applicable Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated by this Section 1.6, each Certificated Share and Book-Entry Share (in each case, other than Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by Section 1.5.
(c) At any time following twelve (12) months after the Effective Time, Parent shall be entitled to require the Paying Agent to deliver to it any funds (with respect to the aggregate Merger Consideration to which holders of Shares shall become entitled pursuant to Section 1.5) which had been made available to the Paying Agent and not disbursed to holders of Certificated Shares or Book-Entry Shares, (including all interest and other income received by the Paying Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar Legal Requirements) only as general creditors thereof with respect to the Merger Consideration that may be payable upon due surrender of the Certificates or Book-Entry Shares held by them, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of Certificated Shares or Book-Entry Shares for the Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar Legal Requirements. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Body shall become, to the extent permitted by applicable Legal Requirements, the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any Person previously entitled thereto.
(d) At the close of business on the day of the Effective Time, the stock transfer books of the Company with respect to the Shares shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable Legal Requirements. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(e) Each of the Company, the Surviving Corporation, Parent and Merger Sub, and their Affiliates, shall be entitled to deduct and withhold (or cause the Paying Agent or the Rights Agent to deduct and withhold) from the Merger Consideration payable to any holder of the Shares or Company Equity Awards or any other amount otherwise payable pursuant to this Agreement or the CVR Agreement such amounts as it is required by any Legal Requirement to deduct and withhold with respect to Taxes. Any compensatory amounts payable pursuant to or as contemplated by this Agreement shall be remitted to the applicable payor for payment to the applicable Person through regular payroll procedures, as applicable. Each such withholding agent shall take all action that may be necessary to ensure that any such amounts so withheld are timely and properly remitted to the appropriate Governmental Body. To the extent that amounts are so withheld and remitted to the appropriate Governmental Body, such withheld amounts (not including any such additional amounts caused by the withholding agent’s failure to timely and properly remit the deducted or withheld amount to the appropriate Governmental Body) shall be treated for all purposes of this Agreement or the CVR Agreement as having been paid to the holder of the Shares, holder of Company Equity Awards or other recipient of consideration hereunder in respect of which such deduction and withholding was made.
(f) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of the Certificated Shares formerly represented by that Certificate, or by a representative of that holder, claiming that Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by that holder of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate (which amount shall not exceed the Merger Consideration payable with respect to such Certificated Shares), the Paying Agent will pay (less any amounts entitled to be deducted or withheld pursuant to Section 1.6(e)), in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the Certificated Shares formerly represented by such Certificate, as contemplated by this Section 1.
1.7 Dissenters’ Rights. Notwithstanding anything to the contrary in this Agreement, any Shares outstanding immediately prior to the Effective Time which are held by holders who are entitled to appraisal rights under Section 262 of the DGCL and have properly exercised and perfected their respective demands for appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (the “Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration, but shall, by virtue of the Merger, be automatically cancelled and no longer outstanding, shall cease to exist and shall be entitled to only such consideration as shall be determined pursuant to Section 262 of the DGCL; provided that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder’s right to appraisal and payment under the DGCL, such holder’s Shares shall be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration (less any amounts entitled to be deducted or withheld pursuant to Section 1.6(e)), and such Shares shall no longer be deemed to be Dissenting Shares. The Company shall give prompt notice to Parent and Merger Sub of any demands received by the Company for appraisal of any Shares, withdrawals of such demands and any other instruments served pursuant to Section 262 of the DGCL, in each case prior to the Effective Time. Parent and Merger Sub shall have the right to participate in and, after the Effective Time, control all negotiations and proceedings with respect to such demands, and the Company shall not, without the prior written consent of Parent and Merger Sub (which consent shall not be unreasonably withheld, conditioned or delayed), settle or offer to settle, or make any payment with respect to, any such demands, approve any withdrawal of any such demands or agree or commit to do any of the foregoing.
1.8 Treatment of Company Equity Awards and Company ESPP.
(a) At the Effective Time, each Company Option that is then outstanding and unexercised, whether or not vested, and which has a per Share exercise price that is less than the Closing Consideration (each, an “In the Money Option”), shall be (i) deemed fully vested and (ii) cancelled and converted into the right of the holder thereof to receive (i) a cash payment (without interest and less applicable Tax withholdings and other authorized deductions) equal to the product of (A) the excess of (x) the Closing Consideration over (y) the per Share exercise price of such In-the-Money Option, multiplied by (B) the total number of Shares subject to such In-the-Money Option immediately prior to the Effective Time, which shall be payable in accordance with Section 1.8(d) and (ii) one (1) CVR for each Share subject to such In-the-Money Option immediately prior to the Effective Time.

(b) At the Effective Time, each Company Option that is then outstanding and unexercised, whether or not vested, and which has a per Share exercise price that equals or exceeds the Closing Consideration (each, an “Out of the Money Option”), to the extent not vested, will become fully vested as of prior to the Effective Time, and the Company shall permit the holders of Out-of-the-Money Options to exercise such Out-of-the-Money Options prior to the Effective Time on a basis that allows such holders to participate in the Merger with respect to any Shares acquired under such Out-of-the-Money Options as a holder of Shares, with any Out-of-the-Money Options that remain outstanding and unexercised as of the Effective Time cancelled for no consideration at the Effective Time, without any action on the part of Parent, the Company or any other Person.
(c) At the Effective Time, each then outstanding Company RSU shall be (i) deemed fully vested and (ii) cancelled and converted into the right of the holder thereof to receive (i) a cash payment (without interest and less applicable Tax withholdings and other authorized deductions) equal to the product of (A) the Closing Consideration multiplied by (B) the number of Shares subject to such Company RSU immediately prior to the Effective Time, which shall be payable in accordance with Section 1.8(d), and (ii) one (1) CVR for each Share subject to such Company RSU immediately prior to the Effective Time.
(d) As soon as reasonably practicable (but in any event no later than the second payroll date) after the Effective Time or as soon as reasonably practicable following the date the Approval Milestone Payment is made in respect of a CVR, as applicable, the Surviving Corporation shall pay the Company Equity Award holders through its payroll system, payroll provider or the Company’s standard accounts payable procedures, as applicable, all amounts required to be paid to such holders in respect of In the Money Options and Company RSUs that are canceled and converted pursuant to this Section 1.8, less applicable Tax withholdings and other authorized deductions. Notwithstanding anything to the contrary in this Agreement, no Approval Milestone Payment that constitutes nonqualified deferred compensation subject to Section 409A of the Code shall be allocated or paid in respect of any Company Option or Company RSU, except to the extent permissible under Treasury Regulation Section 1.409A-3(i)(5)(iv)(A).
(e) To the extent a payment made pursuant to the timing set forth in this Section 1.8 would trigger a Tax or penalty under Section 409A of the Code, such payment shall be made on the earliest date that payment would not trigger such Tax or penalty.
(f) Prior to the Effective Time, the Company, the Board of Directors or the applicable committee thereof, as applicable, shall take all actions required to effect the transactions described in this Section 1.8 and to terminate the Company Equity Plans effective immediately prior to, and contingent upon, the Effective Time with no further liability or obligation with respect to any awards granted thereunder other than the right of the holders of Company Equity Awards to receive the consideration set forth in this Section 1.8.
(g) The Board of Directors (or the applicable committee thereof) shall adopt resolutions or take such other actions as may be required to (i) provide that (A) the commencement of any future offering period will be suspended following the date of this Agreement under the Company ESPP unless and until this Agreement is terminated, (B) there will be no increase in the amount of participants’ payroll deduction elections under the Company ESPP during the current offering period from those in effect as of the date of this Agreement, (C) no individuals shall commence participation in the Company ESPP during the period from the date of this Agreement through the Effective Time, and (D) each outstanding purchase right issued pursuant to the Company ESPP shall be fully exercised on the earlier of (x) the scheduled purchase date for such offering period and (y) the date that is no later than five (5) business days prior to the Effective Time (with any participant payroll deductions not applied to the purchase of Shares returned to the participant), and (ii) terminate the Company ESPP effective immediately prior to, and contingent upon, the Effective Time.
1.9 Further Action. If, at any time after the Effective Time, any further action is reasonably determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.
1.10 Certain Tax Deliverables. Unless prohibited by applicable Law, at the Closing, the Company shall deliver to Parent and Merger Sub a properly executed certification that complies with the requirements under

Treasury Regulations Section 1.1445-2(c)(3), and a properly executed notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulations Section 1.897-2(h)(2), in each case, dated as of the Closing Date and in a form reasonably acceptable to Parent.
SECTION 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to Parent and Merger Sub as follows (it being understood that each representation and warranty contained in this Section 2 is subject to (a) exceptions and disclosures set forth in the section or subsection of the Company Disclosure Schedule corresponding to the particular section or subsection in this Section 2; (b) any exception or disclosure set forth in any other section or subsection of the Company Disclosure Schedule to the extent it is reasonably apparent that such exception or disclosure is applicable to qualify such other section or subsection; and (c) disclosure in the Company SEC Documents filed after January 1, 2025 and publicly available prior to the close of business on the third (3rd) business day preceding the date of this Agreement (other than any information in the “Risk Factors” or “Forward-Looking Statements” sections of such Company SEC Documents or other general cautionary or forward-looking statements in any other sections of such Company SEC Documents)); provided that (i) clauses (b) and (c) of this paragraph shall not apply to the representation and warranty set forth in Section 2.5(b) (No Material Adverse Effect) and (ii) clause (c) of this paragraph shall not apply to any of the representations and warranties set forth in Section 2.1(a) and (b) (Due Organization; Subsidiaries, Etc.), Section 2.3 (Capitalization, Etc.), Section 2.21 (Authority; Binding Nature of Agreement), Section 2.22 (Takeover Laws), or Section 2.23 (Non-Contravention; Consents):
2.1 Due Organization; Subsidiaries, Etc.
(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Company’s only Subsidiary is set forth on Section 2.1 of the Company Disclosure Schedule (the Company and its Subsidiary, each an “Acquired Corporation” and collectively, the “Acquired Corporations”). Each Acquired Corporation has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and (ii) to own and use its assets in the manner in which its assets are currently owned and used. Each Acquired Corporation is qualified or licensed to do business as a foreign corporation, and is in good standing, in each jurisdiction where the nature of its business requires such qualification or licensing, except where such failure does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company’s Subsidiary is duly organized, validly existing and in good standing under the laws of Massachusetts.
(b) The Company owns beneficially and of record all of the outstanding shares of capital stock of the other Acquired Corporations, free and clear of all Encumbrances and transfer restrictions, except for Encumbrances or transfer restrictions of general applicability as may be provided under the Securities Act or applicable securities laws. Except for the shares of capital stock of the other Acquired Corporations held by the Company, no Acquired Corporation owns, directly or indirectly, any capital stock or equity interests of, or subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire, or other securities convertible into or exchangeable or exercisable for, any capital stock or equity interests of, any Entity.
2.2 Certificate of Incorporation and Bylaws. The Company has delivered or made available to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of each Acquired Corporation, including all amendments thereto, as in effect on the date hereof.
2.3 Capitalization, Etc.
(a) The authorized capital stock of the Company consists of: (i) 150,000,000 Shares, of which 80,164,822 Shares had been issued and were outstanding as of the close of business on October 7, 2025 (the “Reference Date”); and (ii) 10,000,000 shares of Company Preferred Stock, of which no shares are outstanding. All of the outstanding shares of the capital stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable. Since the Reference Date through the date of this Agreement, the Company has not issued any new Shares or other Company Securities except upon the vesting of Company RSUs outstanding as of the Reference Date or upon the exercise of Company Options or Company Warrants outstanding as of the Reference Date in accordance with their terms, and, since the Reference Date through the date of this Agreement, the Company has not issued any Company Options, Company Warrants or other equity-based awards, in each case, other than pursuant to any offer of employment or Contract executed on or prior to the Reference Date and made available in the Data Room.
(b) All of the outstanding shares of the capital stock of the Company’s Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable.
(c) (i) None of the outstanding shares of capital stock of the Acquired Corporations are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of capital stock of the Acquired Corporations are subject to any right of first refusal in favor of any Acquired Corporation; (iii) there are no outstanding bonds, debentures, notes or other indebtedness of any Acquired Corporation having a right to vote on any matters on which the stockholders of the Acquired Corporations have a right to vote; and (iv) there is no Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of capital stock of the Acquired Corporations. No Acquired Corporation is under any obligation, or bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of the Acquired Corporations, except in connection with any acquisitions, or deemed acquisitions, of Shares or other equity securities of the Company in connection with (x) the withholding of Taxes in connection with the exercise, vesting or settlement of Company Equity Awards and (y) forfeitures of Company Equity Awards. The Shares constitute the only outstanding class of securities of the Company registered under the Securities Act.
(d) As of the close of business on the Reference Date: (i) 7,351,422 Shares were issuable upon the exercise of outstanding Company Options; (ii) 722,728 Shares were issuable upon the vesting or settlement of outstanding Company RSUs; (iii) 2,365,270 Shares remain available for future issuance under the Company ESPP; (iv) 10,824 Shares were issuable upon the exercise of outstanding purchase rights for the current offering period under the Company ESPP (assuming a purchase price equal to the closing price of a Share on the first day of the offering period under the Company ESPP); (v) 64,257 Shares were issuable upon the exercise of the Hercules Warrants; and (vi) 1,958,247 Shares were issuable upon the exercise of the Pre-Funded Warrants. Other than as set forth in this Section 2.3, there are no issued, reserved for issuance, outstanding or authorized stock option, stock appreciation, phantom stock, profit participation or similar rights or equity-based awards with respect the Company. Except for the Hercules Warrants and the Pre-Funded Warrants, there are no Company Warrants outstanding as of the close of business on the Reference Date. Other than the execution of this Agreement, there has been no event that would cause an adjustment to the number of Shares issuable upon exercise, or the strike price of, the Company Warrants.
(e) Section 2.3(e) of the Company Disclosure Schedule sets forth a schedule of each outstanding Company Equity Award as of the close of business on the Reference Date, including (i) the type of award (e.g., stock option, restricted stock unit, etc.), (ii) the number and class of equity interests underlying such award, (iii) the name or identification number of the holder thereof, (iv) the grant date, and (v) the exercise price, if applicable. Each Company Equity Award was granted in accordance with the terms of the applicable Company Equity Plan and in compliance with all applicable Legal Requirements, and each Company Option (i) has an exercise price that is no less than the fair market value of the Shares underlying such Company Option on the grant date and (ii) does not constitute “nonqualified deferred compensation” for purposes of Section 409A of the Code. No later than five (5) business days prior to the anticipated Closing Date, the Company shall provide Parent with a revised version of the schedule required under this Section 2.3(e), updated as of the date such updated schedule is delivered.
(f) Section 2.3(f) of the Company Disclosure Schedule sets forth a schedule of each outstanding Company Warrant as of the Reference Date, including, for each Company Warrant, (i) the number of Shares subject thereto, (ii) the holder thereof, (iii) the issuance date, (iv) the exercise price and (v) the expiration date, if applicable. No later than five (5) business days prior to the anticipated Closing Date, the Company shall provide Parent with a revised version of the listing required under this Section 2.3(f), updated as the date such updated schedule is delivered.
(g) There are no issued, reserved for issuance, outstanding or authorized stock option, stock appreciation, phantom stock, profit participation or similar rights or equity-based awards with respect to any Subsidiary of the Company.

(h) Except (x) as set forth in this Section 2.3, (y) for the Company Equity Awards outstanding as of the date of this Agreement and purchase rights under the Company ESPP and (z) the Company Warrants, there are no: (i) outstanding shares of capital stock of or other securities of any Acquired Corporation; (ii) outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of the capital stock, restricted stock unit, stock-based performance unit, equity-based, incentive equity or any other right that is linked to, or the value of which is in any way based on or derived from the value of any shares of capital stock or other securities of any Acquired Corporation, in each case other than derivative securities not issued by an Acquired Corporation; (iii) outstanding securities, instruments, bonds, debentures, notes or obligations that are or may become convertible into or exchangeable for any shares of the capital stock or other securities of any Acquired Corporation; or (iv) stockholder rights plans (or similar plans commonly referred to as a “poison pill”) or Contracts under which any Acquired Corporation is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities (clauses (i) through (iv), collectively, the “Company Securities”).
2.4 SEC Filings; Financial Statements.
(a) Since January 1, 2022, the Company has filed or furnished on a timely basis all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed or furnished by the Company with the SEC (as supplemented, modified or amended since the time of filing, the “Company SEC Documents”). No Subsidiary of the Company is required to file any form, report, registration statement, schedule, statement, exhibit or other document with the SEC. As of their respective dates, or, if amended prior to the date of this Agreement, as of the date of (and giving effect to) the last such amendment (and, in the case of registration statements and proxy statements, on the date of effectiveness and the dates of the relevant meetings, respectively), the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to those Company SEC Documents, and, except to the extent that information contained in such Company SEC Document has been revised, amended, modified or superseded (prior to the date of this Agreement) by a later filed Company SEC Document, none of the Company SEC Documents when filed or furnished contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b) The financial statements (including any related notes and schedules) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act); and (iii) fairly presented, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby.
(c) The Company maintains, and at all times since January 1, 2022 has maintained, a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and the Board of Directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company that could have a material effect on the financial statements. The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2024, and, except as set forth in the Company SEC Documents filed prior to the date of this Agreement, that assessment concluded that those controls were effective. To the knowledge of the Company, since January 1, 2025, neither the Company nor the Company’s independent registered accountant has identified or been made aware of: (1) any significant deficiency or material weakness in the design or operation of the internal control over financial reporting utilized by the Company, which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; (2) any fraud, whether or not material, that involves the management or other employees of the Company who have a significant role in the Company’s internal control over financial reporting; or (3) any claim or allegation of the foregoing.
(d) The Company maintains, and at all times since January 1, 2022 has maintained, disclosure controls and procedures as defined in and required by Rule 13a-15 or 15d-15 under the Exchange Act that are reasonably designed to ensure that all information required to be disclosed in the Company’s reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports. The Company is in compliance in all material respects with all current listing and corporate governance requirements of Nasdaq.
(e) The Company is not a party to, nor does it have any obligation or other commitment to become a party to, “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act) where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company SEC Documents.
(f) As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents. None of the Company SEC Documents is the subject of ongoing SEC review, and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, in each case regarding any accounting practices of the Company.
(g) Each document required to be filed by the Company with the SEC in connection with the Transactions, including the Merger Proxy Statement, when filed, distributed or otherwise disseminated to the Company’s stockholders, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act. The Merger Proxy Statement, at the time of the filing of such Merger Proxy Statement or any supplement or amendment thereto with the SEC and at the time such Merger Proxy Statement or any supplements or amendments thereto are first distributed or otherwise disseminated to the Company’s stockholders and at the time of the Company Stockholder Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
(i) Notwithstanding the foregoing, the Company makes no representation with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub, specifically for inclusion or incorporation by reference in the Merger Proxy Statement.
2.5 Absence of Changes; No Material Adverse Effect. From January 1, 2025 through the date of this Agreement:
(a) (i) except for discussions, negotiations and activities related to this Agreement or other potential strategic transactions, the Acquired Corporations have operated in all material respects in the ordinary course of business consistent with past practice and (ii) no Acquired Corporation has taken any action that would have constituted a breach of Section 4.2(b) had such action been taken after the execution of this Agreement without the prior consent of Parent; and
(b) there has not occurred any event, occurrence, circumstance, change or effect that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect.
2.6 Title to Assets. Each Acquired Corporation has good and valid title to all material assets (excluding Intellectual Property Rights) set forth in its most recent financial statements or otherwise purported to be owned by an Acquired Corporation, and such assets are owned by the Acquired Corporations free and clear of any Encumbrances (other than Permitted Encumbrances).
2.7 Real Property.
(a) The Acquired Corporations do not own any real property.

(b) Section 2.7(b) of the Company Disclosure Schedule sets forth an accurate and complete list in all material respects of all real property currently leased, subleased or licensed by or from the Acquired Corporations or otherwise used or occupied by the Acquired Corporations. The Acquired Corporations hold valid and existing leasehold interests in the real property that is leased or subleased by the Acquired Corporations from another Person (the “Leased Real Property”), free and clear of all Encumbrances other than Permitted Encumbrances. There are no outstanding options, rights of first offer or rights of first refusal in favor of any other party to purchase or lease the Leased Real Property or any portion thereof or interest therein. Since January 1, 2022, no Acquired Corporation has received any written notice regarding any material violation or breach or default under any lease related to the Leased Real Property that has not since been cured.
2.8 Intellectual Property.
(a) Section 2.8(a) of the Company Disclosure Schedule sets forth a complete and accurate (in all material respects) list, as of the date of this Agreement, of all Patents, Trademarks and Copyrights included within Company IP that are registered or issued under the authority of any Governmental Body, and all applications for any of the foregoing (the foregoing, the “Company Registered IP”), including for each item (i) the name of the current record owner, (ii) the jurisdiction of application or registration and (iii) the application or registration number, and all such Patents, Trademarks and Copyrights included therein are subsisting and, to the knowledge of the Company, other than pending applications therefor, valid and enforceable. As of the date of this Agreement, no interference, opposition, reissue, reexamination proceeding, cancellation proceeding, or other Legal Proceeding (other than routine examination proceedings with respect to pending applications) is pending or, to the knowledge of the Company, threatened in writing against any Acquired Corporation, (i) in which the scope, validity, enforceability, priority, inventorship or ownership of any Company Owned IP or Company In-Licensed IP exclusively licensed to any Acquired Corporation is being contested or challenged or (ii) based upon, or challenging, or seeking to deny or restrict, any right of any Acquired Corporation in any of the Company IP. All registration, maintenance and renewal fees applicable to any Company Registered IP that are currently due have been paid, and all documents related thereto have been timely filed with the relevant Governmental Body for the purposes of maintaining such items.
(b) The Acquired Corporations (i) are the sole and exclusive owners of, and have good and valid title to, all Company Owned IP, free and clear of all Encumbrances other than Permitted Encumbrances, and (ii) own, or have a valid and enforceable license to use, all Intellectual Property Rights necessary for, or used or held for use in, the conduct of the business of the Acquired Corporations as presently conducted.
(c) To the knowledge of the Company, (i) no funding, facilities or personnel of any Governmental Body, university, research institute or other educational institution has been used to develop any of the material Company Owned IP or Company In-Licensed IP exclusively licensed to any Acquired Corporation, nor (ii) has any such Company IP been developed pursuant to, or in connection with, a Contract between an Acquired Corporation, on the one hand, and a Governmental Body, university, research institute or other educational institution, on the other hand, with respect to clauses (i)-(ii), except for any such Contract, funding or use of facilities or personnel that does not result in such Governmental Body, university, research institute or other educational institution, having any right, title, or interest to such Intellectual Property Rights (including any “march in” or co-ownership rights).
(d) The Acquired Corporations have taken reasonable steps to maintain the confidentiality of Trade Secrets included in the Company IP and, to the knowledge of the Company, there has not been any disclosure of or access to any such Trade Secrets in a manner that has resulted in the loss of trade secret or other similar rights in and to such information.
(e) To the knowledge of the Company, the operation of the Acquired Corporations’ business as currently conducted does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by any other Person. As of the date of this Agreement, (i) no Legal Proceeding is pending (or threatened in writing or, to the knowledge of the Company, otherwise threatened) against an Acquired Corporation alleging infringement, misappropriation or other violation of any Intellectual Property Rights of another Person and (ii) since January 1, 2022, to the knowledge of the Company, no Acquired Corporation has received any written notice or other written communication alleging infringement, misappropriation or other violation of any Intellectual Property Right of another Person by an Acquired Corporation.

(f) To the knowledge of the Company, no Person is infringing, misappropriating or otherwise violating, and no Person has infringed, misappropriated or otherwise violated, any Company Owned IP or Company In-Licensed IP exclusively licensed to any Acquired Corporation. As of the date of this Agreement, no Legal Proceeding is pending or threatened in writing by an Acquired Corporation alleging infringement, misappropriation or other violation of any Company Owned IP or Company In-Licensed IP exclusively licensed to any Acquired Corporation by any Person.
(g) There exist no restrictions on the disclosure, use, license or transfer of any Company Owned IP or, to the knowledge of the Company, any Company In-Licensed IP. The consummation of the Transactions will not alter, encumber, impair or extinguish any Company Owned IP or any Acquired Corporation’s rights under any Company In-Licensed IP.
(h) All founders, key employees and any other employees involved in the development of Company Owned IP have signed confidentiality and invention assignment agreements or similar agreements for the transfer or assignment of such Company Owned IP with an Acquired Corporation pursuant to which such Acquired Corporation has obtained ownership of and are the exclusive owners of such Company Owned IP.
(i) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company IT Assets operate and perform in a manner that permits the Acquired Corporations to conduct their businesses as currently conducted, (ii) the Acquired Corporations have taken commercially reasonable actions, consistent with current industry standards, to protect the confidentiality, integrity and security of the Company IT Assets (and all information and transactions stored therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption and (iii) to the knowledge of the Company, there has been no unauthorized use, access, interruption, modification, corruption, damage, disclosure, loss or other misuse of any Company IT Assets (or any information or transactions stored therein or transmitted thereby).
2.9 Contracts.
(a) Section 2.9(a) of the Company Disclosure Schedule identifies each Contract to which any Acquired Corporation is a party, or by which it is bound, that constitutes a Material Contract as of the date of this Agreement. For purposes of this Agreement, each of the following (excluding any Employee Plan) to which any Acquired Corporation is a party or by which it is bound as of the date of this Agreement constitutes a “Material Contract”:
(i) any Contract that is a settlement, conciliation or similar agreement between any Acquired Corporation and any Governmental Body and pursuant to which (A) an Acquired Corporation will be required after the date of this Agreement to pay any monetary obligations or (B) that contains material obligations or limitations on such Acquired Corporation’s conduct;
(ii) any Contract between any Acquired Corporation and any third Person (A) materially limiting the freedom or right of any Acquired Corporation to engage in any line of business or to compete with any other Person in any location or line of business, (B) containing any “most favored nations” terms and conditions (including with respect to pricing) granted by any Acquired Corporation, or (C) containing exclusivity obligations or otherwise materially limiting the freedom or right of any Acquired Corporation (or, following the Closing, Parent or any of its Affiliates) to solicit, sell, distribute or manufacture any products or services for any other Person;
(iii) any Contract that requires by its terms or is reasonably expected to require the payment or delivery of cash or other consideration (A) to any Acquired Corporation in an amount having an expected value in excess of $500,000 in the fiscal year ending December 31, 2025 or (B) by any Acquired Corporation in an amount having an expected value in excess of $2,000,000 for the fiscal year ending December 31, 2025 or any future fiscal year and, in the case of clause (B), which cannot be cancelled by such Acquired Corporation without penalty or further payment without more than ninety (90) days’ notice (excluding any In-bound License or Out-bound License);
(iv) any Contract relating to Indebtedness in an aggregate principal amount in excess of $500,000 (whether incurred, assumed, guaranteed or secured by any asset);

(v) any Contract between an Acquired Corporation and a third Person (A) for the disposition of any material assets or business of the Acquired Corporations or (B) for the acquisition of a material portion of the assets or business of, or ownership interests in, any third Person (whether by merger, sale of stock or assets or otherwise), in each case (A) or (B) that contains continuing indemnities or other material obligations or any continuing “earn out” or other royalties, milestone payments or similar contingent payment obligations on the part of an Acquired Corporation;
(vi) any Contract between any Acquired Corporation and any third Person constituting or relating to the formation, creation, operation, management or control of a joint venture, collaboration, partnership or similar revenue sharing arrangement;
(vii) any Contract that by its express terms requires an Acquired Corporation, or any successor to, or acquirer of, an Acquired Corporation, to make any payment to another Person as a result of a change of control of such Acquired Corporation (a “Change of Control Payment”) or gives another Person a right to receive or elect to receive a Change of Control Payment;
(viii) any Contract that prohibits the declaration or payment of dividends or distributions in respect of the capital stock of an Acquired Corporation, the pledging of the capital stock or other equity interests of an Acquired Corporation or the issuance of any guaranty by an Acquired Corporation;
(ix) any Contract pursuant to which an Acquired Corporation is granted any license or other right (including any option, right of first refusal, other preferential right or covenant not to be sued) from a third Person under any Intellectual Property Right (each an “In-bound License”), or grants a license or other right (including any option, right of first refusal, other preferential right or covenant not to be sued) to a third Person under any Intellectual Property Right owned, purported to be owned or exclusively in-licensed by an Acquired Corporation (each an “Out-bound License”) (provided, that, (a) In-bound Licenses shall exclude licenses for commercially available off-the-shelf software and agreements (including clinical trial, sponsored research and service agreements) in which the license of Intellectual Property Rights is incidental to the performance of such Contract, non-disclosure agreements or material transfer agreements, and (b) Out-bound Licenses shall exclude non-exclusive outbound licenses granted in the ordinary course of business consistent with past practice and in which the license of Intellectual Property Rights is incidental to the performance of such Contract (including, for clarity, such licenses contained in clinical trial agreements, manufacturing or supply agreements, non-disclosure agreements, sponsored research agreements, service agreements, or material transfer agreements));
(x) any other Contract that is currently in effect and has been filed (or is required to be filed) by the Company as an exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;
(xi) any Contract with any Affiliate (other than another Acquired Corporation), director or executive officer (as such term is defined in the Exchange Act) of the Company, Person holding five percent (5%) or more of the Shares, or, to the knowledge of the Company, any Affiliate (other than the Company) or immediate family member of any of the foregoing;
(xii) any Contract that is a lease to which the Leased Real Property is subject; and
(xiii) any hedging, derivative or similar Contract (including interest rate, currency or commodity swap agreements, cap agreements, collar agreements and any similar Contract designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices).
(b) As of the date of this Agreement, the Company has either delivered or made available to Parent an accurate and complete copy of each Material Contract or has publicly made available an unredacted version of such Material Contract in the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) database of the SEC. No Acquired Corporation nor, to the knowledge of the Company, any other party thereto (i) is in material breach of, or material default under, any Material Contract or (ii) has taken or failed to take any action that with or without notice, lapse of time or both would constitute a material breach of or material default under any Material Contract. Each Material Contract is, with respect to the Acquired Corporations and, to the knowledge of the Company, each other party thereto, a valid and binding agreement in full force and effect, enforceable in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles. Since January 1, 2022, the Acquired Corporations have not received any written notice regarding any material violation or breach or default under any Material Contract that has not since been cured.
2.10 Liabilities. The Acquired Corporations do not have any liabilities (whether accrued, absolute, contingent or otherwise), except for: (i) liabilities reflected or reserved against in the most recent financial statements or notes thereto included in the Company SEC Documents filed prior to the date of this Agreement; (ii) liabilities or obligations incurred pursuant to the terms of this Agreement; (iii) liabilities for performance of obligations under Contracts binding upon the Acquired Corporations (other than resulting from any breach or acceleration thereof) either delivered or made available to Parent prior to the date of this Agreement or entered into in the ordinary course of business consistent with past practice; (iv) liabilities incurred in the ordinary course of business consistent with past practice since January 1, 2025 (none of which is a liability for breach of contract, breach of warranty, tort, infringement, violation of a Legal Requirement or that relates to any cause of action, claim or lawsuit); and (v) liabilities that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
2.11 Compliance with Legal Requirements. The Acquired Corporations are, and since January 1, 2022 have been, in compliance with all applicable Legal Requirements and, since January 1, 2022, no Acquired Corporation has been given written notice of, or been charged with, any violation of, any applicable Legal Requirement, except, in each case, as would not be, individually or in the aggregate, material to the Acquired Corporations taken as a whole.
2.12 Regulatory Matters.
(a) Each Acquired Corporation is, and since January 1, 2022 has been, in compliance in all material respects with all Health Care Laws and Data Protection and Security Requirements, in each case as applicable to the operation of its business. No Acquired Corporation is subject to any ongoing enforcement, regulatory or administrative proceedings against such Acquired Corporation alleging non-compliance with Health Care Laws or similar Legal Requirements, and no such enforcement, regulatory or administrative proceeding has been threatened in writing. Since January 1, 2022, no Acquired Corporation has received any written notice or other communication from any Governmental Body alleging or asserting any material noncompliance with any applicable Health Care Law, including any warning letter, untitled letter, Form FDA-483, or similar written notice. The Company and the Acquired Corporations have implemented a compliance program that ensures compliance in all material respects with applicable Health Care Laws, Data Protection and Security Requirements and industry standards, including, without limitation, ensuring that all compensation paid to health care professionals does not take into account the volume or value of any future potential business generated for the Company.
(b) The Acquired Corporations hold all Regulatory Permits required for their business as currently conducted, and each such Regulatory Permit is valid and in full force and effect. The Acquired Corporations are in compliance in all material respects with the terms and requirements of such Regulatory Permits. Since January 1, 2022, there has been no material violation of or default under any Regulatory Permits, and no material deficiencies have been asserted in writing by any applicable Governmental Body with respect to any Regulatory Permits of the Acquired Corporations.
(c) All preclinical and clinical investigations sponsored by or on behalf of the Acquired Corporations have been and are being conducted in material compliance with applicable Health Care Laws, Data Protection and Security Requirements, clinical trial protocols, and other contractual or other requirements that regulate or limit the maintenance, use, disclosure, or transmission of medical records, clinical trial data, patient information, or other Personal Data made available to or collected by or on behalf of any of the Acquired Corporations in connection with the operation of the Acquired Corporations’ businesses. All preclinical and clinical study results described in the Company SEC Documents or otherwise made available to Parent (including summaries thereof) are accurate and complete in all material respects and fairly present the data derived from such studies in accordance with generally accepted industry standards and applicable Health Care Laws, and to the knowledge of the Company, there are no other studies or trials the results of, or other undisclosed data discrepancies, which are inconsistent with or otherwise could reasonably be expected to discredit or call into question the results described or referred to therein. No Acquired Corporation has received any written notice from the FDA or any other

Governmental Body performing functions similar to those performed by the FDA, any institutional review board, or any clinical investigator with respect to any ongoing clinical or preclinical studies or tests alleging a lack of material compliance with any Health Care Laws, imposing a clinical hold, or requiring or recommending the termination, suspension or material modification of such studies or tests. Since January 1, 2022, no Acquired Corporation has initiated any recall, safety alert, or investigator notice relating to an alleged lack of safety or material regulatory noncompliance of any of the Acquired Corporations’ product candidates.
(d) The Acquired Corporations have filed with the FDA or any other Governmental Body performing functions similar to those performed by the FDA all required material applications, filings, declarations, listings, registrations, reports or submissions. All such applications, filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable Health Care Laws when filed or have been supplemented in a subsequent filing, and no material deficiencies have been asserted in writing by any applicable Governmental Body with respect to any such filings, declarations, listings, registrations, reports or submissions.
(e) No Acquired Corporation has (i) made an untrue statement of a material fact or fraudulent statement to the FDA or any Governmental Body, (ii) failed to disclose a material fact required to be disclosed to the FDA or (iii) committed any other act, made any statement or failed to make any statement, that (in any such case) establishes a reasonable basis for the FDA to invoke its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy. As of the date of this Agreement, no Acquired Corporation is the subject of any pending or, to the knowledge of the Company, threatened investigation by the FDA pursuant to its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy. No Acquired Corporation nor, to the knowledge of the Company, any officer, employee, or agent of the Company, has been debarred, excluded from participation in federal healthcare programs or convicted of any crime or engaged in any conduct that would reasonably be expected to result in (A) debarment under 21 U.S.C. § 335a or any similar Legal Requirement or (B) exclusion under 42 U.S.C. § 1320a-7 or any similar Legal Requirement. No Legal Proceeding that would reasonably be expected to result in such a material debarment or exclusion are pending or, to the knowledge of the Company, threatened against the Acquired Corporations or any of its officers, employees or agents.
(f) Except as set forth in Section 2.12(f) of the Company Disclosure Schedule, the Company has (i) obtained from all clinical trial participants all consents required under applicable Health Care Laws and Data Protection and Security Requirements, and (ii) provided to all clinical trial participants all notices required under applicable Health Care Laws and Data Protection and Security Requirements, to provide their Personal Data (including in pseudonymized or coded format) to Parent in connection with the Transactions.
(g) To the knowledge of the Company, there are no clinical trial participant injuries that should have been reported but were not yet reported to any applicable Governmental Body or institutional review board with respect to any clinical trials conducted by or on behalf of the Company.
(h) Each of the Acquired Corporations has Processed and continues to Process all Personal Data in compliance in all material respects with applicable Data Protection and Security Requirements, and each member of the Acquired Corporations has and continues to be in compliance with the DOJ Data Security Program to the extent that it processes “bulk U.S. sensitive personal data” (as defined in the DOJ Data Security Program). To the Company’s knowledge, no member of the Acquired Corporations is under investigation by any Governmental Body for a violation of Data Protection and Security Requirements with respect to Personal Data Processed by, or under the control of, the Acquired Corporations, or for violation of the DOJ Data Security Program.
(i) The Acquired Corporations have implemented and maintain reasonable and appropriate organizational, physical, administrative and technical measures that are commercially reasonable for the Company’s stage of development in the industry in which the Acquired Corporations operate to protect the operation, confidentiality, integrity, and security of all Personal Data of the Acquired Corporations, confidential information, and other data and information, in any format, generated or used in the conduct of the business, against unauthorized access, acquisition, interruption, alteration, modification, or use. The Acquired Corporations have not experienced (nor have any third parties acting on behalf of the Acquired Corporations) any actual or alleged Security Incident, including any breach of unsecured Personal Data for which notification to individuals, the media, or any Governmental Body is required under applicable Data Protection and Security Requirements.
(j) No Acquired Corporation is a “covered entity” or “business associate” as that term is defined in the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health and the regulations promulgated thereunder governing privacy, security and breach notification obligations with respect to individually identifiable health information (“HIPAA”), and no Acquired Corporation has entered into any business associate contracts as described in 45 C.F.R. § 164.504(e).
2.13 Certain Business Practices. No Acquired Corporation nor, to the knowledge of the Company, any of its Representatives (in each case, acting in the capacity of a Representative of such Acquired Corporation) has (i) used any funds (whether of an Acquired Corporation or otherwise) for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, (iii) accepted any unlawful payments, or (iv) violated any provision of any Anti-Corruption Laws, Global Trade Laws or any rules or regulations promulgated thereunder, anti-money laundering laws or any rules or regulations promulgated thereunder or any applicable Legal Requirement of similar effect. No Acquired Corporation has received any written communication from a Governmental Body that alleges any of the foregoing clauses (i) through (iv).
2.14 Governmental Authorizations. The Acquired Corporations hold all material Governmental Authorizations necessary to enable the Acquired Corporations to conduct their business in the manner in which such business is currently being conducted. The material Governmental Authorizations held by the Acquired Corporations are valid and in full force and effect. The Acquired Corporations are in compliance with the terms and requirements of such Governmental Authorizations, except as would not be, individually or in the aggregate, material to the Acquired Corporations taken as a whole.
2.15 Tax Matters.
(a) All income and other material Tax Returns required to be filed by or with respect to an Acquired Corporation with any Governmental Body (the “Company Returns”) have been timely filed (taking into account any extension of time within which to file that are automatically granted under applicable Legal Requirement or obtained in the ordinary course of business consistent with past practice) and all such Tax Returns are true, correct and complete in all material respects.
(b) All income and other material Taxes of each Acquired Corporation (whether or not shown to be due and payable on any such Tax Return) have been timely paid, except any such Taxes being contested in good faith by appropriate proceedings and for which a reserve has been established in accordance with GAAP in the financial statements included in the Company SEC Documents filed prior to the date of this Agreement.
(c) (i) There is no threatened (to the knowledge of the Company), pending or ongoing material deficiency, dispute, audit or claim concerning any material Tax liability of any Acquired Corporation and (ii) no unresolved written claim has been received by any Acquired Corporation from any Governmental Body in any jurisdiction where such Acquired Corporation does not file material Tax Returns or pay material Taxes with respect to a particular type of Tax that such Acquired Corporation is or may be required to file any Tax Returns or subject to material Taxes with respect to such type of Tax in that jurisdiction. No extension or waiver of the statute of limitation period applicable to any material Company Returns has been granted and is currently in effect other than automatic extensions or waivers obtained in the ordinary course of business.
(d) No Acquired Corporation (i) has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return or any similar affiliated, consolidated, combined or unitary group for U.S. state or local or non-U.S. Tax purposes (other than a group the common parent of which is or was the Company or another Acquired Corporation), or (ii) has any material liability for the Taxes of any other Person (other than another Acquired Corporation) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. law), or as a transferee or successor, by contract (other than pursuant to commercial agreements not primarily related to Taxes and entered into in the ordinary course of business) or otherwise pursuant to applicable Legal Requirement.
(e) During the two (2)-year period ending on the date hereof, none of the Acquired Corporations has been either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to be governed in whole or in part by Section 355 or Section 361 of the Code.
(f) No Acquired Corporation has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(g) No Acquired Corporation (or any consolidated or combined group which includes any Acquired Corporation) will be required to include any material item of income in, or exclude any material item of deduction from, the computation of taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date as a result of transactions or events occurring, or accounting methods employed, prior to the Closing, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) executed prior to the Closing, (iii) installment sale or open transaction disposition made prior to the Closing, (iv) deferred revenue or advance payment received on or prior to the Closing Date, or (v) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) entered into or incurred on or prior to the Closing Date.
(h) Adequate accruals and reserves in accordance with the applicable accounting standard (e.g., GAAP, IFRS) have been made in the financial statements (with respect to all periods covered thereby) for all material Taxes not yet due and payable by or with respect to the Acquired Corporations for periods prior to the Closing Date. Since the latest date covered by the financial statements, no material Tax liability has been incurred by or with respect to any Acquired Corporation outside the ordinary course of business.
(i) There are no material Encumbrances with respect to Taxes upon any of the assets or properties of any Acquired Corporation, other than Permitted Encumbrances described in sentence (a) of the definition of “Permitted Encumbrances.”
(j) All material Taxes required to be withheld by an Acquired Corporation has been withheld and timely paid to the appropriate Governmental Body, and each Acquired Corporation has complied in all material respects with all related record keeping and information reporting requirements.
(k) Each Acquired Corporation has at all times been exclusively a resident for all Tax purposes in its country of incorporation.
(l) Except as disclosed in Section 2.15(l) to the Company Disclosure Schedule, no Acquired Corporation is a party to any arrangement that is classified as a partnership for United States tax purposes.
2.16 Employee Matters.
(a) No Acquired Corporation is a party to any collective bargaining agreement or other labor-related Contract with a labor union or other employee representative body representing any of its employees, and no employees of the Acquired Corporations are represented by any labor union or other labor organization with respect to their employment with the Acquired Corporations.
(b) Since January 1, 2022, there have been no labor disruptions or activities (including any strike, lockout work slowdown, work stoppage, unfair labor practice charge, handbilling or union organizing activity) pending or, to the knowledge of the Company, threatened, by any employees of the Acquired Corporations with respect to their employment with the Acquired Corporations.
(c) Each Acquired Corporation is, and since January 1, 2022 has been, in material compliance with all applicable Legal Requirements respecting employment and employment practices and terms and conditions of employment, including wages and hours and the classification and compensation of employees and independent contractors. Since January 1, 2022, the Acquired Corporations have not incurred, and would not reasonably be expected to incur, any material liability arising from the failure to pay wages (including overtime wages), the misclassification of employees as consultants or independent contractors and/or the misclassification of employees as exempt from the requirements of the Fair Labor Standards Act or applicable Legal Requirement.
(d) No employee of an Acquired Corporation with the title of Senior Director or above has given notice to an Acquired Corporation that such employee intends to terminate his or her employment within the twelve (12)-month period following the date hereof. To the knowledge of the Company, no employee, director, officer, independent contractor or other individual service provider is in violation of any term of any employment, consulting or similar contract, non-disclosure agreement, non-competition agreement or other restrictive covenant agreement in effect as of the date hereof.
(e) There are no, and since January 1, 2022 there have been no, pending or, to the knowledge of the Company, threatened against any Acquired Corporation (i) material Legal Proceedings concerning employment-related matters or (ii) (A) material acts, allegations or breaches of any policy of an Acquired Corporation or (B) material settlements or similar out-of-court or pre-litigation arrangements entered into by any Acquired Corporation, in the case of (A) and (B) relating to sexual or other type of discrimination, harassment or misconduct involving any Acquired Corporation or any of their current or former employees, directors, officers, independent contractor or other individual service providers, in respect to their employment or service with the Acquired Corporations.
2.17 Employee Plans.
(a) Section 2.17(a) of the Company Disclosure Schedule sets forth an accurate and complete list of each material Employee Plan (other than (x) any employment agreement for non-executive employees of the Acquired Corporations below the level of vice president (“Non-Executive Employees”), (y) equity grant notices, and related documentation, with respect to employees of the Acquired Corporations and (z) agreements with individual consultants, in each case of clauses (x) through (z), that does not materially deviate from the forms made available to Parent in accordance with this Section 2.17(a) and that are entered into in the ordinary course of business consistent with past practice). To the extent applicable, the Company has either delivered or made available to Parent prior to the execution of this Agreement with respect to each material Employee Plan accurate, current and complete copies of: (i) all plan documents and all amendments thereto, and all related trust or other funding documents, and in the case of unwritten Employee Plans, written descriptions of the material terms thereof, (ii) the current determination letter or opinion letter issued by the IRS, (iii) the most recent summary plan descriptions and any material modifications thereto, (iv) the three (3) most recent annual report on Form 5500, including all schedules and attachments, (v) any trust agreements, custodial agreements, insurance policies, administrative agreements, advisory agreements and similar Contracts or funding arrangements, (vi) results of non-discrimination testing for each of the last three (3) years, (vii) all Forms 1094-C for any Acquired Corporation that served as an employing entity for each of the last three (3) years and (viii) any non-routine correspondence (including any applications or submissions under any voluntary correction programs) with any Governmental Body within the last three (3) years.
(b) None of the Acquired Corporations nor any other Person that is considered a single employer with any Acquired Corporation under the Code or ERISA maintains, contributes to or is required to contribute to, or in the past six (6) years, maintained, contributed to or was required to contribute to, or has any liability (contingent or actual) with respect to (i) a plan subject to Title IV of ERISA or Code Sections 412 or 430, including any “single employer” defined benefit plan or any “multiemployer plan,” each as defined in Section 4001 of ERISA, (ii) a “multiple employer plan” as described in Section 413(c) of the Code or Section 210 of ERISA or (iii) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.
(c) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code and each trust created thereunder has been determined by the IRS to be exempt from Tax under the provisions of Section 501(a) of the Code, and, to the knowledge of the Company, there are no existing circumstances or any events that have occurred that would reasonably be expected to affect the qualified status of any such Employee Plan or result in any material liability to an Acquired Corporation. Each Employee Plan is now and has been operated in compliance in all material respects with its terms and all applicable Legal Requirements, including but not limited to ERISA and the Code and all required contributions, distributions and premiums under each Employee Plan for any period ending on or before the Closing Date that are not yet due have been made or properly accrued, to the extent required to be accrued under GAAP.
(d) No Employee Plan obligates any Acquired Corporation to provide any current or former employee, director, officer, independent contractor or other individual service provider (or any beneficiary or dependent thereof) any life insurance or medical or health benefits after his or her termination of employment or service with the Acquired Corporations, other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any similar applicable Legal Requirement, and at the applicable employee’s, director’s, officer’s, independent contractor’s or other individual service provider’s sole expense.
(e) There is no pending or, to the knowledge of the Company, threatened Legal Proceeding or other material claim with respect to any Employee Plan (other than routine claims for benefits), and to the knowledge of the Company, no fact or circumstance exists that would be reasonably likely to give rise to any such Legal

Proceeding or material claim. No Employee Plan is, or within the last six (6) years has been, the subject of an examination or audit by a Governmental Body, or the subject of an application or filing under, or a participant in, a government-sponsored amnesty, voluntary compliance, self-correction or similar program.
(f) Except as provided in Section 1.8, the consummation of the Transactions (including in combination with other events or circumstances) will not (i) entitle any current or former employee, director, officer, independent contractor or other individual service provider of the Acquired Corporations to severance pay or any other payment or benefit, (ii) accelerate the funding, time of payment or vesting, or increase the amount of, compensation or benefits due to any such employee, director, officer, independent contractor or other individual service provider of the Acquired Corporations, (iii) limit or restrict the right of the Acquired Corporations, Parent, Merger Sub or any of their respective Affiliates to merge, amend or terminate any Employee Plan or any related Contract, (iv) result in any forgiveness of indebtedness of any current or former employee, director, officer, independent contractor or other individual service provider of the Acquired Corporations, or (v) result in any amounts payable or benefits provided to any current or former employee, director, officer, independent contractor or other individual service provider of the Acquired Corporations to fail to be deductible for federal income Tax purposes by virtue of Section 280G of the Code. No Person is entitled to any gross-up, make-whole, indemnification, reimbursement or other additional payment from any Acquired Corporation in respect of any Tax or interest or penalty related thereto under Section 409A of the Code or Section 4999 of the Code. The Company has provided to Parent prior to the date hereof calculations, prepared by an independent third-party valuation or other similar firm, regarding whether any payments made or which may be made to “disqualified individuals” are “excess parachute payments”, as such terms are defined in Section 280G of the Code.
2.18 Environmental Matters.
(a) The Acquired Corporations are and since January 1, 2022 have been in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining or complying with all Governmental Authorizations required under Environmental Laws for the operation of their business, except as would not be material to the Acquired Corporations taken as a whole.
(b) There is no Legal Proceeding relating to or arising under any Environmental Law that is pending or, to the knowledge of the Company, threatened against any Acquired Corporation or in respect of any Leased Real Property, except as would not be material to the Acquired Corporations taken as a whole.
(c) Since January 1, 2022, except as would not be material to the Acquired Corporations taken as a whole, no Acquired Corporation has received any written notice, report or other information of or entered into any legally binding agreement, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved material violations, liabilities or requirements on the part of any Acquired Corporation relating to or arising under Environmental Laws.
(d) There are and since January 1, 2022 have been no Hazardous Materials present or Releases on, at, under or from any property or facility, including the Leased Real Property, in a manner and concentration that would reasonably be expected to result in any material claim against or material liability of an Acquired Corporation under any Environmental Law.
(e) To the knowledge of the Company, (i) no Person has been exposed to any Hazardous Material at a property or facility of the Company at levels in excess of applicable permissible exposure levels; and (ii) there have been no allegations of or investigations into research misconduct (i.e., falsification or fabrication of data or plagiarism) or material animal or human subject protection deficiencies with respect to any preclinical studies, tests or clinical trials conducted by or on behalf of any Acquired Corporation.
(f) No Acquired Corporations has assumed, undertaken, or otherwise become subject to any material liability of another Person relating to Environmental Laws.
2.19 Insurance. The Company has delivered or made available to Parent an accurate and complete copy of all material insurance policies relating to the business, assets and operations of the Acquired Corporations. The Acquired Corporations maintain insurance coverage in such amounts and covering such risks as are in accordance in all material respects with normal industry practice for companies of similar size and stage of development. To the knowledge of the Company, all such insurance policies are in full force and effect, no notice of cancellation or material modification has been received (other than a notice in connection with ordinary renewals), and there is no existing material default or event which, with the giving of notice or lapse of time or both, would constitute a material default, by any insured thereunder. There is no claim pending under any of the Company’s insurance policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies, except as would not be, or would not reasonably be expected to be, material to the Acquired Corporations taken as a whole.
2.20 Legal Proceedings; Orders.
(a) There are no Legal Proceedings pending and served (or, to the knowledge of the Company, pending and not served or threatened) against any Acquired Corporation or, to the knowledge of the Company, against any present or former officer, director or employee of an Acquired Corporation in such individual’s capacity as such.
(b) To the knowledge of the Company, there is no material order, writ, injunction or judgment to which an Acquired Corporation is subject.
(c) To the knowledge of the Company, no material investigation or review by any Governmental Body with respect to an Acquired Corporation is pending or has been threatened.
2.21 Authority; Binding Nature of Agreement. The Company has the corporate power and authority to execute and deliver and to perform its obligations under this Agreement and to consummate the Transactions, including the Merger, subject to the adoption of this Agreement by holders of at least a majority of the outstanding Shares (the “Company Stockholder Approval”). The Board of Directors has unanimously (a) determined that this Agreement and the Transactions, including the Merger, are advisable and fair to, and in the best interest of, the Company and its stockholders, (b) declared it advisable to enter into this Agreement, (c) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, including the Merger, (d) resolved that the Merger shall be governed by Section 251(c) of the DGCL, upon the terms and subject to the conditions set forth in this Agreement and (e) resolved to recommend that the stockholders of the Company adopt this Agreement at any meeting of the Company’s stockholders held for such purpose and any adjournment or postponement thereof on the terms and subject to the conditions of this Agreement. The resolutions in the foregoing sentence, subject to Section 5.1, have not been subsequently withdrawn or modified in a manner adverse to Parent as of the date of this Agreement. This Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles.
2.22 Takeover Laws. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 3.8, the Board of Directors has taken and will take all actions so that the restrictions applicable to business combinations contained in Section 203 of the DGCL and any other Takeover Laws are, and will be inapplicable to the execution, delivery and performance of this Agreement, the CVR Agreement and to the consummation of the Merger and the other Transactions.
2.23 Non-Contravention; Consents.
(a) Assuming compliance with the applicable provisions of the DGCL, the HSR Act, any applicable filing, notification or approval in any Required Jurisdiction required by Antitrust Laws (if any), and the rules and regulations of the SEC and Nasdaq, and assuming the accuracy of the representations and warranties of Parent and Merger Sub herein, the execution and delivery of this Agreement by the Company and the consummation of the Transactions will not: (i) cause a violation of any of the provisions of the certificate of incorporation or bylaws (or other organizational documents) of any Acquired Corporation; (ii) cause a violation by any Acquired Corporation of any Legal Requirement or order applicable to an Acquired Corporation, or to which an Acquired Corporation is subject; (iii) require any consent or notice under, conflict with, result in breach of, or constitute a default under (or an event that with notice or lapse of time or both would become a default), or give rise to any right of payment, purchase, termination, amendment, cancellation, acceleration or other adverse change of any right or obligation or the loss of any benefit to which an Acquired Corporation is entitled under any provision of any Material Contract; or (iv) result in an Encumbrance (other than a Permitted Encumbrance) on any of the property or assets of any Acquired Corporation; except, in the case of clauses (ii), (iii) and (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Except for the filing of the certificate of merger with the Secretary of State of the State of Delaware or as may be required by the Exchange Act (including the filing with the SEC of the Merger Proxy Statement and such reports under the Exchange Act as may be required in connection with this Agreement and the Transactions), the DGCL, the HSR Act and any applicable filing, notification or approval in any Required Jurisdiction required by Antitrust Laws (if any) and the applicable rules and regulations of the SEC and any national securities exchange, the Acquired Corporations are not required to give notice to, make any filing with, or obtain any Consent from any Governmental Body at any time prior to the Closing in connection with the execution and delivery of this Agreement by the Company, or the consummation by the Company of the Merger or the other Transactions, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Acquired Corporation is a TID U.S. business (within the meaning of 31 C.F.R. § 800.248 as in effect as of the date of this Agreement).
2.24 Opinion of Financial Advisor. The Board of Directors has received the oral opinions of each of Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, financial advisors to the Company, to be subsequently confirmed by delivery of written opinions to the Board of Directors, to the effect that, as of the date of such opinions, and based on and subject to the various assumptions made, procedures followed, matters considered, limitations, qualifications and other matters as set forth in the written opinions, the Merger Consideration to be received by the holders of Shares (other than Excluded Shares, Dissenting Shares or any Shares held by any Affiliate of the Company or Parent) in the Merger, pursuant to this Agreement, is fair, from a financial point of view, to such holders. The Company will make available to Parent, solely for informational purposes and on a non-reliance basis, a signed copy of each such written opinion as soon as possible following the date of this Agreement. As of the date of this Agreement, such opinions have not been withdrawn, revoked or otherwise modified.
2.25 Brokers and Other Advisors. Except for Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, no broker, finder, investment banker, financial advisor or other Person performing similar functions is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company. Section 2.25 of the Company Disclosure Schedule sets out each Contract with Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC to which any Acquired Corporation is a party, or by which it is bound.
2.26 Acknowledgments by the Company.
(a) The Company is not relying and the Company has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement or the CVR Agreement, express or implied, except for the representations and warranties of Parent and Merger Sub in Section 3. Such representations and warranties by Parent and Merger Sub constitute the sole and exclusive representations and warranties of Parent and Merger Sub in connection with the Transactions and the Company understands, acknowledges and agrees that all other representations and warranties of any kind or nature, including with respect to the Milestone whether express, implied or statutory, and whether written or oral are specifically disclaimed by Parent and Merger Sub.
(b) In connection with the due diligence investigation of Parent and Merger Sub by the Company and their respective Affiliates, stockholders or Representatives, the Company and their respective Affiliates, stockholders and Representatives have received and may continue to receive after the date hereof from Parent or Merger Sub and their respective Affiliates, shareholders and Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding Parent, Merger Sub, their respective Affiliates and their respective businesses and operations. The Company hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, and agree that the Company will have no claim against Parent, Merger Sub, or any of their respective Affiliates, shareholders or Representatives, or any other Person with respect thereto except for any such representation or warranty expressly set forth in Section 3. Accordingly, the Company hereby acknowledges and agrees that neither Parent or Merger Sub nor any of their respective Affiliates, shareholders or Representatives, nor any other Person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans except for any such representation or warranty expressly set forth in Section 3.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub represent and warrant to the Company as follows:
3.1 Due Organization. Each of Parent and Merger Sub is a corporation or other Entity duly organized, validly existing and in good standing (or local equivalent) under the laws of its jurisdiction of organization and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; and (b) to own and use its assets in the manner in which its assets are currently owned and used, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
3.2 Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions and activities incidental thereto and has not engaged, and prior to the Effective Time will not engage, in any business activities or conducted any operations other than as contemplated by this Agreement in connection with the Transactions and those incident to Merger Sub’s formation. Either Parent or a direct or indirect wholly owned Subsidiary of Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub, free and clear of all Encumbrances and transfer restrictions, except for Encumbrances or transfer restrictions of general applicability as may be provided under the Securities Act or applicable securities laws.
3.3 Authority; Binding Nature of Agreement. Parent and Merger Sub each have the corporate power and authority to execute and deliver and perform their respective obligations under this Agreement (and with respect to Parent and the CVR Parent, the CVR Agreement) and to consummate the Transactions, subject, in the case of the Merger, to the adoption of this Agreement by the sole stockholder of Merger Sub (which shall occur immediately following the execution of this Agreement). The board of directors of each of Parent and Merger Sub have approved the execution, delivery and performance by Parent and Merger Sub of this Agreement (and with respect to Parent and the CVR Parent, the CVR Agreement) and the consummation of the Transactions, including the Merger. This Agreement has been duly executed and delivered by Parent and Merger Sub, and assuming due authorization, execution and delivery by the Company, this Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub and is enforceable against Parent and Merger Sub in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles. The CVR Agreement, when executed and delivered by Parent and the CVR Parent, will be a valid and binding agreement of Parent and the CVR Parent, respectively, enforceable against Parent and the CVR Parent in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles.
3.4 Non-Contravention; Consents.
(a) Assuming compliance with the applicable provisions of the DGCL, the Exchange Act, the HSR Act and any applicable filing, notification or approval in any Required Jurisdiction required by Antitrust Laws (if any), and the rules and regulations of the SEC and Nasdaq, and subject, in the case of the Merger, to the adoption of this Agreement by the sole stockholder of Merger Sub (which shall occur immediately following the execution of this Agreement), the execution and delivery of this Agreement by Parent and Merger Sub and of the CVR Agreement by Parent and the CVR Parent, and the consummation of the Transactions, will not: (i) cause a violation of any of the provisions of the certificate of incorporation or bylaws (or other organizational documents) of Parent or Merger Sub; (ii) cause a violation by Parent or Merger Sub of any Legal Requirement or order applicable to Parent or Merger Sub, or to which Parent or Merger Sub are subject; or (iii) require any consent or notice under, conflict with, result in breach of, or constitute a default under (or an event that with notice or lapse of time or both would become a default), or give rise to any right of purchase, termination, amendment, cancellation, acceleration or other adverse change of any right or obligation or the loss of any benefit to which Parent or Merger Sub is entitled under any provision of any Contract to which Parent or any of its Subsidiaries is party, except in the case of clauses (ii) and (iii), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b) Except for the filing of the certificate of merger with the Secretary of State of the State of Delaware, or as may be required by the Exchange Act, Takeover Laws, the DGCL, the HSR Act and any

applicable filing, notification or approval in any Required Jurisdiction required by the Antitrust Laws (if any) and the applicable rules and regulations of the SEC and any national securities exchange, neither Parent nor Merger Sub, nor any of Parent’s other Affiliates, is required to give notice to, make any filing with or obtain any Consent from any Governmental Body at any time prior to the Closing in connection with the execution and delivery of this Agreement or the CVR Agreement by Parent, Merger Sub or CVR Parent, as applicable, or the consummation by Parent or Merger Sub of the Merger or the other Transactions, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. No vote of Parent’s stockholders is necessary to approve this Agreement, the CVR Agreement or any of the Transactions.
3.5 Disclosure. None of the information with respect to Parent or Merger Sub supplied or to be supplied by or on behalf of Parent or Merger Sub, specifically for inclusion or incorporation by reference in the Merger Proxy Statement, will, (a) at the time such document is filed with the SEC, (b) at any time such document is amended or supplemented or (c) at the time such document is first published, sent or given to the Company’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. For clarity, the representations and warranties in this Section 3.5 will not apply to statements or omissions included or incorporated by reference in the Merger Proxy Statement based upon information supplied to Parent or Merger Sub or any of their respective Representatives by the Company or any of its Representatives on behalf of the Company specifically for inclusion therein.
3.6 Absence of Litigation. As of the date of this Agreement, there is no Legal Proceeding pending and served or, to the knowledge of Parent, pending and not served, against Parent or Merger Sub, except as would not, and would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. To the knowledge of Parent or Merger Sub, as of the date of this Agreement, neither Parent nor Merger Sub is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or continuing investigation by, any Governmental Body, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Body, except as would not, and would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.
3.7 Funds. As of the Effective Time, Parent has (and will make available to Merger Sub in a timely manner) available funds in an amount sufficient to carry out all of Parent and Merger Sub’s obligations under this Agreement and the CVR Agreement and to consummate the Transactions by payment in cash of the aggregate Merger Consideration payable following the Effective Time and the aggregate amounts payable to holders of Company Equity Awards following the Effective Time pursuant to Section 1.8.
3.8 Ownership of Shares. Neither Parent nor Merger Sub is, nor for the past three (3) years has been, an “interested stockholder” of the Company under Section 203(c) of the DGCL.
3.9 Acknowledgement by Parent and Merger Sub
(a) Neither Parent nor Merger Sub is relying and neither Parent nor Merger Sub has relied on any representations or warranties whatsoever regarding the Transactions or the subject matter of this Agreement, express or implied, except for the representations and warranties expressly set forth in Section 2. Such representations and warranties by the Acquired Corporations constitute the sole and exclusive representations and warranties of the Acquired Corporations in connection with the Transactions and each of Parent and Merger Sub understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by the Acquired Corporations.
(b) In connection with the due diligence investigation of the Acquired Corporations by Parent and Merger Sub and their respective Affiliates, stockholders or Representatives, Parent and Merger Sub and their respective Affiliates, stockholders and Representatives have received and may continue to receive after the date hereof from the Company, the other Acquired Corporations and their respective Affiliates, stockholders and Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Acquired Corporations and their respective businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, and agree that Parent and Merger Sub will have no claim against the Acquired Corporations, or any of their respective Affiliates, stockholders or Representatives, or any other Person with respect thereto except for any such representation or warranty expressly set forth in Section 2. Accordingly, Parent and Merger Sub hereby acknowledge and agree that neither the Acquired Corporations nor any of their respective Affiliates, stockholders or Representatives, nor any other Person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans except for any such representation or warranty expressly set forth in Section 2.
3.10 Brokers and Other Advisors. Except for Persons, if any, whose fees and expenses shall be paid by Parent or Merger Sub, no broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of Parent, Merger Sub, or any of their respective Subsidiaries.
SECTION 4

CERTAIN COVENANTS OF THE COMPANY
4.1 Access and Investigation. During the period from the execution and delivery of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement pursuant to Section 7 (the “Pre-Closing Period”), upon reasonable advance notice to the Company, the Acquired Corporations shall, and shall cause the respective Representatives of the Acquired Corporations to, provide Parent and Parent’s Representatives with reasonable access during normal business hours of the Company to the Company’s designated Representatives and assets and to all existing books, records, documents and information relating to the Acquired Corporations, and promptly provide Parent and Parent’s Representatives with all reasonably requested information regarding the business of the Acquired Corporations and such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request, in each case for any reasonable business purpose in furtherance of the consummation of the Merger; provided, however, that any such access shall be conducted at Parent’s expense, at a reasonable time, under the supervision of appropriate personnel of the Acquired Corporations and in such a manner as not to unreasonably interfere with the normal operation of the business of the Acquired Corporations. Nothing herein shall require any of the Acquired Corporations to disclose any information to Parent if such disclosure would, in the Company’s reasonable discretion and after notice to Parent (i) jeopardize any attorney-client or other legal privilege (so long as the Acquired Corporations have reasonably cooperated with Parent to permit such inspection of or to disclose such information on a basis that does not waive such privilege with respect thereto), (ii) contravene any applicable Legal Requirement (so long as the Acquired Corporations have reasonably cooperated with Parent to permit disclosure to the extent not prohibited by Legal Requirements) or (iii) contravene any Contract to which an Acquired Corporation is a party or by which an Acquired Corporation is bound (so long as the Acquired Corporations have reasonably cooperated with Parent to permit disclosure to the extent permitted by such Contract). Notwithstanding the foregoing, nothing in this Section 4.1 shall require an Acquired Corporation to disclose any information to Parent or Parent’s Representatives if such information relates to the applicable portions of the minutes of the meetings of the Board of Directors or any committee thereof (including any presentations or other materials prepared by or for the Board of Directors or such committee thereof) where the Board of Directors or committee thereof discussed (x) the Transactions, or any similar transaction involving an Acquired Corporation, (y) any Acquisition Proposal or (z) a Company Adverse Change Recommendation. Parent shall, and shall instruct Parent’s Representatives to, hold and use the information disclosed pursuant to this Section 4.1 in accordance with its obligations under the Mutual Confidentiality Agreement dated January 8, 2025, between the Company and Parent (the “Confidentiality Agreement”).
4.2 Operation of the Acquired Corporations’ Business. During the Pre-Closing Period, except (x) as expressly required by this Agreement or as required by applicable Legal Requirements, (y) with the written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), or (z) as set forth in Section 4.2 of the Company Disclosure Schedule:
(a) the Company shall, and shall cause each Acquired Corporation to, use reasonable best efforts to (i) conduct its business in the ordinary course consistent with past practice in all material respects and (ii) execute the Development Plan; and

(b) the Company shall not, and shall cause each Acquired Corporation to not:
(i) (1) establish a record date for, declare, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock (including the Shares), or (2) repurchase, redeem or otherwise reacquire any of the Shares, or any rights, warrants or options to acquire any of the Shares, other than: (A) repurchases of Shares outstanding as of the date hereof pursuant to the Company’s right (under written commitments in effect as of the date hereof) to purchase Shares held by a director, officer, employee or independent contractor of the Acquired Corporations only upon termination of such Person’s employment or engagement by the Company; (B) forfeitures of Company Equity Awards (or Shares issued upon the exercise, vesting or forfeiture thereof) outstanding on the date hereof in accordance with the terms of such Company Equity Awards as of the date hereof; (C) in connection with withholding to satisfy the exercise price and/or Tax obligations with respect to Company Equity Awards or Company Warrants outstanding on the date hereof in accordance with the terms of such Company Equity Awards or Company Warrants as of the date hereof; or (D) among Acquired Corporations;
(ii) split, combine, subdivide or reclassify any Shares or other equity interests;
(iii) sell, issue, grant, deliver, pledge, transfer, encumber or authorize the sale, issuance, grant, delivery, pledge, transfer or encumbrance of (A) any capital stock, equity interest or other security, (B) any option, call, warrant, restricted securities or right to acquire any capital stock, equity interest or other security, or (C) any instrument convertible into or exchangeable for any capital stock, equity interest or other security (except that the Company may issue Shares as required to be issued upon the exercise or vesting (as the case may be) of the Company Equity Awards or Company Warrants outstanding as of the date hereof, or issuable to participants in the Company ESPP in accordance with the terms thereof as of the date hereof);
(iv) except as required under any Employee Plan as in effect on the date of this Agreement, (A) establish, adopt, terminate, materially amend or increase the benefits under any Employee Plan (or any plan, program, arrangement or agreement that would be an Employee Plan if it were in existence on the date hereof), including, without limitation, any Employee Plan providing for severance or termination benefits, (B) amend or waive any of its rights under, or accelerate the vesting, funding or payment under, any provision of any of the Employee Plans or Company Equity Awards (or any plan, program, arrangement or agreement that would be an Employee Plan if it were in existence on the date hereof), (C) grant any current or former employee, director, officer, independent contractor or other individual service provider any compensation, bonuses, equity or equity-like award, severance or other benefits (or increase any of the foregoing), or (D) hire, promote, engage or terminate (other than for cause) the employment or engagement of any employee, director, officer, independent contractor or other individual service provider other than in the ordinary course of business consistent with past practice for employees below the level of vice president and independent contractors with base compensation below $300,000 (except that the Acquired Corporations may (1) provide increases in annual base salary or base wages or immaterial increases in benefits, in each case, to employees below the level of vice president in the ordinary course of business consistent with past practice, (2) amend any broad-based Employee Plans in connection with the renewal of such Employee Plans in the ordinary course of business consistent with past practice to the extent such amendment will not result in an increase in the costs of such broad-based Employee Plan of greater than five percent (5%) to the Acquired Corporations or Parent and (3) make usual and customary annual bonus payments in the ordinary course of business consistent with past practice on the terms set forth on Section 4.2(b)(iv) of the Company Disclosure Schedule);
(v) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents;
(vi) form any Subsidiary, acquire any equity interest in any other Entity or enter into any material joint venture, partnership or similar arrangement;
(vii) make or authorize any capital expenditure in excess of $500,000 in the aggregate;
(viii) acquire, lease, license, sublicense, pledge, sell or otherwise dispose of, divest or spin-off, abandon, waive, create or incur any Encumbrance (other than any Permitted Encumbrances) on, relinquish or permit to lapse, transfer or assign any material right or other tangible asset or property (except (A) in the ordinary course of business consistent with past practice (including entering into clinical trial agreements, sponsored research agreements, service agreements and material transfer agreements in the ordinary course of business consistent with past practice), (B) pursuant to dispositions of obsolete, surplus or worn out assets that are no longer useful in the conduct of the business of the Acquired Corporations, (C) capital expenditures permitted by Section 4.2(b)(vii) or (D) transactions among Acquired Corporations);
(ix) acquire, lease, license, sublicense, pledge, sell or otherwise dispose of, or create an Encumbrance (other than a Permitted Encumbrance) with respect to, or abandon or permit to lapse, or transfer or assign any material item of Company IP, except (A) granting non-exclusive licenses of Company IP in the ordinary course of business consistent with past practice, including entering into clinical trial agreements, sponsored research agreements, service agreements and material transfer agreements, (B) abandoning or permitting to lapse any Company Registered IP at the end of its statutory term or (C) transactions among Acquired Corporations;
(x) lend money or make capital contributions or advances to or make investments in, any Person, or assume, incur, issue or guarantee any Indebtedness (except for (A) advances to directors, employees and consultants for travel and other business related expenses in the ordinary course of business consistent with past practice and in compliance with applicable Legal Requirements and the Company’s policies related thereto; (B) advances of expenses as required under the Company’s certificate of incorporation or bylaws or any Contract made available to Parent; (C) loans, extensions of credit or other Indebtedness to the extent among Acquired Corporations; and (D) Indebtedness in an aggregate principal amount not to exceed $500,000);
(xi) (A) waive, release, amend or modify in any material respect, or voluntarily terminate, any Material Contract or (B) enter into any (x) material supply contract or binding letter of intent with respect to any material supply contract (y) Contract that would have been a Material Contract if such Contract was effective as of the execution and delivery of this Agreement;
(xii) except as required by applicable Legal Requirements: (A) change any method of Tax accounting or any Tax accounting period of any Acquired Corporation; (B) make (outside of the ordinary course of business), change or revoke any material Tax election; (C) file a material amended Tax Return; (D) enter into a closing agreement with any Governmental Body regarding any material Tax liability or assessment; (E) settle, compromise or consent to any material Tax claim or assessment or surrender a right to a material Tax refund, offset or other reduction in Tax liability; (F) waive or extend the statute of limitations with respect to any material Tax or material Tax Return, other than automatic waivers or extensions of time to file Tax Returns obtained in the ordinary course of business, or (G) take any other similar action outside of the ordinary course of business relating to any Tax Return or Tax, if such action would have the effect of materially increasing the Tax liability of any Acquired Corporation (or any consolidated or combined group which includes any Acquired Corporation) for any taxable period (or portion thereof) or materially decreasing any Tax attribute of any Acquired Corporation;
(xiii) settle, release, waive or compromise any (A) amounts owed to the Acquired Corporations greater than $1,000,000 in the aggregate or (B) Legal Proceeding or other claim (or threatened Legal Proceeding or other claim) against any Acquired Corporation, other than any settlement, release, waiver or compromise that (1) results solely in monetary obligations involving only the payment of monies by the Acquired Corporations of not more than $1,000,000 in the aggregate (excluding monetary obligations that are funded by an indemnity obligation to, or an insurance policy of, any Acquired Corporations) or (2) results in no monetary or other material non-monetary obligation of any Acquired Corporation; provided that the settlement, release, waiver or compromise of any Legal Proceeding or claim brought by the stockholders of the Company against the Company and/or its directors relating to the Transactions or a breach of this Agreement or any other agreements contemplated hereby shall instead be subject to Section 1.7 or Section 5.5, as applicable;
(xiv) enter into or negotiate any collective bargaining agreement or other labor-related Contract with any labor union or other employee representative body;
(xv) adopt or implement any stockholder rights plan or similar arrangement;
(xvi) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any of the Acquired Corporations; or
(xvii) authorize any of, or agree or commit to take, any of the actions described in the foregoing clauses (i) through (xvi) of this Section 4.2(b).

Notwithstanding the foregoing, nothing contained herein shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Acquired Corporations prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions hereof and subject to the remainder of this Agreement, complete control and supervision of its and its, if applicable, Subsidiaries’ respective operations.
4.3 No Solicitation.
(a) For the purposes of this Agreement, “Acceptable Confidentiality Agreement” means any customary confidentiality agreement that (i) contains provisions that are not less favorable to the Company than those contained in the Confidentiality Agreement and (ii) does not prohibit the Company from providing any information to Parent in accordance with this Section 4.3 or otherwise prohibit the Company from complying with its obligations under this Section 4.3 or Section 5.1.
(b) Except as permitted by this Section 4.3, during the Pre-Closing Period the Acquired Corporations shall not, and shall use reasonable best efforts to cause their Representatives not to, directly or indirectly, (i) continue any solicitation, knowing encouragement, discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal; (ii) (A) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information in connection with, or for the purpose of soliciting or knowingly encouraging or facilitating, an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal or (C) enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal; or (iii) waive or release any Person from, forebear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other Contract unless, in the case of this clause (iii), the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under applicable Legal Requirements. As promptly as reasonably practicable following the date hereof (and in any event within twenty-four (24) hours), the Company shall terminate access to any data room or similar facility established by the Company or its Representatives in connection with a potential Acquisition Proposal and request not later than two (2) business days following the date hereof the prompt return or destruction (to the extent provided for by the applicable confidentiality agreement) of all non-public information previously furnished to any Person (other than Parent and Parent’s Representatives) that has, within the one (1)-year period prior to the date of this Agreement, made or indicated an intention to make an Acquisition Proposal.
(c) Notwithstanding anything in this Agreement to the contrary, if at any time after the execution and delivery of this Agreement and prior to the receipt of the Company Stockholder Approval (the “Cut-off Time”) any Acquired Corporation or any of their Representatives receives an unsolicited bona fide written Acquisition Proposal from any Person or group of Persons, which Acquisition Proposal was made or renewed after the execution and delivery of this Agreement, and the Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Offer, then the Company and its Representatives may (i) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Acquired Corporations to the Person or group of Persons who has made such Acquisition Proposal and the Representatives of such Person or group of Persons; provided that the Company shall as promptly as practicable (and no later than within twenty-four (24) hours) provide to Parent any non-public information concerning the Acquired Corporations that is provided to any Person to the extent access to such information was not previously provided to Parent or its Representatives and (ii) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal and the Representatives of such Person or group of Persons.
(d) During the Pre-Closing Period, the Company shall (i) promptly (and in any event within twenty-four (24) hours) notify Parent if any inquiries, proposals or offers with respect to an Acquisition Proposal or that could reasonably be expected to lead to an Acquisition Proposal or any written inquiries, proposals or offers with respect thereto that are received by any Acquired Corporation and provide to Parent a copy of any written Acquisition Proposal (including any proposed term sheet, letter of intent, acquisition agreement or similar agreement with respect thereto provided to the Company or any of its Affiliates or Representatives) and a summary of any material unwritten terms and conditions thereof, and (ii) keep Parent reasonably informed of the status of, and any material developments, discussions or negotiations regarding, any such inquiry, proposal, offer or Acquisition Proposal on a prompt basis (and in any event within twenty-four (24) hours of such material development, discussion or negotiation).
(e) Nothing in this Section 4.3 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, including any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or (ii) making any disclosure to the stockholders of the Company that is required by applicable Legal Requirements; provided, that nothing in this Section 4.3(e) shall permit the Board of Directors to make a Company Adverse Change Recommendation other than in accordance with the provisions of Section 5.1(b).
4.4 Preparation of Merger Proxy Statement; Stockholder Meeting.
(a) As promptly as reasonably practicable (and in any event within ten (10) business days) after the date of this Agreement, the Company shall prepare and file with the SEC a proxy statement in preliminary form related to the Company Stockholder Meeting (together with any amendments thereof or supplements thereto, the “Merger Proxy Statement”). The Company shall give Parent and its Representatives a reasonable opportunity to review and comment on the initial preliminary Merger Proxy Statement and all subsequent forms or versions of or amendments or supplements to the Merger Proxy Statement prior to the filing thereof with the SEC or dissemination to the holders of Shares and the Company shall give reasonable and good faith consideration to any timely comments thereon made by Parent or its Representatives. Parent and Merger Sub shall promptly supply to the Company in writing, for inclusion in the Merger Proxy Statement, all information concerning Parent and Merger Sub and their controlled Affiliates required under applicable Legal Requirements to be included in the Merger Proxy Statement as is reasonably requested by the Company. The Company covenants and agrees that the Merger Proxy Statement (i) at the time the Merger Proxy Statement (including the preliminary Merger Proxy Statement and all subsequent forms or versions of or amendments or supplements to the Merger Proxy Statement) is filed with the SEC, (ii) at the time the Merger Proxy Statement is first published, sent or disseminated to the holders of Shares, and (iii) at the time of the Company Stockholder Meeting, will (A) comply in all material respects with the Exchange Act and other applicable Legal Requirements and (B) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no covenant is made by the Company with respect to information supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Merger Proxy Statement. Each of Parent, Merger Sub and the Company agrees to respond promptly to any comments of the SEC or its staff and to promptly correct any information provided by it for use in the Merger Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Merger Proxy Statement as so corrected to be promptly filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable Legal Requirements. The Company shall (x) promptly notify Parent of the receipt of, and promptly provide Parent copies of, all comments (including oral comments) from, and all correspondence with, the SEC or its staff with respect to the Merger Proxy Statement and shall promptly notify Parent of any request by the SEC or its staff for any amendment or supplement thereto or for additional information, (y) provide Parent and its counsel with a reasonable opportunity to review and comment on any proposed correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Merger Proxy Statement and shall give reasonable and good faith consideration to any timely comments thereon made by Parent or its Representatives and (z) promptly provide Parent with final copies of any correspondence sent by the Company or any of its Representatives to the SEC or its staff with respect to the Merger Proxy Statement, and of any amendments or supplements to the Merger Proxy Statement. The Merger Proxy Statement shall include the Company Board Recommendation, unless the Board of Directors has made a Company Adverse Change Recommendation in compliance with Section 5.1. The Merger Proxy Statement shall include (i) the fairness opinion of the Company’s financial advisors referenced in Section 2.24, (ii) the notice of the Company Stockholder Meeting and (iii) the notice and other information required by Section 262(d) of the DGCL.

(b) The Company shall establish a record date for, duly call, convene and hold a meeting of its stockholders for the purpose of voting upon the adoption of this Agreement (together with any adjournments or postponements thereof, the “Company Stockholder Meeting”) as promptly as reasonably practicable after the SEC Clearance Date (and shall initially schedule the Company Stockholder Meeting to be held within twenty (20) business days from the date of the mailing of the Merger Proxy Statement, or if the Company’s nationally recognized proxy solicitor advises the Company that twenty (20) business days from the date of the mailing of the Merger Proxy Statement is insufficient time to obtain the Company Stockholder Approval, such later date to which Parent consents in writing (such consent not to be unreasonably withheld, conditioned or delayed)), and any adjournments or postponements of such meeting shall require the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed). Within five (5) business days after the date of this Agreement (and thereafter, upon the reasonable request of Parent), the Company shall conduct “broker searches” in accordance with Rule 14a-13 of the Exchange Act in a manner to enable the Company Stockholder Meeting to be held by such date. Notwithstanding the foregoing, (i) the Company may, without the prior written consent of Parent, adjourn or postpone the Company Stockholder Meeting up to two (2) times, in the aggregate (A) for the absence of a quorum or to solicit additional votes in favor of the Merger or (B) to allow reasonable additional time for the filing and/or mailing, and review by the Company’s stockholders prior to the date of the Company Stockholder Meeting, of any supplemental or amended disclosure that the Board of Directors determines in good faith is required by applicable Legal Requirements or the rules and regulations of Nasdaq (in each case, for a period of not more than ten (10) business days each but not past four (4) business days prior to the End Date), unless prior to such adjournment or postponement, the Company shall have received an aggregate number of proxies voting for the adoption of this Agreement, which have not been withdrawn, such that the condition in Section 6.1(a) would be satisfied at such meeting if it were to be held without such postponement or adjournment and (ii) Parent may require the Company to, adjourn or postpone the Company Stockholder Meeting up to two (2) times, in the aggregate, to a date specified by Parent under the circumstances described in clause (i)(A) or (i)(B) of this sentence; provided, however, that in no event shall the Company Stockholder Meeting be so postponed or adjourned at the request of Parent for more than twenty (20) business days in the aggregate, or to a date that is less than four (4) business days prior to the End Date, without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). In connection with the foregoing, the Company shall (i) file the definitive Merger Proxy Statement with the SEC and cause the definitive Merger Proxy Statement to be mailed to the Company’s stockholders as of the record date established for the Company Stockholder Meeting as reasonably promptly as practicable (and in any event within two (2) business days) after the date on which the SEC confirms that it has no further comments on the Merger Proxy Statement (the “SEC Clearance Date”); provided, that if the SEC has failed to affirmatively notify the Company within ten (10) days after the initial filing of the Merger Proxy Statement with the SEC that it will or will not be reviewing the Merger Proxy Statement, then such date shall be the “SEC Clearance Date”. Once the Company has established a record date for the Company Stockholder Meeting, the Company shall not change such record date or establish a different record date for the Company Stockholder Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Legal Requirements. Unless the Board of Directors shall have made a Company Adverse Change Recommendation in compliance with Section 5.1, the Company shall use reasonable best efforts to obtain the Company Stockholder Approval, including to solicit proxies in favor of the adoption of this Agreement. Unless this Agreement is validly terminated in accordance with Section 7.1, the Company shall submit this Agreement to its stockholders at the Company Stockholder Meeting even if the Board of Directors shall have made a Company Adverse Change Recommendation or proposed or announced any intention to do so. The Company shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last seven (7) business days prior to the date of the Company Stockholder Meeting as to the aggregate tally of proxies received by the Company with respect to the Company Stockholder Approval. Without the prior written consent of Parent, the adoption of this Agreement shall be the only matter (other than related procedural matters including adjournments proposed in compliance with this Section 4.4(b) or any non-binding advisory vote required under applicable Legal Requirement) that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholder Meeting.

SECTION 5

ADDITIONAL COVENANTS OF THE PARTIES
5.1 Company Board Recommendation.
(a) Subject to Section 5.1(b), during the Pre-Closing Period, neither the Board of Directors nor any committee thereof may (i)(A) withdraw (or modify in a manner adverse to Parent or Merger Sub), or publicly propose to withdraw (or modify in a manner adverse to Parent or Merger Sub), the Company Board Recommendation or (B) approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any Acquisition Proposal or (ii) approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow the Company to execute or enter into any Contract with respect to any Acquisition Proposal, or Contract that would require, or would reasonably be expected to cause, the Company to abandon, terminate, delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with, the Merger (other than an Acceptable Confidentiality Agreement) (any action described in clauses (i) or (ii) being referred to as a “Company Adverse Change Recommendation”).
(b) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the Cut-off Time:
(i) if the Company has received a bona fide written Acquisition Proposal from any Person that has not been withdrawn and after consultation with outside legal counsel, the Board of Directors shall have determined, in good faith, that such Acquisition Proposal is a Superior Offer, (x) the Board of Directors may make a Company Adverse Change Recommendation, or (y) if such Acquisition Proposal did not arise out of or result from a material breach of Section 4.3 or this Section 5.1 and the Company has complied in all material respects with Section 4.3 and this Section 5.1, the Company may terminate this Agreement pursuant to Section 7.1(e) to enter into a Specified Agreement with respect to such Superior Offer, in each case under (x) or (y), only if: (A) the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under applicable Legal Requirements; (B) the Company shall have given Parent prior written notice of its intention to consider making a Company Adverse Change Recommendation or terminating this Agreement pursuant to Section 7.1(e) at least four (4) business days prior to making any such Company Adverse Change Recommendation or termination (a “Determination Notice”) (which notice shall not constitute a Company Adverse Change Recommendation or termination) and, if desired by Parent, during such four (4)-business day period shall have negotiated in good faith with respect to any revisions to the terms of this Agreement or another proposal, to the extent proposed by Parent, so that such Acquisition Proposal would cease to constitute a Superior Offer; and (C) (1) the Company shall have provided to Parent information with respect to such Acquisition Proposal in accordance with Section 4.3(d), (2) the Company shall have given Parent the four (4)-business day period after the Determination Notice to propose revisions to the terms of this Agreement or make another proposal so that such Acquisition Proposal would cease to constitute a Superior Offer, and (3) after giving effect to the proposals made by Parent during such period, if any, after consultation with the Company’s outside legal counsel, the Board of Directors shall have determined, in good faith, that such Acquisition Proposal is a Superior Offer and that the failure to make the Company Adverse Change Recommendation or terminate this Agreement pursuant to Section 7.1(e) would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under applicable Legal Requirements. Issuance of any “stop, look and listen” communication by or on behalf of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act shall not be considered a Company Adverse Change Recommendation and shall not require the giving of a Determination Notice or compliance with the procedures set forth in this Section 5.1 if any such communication expressly reaffirms the Company Board Recommendation. The provisions of this Section 5.1(b)(i) shall also apply to any material amendment to any Acquisition Proposal and shall require a new Determination Notice, except that the references to four (4) business days shall be deemed to be two (2) business days; and
(ii) other than in connection with an Acquisition Proposal, the Board of Directors may make a Company Adverse Change Recommendation only in response to an Intervening Event and only if: (A) the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under applicable Legal Requirements; (B) the Company shall have given Parent a Determination Notice at least four (4) business days prior to making any such Company Adverse Change Recommendation and, if desired by Parent, during such four (4)-business day period shall have negotiated in good faith with respect to any revisions to the terms of this Agreement or another proposal to the extent proposed by Parent so that a Company Adverse Change Recommendation would no longer be necessary; and (C) (1) the Company shall have specified in reasonable detail the facts and circumstances that render a Company Adverse Change Recommendation necessary, (2) the Company shall have given Parent the four (4)-business day period after its receipt of the Determination Notice to propose revisions to the terms of this Agreement or make another proposal so that a Company Adverse Change Recommendation would no longer be necessary, and (3) after giving effect to the proposals made by Parent during such period, if any, after consultation with the Company’s outside legal counsel, the Board of Directors shall have determined, in good faith, that the failure to make the Company Adverse Change Recommendation would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under applicable Legal Requirements. The provisions of this Section 5.1(b)(ii) shall also apply to any material change to the facts and circumstances relating to such Intervening Event, which shall require a new Determination Notice, except that the references to four (4) business days shall be deemed to be two (2) business days.
5.2 Filings, Consents and Approvals.
(a) The Parties agree to use (and to cause their respective Affiliates to use) their respective reasonable best efforts to obtain promptly any clearances required under the HSR Act or other applicable Antitrust Laws, so as to enable the Closing to occur as promptly as practicable, but in no case later than the End Date, including providing as promptly as reasonably practicable all information required by any Governmental Body pursuant to its evaluation of the Transactions under the HSR Act or other applicable Antitrust Laws; provided, however, that notwithstanding anything to the contrary under this Agreement, in no event shall Parent, Novo Holdings A/S, the Novo Nordisk Foundation, or any of their respective Affiliates be required to, either pursuant to the foregoing or in using its “reasonable best efforts”, nor be construed to be required to, propose, negotiate, commit to or consent to any divestiture, sale, disposition, hold separate order or other structural or conduct relief, or other operational undertakings, in order to obtain clearance from any Governmental Body, or to avoid or eliminate any impediment under any Legal Requirement that may be asserted by any Governmental Body or any other Person so as to enable the Parties to expeditiously consummate the Transactions. The Parties shall defend through litigation on the merits any claim asserted in court by any party under Antitrust Laws in order to avoid entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that could restrain, delay or prevent the Closing by the End Date. Neither Parent nor the Company shall (and neither shall permit any of its Affiliates, if applicable, to) commit to or agree with any Governmental Body to stay, toll or extend any applicable waiting period or withdraw its filing under the HSR Act or any other applicable Antitrust Laws, or enter into any similar timing agreement, without the prior written consent of the other. Notwithstanding the foregoing, Parent may, without the consent of the Company, voluntarily withdraw its notification under the HSR Act on one occasion; provided, that Parent will refile its HSR Act notification within two (2) business days after withdrawal unless otherwise agreed by the Parties hereto.
(b) Subject to the terms and conditions of this Agreement, each of the Parties shall (and shall cause their respective Affiliates, if applicable, to): (i) promptly, but in no event later than twenty (20) business days after the date hereof, make an appropriate filing of all notification and report forms as required by the HSR Act with respect to the Transactions and (ii) cooperate with each other in promptly preparing and making any other filings, notifications or other consents that are advisable or required to be made with, or obtained from, any other Governmental Bodies in connection with the Transactions under applicable Antitrust Laws.
(c) Without limiting the generality of anything contained in this Section 5.2, during the Pre-Closing Period, each Party shall (i) give the other Parties prompt notice of the making or commencement of any request, inquiry, investigation, action or Legal Proceeding brought by a Governmental Body or brought by a third party before any Governmental Body, in each case, with respect to the Transactions under the Antitrust Laws, (ii) keep the other Parties informed as to the status of any such request, inquiry, investigation, action or Legal Proceeding, (iii) promptly inform the other Parties of, and wherever practicable give the other Parties reasonable advance notice of, and the opportunity to participate in, any communication to or from the FTC, DOJ or any other Governmental Body in connection with any such request, inquiry, investigation, action or Legal Proceeding, (iv) promptly furnish to the other Parties, subject to an appropriate confidentiality agreement to limit disclosure to counsel, including in-house antitrust counsel, and outside consultants, copies of documents provided to or received from any Governmental Body in connection with any such request, inquiry, investigation, action or

Legal Proceeding (other than “Transaction-Related Documents” and “Plans and Reports” as those terms are used in the rules and regulations under the HSR Act, that contain valuation information (which can be redacted)), (v) subject to an appropriate confidentiality agreement to limit disclosure to counsel, including in-house antitrust counsel, and outside consultants, and to the extent reasonably practicable, consult and cooperate with the other Parties and consider in good faith the views of the other Parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any such request, inquiry, investigation, action or Legal Proceeding, and (vi) except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any such request, inquiry, investigation, action or Legal Proceeding in respect of the Transactions, give the other party reasonable advance notice of, and permit authorized Representatives of the other Party to be present at, each meeting or conference relating to such request, inquiry, investigation, action or Legal Proceeding and to have access to and be consulted in connection with any argument, opinion or proposal made or submitted to any Governmental Body in connection with such request, inquiry, investigation, action or Legal Proceeding. Notwithstanding anything to the contrary in this Section 5.2, the Parties may redact materials provided to one another (A) to remove competitively sensitive information or information concerning valuation; (B) as necessary to comply with Legal Requirements and Contracts; and (C) as necessary to address reasonable attorney-client privilege or other privilege or confidentiality concerns.
(d) Without limiting the obligations of Parent under Section 5.2(a)-(c), Parent shall, on behalf of the Parties, develop, determine and control (i) the strategy for obtaining any clearances or approvals under the HSR Act or any other Antitrust Laws, including Antitrust Laws in the Required Jurisdictions, or responding to any request from, inquiry by, or investigation by (including directing the timing, nature, and substance of all such responses) any Governmental Body arising out of this Agreement and the Transactions, including the strategy, timing, form, and content of any remedial undertakings made, or to be made, for the purpose of securing any required actions or nonactions, waivers, consents, clearances, decisions, declarations, approvals, and the lapse of waiting periods under any Antitrust Laws and (ii) the defense or settlement of any action brought by or before any Governmental Body that has authority to enforce any Antitrust Laws; provided, that Parent will consider in good faith the views of the Company in respect of the matters described in the foregoing clauses (i)-(iii). The Company shall use reasonable best efforts to act consistently with such strategy as developed by Parent.
5.3 Employee Benefits.
(a) For a period of one (1) year following the Closing Date (or if shorter, the applicable period that a Continuing Employee remains employed with the Surviving Corporation or an Affiliate thereof), Parent shall provide, or cause to be provided, to each employee of the Company or its Subsidiary who is employed by an Acquired Corporation as of immediately prior to the Closing Date and who continues to be employed by the Surviving Corporation (or any Affiliate thereof, including, for the avoidance of doubt, Parent and Parent’s Affiliates) during such one (1)-year period (each, a “Continuing Employee”) with (i) a base salary or hourly wage rate (as applicable) and target annual or short-term cash incentive opportunities (excluding any one-time bonus opportunities or transaction, change in control or retention bonuses) that, in each case, are at least equal to the base salary or hourly wage rate (as applicable) and target annual or short-term cash incentive opportunities (excluding any one-time bonus opportunities or transaction, change in control or retention bonuses) provided to such Continuing Employee immediately prior to the Closing Date; (ii) the target long-term incentive compensation (in the form of cash or equity) (x) in an amount at least equal to the aggregate target long-term equity incentive opportunity provided to such Continuing Employee immediately prior to the Closing Date and (y) with terms and conditions, including vesting terms, as provided to similarly situated employees of Parent or its Affiliates (other than the Surviving Corporation); and (iii) other broad-based employee benefits (excluding any severance, change-in-control or transaction-based payments, long-term incentives, nonqualified deferred compensation, retention, equity or equity-based compensation, defined benefit arrangements and post-retirement or retiree medical or welfare benefits (the “Excluded Benefits”)) that are substantially similar in the aggregate to the broad based employee benefits (excluding any Excluded Benefits) provided (A) by the Company or its Subsidiary to such Continuing Employee immediately prior to the Closing Date or (B) by Parent and its Affiliates (other than, following the Closing, the Surviving Corporation and its Subsidiary) to similarly situated employees of Parent and its Affiliates, in the discretion of Parent.
(b) For the one (1)-year period following the Closing Date (or if shorter, the applicable period that a Continuing Employee remains employed with the Surviving Corporation or an Affiliate thereof), Parent shall, or shall cause its applicable Affiliate (including, following the Closing, the Surviving Corporation and its Subsidiary) to, provide each Continuing Employee with severance benefits that are no less favorable than the severance benefits provided to similarly situated employees of Parent or its Affiliates (other than the Surviving Corporation).
(c) Parent shall, or shall cause the Surviving Corporation or its Subsidiary to, use its commercially reasonable efforts to give each Continuing Employee full credit for such Continuing Employee’s service with the Company and its Subsidiary (and any Affiliates or predecessors thereto) for purposes of eligibility to participate in and vesting under any benefit plans maintained by Parent or any of its Affiliates (including the Surviving Corporation and its Subsidiary) in which the Continuing Employee participates to the same extent provided to similarly situated employees of Parent or any of its Affiliates (other than the Surviving Corporation); provided, however, (i) that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits with respect to the same period of service or for purposes of any Excluded Benefits and (ii) Continuing Employees will eligible for vacation and other paid time off in accordance with the policies of Parent or the applicable Affiliate thereof.
(d) Following the Closing Date, Parent or an Affiliate of Parent shall use its commercially reasonable efforts where administratively possible and to the extent permitted by the terms of the applicable employee benefit plan to (i) waive any preexisting condition limitations otherwise applicable to Continuing Employees and their eligible dependents under any plan of Parent or an Affiliate that provides health and welfare benefits in which Continuing Employees are eligible to participate following the Closing Date, and (ii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Continuing Employee and his or her eligible dependents on or after the Closing Date, in each case, to the extent such Continuing Employee or eligible dependent had satisfied any similar limitation or requirement under an analogous Employee Plan prior to the Closing Date.
(e) Unless Parent notifies the Company otherwise in writing not later than five (5) business days prior to the Closing Date, the Acquired Corporations shall adopt written resolutions of its Board of Directors necessary to terminate any and all Employee Plans that are intended to be qualified under Section 401(a) of the Code effective as of no later than the day immediately preceding the Closing Date (but contingent on the occurrence of the Closing), and to take all other actions in furtherance of terminating such Employee Plans as Parent may reasonably require (including to make any employer matching and other contributions for the period up to and including the Closing Date). Prior to the Closing, the Company shall deliver to Parent reasonably satisfactory evidence of the Acquired Corporations’ actions with respect to the foregoing.
(f) Notwithstanding anything to the contrary set forth in this Agreement, this Section 5.3 will not be deemed to: (i) create any rights to continued employment or service or guarantee employment for any period of time with Parent, the Acquired Corporations or any of their respective Affiliates, or preclude the ability of Parent, Company or any of their respective Affiliates to terminate the employment or service of any employee or any other Person; (ii) create, terminate, modify or amend any Employee Plan or any other benefit or compensation plan, program, agreement or arrangement, or limit the ability of the Parent, the Acquired Corporations or any of their respective Affiliates to amend, modify or terminate any benefit or compensation plan, program, policy, contract, agreement or arrangement; (iii) alter or limit the ability of Parent or the Company or any of their respective Affiliates to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them; or (iv) create any third-party beneficiary rights in any employee or any other Person (or beneficiary or dependent thereof).
5.4 Indemnification of Officers and Directors.
(a) For a period of six (6) years from the Effective Time, Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) now existing in favor of the current or former directors or officers of any Acquired Corporation (the “Indemnified Persons”) pursuant to the organizational documents thereof, and any indemnification or other similar agreements of any Acquired Corporation set forth in Section 5.4(a) of the Company Disclosure Schedule, in each case as in effect on the date of this Agreement (except as set forth in Section 5.4(a) of the Company Disclosure Schedule), shall continue in full force and effect in accordance with their terms, and the Acquired Corporations shall perform their obligations thereunder. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, Parent shall cause the Surviving Corporation to comply with the obligations referenced in the preceding sentence.
(b) For a period of six (6) years from and after the Effective Time, Parent and the Surviving Corporation shall either cause to be maintained in effect the current policies of directors’ and officers’ insurance maintained by or for the benefit of the Acquired Corporations or provide substitute policies for the Acquired Corporations and the Indemnified Persons who are currently covered by the directors’ and officers’ insurance coverage currently maintained by or for the benefit of the Acquired Corporations as of the date of this Agreement, in either case, of not less than the existing coverage as of the date of this Agreement and having other terms that are in the aggregate not less favorable to the Indemnified Persons than the directors’ and officers’ insurance coverage currently maintained by or for the benefit of the Acquired Corporations with respect to claims arising from facts or events that occurred at or before the Effective Time (with insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ insurance), except that in no event shall Parent or the Surviving Corporation be required to pay with respect to such insurance policies more than 300% of the aggregate annual premium most recently paid by the Acquired Corporations prior to the Closing Date (the “Maximum Amount”), and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.4(b) it shall obtain as much comparable insurance as possible for the years within such six (6)-year period for a premium equal to the Maximum Amount. In lieu of such insurance, prior to the Closing Date the Company shall, if required by Parent, or may, at its option, purchase a “tail” directors’ and officers’ insurance policy for the Acquired Corporations and the Indemnified Persons who are currently covered by the directors’ and officers’ insurance coverage currently maintained by or for the benefit of the Acquired Corporations, such tail to provide coverage in an amount substantially the same as the existing coverage and to have other terms substantially the same to the insured persons than the directors’ and officers’ insurance coverage currently maintained by or for the benefit of the Acquired Corporations with respect to claims arising from facts or events that occurred at or before the Effective Time; provided that in no event shall the cost of any such tail policy exceed the Maximum Amount. The Surviving Corporation shall not terminate any such “tail” policy during the six (6)-year period after the Effective Time and shall perform its obligations under any such policy.
(c) In the event that any Acquired Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or Entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, the Acquired Corporation, as applicable, shall cause proper provision to be made so that the successors and assigns of such Acquired Corporation assume the obligations set forth in this Section 5.4.
(d) The provisions of this Section 5.4 (i) shall survive the Effective Time, (ii) are intended to be for the benefit of, and will be enforceable by, each indemnified or insured party (including the Indemnified Persons), his or her heirs, successors, assigns and representatives, and (iii) are in addition to, and not in substitution for, any other rights to indemnification, advancement of expenses, exculpation or contribution that any such Person may have by contract or otherwise. Unless required by applicable Legal Requirement, this Section 5.4 may not be amended, altered or repealed after the Effective Time in such a manner as to adversely affect the rights of any Indemnified Person or any of their successors, assigns or heirs without the prior written consent of the affected Indemnified Person.
5.5 Stockholder Litigation. The Company shall give Parent the opportunity to participate in the Company’s defense, settlement or mooting disclosures relating to any litigation or threatened litigation against the Company and/or its directors or officers relating to the Transactions and shall give due consideration to Parent’s advice with respect to such litigation, and no such settlement shall be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). The Company shall promptly notify Parent of any such litigation and shall keep Parent reasonably and promptly informed with respect to the status thereof.
5.6 Additional Agreements. Subject to the terms and conditions of this Agreement, including Section 5.2(a), (i) the Company shall deliver (x) the notices required pursuant to the terms of the Pre-Funded Warrants within five (5) days after the date hereof and (y) copies of the Merger Proxy Statement to holders of the Hercules Warrants as required therein and (ii) Parent and the Company shall use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Transactions. Without limiting the generality of the foregoing, subject to the terms and conditions of this Agreement, each Party to this Agreement shall use reasonable best efforts to (a) make all filings (if any) and give all notices (if any) required to be made and given by such Party pursuant to any Material Contract in connection with the Merger and the other Transactions to the extent requested in writing by Parent, (b) seek each consent (if any) required to be obtained pursuant to any Material Contract by such Party in connection with the Transactions to the extent requested in writing by Parent; provided that (i) without the prior written consent of Parent, the Company shall not, and shall cause each of the other Acquired Corporations not to, pay or commit to pay to such Person that is not a Governmental Body whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation due to such Person in order to obtain such approval or consent, and (ii) neither Parent nor any of its Affiliates shall be required to pay or commit to pay to any Person whose approval or consent is being solicited pursuant to this Section 5.6 any cash or other consideration, make any commitment or incur any liability or other obligation to any such Person in order to obtain such approval or consent; and (c) seek to lift any restraint, injunction or other legal bar to the Merger brought by any third Person against such Party.
5.7 Disclosure. The initial press release relating to this Agreement shall be a joint press release issued by the Company and Parent and thereafter Parent and the Company shall consult with each other before issuing any further press release(s) or otherwise making any public statement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or any of the other Transactions and shall not issue any such press release or public statement without the other Party’s consent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing: (a) each Party may, without such consultation or consent, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences, make internal announcements to employees and make disclosures in Company SEC Documents, so long as such statements are consistent with previous press releases, public disclosures or public statements made jointly by the Parties (or individually, if approved by the other Party); (b) subject to Section 5.1, a Party may, without the prior consent of the other Party but subject to giving advance notice to the other Party as is feasible and giving the other Party a right to review such press release or public announcement or statement, issue any such press release or make any such public announcement or statement as may be required by Legal Requirement; and (c) no Party needs to consult with any other Party in connection with any portion of any press release, public statement or filing to be issued or made pursuant to Section 4.3(e) or with respect to any Acquisition Proposal or Company Adverse Change Recommendation; provided, that that nothing in this Section 5.7 shall limit the Company’s obligations under Section 4.3 and Section 5.1.
5.8 Takeover Laws. If any Takeover Law may become, or may purport to be, applicable to the Transactions, each of Parent, Merger Sub and the Company and the members of their respective boards of directors shall use their respective reasonable best efforts to grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms and conditions contemplated hereby and otherwise act to lawfully eliminate the effect of any Takeover Law on any of the Transactions.
5.9 CVR Agreement. At or prior to the Effective Time, Parent shall authorize and duly adopt, execute and deliver, and will ensure that CVR Parent and a duly qualified Rights Agent executes and delivers, the CVR Agreement, subject to any reasonable revisions to the CVR Agreement that are requested by such Rights Agent (provided that such revisions are not, individually or in the aggregate, detrimental or adverse, taken as a whole, to any holder of a CVR). Parent and the Company shall cooperate, including by making changes to the form of CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws.
5.10 Section 16 Matters. The Company, and the Board of Directors, shall, to the extent necessary, take appropriate action, prior to or as of the Effective Time, to approve, for purposes of Section 16(b) of the Exchange Act, the disposition and cancellation or deemed disposition and cancellation of Shares and Company Equity Awards in the Merger by any officer or director of the Company who is subject to Section 16 of the Exchange Act intended to cause such dispositions and/or cancellations to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.11 Stock Exchange Delisting; Deregistration. Prior to the Closing Date, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Legal Requirements and rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the Shares from Nasdaq and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time. If the Surviving Corporation is reasonably likely to be required to file any quarterly or annual periodic reports pursuant to the Exchange Act during the ten (10) days after the Closing Date, the Company will deliver to Parent at least five (5) business days prior to the Closing a substantially final draft of any such quarterly or annual periodic report reasonably likely to be filed during such period.
5.12 Notification of Certain Events. Subject to applicable Legal Requirements, each of the Company and Parent shall promptly notify the other of, and thereafter keep the other promptly informed of any material developments with respect to, (i) any notice or other communication received by such Party or, to such Party’s knowledge, any of its Affiliates, from any Governmental Body in connection with this Agreement, the Merger or the other Transactions, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other Transactions; or (ii) any Legal Proceeding commenced or, to such Party’s knowledge, threatened in writing against, such Party or any of its Affiliates or otherwise relating to, involving or affecting such Party or any of its Affiliates, in each case in connection with, arising from or otherwise relating to the Merger or any other Transaction.
SECTION 6

CONDITIONS PRECEDENT TO THE MERGER
The obligations of the Parties to effect the Merger are subject to the satisfaction as of the Closing of each of the following conditions:
6.1 Conditions to Each Party’s Obligations to Effect the Merger.
(a) The Company Stockholder Approval shall have been obtained.
(b) (i) Any waiting period (or any extension thereof) applicable to the Merger under the HSR Act shall have expired or been terminated and (ii) any clearance or approval applicable to the Merger under Antitrust Laws in the Required Jurisdictions shall have been obtained, or deemed obtained unless waived, and any mandatory waiting period related thereto shall have expired or been terminated.
(c) There shall not have been issued by any Governmental Body of competent jurisdiction and remain in effect any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger, nor shall any Legal Requirement have been promulgated, enacted, issued or deemed applicable to the Merger by any Governmental Body of competent jurisdiction which prohibits or makes illegal the consummation of the Merger.
6.2 Conditions to Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver by Parent, on its own behalf and on behalf of Merger Sub, to the extent permitted by applicable Legal Requirements) on or prior to the Closing Date of the following conditions:
(a) (i) the representations and warranties of the Company set forth in: the first two sentences of Section 2.1(a) (Due Organization; Subsidiaries, Etc.), the first sentence of Section 2.1(b) (Due Organization; Subsidiaries, Etc.), Section 2.2 (Certificate of Incorporation and Bylaws), the first sentence of Section 2.3(c), the first sentence of Section 2.3(e) (Capitalization, Etc.), Section 2.3(f) (Capitalization, Etc.), Section 2.21 (Authority; Binding Nature of Agreement), Section 2.22 (Takeover Laws), the last sentence of Section 2.23(b) (Non-Contravention; Consents), Section 2.24 (Opinion of Financial Advisor) and Section 2.25 (Brokers and Other Advisors) of the Agreement shall be accurate (without taking into account any “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) in all material respects as of the date of the Agreement and at and as of the Closing Date as if made on and as of such dates (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period); (ii) the representations and warranties of the Company set forth in Section 2.3(a), the last two sentences of Section 2.3(c), Section 2.3(d), Section 2.3(g) and Section 2.3(h) (Capitalization, Etc.) shall be accurate (without taking into account any “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) except for de minimis inaccuracies as of the date of the Agreement and at and as of the Closing Date as if made on and as of such date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period); (iii) the representations and warranties of the Company set forth in Section 2.5(b) (No Material Adverse Effect) of the Agreement shall be accurate in all respects as of the date of the Agreement and at and as of the Closing Date as if made on and as of such date with respect to the earlier period set forth in Section 2.5(b); and (iv) the representations and warranties of the Company set forth in the Agreement (other than those referred to in Sections 6.2(a)(i) through (a)(iii) above) shall be accurate (without taking into account any “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of the Agreement and at and as of the Closing Date as if made on and as of such date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so accurate has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(b) the Company shall have complied with or performed in all material respects the covenants and agreements it is required to comply with or perform at or prior to the Closing Date (or any failure to comply or perform shall have been cured by such time);
(c) since the date of this Agreement, there shall not have occurred any Material Adverse Effect which is continuing; and
(d) Parent and Merger Sub shall have received a certificate, dated the Closing Date, executed on behalf of the Company by the Company’s Chief Executive Officer or Chief Financial Officer, certifying to the effect that the conditions set forth in Sections 6.2(a), 6.2(b) and 6.2(c) have been satisfied.
6.3 Conditions to Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger are further subject to the satisfaction (or waiver by the Company, to the extent permitted by applicable Legal Requirements) on or prior to the Closing Date of the following conditions:
(a) (i) the representations and warranties of Parent and Merger Sub set forth in Section 3.1 (Due Organization), Section 3.2 (Merger Sub) and Section 3.3 (Authority; Binding Nature of Agreement) and Section 3.10 (Brokers and Other Advisors) shall be accurate in all material respects (without taking into account any “Parent Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of this Agreement and at and as of the Closing Date as if made on and as of such date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period); and (ii) the representations and warranties of Parent and Merger Sub set forth in this Agreement, other than those referred to in clause (i) above, shall be accurate (without taking into account any “Parent Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of this Agreement and at and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b) Parent and Merger Sub shall have complied with or performed in all material respects the covenants and agreements they are required to comply with or perform at or prior to the Closing Date (or any failure to comply or perform shall have been cured by such time); and
(c) Parent shall have delivered to the Company a certificate, dated the Closing Date and signed on its behalf by an officer of Parent, certifying to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.
(d) CVR Agreement. The CVR Agreement shall be in full force and effect.
SECTION 7

TERMINATION
7.1 Termination. This Agreement may be terminated prior to the Effective Time:
(a) by mutual written consent of Parent and the Company at any time prior to the Closing;

(b) by either Parent or the Company, at any time prior to the Closing, if the Closing shall not have occurred on or prior to 11:59 p.m. Eastern Time, on April 9, 2026 (the “End Date”); provided, however, that in the case of this Section 7.1(b), (x) if on the End Date all of the conditions set forth in Section 6, other than Sections 6.1(b) and 6.1(c) (solely in respect of Antitrust Laws) shall have been satisfied or waived by Parent or Merger Sub, to the extent waivable by Parent or Merger Sub (other than conditions that by their nature are to be satisfied on the Closing Date, each of which is then capable of being satisfied), then the End Date shall automatically be extended to October 9, 2026 (the “Initial Extended End Date”) (and all references to the End Date herein shall be as so extended); provided, that, in the case of this Section 7.1(b), if on the Initial Extended End Date all of the conditions set forth in Section 6, other than Sections 6.1(b) and 6.1(c) (solely in respect of Antitrust Laws) shall have been satisfied or waived by Parent or Merger Sub, to the extent waivable by Parent or Merger Sub (other than conditions that by their nature are to be satisfied on the Closing Date, each of which is then capable of being satisfied), then the End Date may be extended by the Company (in its sole discretion) or Parent (in its sole discretion), in each case, with prompt notice to the other Party, to April 9, 2027 (and all references to the End Date herein shall be as so extended); and (y) the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any Party whose material breach of this Agreement has caused or resulted in the Merger not being consummated by such date;
(c) by either Parent or the Company if a Governmental Body of competent jurisdiction shall have issued an order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger, which order, decree, ruling or other action shall be final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any Party whose material breach of this Agreement has caused or resulted in the issuance of such final and nonappealable order, decree, ruling or other action or to any Party that has failed to comply with its obligations under Sections 5.2 and 5.6 with respect to efforts to remove such order, decree, ruling or other action;
(d) by Parent at any time prior to the Cut-off Time, if: (i) the Board of Directors shall have failed to include the Company Board Recommendation in the Merger Proxy Statement when filed with the SEC or mailed, or shall have effected a Company Adverse Change Recommendation or shall have failed to file the preliminary Merger Proxy Statement within the period set forth in Section 4.4(a); (ii) in the case of a tender offer or exchange offer subject to Regulation 14D under the Exchange Act, the Board of Directors fails to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, rejection of such tender offer or exchange offer or fails to publicly reaffirm the Company Board Recommendation within ten (10) business days of the commencement of such tender offer or exchange offer; (iii) after any public announcement of an Acquisition Proposal, the Board of Directors fails to publicly reaffirm the Company Board Recommendation within three (3) business days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than two (2) occasions with respect to any Acquisition Proposal); or (iv) the Company knowingly and intentionally breaches its obligations pursuant to Section 4.3 in any material respect.
(e) by the Company, at any time prior to the Cut-off Time, in order to accept a Superior Offer and substantially concurrently with such termination enter into a binding written definitive acquisition agreement providing for the consummation of a transaction which the Board of Directors shall have determined, in good faith, constitutes a Superior Offer (a “Specified Agreement”); provided, that such termination shall be effective only if the Company shall have paid the Termination Fee immediately prior to or substantially concurrently with such termination; provided, further, that no Acquired Corporation is in material breach of Section 4.3 or Section 5.1(b)(i) in relation to such Superior Offer;
(f) by either Parent or the Company if the Company Stockholder Approval shall not have been obtained at a duly convened Company Stockholder Meeting (as such meeting may be adjourned or postponed) at which the vote was taken in respect of this Agreement and the Merger;
(g) by Parent at any time prior to the Closing, if a breach of any representation or warranty contained in this Agreement or failure to perform any covenant or obligation in this Agreement on the part of the Company shall have occurred such that a condition set forth in Section 6.2(a) or 6.2(b) would not be satisfied and cannot be cured by the Company by the End Date, or if capable of being cured in such time period, shall not have been cured within thirty (30) days of the date Parent gives the Company written notice of such breach or failure to perform; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(g) if either Parent or Merger Sub is then in material breach of any representation, warranty, covenant or obligation hereunder which breach would permit the Company to terminate this Agreement pursuant to Section 7.1(h); or
(h) by the Company at any time prior to the Closing, if a breach of any representation or warranty contained in this Agreement or failure to perform any covenant or obligation in this Agreement on the part of Parent or Merger Sub shall have occurred such that a condition set forth in Section 6.3(a) or 6.3(b) would not be satisfied and cannot be cured by Parent or Merger Sub, as applicable, by the End Date, or if capable of being cured in such time period, shall not have been cured within thirty (30) days of the date the Company gives Parent written notice of such breach or failure to perform; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(h) if the Company is then in material breach of any representation, warranty, covenant or obligation hereunder which breach would permit Parent to terminate this Agreement pursuant to Section 7.1(g).
7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other Party or Parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall be of no further force or effect and there shall be no liability on the part of Parent, Merger Sub or the Company or any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates following any such termination; provided, however, that (a) the final sentence of Section 4.1, this Section 7.2, Section 7.3, Section 8 (other than Section 8.5(b)) and, solely to the extent applicable to the foregoing provisions, any definitions in Exhibit A or elsewhere in this Agreement shall survive the termination of this Agreement and shall remain in full force and effect, (b) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms and (c) no such termination shall relieve any Party of any liability or damages (which, in the case of liabilities or damages payable by Parent and Merger Sub, the Parties acknowledge and agree shall include, to the fullest extent permitted by Section 261(a)(1) of the DGCL, amounts representing, or based on the loss of, any premium or other economic entitlement the Company’s stockholders would be entitled to receive under this Agreement if the Closing were to occur in accordance with the terms of this Agreement, which shall be deemed in such event to be damages of the Company) resulting from any fraud or willful and material breach of this Agreement prior to such termination; provided, however, that if the Termination Fee or the Reverse Termination Fee, as applicable, is payable and paid in accordance with Section 7.3, this clause (c) shall not apply to such termination.
7.3 Expenses; Termination Fees.
(a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses, whether or not the Merger is consummated.
(b) In the event that:
(i) this Agreement is terminated by the Company pursuant to Section 7.1(e);
(ii) this Agreement is terminated by Parent pursuant to Section 7.1(d); or
(iii) each of the following clauses (A), (B) and (C) are satisfied: (A) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b) (but in the case of a termination by the Company, only if at such time Parent would not be prohibited from terminating this Agreement pursuant to proviso (y) to Section 7.1(b)) or by Parent pursuant to Section 7.1(f) or Section 7.1(g), (B) any Person shall have communicated to the Board of Directors or publicly disclosed a bona fide Acquisition Proposal after the date hereof and prior to such termination and such Acquisition Proposal has not been publicly withdrawn prior to such termination and (C) within twelve (12) months of such termination the Company shall have entered into a definitive agreement with respect to, or consummated, an Acquisition Proposal; provided that for purposes of clauses (B) and (C) the references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”;
then, in any such event under clause (i), (ii) or (iii) of this Section 7.3(b), the Company shall pay to Parent or its designee the Termination Fee by wire transfer of same day funds (x) in the case of Section 7.3(b)(i), on the date that the Specified Agreement is executed (or if the Specified Agreement is executed on a day that is not a business day, the next business day), (y) in the case of Section 7.3(b)(ii), within three (3) business days after such termination or (z) in the case of Section 7.3(b)(iii), on the date that the definitive agreement for the Acquisition Proposal referred to in clause (C) of Section 7.3(b)(iii) is executed by the parties thereto (or the earlier consummation of the Acquisition Proposal) (or if the execution (or earlier consummation) occurs on a day that is not a business day, the next business day); it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion. As used herein, “Termination Fee” shall mean a cash amount equal to $165,000,000. Payment of the Termination Fee pursuant to this Section 7.3(b) together with any amounts to which the Parent is entitled pursuant to Section 7.3(d) in a situation where the Termination Fee is due and payable shall be deemed to be liquidated damages for, and the sole and exclusive remedy of Parent, Merger Sub and any of their respective Affiliates with respect to, any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and any breach or failure to perform hereunder or the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub or any of their respective Affiliates shall be entitled to bring or maintain any claim, action or proceeding against the Acquired Corporations and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or other Affiliates (the “Company Related Parties”) arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination, and upon payment of such amount(s), none of the Company Related Parties shall have any further liability or obligations relating to or arising out of this Agreement or the Transactions.
(c) In the event that (i) this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(c) as a result of a final and nonappealable order, decree, ruling or other action by a court of competent jurisdiction or any other Governmental Body of competent jurisdiction and solely to the extent arising under Antitrust Laws or (ii) each of the following clauses (A), (B) (C), and (D) are satisfied: (A) this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b), (B) any of the conditions set forth in Sections 6.1(b) and 6.1(c) (solely in respect of Antitrust Laws) have not been satisfied, (C) all of the conditions set forth in Section 6.1, other than any of the conditions set forth in Sections 6.1(b) or 6.1(c) (solely in respect of Antitrust Laws), and in Section 6.2 shall have been satisfied or waived by Parent or Merger Sub, to the extent waivable by Parent or Merger Sub (other than conditions that by their nature are to be satisfied at the Closing, each of which is then capable of being satisfied), and (D) no breach by the Company of its obligations in Section 5.2 has contributed materially to the applicable order, decree, ruling or other action that gives rise to the termination right pursuant to Section 7.1(c) or the failure of any of the conditions set forth in Section 6.1(b) or Section 6.1(c) to be satisfied; then Parent will promptly, but in no event later than three (3) business days after such termination, pay or cause to be paid to the Company a termination fee (the “Reverse Termination Fee”) of $185,000,000 in cash. Parent will not be required to pay the Reverse Termination Fee pursuant to this Section 7.3(c) more than once. Payment of the Reverse Termination Fee pursuant to this Section 7.3(c) together with any amounts to which the Company is entitled pursuant to Section 7.3(d) in a situation where the Reverse Termination Fee is due and payable shall be deemed to be liquidated damages for, and the sole and exclusive remedy of the Company Related Parties with respect to, any and all losses or damages suffered or incurred by any Company Related Party or any other Person in connection with this Agreement (and any breach or failure to perform hereunder or the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and no Company Related Party shall be entitled to bring or maintain any claim, action or proceeding against Parent, Merger Sub, Novo Holdings A/S, the Novo Nordisk Foundation, or any of their respective former, current or future officers, directors, partners, stockholders, managers, members or other Affiliates (collectively, “Parent Related Parties”) arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination, and upon payment of such amount(s), none of the Parent Related Parties shall have any further liability or obligations relating to or arising out of this Agreement or the Transactions.
(d) The Parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the Transactions and that, without these agreements, the Parties would not enter into this Agreement; accordingly, if the Company fails to timely pay any amount due pursuant to Section 7.3(b), or Parent fails to timely pay any amount due pursuant to Section 7.3(c) and, in order to obtain the payment, the Party to whom payment is due commences a Legal Proceeding which results in a judgment against the other Party, the other Party shall pay the Party to whom payment is due its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such suit, not to exceed $20,000,000 together with interest on such amount at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.
SECTION 8

MISCELLANEOUS PROVISIONS
8.1 Amendment. Subject to applicable Legal Requirements and as otherwise provided in this Agreement, this Agreement may be amended, modified or supplemented by written agreement of the Parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.
8.2 Waiver. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may, to the extent permissible under applicable Legal Requirements, (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (c) waive compliance by the other with any of the agreements or covenants contained herein. Any such extension or waiver shall be valid only if is expressly set forth in a written instrument duly executed and delivered on behalf of the Party or Parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
8.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement, the Company Disclosure Schedule or in any certificate or schedule or other document delivered by any Person pursuant to this Agreement shall survive the Effective Time.
8.4 Entire Agreement; Counterparts. This Agreement (including its Exhibits, Annexes and the Company Disclosure Schedule), the CVR Agreement (including any annexes, schedules and exhibits thereto) and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties and their respective Affiliates, with respect to the subject matter hereof and thereof. This Agreement may be executed in one or more counterparts, including by facsimile or by email with .pdf attachments, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
8.5 Applicable Legal Requirements; Jurisdiction; Specific Performance; Remedies.
(a) This Agreement, the Transactions and any other matters or disputes relating thereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action or proceeding arising out of or relating to this Agreement or any of the Transactions: (i) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of: (A) the Chancery Court of the State of Delaware and any state appellate court therefrom, (B) if (but only if) the court in clause (A) lacks subject matter jurisdiction, the Superior Court of the State of Delaware sitting in New Castle County and any state appellate court therefrom or (C) if (but only if) the courts in clauses (A) and (B) lack subject matter jurisdiction, the United States District Court in the State of Delaware and any appellate court therefrom (collectively, the courts described in clauses (A) through (C), the “Delaware Courts”); and (ii) each of the Parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with Section 8.8. Each of the Parties irrevocably and unconditionally (1) agrees not to commence any such action or proceeding except in the Delaware Courts, (2) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Courts, (3) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in the Delaware Courts and (4) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Courts. The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.
(b) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8.5(a) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific performance is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into this Agreement. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that the other Parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.5(b) shall not be required to provide any bond or other security in connection with any such order or injunction.
(c) EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY (I) MAKES THIS WAIVER VOLUNTARILY AND (II) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 8.5.
8.6 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned by a Party without the prior written consent of the other Parties, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect, except that Parent and Merger Sub may assign all or any of their rights and obligations under this Agreement to any controlled Affiliate of Parent (an “Assignee”). Any such Assignee may thereafter assign all or any of its rights and obligations under this Agreement to one or more additional Assignees; provided, however, that in connection with any assignment to an Assignee, Parent and Merger Sub (and such assignor, if applicable) will remain liable for performance by Parent and Merger Sub (and such assignor, if applicable) of their obligations hereunder.
8.7 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; except for: (a) if the Effective Time occurs, (i) the right of the Company’s stockholders to receive the Merger Consideration pursuant to Section 1 following the Effective Time in accordance with the terms of this Agreement, and (ii) the right of the holders of Company Equity Awards to receive the Merger Consideration pursuant to Section 1.8 following the Effective Time in accordance with the terms of this Agreement; (b) the provisions set forth in Section 5.4 of this Agreement; (c) the limitations on liability of the Company Related Parties set forth in Section 7.3(b); and (d) the limitations on liability of the Parent Related Parties set forth in Section 7.3(c). The Parties hereby agree that the Company shall have the right, on its own behalf and, in accordance with and to the fullest extent permitted by Section 261(a)(2) of the DGCL, as representative on behalf of the Company’s stockholders and the holders of Company Equity Awards to pursue specific performance as set forth in Section 8.5(b) or damages to the fullest extent permitted by Section 261(a)(1) of the DGCL. For the avoidance of doubt, (i) only the Company (and not the Company’s stockholders or the holders of Company Equity Awards) may bring an action pursuing liability for such damages and (ii) the Company may retain, without distribution to the Company’s stockholders or the holders of Company Equity Awards, any damages received.

8.8 Notices. All notices and other communications required or permitted to be given to any Party hereunder shall be in writing and shall be deemed properly delivered on (a) the date and time of delivery if delivered personally, (b) the date and time of transmittal if delivered by email (provided, no “bounce back” or similar message of non-delivery is received with respect thereto), (c) the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (d) upon confirmed receipt if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices or other communications hereunder shall be delivered to the addresses or email addresses set forth below, or pursuant to such other instructions as the Party to receive such notice or communication shall have specified in a written notice given to the other Parties:

if to Parent:

Novo Nordisk A/S
Novo Allé 1
2880 Bagsvaerd
Denmark
Attention:	John Kuckelman, General Counsel
Email:	[***]

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
800 Boylston Street
Boston, MA 02110
Attention:	Emily J. Oldshue
Christopher D. Comeau
Email:	[***]
[***]

if to Merger Sub (or following the Effective Time, the Surviving Corporation):

800 Scudders Mill Road
Plainsboro, NJ 08536
Attention:	Daniel Bohsen, Senior Vice President of Finance and Operations
Email:	[***]

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
800 Boylston Street
Boston, MA 02110
Attention:	Emily J. Oldshue
Christopher D. Comeau
Email:	[***]
[***]

if to the Company (prior to the Effective Time):

Akero Therapeutics, Inc.
601 Gateway Boulevard, Suite 350
South San Francisco, CA 94080
Attention:	Andrew Cheng, President and Chief Executive Officer
Email:	[***]

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
200 Clarendon Street
Boston, Massachusetts 02116
Attention:	Graham Robinson
Laura Knoll
Benjamin Jiang
Email:	[***]
[***]
[***]

8.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
8.10 Obligation of Parent. Parent shall ensure that Merger Sub (and, following the Effective Time, the Surviving Corporation) duly performs, satisfies and discharges on a timely basis each of the covenants, obligations and liabilities applicable to Merger Sub or the Surviving Corporation, as applicable, under this Agreement, and Parent shall be jointly and severally liable with Merger Sub or the Surviving Corporation, as applicable, for the due and timely performance and satisfaction of each of said covenants, obligations and liabilities.
8.11 Construction.
(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.
(b) The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.
(c) All references to days or months shall be deemed references to calendar days or months unless otherwise specified herein.
(d) As used in this Agreement, the word “including” and words of similar import shall mean including without limiting the generality of any description preceding such term, unless otherwise specified.
(e) As used in this Agreement, the phrase “to the extent” shall mean the degree to which a subject or other thing extends and shall not simply mean “if.”

(f) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” or “Annexes” are intended to refer to Sections of this Agreement and Exhibits or Annexes to this Agreement.
(g) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
(h) The term “dollars” and character “$” shall mean United States dollars.
(i) Any reference to (i) any Governmental Body includes any successor to that Governmental Body; and (ii) any applicable Legal Requirement refers to such applicable Legal Requirement as amended, modified, supplemented, or replaced from time to time (and, in the case of statutes, include any rule and regulation promulgated under such statute) and references to any section of any applicable Legal Requirement includes any successor to such section (provided that, for purposes of any representation and warranty in this Agreement that is made as of a specific date, references to any Legal Requirement or Contract shall be deemed to refer to such Legal Requirement or Contract, as amended, and to any rule or regulation promulgated thereunder, in each case, as of such date).
(j) Documents or other information or materials will be deemed to have been “made available,” “furnished,” “provided,” or “delivered” by the Company if such documents, information or materials have been physically or electronically delivered, in unredacted form, to Parent at least forty-eight (48) hours prior to the execution and delivery of this Agreement, including by being posted to the virtual data room managed by the Company and hosted by Donnelley Financial Solutions (the “Data Room”), available to Parent on the Company’s designated file server on Egnyte, or filed with or furnished to the SEC and available on EDGAR at least 48 hours prior to the execution and delivery of this Agreement.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

Akero Therapeutics, Inc.

By:	/s/ Andrew Cheng
Name: Andrew Cheng, M.D., Ph.D.
Title: President and Chief Executive Officer

Novo Nordisk A/S

By:	/s/ Karsten Munk Knudsen
Name: Karsten Munk Knudsen
Title: Executive Vice President & Chief Financial Officer

Novo Nordisk A/S

By:	/s/ Mike Doustdar
Name: Mike Doustdar
Title: President & Chief Executive Officer

NN Invest Sub, Inc

By:	/s/ Daniel Bohsen
Name: Daniel Bohsen
Title: President & Treasurer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

CERTAIN DEFINITIONS
For purposes of the Agreement (including this Exhibit A):
Acceptable Confidentiality Agreement. “Acceptable Confidentiality Agreement” is defined in Section 4.3(a) of the Agreement.
Acquired Corporations. “Acquired Corporations” is defined in Section 2.1(a) of the Agreement.
Acquisition Proposal. “Acquisition Proposal” shall mean any proposal or offer from any Person (other than Parent and its Affiliates) or “group”, within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (A) acquisition or exclusive license of assets of the Company equal to 20% or more of the Company’s consolidated assets (determined by value) attributable, (B) issuance or acquisition of 20% or more of the outstanding Company Common Stock, (C) recapitalization, tender offer or exchange offer that if consummated would result in any Person or group beneficially owning 20% or more of the outstanding Company Common Stock or (D) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company that if consummated would result in any Person or group beneficially owning 20% or more of the outstanding Company Common Stock, in each case (A) through (D) other than the Transactions.
Affiliate. “Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise. Notwithstanding anything to the contrary set forth in the preceding sentence, other than for purposes of Sections 2.26, 5.12, 7.2, and 7.3(b), Novo Holdings A/S, the Novo Nordisk Foundation and their respective Affiliates (other than Parent and its Subsidiaries and any Person that controls the foregoing other than Novo Holdings A/S or the Novo Nordisk Foundation) will not be considered Affiliates of Parent or Merger Sub hereunder.
Agreement. “Agreement” is defined in the preamble to the Agreement.
Anti-Corruption Laws. “Anti-Corruption Laws” shall mean the Foreign Corrupt Practices Act of 1977, the Anti-Kickback Act of 1986, the UK Bribery Act of 2010, and the Anti-Bribery Laws of the People’s Republic of China or any applicable Legal Requirements of similar effect, and the related regulations and published interpretations thereunder.
Antitrust Laws. “Antitrust Laws” shall mean the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, all applicable foreign antitrust laws and foreign direct investment laws and all other applicable Legal Requirements issued by a Governmental Body that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition or that provide for national security and public order reviews in connection with the cross-border acquisition of any interest or assets of a business.
Assignee. “Assignee” is defined in Section 8.6.
Board of Directors. “Board of Directors” is defined in the Introduction to the Agreement.
Book-Entry Shares. “Book-Entry Shares” shall mean non-certificated Shares represented by book-entry.
business day. “business day” shall mean a day except a Saturday, a Sunday or other day on which banks in either the City of New York, NY or Copenhagen, Denmark are authorized or required by Legal Requirements to be closed.
Certificated Shares. “Certificated Shares” is defined in Section 1.6(b) of the Agreement.
Certificates. “Certificates” is defined in Section 1.6(b) of the Agreement.

Change of Control Payment. “Change of Control Payment” is defined in Section 2.9(a)(vii) of the Agreement.
Closing. “Closing” is defined in Section 1.3(a) of the Agreement.
Closing Consideration. “Closing Consideration” is defined in Introduction to the Agreement.
Closing Date. “Closing Date” is defined in Section 1.3(a) of the Agreement.
Code. “Code” shall mean the Internal Revenue Code of 1986.
Company. “Company” is defined in the preamble to the Agreement.
Company Adverse Change Recommendation. “Company Adverse Change Recommendation” is defined in Section 5.1(a) of the Agreement.
Company Board Recommendation. “Company Board Recommendation” is defined in the Introduction to the Agreement.
Company Common Stock. “Company Common Stock” shall mean the common stock, $0.0001 par value per share, of the Company.
Company Disclosure Schedule. “Company Disclosure Schedule” shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement.
Company Equity Award. “Company Equity Award” shall mean each Company Option and Company RSU.
Company Equity Plans. “Company Equity Plans” shall mean the Company’s 2019 Stock Option and Incentive Plan and the Company’s 2018 Stock Option and Grant Plan, in each case, as may be further amended, restated, modified or supplemented from time to time.
Company ESPP. “Company ESPP” shall mean the Company’s 2019 Employee Stock Purchase Plan, as may be further amended, restated, modified or supplemented from time to time.
Company In-Licensed IP. “Company In-Licensed IP” shall mean all Intellectual Property Rights owned or purported to be owned by a third party, solely or jointly, and licensed to any of the Acquired Corporations.
Company IP. “Company IP” shall mean, collectively, (a) the Company Owned IP and (b) the Company In-Licensed IP.
Company IT Assets. “Company IT Assets” shall mean computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation owned by the Company or the Acquired Corporations, or licensed or leased to the Company or the Acquired Corporations pursuant to written agreements (excluding any public networks).
Company Options. “Company Options” shall mean all compensatory options to purchase Shares granted under any Company Equity Plan. A purchase right under the Company ESPP is not considered to be a Company Option for purposes of this Agreement.
Company Owned IP. “Company Owned IP” shall mean all Intellectual Property Rights that are owned or purported to be owned, solely or jointly, by any of the Acquired Corporations.
Company Preferred Stock. “Company Preferred Stock” shall mean the preferred stock, $0.0001 par value per share, of the Company.
Company Registered IP. “Company Registered IP” is defined in Section 2.8(a) of the Agreement.
Company Related Parties. “Company Related Parties” is defined in Section 7.3(b) of the Agreement.
Company Returns. “Company Returns” is defined in Section 2.15(a) of the Agreement.

Company RSUs. “Company RSUs” shall mean all restricted stock units granted under any Company Equity Plan.
Company SEC Documents. “Company SEC Documents” is defined in Section 2.4(a) of the Agreement.
Company Securities. “Company Securities” is defined in Section 2.3(h) of the Agreement.
Company Stockholder Approval. “Company Stockholder Approval” is defined in Section 2.21 of the Agreement.
Company Stockholder Meeting. “Company Stockholder Meeting” is defined in Section 4.4(b) of the Agreement.
Company Warrants. “Company Warrants” shall mean all warrants to purchase Shares.
Confidentiality Agreement. “Confidentiality Agreement” is defined in Section 4.1 of the Agreement.
Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization.
Continuing Employee. “Continuing Employee” is defined in Section 5.3(a) of the Agreement.
Contract. “Contract” shall mean any legally binding agreement, contract, subcontract, lease, understanding, instrument, bond, debenture, note, option, warrant, license, sublicense, purchase order, sales order, commitment or undertaking.
Copyrights. “Copyrights” is defined in the definition of Intellectual Property Rights.
Cut-off Time. “Cut-off Time” is defined in Section 4.3(c) of the Agreement.
CVR Agreement. “CVR Agreement” is defined in the Introduction to the Agreement.
CVR Parent. “CVR Parent” is defined in the Introduction to the Agreement.
Data Protection and Security Requirements. “Data Protection and Security Requirements” shall mean, as applicable (a) all state, federal, local, or other domestic or foreign laws relating to the Processing of Personal Data, data privacy, data or cyber security, breach notification, or data localization, including HIPAA, Regulation (EU) 2016/679 (General Data Protection Regulation or “GDPR”), the United Kingdom Data Protection Act 2018, and comparable foreign or state laws regulating the privacy and security of Personal Data; (b) all regulatory guidelines and published interpretations by Governmental Bodies of such laws; (c) all policies and notices of the Company relating to the Processing of Personal Data; and (d) Executive Order 14117 of February 28, 2024 (Preventing Access to Americans’ Bulk Sensitive Personal Data and United States Government-Related Data by Countries of Concern) and the U.S. Department of Justice Final Rule entitled “Access to U.S. Sensitive Personal Data and Government-Related Data by Countries of Concern or Covered Persons,” 28 C.F.R. Part 202 (the “DOJ Data Security Program”).
Data Room. “Data Room” is defined in Section 8.11(j) of the Agreement.
Delaware Courts. “Delaware Courts” is defined in Section 8.5(a) of the Agreement.
Determination Notice. “Determination Notice” is defined in Section 5.1(b)(i) of the Agreement.
Development Plan. “Development Plan” shall mean the development plan set forth on Schedule 4.2(a), as it may be amended, modified or supplemented by written agreement of the Parties from time to time, by an instrument in writing signed on behalf of each of the Parties.
DGCL. “DGCL” shall mean the Delaware General Corporation Law.
Dissenting Shares. “Dissenting Shares” is defined in Section 1.7 of the Agreement.
DOJ. “DOJ” shall mean the U.S. Department of Justice.
DOJ Data Security Program. “DOJ Data Security Program” is defined in the definition for “Data Protection and Security Requirements”.
EDGAR. “EDGAR” is defined in Section 2.9(b) of the Agreement.

Effective Time. “Effective Time” is defined in Section 1.3(b) of the Agreement.
Employee Plan. “Employee Plan” shall mean any “employee benefit plan” within the meaning of Section 3(3) of ERISA, and any other plan, program, policy, practice, contract, agreement or arrangement providing for compensation or benefits, whether or not subject to ERISA, whether or not reduced to writing, and whether covering a single individual or group of individuals, including any bonus, commission, change in control, retention, transaction, deferred compensation, incentive compensation, stock purchase, stock option, other equity or equity-based award, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, health and welfare, flexible benefits, fringe benefit, gross-up, profit-sharing, pension or retirement, employment, individual consulting or other compensation or employee benefit plan, policy, practice, program, contract, agreement or arrangement, in each case that is (i) sponsored, maintained, contributed to or required to be contributed to by an Acquired Corporation for the benefit of any current or former employee, director, officer, independent contractor or other individual service provider of an Acquired Corporation, (ii) with respect to which an Acquired Corporation has any liability or (iii) to which an Acquired Corporation is a party, in each case, excluding any plan or arrangement that is maintained because it is required by, or to which contributions are required by, a Governmental Body or applicable Legal Requirements.
Encumbrance. “Encumbrance” shall mean any lien, pledge, hypothecation, mortgage, security interest, encumbrance, right of first refusal, preemptive right, claim, charge or similar restriction of any nature.
End Date. “End Date” is defined in Section 7.1(b) of the Agreement.
Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.
Environmental Law. “Environmental Law” shall mean any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health, worker health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.
ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.
Excluded Benefits. “Excluded Benefits” is defined in Section 5.3(a) of the Agreement.
Excluded Shares. “Excluded Shares” is defined in Section 1.5(a)(ii) of the Agreement.
FDA. “FDA” shall mean the United States Food and Drug Administration.
FDCA. “FDCA” shall mean the Federal Food, Drug and Cosmetic Act, (21 U.S.C. § 301 et. seq.) and all regulations promulgated thereunder.
FTC. “FTC” shall mean the U.S. Federal Trade Commission.
GAAP. “GAAP” is defined in Section 2.4(b) of the Agreement.
Global Trade Laws. “Global Trade Laws” shall mean (a) the trade, sanctions, export control, import, and anti-boycott Legal Requirements imposed, administered, or enforced by the U.S. government, including the Export Administration Regulations, the International Traffic in Arms Regulations, the customs and import Legal Requirements administered by U.S. Customs and Border Protection, the Foreign Trade Regulations, and the economic and trade sanctions administered by the U.S. Treasury Department’s Office of Foreign Assets Control or the U.S. Department of State; and (b) other trade, sanctions, export control, import, and anti-boycott Legal Requirements applicable to any Acquired Corporation (except to the extent inconsistent with U.S. Legal Requirements).

Governmental Authorization. “Governmental Authorization” shall mean any: permit, license, certificate, franchise, permission, approval, clearance, registration, qualification, grant, accreditation, waiver or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.
Governmental Body. “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit or body and any court, arbitrator, mediator or other tribunal, with respect to (a)-(c), including the U.S. Patent and Trademark Office, U.S. Copyright Office and any similar office or agency anywhere in the world.
Hazardous Materials. “Hazardous Materials” shall mean any waste, material, or substance that is listed, regulated or defined under any Environmental Law and includes any pollutant, chemical substance, hazardous substance, hazardous waste, special waste, solid waste, asbestos, mold, radioactive material, polychlorinated biphenyls, petroleum or petroleum-derived substance or waste.
Health Care Laws. “Health Care Laws” shall mean all applicable Legal Requirements governing the research, development, design, manufacturing, packaging, labeling, quality, safety, import, export, commercialization, marketing, promotion, sale, and distribution of biologics, including the FDCA and the Public Health Services Act (42 U.S.C. § 262); the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)); the Beneficiary Inducement Law (42 U.S.C. § 1320a-7a(a)(5)); the civil False Claims Act (31 U.S.C. §§ 3729 et seq.); the criminal False Claims Act (42 U.S.C. § 1320a-7b(a)); the Exclusion Laws (42 U.S.C. § 1320a-7); the Animal Welfare Act (7 U.S.C. §§ 2131–2159) and the National Institutes of Health (“NIH”) Office of Laboratory Animal Welfare standards for animal use in research; the Association for Assessment and Accreditation of Laboratory Animal Care standards to evaluate animal care and use programs; any other applicable state, federal, local, or other domestic or foreign law or regulation related to animal research; the NIH Guidelines for Research Involving Recombinant or Synthetic Nucleic Acid Molecules; the European Union Clinical Trials Regulation (Regulation (EU) No. 536/2014); any related or analogous applicable Legal Requirement, whether of the United States or any other applicable jurisdiction; and any applicable rules, regulations, and legally binding directives, policy statements, or guidance promulgated or issued pursuant to such Legal Requirements, as each of the foregoing may be amended from time to time.
Hercules Loan Agreement. “Hercules Loan Agreement” shall mean that certain Loan and Security Agreement, dated as of June 15, 2022 (as amended, restated, supplemented or otherwise modified from time to time) by and among the Company and each of the Company’s subsidiaries from time to time party thereto, as borrower, the several banks and other financial institutions or entities from time to time party thereto and Hercules Capital, Inc., in its capacity as administrative agent and collateral agent for itself and the lenders party thereto.
Hercules Warrant. “Hercules Warrant” shall mean a warrant issued by the Company pursuant to the Hercules Loan Agreement.
HIPAA. “HIPAA” is defined in Section 2.12(j) of the Agreement.
HSR Act. “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
In the Money Option. “In the Money Option” is defined in Section 1.8(a) of the Agreement.
In-bound License. “In-bound License” is defined in Section 2.9(a)(ix) of the Agreement.
Indebtedness. “Indebtedness” shall mean, without duplication, the outstanding principal amount of, and all interest, fees and other amounts accrued in respect of and all amounts and premiums payable at retirement (including prepayment penalties) of, (i) any indebtedness for borrowed money (including the issuance of any debt security) to any Person, including that portion of obligations with respect to any capital or finance leases that is classified as a liability on a balance sheet in conformity with GAAP, (ii) any obligations evidenced by notes, bonds, debentures or similar Contracts owing to any Person other than an Acquired Corporation, (iii) any reimbursement obligations in respect of all drawn amounts under letters of credit, surety and performance bonds, bankers’ acceptances or similar facilities, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired, (v) interest rate swap, forward contract, currency or other hedging arrangements or derivative instruments, (vi) any dividends or distributions or (vii) any guaranty of any such obligations described in clauses (i) through (vi) of any Person other than an Acquired Corporation (other than, in any case, accounts payable to trade creditors and accrued expenses, in each case, arising in the ordinary course of business consistent with past practice).
Indemnified Persons. “Indemnified Persons” is defined in Section 5.4(a) of the Agreement.
Initial Extended End Date. “Initial Extended End Date” is defined in Section 7.1(b) of the Agreement.
Intellectual Property Rights. “Intellectual Property Rights” shall mean all intellectual property and industrial property rights of every kind and description throughout the world, including all U.S. and foreign (i) patents, patent applications, invention disclosures, and all related provisionals, non-provisionals, continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof (“Patents”), (ii) trademarks, service marks, names, corporate names, trade names, Internet domain names, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with all goodwill associated with the foregoing (“Trademarks”), (iii) works of authorship, whether or not copyrightable, copyrights and copyrightable subject matter (“Copyrights”), and (iv) trade secrets and other confidential and proprietary ideas, know-how, inventions, processes, formulae, models, and methodologies, specifications, assays, manuals, drawings, standard operating procedures, regulatory, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, safety, quality assurance, quality control and clinical data and similar data and information (“Trade Secrets”), with respect to (i)-(iv), whether registered or unregistered, issued or unissued, and including all applications therefor.
Intervening Event. “Intervening Event” shall mean any material event, fact, development or occurrence that affects the business, assets or operations of the Company that is unknown to, and not reasonably foreseeable by, the Board of Directors as of the date of this Agreement, or if known to the Board of Directors as of the date of this Agreement, the material consequences of which were not known to, and not reasonably foreseeable by, the Board of Directors as of the date of this Agreement.
IRS. “IRS” shall mean the U.S. Internal Revenue Service.
knowledge. “knowledge” with respect to an Entity shall mean with respect to any matter in question the actual knowledge, after reasonable inquiry, of such Entity’s executive officers; provided that the foregoing shall not require any freedom to operate or other analysis with respect to validity or non-infringement of Intellectual Property Rights.
Leased Real Property. “Leased Real Property” is defined in Section 2.7(b) of the Agreement.
Legal Proceeding. “Legal Proceeding” shall mean any action, claim, charge, audit, suit, complaint, litigation, arbitration, mediation proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing or investigation commenced, brought, conducted or heard by or before any Governmental Body.
Legal Requirement. “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, resolution, ordinance, common law, act, injunction, award, code, decree, rule, regulation, order, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of Nasdaq or another stock exchange).
Material Adverse Effect. “Material Adverse Effect” shall mean any event, occurrence, circumstance, change or effect which, individually or when taken together with all other events, occurrences, circumstances, changes or effects which have occurred in the applicable determination period for a Material Adverse Effect, has had or would reasonably be expected to have a material adverse effect on (a) the ability of the Company to consummate the Transactions on or before the End Date or (b) the business, assets, financial condition or results of operations of the Acquired Corporations, taken as a whole; provided, however, that none of the following shall be deemed to constitute or be taken into account in determining whether there is, or would reasonably be expected to be, a Material Adverse Effect for purposes of clause (b) above: (i) any change in the market price or trading volume of the Company’s stock or change in the Company’s credit ratings; provided that the underlying causes of any such change may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein; (ii) any event, occurrence, circumstance, change or effect resulting from the announcement, pendency or performance of the Transactions (other than with respect to any representation or warranty the purpose of which is to address the consequences of the execution and delivery of this Agreement or the consummation of the Transactions of the performance of obligations of the Company hereunder); (iii) any event, occurrence, circumstance, change or effect generally affecting the industries in which the Acquired Corporations operate or in the economy generally or other general business, financial or market conditions; (iv) any event, occurrence, circumstance, change or effect arising directly or indirectly from or otherwise relating to fluctuations in the value of any currency or interest rates; (v) any event, occurrence, circumstance, change or effect arising directly or indirectly from or otherwise relating to any act of terrorism, war, national or international calamity, natural disaster, acts of god, epidemic, pandemic, trade wars or any other similar event; (vi) the failure of the Company to meet internal or analysts’ expectations or projections; provided that the underlying causes of such failure may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein; (vii) any adverse effect arising directly from or otherwise directly relating to any action taken by an Acquired Corporation at the written direction of Parent or any action specifically required to be taken by an Acquired Corporation under this Agreement; (viii) any event, occurrence, circumstance, change or effect resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or any of their respective Affiliates; (ix) any event, occurrence, circumstance, change or effect arising directly or indirectly from or otherwise relating to any change in, or any compliance with or action taken for the purpose of complying with any change in, any Legal Requirement or GAAP (or interpretations of any Legal Requirement or GAAP); (x) any Legal Proceeding described in Section 1.7 or Section 5.5; (xi) the availability of or cost of equity, debt or other financing to Parent or Merger Sub; or (xii) any event, occurrence, circumstance, change or effect proximately resulting or arising from Parent’s or Merger Sub’s material breach of this Agreement; provided that any event, occurrence, circumstance, change or effect referred to in the foregoing clauses (iii), (iv), (v) and (ix) may be taken into account in determining whether there is, or would be reasonably expected to be, a Material Adverse Effect solely to the extent such event, occurrence, circumstance, change or effect disproportionately affects the Acquired Corporations relative to other participants in the industries in which the Acquired Corporations operate.
Material Contract. “Material Contract” is defined in Section 2.9(a) of the Agreement.
Merger. “Merger” is defined in the Introduction to the Agreement.
Merger Consideration. “Merger Consideration” is defined in the Introduction to the Agreement.
Merger Proxy Statement. “Merger Proxy Statement” is defined in Section 4.4(a) of the Agreement.
Merger Sub. “Merger Sub” is defined in the preamble to the Agreement.
Nasdaq. “Nasdaq” shall mean The Nasdaq Global Select Market.
Non-Executive Employees. “Non-Executive Employees” is defined in Section 2.17(a) of the Agreement.
Out of the Money Option. “Out of the Money Option” is defined in Section 1.8(b) of the Agreement.
Out-bound License. “Out-bound License” is defined in Section 2.9(a)(ix) of the Agreement.
Parent. “Parent” is defined in the preamble to the Agreement.
Parent Material Adverse Effect. “Parent Material Adverse Effect” shall mean any effect, change, event or occurrence that would or would reasonably be expected to, individually or in the aggregate, materially impair, prevent or materially delay Parent’s or Merger Sub’s ability to consummate the Transactions in a timely manner on the terms set forth herein.
Parent Related Parties. “Parent Related Parties” is defined in Section 7.3(c) of the Agreement.
Parties. “Parties” shall mean Parent, Merger Sub, and the Company.
Paying Agent. “Paying Agent” is defined in Section 1.6(a) of the Agreement.
Payment Fund. “Payment Fund” is defined in Section 1.6(a) of the Agreement.

Permitted Encumbrance. “Permitted Encumbrance” shall mean (a) any Encumbrance for Taxes (i) that are not due and payable or (ii) the validity of which is being contested in good faith by appropriate proceedings and for which a reserve has been established in accordance with GAAP in the financial statements included in the Company SEC Documents filed prior to the date of this Agreement, (b) any Encumbrance representing the rights of customers, suppliers and subcontractors in the ordinary course of business consistent with past practice under the terms of any Contracts to which the relevant Party is a party or under general principles of commercial or government contract law (including mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar liens granted or which arise in the ordinary course of business consistent with past practice), (c) any interest or title of a lessor under leases (other than capital leases) entered into by the Company or its Subsidiary in the ordinary course of business, and any Encumbrance related thereto, (d) in the case of any Contract, Encumbrances that are restrictions against the transfer or assignment thereof that are included in the terms of such Contract, (e) non-exclusive licenses of Intellectual Property Rights granted in the ordinary course of business consistent with past practice and (f) in the case of real property, Encumbrances that are easements, rights-of-way, encroachments, restrictions, conditions and other similar Encumbrances incurred or suffered in the ordinary course of business consistent with past practice and which, individually or in the aggregate, do not and would not materially impair the use (or contemplated use), utility or value of the applicable real property or otherwise materially impair the present or contemplated business operations at such location, or zoning, entitlement, building and other land use regulations imposed by Governmental Bodies having jurisdiction over such real property or that are otherwise set forth on a title report.
Person. “Person” shall mean any individual, Entity or Governmental Body.
Personal Data. “Personal Data” shall mean all data or information in any medium that alone or in combination with other information allows the identification of an individual or that otherwise constitutes personal data or personal information under any applicable Data Protection and Security Requirements, including any financial, credit, transactional, medical or other information, names, addresses, social security or insurance numbers, telephone numbers, facsimile numbers, email addresses or other contact information, or any personal or device identifier. Personal Data shall include “Protected Health Information,” as that term is defined at 45 C.F.R. § 160.103 for purposes of HIPAA.
Pre-Closing Period. “Pre-Closing Period” is defined in Section 4.1 of the Agreement.
Pre-Funded Warrant. “Pre-Funded Warrant” shall mean a pre-funded warrant issued pursuant to the Underwriting Agreement, dated as of January 28, 2025, among the Company and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Jefferies LLC, as representatives of the several underwriters named therein.
Processing. “Processing” shall mean the collection, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal, disclosure or other activity regarding data (whether electronically or in any other form or medium).
Reference Date. “Reference Date” is defined in Section 2.3(a) of the Agreement.
Regulatory Permit. “Regulatory Permit” shall mean all Governmental Authorizations granted or issued by FDA or other Governmental Body required to operate the business of the Acquired Corporations with respect to any Health Care Laws, including any investigational new drug applications, biologics license applications, clinical trial applications, marketing authorization applications, establishment registrations and drug listings (as defined in 21 C.F.R. Part 207), all supplements or amendments thereto, and all comparable Governmental Authorizations.
Release. “Release” shall mean any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials from any source into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems.
Representatives. “Representatives” shall mean officers, directors, employees, attorneys, accountants, investment bankers, consultants, agents, financial advisors, other advisors and other representatives.
Required Jurisdiction. “Required Jurisdiction” means each of the jurisdictions set forth on Schedule 5.2.
Reverse Termination Fee. “Reverse Termination Fee” is defined in Section 7.3(c) of the Agreement.
Rights Agent. “Rights Agent” is defined in the Introduction to the Agreement.

Sarbanes-Oxley Act. “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
SEC. “SEC” shall mean the United States Securities and Exchange Commission.
SEC Clearance Date. “SEC Clearance Date” is defined in Section 4.4(b) of the Agreement.
Securities Act. “Securities Act” shall mean the Securities Act of 1933.
Security Incident. “Security Incident” shall mean any (a) unauthorized access, acquisition, interruption, alteration or modification, loss, theft, corruption or other unauthorized Processing or Misuse of Personal Data or other business data, (b) inadvertent, unauthorized or unlawful sale, or rental of, Personal Data or other business data, or (c) other unauthorized access to or use of the information technology systems of any member of the Company. “Security Incident” includes any “breach” or “security incident” as defined under HIPAA and any “personal data breach” as defined under GDPR.
Shares. “Shares” is defined in the Introduction to the Agreement.
Specified Agreement. “Specified Agreement” is defined in Section 7.1(e) of the Agreement.
Subsidiary. An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.
Superior Offer. “Superior Offer” shall mean a bona fide written Acquisition Proposal that the Board of Directors determines, in its good faith judgment, after consultation with the Company’s outside legal counsel and financial advisors, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects (including certainty of closing) of the proposal and the Person making the proposal and other aspects of the Acquisition Proposal that the Board of Directors deems relevant, and if consummated, would result in a transaction more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the Transactions (including after giving effect to proposals, if any, made by Parent pursuant to Section 5.1(b)(i)); provided that for purposes of the definition of “Superior Offer,” the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%.”
Surviving Corporation. “Surviving Corporation” is defined in the Introduction to the Agreement.
Takeover Laws. “Takeover Laws” shall mean any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state anti-takeover laws and regulations (including, for the avoidance of doubt, Section 203 of the DGCL).
Tax. “Tax” shall mean any and all U.S. federal, state or local or non-U.S. taxes, including any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, gains, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit, custom duty, estimated or other tax or similar levy, assessment, or other charge in the nature of a tax, together with any interest, penalty, or addition thereto.
Tax Return. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, form, election, certificate or other document or information filed or required to be filed with any Governmental Body in connection with the determination, assessment, collection or payment of any Tax and any attachments thereto or amendments thereof.
Termination Fee. “Termination Fee” is defined in Section 7.3(b) of the Agreement.
Trademarks. “Trademarks” is defined in the definition of Intellectual Property Rights.
Trade Secrets. “Trade Secrets” is defined in the definition of Intellectual Property Rights.
Transactions. “Transactions” shall mean (a) the execution and delivery of the Agreement and (b) all of the transactions contemplated by the Agreement, including the Merger.
willful and material breach. “willful and material breach” shall mean a breach that is a consequence of an act or omission undertaken by the breaching party with the knowledge that the taking of, or failure to take, such act would, or would reasonably be expected to, cause or constitute a material breach of the Agreement.

ANNEX I

CVR AGREEMENT

Final Form
FORM OF CONTINGENT VALUE RIGHTS AGREEMENT
This CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [•] (this “Agreement”), is entered into by and between [•], a [Delaware corporation] and wholly owned subsidiary of Ultimate Parent (as defined below) (“Parent”), [•] as the Rights Agent (as hereinafter defined) and, solely with respect to Section 6.11, Novo Nordisk A/S, a Danish aktieselskab (“Ultimate Parent”).
RECITALS
WHEREAS, this Agreement is entered into pursuant to the Agreement and Plan of Merger, dated as of October 9, 2025 (the “Merger Agreement”), by and among Ultimate Parent, NN Invest Sub, Inc, a Delaware corporation and a direct or indirect wholly owned subsidiary of Ultimate Parent (“Merger Sub”) and Akero Therapeutics, Inc., a Delaware corporation (“Akero”);
WHEREAS, pursuant to the Merger Agreement, Akero shall merge with and into Merger Sub, with Akero surviving such merger (the “Merger”); and
WHEREAS, pursuant to the Merger Agreement, Ultimate Parent has agreed to provide to Akero’s stockholders and certain of Akero’s other equity holders the right to receive the CVRs as hereinafter described.
NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, Parent, Ultimate Parent and the Rights Agent agree, for the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:
1. DEFINITIONS; CERTAIN RULES OF CONSTRUCTION
1.1. Definitions. Capitalized terms used but not otherwise defined herein will have the meanings ascribed to them in the Merger Agreement. As used in this Agreement, the following terms will have the following meanings:
“Akero” shall have the meaning set forth in the Recitals of this Agreement.
“Agreement” has the meaning set forth in the preamble.
“Approval Milestone” means receipt by Parent or one of its Affiliates or Assignees, prior to the Termination Date, of FDA Approval for the Product (whether alone or in combination with another product) for the treatment of patients with compensated cirrhosis (consistent with stage F4c fibrosis) due to metabolic dysfunction-associated steatohepatitis, and which expressly sets forth the foregoing as an indication in the indications and usage section of the FDA-approved prescribing information for the Product.
“Approval Milestone Payment” means $6.00 per CVR.
“Approval Milestone Payment Date” means a date selected by Parent that is not more than thirty (30) Business Days following the date of the achievement of the Approval Milestone.
“Assignee” has the meaning set forth in Section 6.3.
“Business Day” means a day except a Saturday, a Sunday or other day on which banks in either New York City, NY or Copenhagen, Denmark are authorized or required by Legal Requirements to be closed.
“Commercially Reasonable Efforts” means, with respect to any activities or decision-making by Parent pursuant to Section 2.6, those efforts that are commensurate with the efforts of a pharmaceutical company similarly situated to Parent to develop a program or product of similar potential, market potential, and profit potential (taking into account payments under this Agreement) and at a similar stage of product life, based on conditions then prevailing and taking into account Parent’s and its Affiliates’ other products, taking into account, without limitation (a) issues of efficacy, safety, and expected and actual approved labeling, as well as all other related commercial and scientific advantages and disadvantages, in each case, based on Parent’s evaluation thereof, (b) the expected and actual competitiveness of alternative products (including the development of other internal product candidates), (c) the expected and actual product profile of the Product, including product usage convenience and usage convenience of other products, (d) the expected and actual patent and other proprietary position of the Product, and the expected and actual freedom-to-operate landscape therefor, (e) the likelihood of, and timelines for, FDA Approval or pricing and reimbursement approval given the regulatory structure involved, including timing of entry to market and regulatory or data exclusivity, and other matters related to FDA Approval, pricing and reimbursement approval, and timing for development and commercialization, (f) supply chain management considerations, including manufacturing capabilities, availabilities, and timelines, (g) the expected and actual profitability and return on investment of the Product, taking into consideration, among other factors, expected and actual (i) third party expenses, (ii) royalty, milestone, and other payments to third parties or required under this Agreement, (iii) the pricing and reimbursement relating to the Product, and (iv) costs of exploitation of the Product, (h) any delays or pauses in any development or regulatory activities related to the Product relating to external factors (including pandemic, natural disaster, government shutdown, war, terrorist attack and cyber-attack, and actions, inactions, or requirements of, or as a result of, regulatory authorities or changes in law or regulation), and (i) all other relevant technical, legal, scientific, financial, commercial, medical, and other factors, including the effect that activities in one market may have on activities in another market. Rights Agent expressly understands and agrees that the use of Commercially Reasonable Efforts may result in Parent or its Affiliates ceasing to develop, seek or obtain FDA Approval for, or commercialize the Product (in whole or in part), and that once such activities for the Product have ceased in compliance with this definition of Commercially Reasonable Efforts, Commercially Reasonable Efforts do not require the continued re-evaluation of whether such activities must be re-initiated for the Product.
“Company Common Stock” means the common stock, $0.0001 par value per share, of the Company.
“CVR Register” has the meaning set forth in Section 2.3(b).
“CVRs” has the meaning set forth in Section 2.1.
“Delaware Courts” has the meaning set forth in Section 6.5.
“DTC” means The Depository Trust Company or any successor thereto.
“Equity Award CVR” means a CVR received by a Holder in respect of Company Options or Company RSUs.
“FDA Approval” means the full approval by the U.S. Food and Drug Administration (“FDA”) of a biologics license application (“BLA”) to market the Product under 42 U.S.C. § 262(a), either alone or in combination with another active pharmaceutical ingredient, as evidenced by the receipt by the Company of a “BLA Approval” letter from the FDA and such approval (a) does not require the inclusion of a “boxed warning” (as defined in 21 CFR § 201.57(c)(1)) in the product labeling and (b) does not require the implementation of a risk evaluation and mitigation strategy required by the FDA under the authority granted to it in 21 U.S.C § 355-1, unless such approval includes a combination with another active pharmaceutical ingredient and any such “boxed warning” or implementation of a risk evaluation and mitigation strategy is not due to the Product. For the avoidance of doubt, FDA Approval does not include an accelerated approval of a BLA pursuant to 21 U.S.C. § 356(c) or 21 C.F.R. Part 601, Subpart E.
“Holder” means a Person in whose name a CVR is registered in the CVR Register at the applicable time.
“Merger” shall have the meaning set forth in the Recitals of this Agreement.
“Merger Agreement” shall have the meaning set forth in the Recitals of this Agreement.
“Merger Sub” shall have the meaning set forth in the Recitals of this Agreement.
“Officer’s Certificate” when used with respect to Parent means a certificate signed by the Chief Executive Officer, the Chief Financial Officer, a Vice President or any other person duly authorized to act on behalf of Parent for such purpose or for any general purpose.
“Parent” has the meaning set forth in the preamble.
“Permitted Transfer” means a transfer of CVRs (a) upon death of a Holder by will or intestacy; (b) pursuant to a court order; (c) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; or (d) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, to the extent allowable by DTC.

“Product” means the efruxifermin for subcutaneous injection candidate that is being studied in the SYNCHRONY Histology clinical trial and the SYNCHRONY Outcomes clinical trial.
“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent will have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” will mean such successor Rights Agent.
“Termination Date” means June 30, 2031.
1.2. Rules of Construction.
(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.
(b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
(c) All references to days or months shall be deemed references to calendar days or months unless otherwise specified herein.
(d) As used in this Agreement, the word “including” and words of similar import shall mean including without limiting the generality of any description preceding such term, unless otherwise specified.
(e) As used in this Agreement, the phrase “to the extent” shall mean the degree to which a subject or other thing extends and shall not simply mean “if.”
(f) Except as otherwise indicated, all references in this Agreement to “Sections” or “Annexes” are intended to refer to Sections of this Agreement and Annexes to this Agreement.
(g) The section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
(h) The term “dollars” and character “$” shall mean United States dollars.
(i) Any reference to (i) any Governmental Body includes any successor to that Governmental Body; and (ii) any applicable Legal Requirement refers to such applicable Legal Requirement as amended, modified, supplemented, or replaced from time to time (and, in the case of statutes, include any rule and regulation promulgated under such statute) and references to any section of any applicable Legal Requirement includes any successor to such section.
2. CONTINGENT VALUE RIGHTS
2.1. CVRs. The contingent value rights represent the rights of Holders to receive contingent cash payments pursuant to this Agreement (“CVRs”). The initial Holders will be determined pursuant to the terms of the Merger Agreement and the Company Warrants.
2.2. Nontransferable. The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer.
2.3. No Certificate; Registration; Registration of Transfer; Change of Address.
(a) The CVRs will not be evidenced by a certificate or other instrument.
(b) The Rights Agent, acting solely for this purpose as a non-fiduciary agent of Parent, will keep a register (the “CVR Register”) for the purpose of recording the names and addresses of the applicable Holders, as well as transfers of CVRs as herein provided. The entries in the CVR Register shall be conclusive absent manifest error, and Parent and the Rights Agent shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Parent at any reasonable time and from time to time upon reasonable prior notice. The parties intend that any imputed interest in or with respect to the CVRs under this Agreement be treated as being issued and maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and

881(c)(2) of the Code and any regulations thereunder, including under United States Treasury Regulations Section 5f.103-1(c) and Proposed Regulations Section 1.163-5 (and any successor provisions), and the provisions of this Agreement shall be construed in a manner that gives effect to such intent. The CVR Register shall set forth (x) with respect to holders of Company Common Stock that hold such shares in book-entry form through DTC immediately prior to the Effective Time, one (1) position for Cede & Co. (as nominee of DTC) representing all such shares of Company Common Stock that were converted into the right to receive the Merger Consideration as a consequence of the Merger in accordance with the terms of the Merger Agreement, and (y) with respect to (A) holders of shares of Company Common Stock that hold such shares in certificated form immediately prior to the Effective Time that were converted into the right to receive the Merger Consideration as a consequence of the Merger in accordance with the terms of the Merger Agreement, upon delivery to the Paying Agent by each such holder of the applicable stock certificates, together with a validly executed letter of transmittal and such other customary documents as may be reasonably requested by the Paying Agent, in accordance with the Merger Agreement, (B) holders of shares of Company Common Stock that hold such shares in book-entry form through the Company’s transfer agent immediately prior to the Effective Time that were converted into the right to receive the Merger Consideration as a consequence of the Merger in accordance with the terms of the Merger Agreement, upon delivery to the Paying Agent by each such holder of a customary agent’s message and such other customary documents as may be reasonably requested by the Paying Agent, in accordance with the Merger Agreement, (C) holders of In the Money Options, and (D) holders of Company RSUs, in each case of clauses (A) through (D), the applicable number of CVRs to which each such holder is entitled pursuant to the Merger Agreement (other than, in the case of the foregoing clauses (x), (y)(A) and (y)(B), those who have perfected their appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware), and (z) with respect to holders of Company Warrants, the applicable number of CVRs to which such holder is entitled pursuant to the Merger Agreement and the Company Warrants upon exercise of such Company Warrants. The CVR Register will be updated as necessary by the Rights Agent to reflect the addition or removal of Holders (pursuant to any Permitted Transfers), upon the written receipt of such information by the Rights Agent. The Rights Agent will have no responsibility whatsoever directly to the street name holders with respect to transfers of CVRs. With respect to any payments to be made under Section 2.4, the Rights Agent will accomplish the payment to any former street name holders of shares of Company Common Stock by sending one lump payment to DTC. The Rights Agent will have no responsibilities whatsoever with regard to the distribution of payments by DTC to such street name holders.
(c) Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer in form reasonably satisfactory to the Rights Agent pursuant to its guidelines, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative or the Holder’s survivor, and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent will, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), register the transfer of the CVRs in the CVR Register. No service charge shall be made for any registration of transfer of a CVR, but Parent and the Rights Agent may require the Holder to pay a sum sufficient to cover any Tax or governmental charge that is imposed in connection with any such registration of transfer. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder of a CVR of applicable Taxes or charges unless and until the Rights Agent is satisfied that all such Taxes or charges have been paid by the Holder or that no payment of any such Taxes or charges is required. All duly transferred CVRs registered in the CVR Register will be the valid obligations of Parent and will entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR will be valid until registered in the CVR Register.
(d) A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the Rights Agent will, subject to its reasonable determination that the transfer instrument is in proper form, promptly record the change of address in the CVR Register.

2.4. Payment Procedures.
(a) On the Approval Milestone Payment Date, if any, Parent shall deposit or cause to be deposited with the Rights Agent by wire transfer to the account designated by the Rights Agent an amount equal to the product of (i) the Approval Milestone Payment multiplied by (ii) the number of CVRs held by the Holders (other than Equity Award CVRs), and the Rights Agent shall promptly (but in any event within five (5) Business Days) pay to each Holder of record of the CVRs (other than Equity Award CVRs) as of 5:00 PM EST on the Approval Milestone Payment Date, an amount equal to the product of (i) the Approval Milestone Payment multiplied by (ii) the number of CVRs held by such Holder as of the Approval Milestone Payment Date by check mailed to the address of each Holder as reflected in the CVR Register or, in the case of any former street name holders of shares of Company Common Stock, by sending one lump payment to DTC pursuant to Section 2.3(b). Parent will pay through the Surviving Corporation’s or another of its Affiliates’ payroll system, payroll provider or standard accounts payable procedure, as applicable, to each Holder of an Equity Award CVR an amount equal to the product of (i) the Approval Milestone Payment multiplied by (ii) the number of Equity Award CVRs held by such Holder as of the Approval Milestone Payment Date (less applicable Tax withholdings and other authorized deductions) within five (5) business days of the Approval Milestone Payment Date, subject to Section 2.4(b). Notwithstanding the foregoing, in no event shall Parent be required to pay any Approval Milestone Payment more than once.
(b) Parent and any of its Affiliates and the Rights Agent shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts payable or otherwise deliverable pursuant to this Agreement to any Holder such amounts as are required to be deducted and withheld therefrom under the Code or the Treasury Regulations thereunder or any other Legal Requirement. With respect to Holders who received Equity Award CVRs, any such withholding may be made, or caused to be made, by Parent through the Surviving Corporation’s or its Affiliates’ (including Parent’s) payroll system, payroll provider or standard accounts payable procedure, as applicable, or any successor of the foregoing. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.
(c) Any portion of any Approval Milestone Payment that remains undistributed to the Holders six (6) months after the Approval Milestone Payment Date will be delivered by the Rights Agent to Parent, upon demand, and any Holder will thereafter look only to Parent for payment of such Approval Milestone Payment, without interest, but such Holder will have no greater rights against Parent than those accorded to general unsecured creditors of Parent under applicable Legal Requirement.
(d) Neither Parent nor the Rights Agent will be liable to any Person in respect of any Approval Milestone Payment delivered to a public official pursuant to any applicable abandoned property, escheat or similar Legal Requirement. If any Approval Milestone Payment has not been paid immediately prior to the date on which such Approval Milestone Payment would otherwise escheat to or become the property of any Governmental Body, any such Approval Milestone Payment will, to the extent permitted by applicable Legal Requirement, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto. In addition to and not in limitation of any other indemnity obligation herein, Parent agrees to indemnify and hold harmless the Rights Agent with respect to any liability, penalty, cost or expense the Rights Agent may incur or be subject to in connection with transferring such property to Parent.
(e) Except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, Parent, the Rights Agent and/or Holders, as applicable, shall determine the portion of the Approval Milestone Payment required to be treated as interest for U.S. federal income tax purposes pursuant to Section 483 of the Code and the Treasury Regulations promulgated thereunder.
(f) The Rights Agent shall be responsible for information reporting required under applicable Legal Requirements with respect to the CVRs (other than Equity Award CVRs), including reporting the fair market value of the CVRs (other than Equity Award CVRs) upon the Holders’ receipt of such CVRs on Internal Revenue Service Form 1099-B and reporting the Approval Milestone Payments hereunder on Internal Revenue Service Form 1099-B or other applicable form to the extent required under applicable Legal Requirement. Parent shall provide the Rights Agent with properly completed “Standard Tax Reporting Instructions” contained in

Annex I hereto, which shall contain the fair market value of the CVRs and the Parent shall use commercially reasonable efforts to cooperate with the Rights Agent to provide any other information reasonably necessary for the Rights Agent to carry out its obligations in this Section 2.4(f).
2.5. No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent.
(a) The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any Holder.
(b) The CVRs will not represent any equity or ownership interest in Parent or in any constituent company to the Merger. It is hereby acknowledged and agreed that a CVR shall not constitute a security of Parent or any of its Affiliates.
2.6. Diligence Obligation.
(a) From the Closing Date until the Termination Date, Parent shall, and shall cause the Surviving Corporation to, use Commercially Reasonable Efforts to (i) conduct the SYNCHRONY Histology clinical trial and the SYNCHRONY Outcomes clinical trial and (ii) upon achievement of the primary end point in both such clinical trials, file for and seek FDA Approval for the Product for the treatment of patients with compensated cirrhosis (consistent with stage F4c fibrosis) due to metabolic dysfunction-associated steatohepatitis. Parent’s obligation to use Commercially Reasonable Efforts under this Section 2.6(a) shall be fully satisfied and shall cease, and thereafter Parent shall have the right, in its sole and absolute discretion, to direct and control the development of the Product in all respects without any further obligations pursuant to this Agreement upon the earlier of (i) the first filing for FDA Approval for the Product for the treatment of patients with compensated cirrhosis (consistent with stage F4c fibrosis) due to metabolic dysfunction-associated steatohepatitis and (ii) the date on which the SYNCHRONY Histology clinical trial or the SYNCHRONY Outcomes clinical trial does not meet its primary endpoint.
(b) Parent owes no obligation or duty, as a fiduciary or otherwise, to the Rights Agent, any Holder or any other Person in connection with its operation of the Surviving Corporation’s business following the Closing except as set forth in Section 2.6(a) above. The Rights Agent (on behalf of itself and on behalf of the Holders) acknowledges that (i) Parent makes (x) no guarantees or promises that the Approval Milestone will be achieved at all or by a specific date or is achievable or that any clinical trial for the Product will meet its primary endpoint or otherwise be successful, and (y) no assessments or predictions regarding the likelihood of the Approval Milestone being achieved has been or is provided hereby, and no reliance thereon should be made, (ii) there is no assurance that the Holders will receive any payment as described under Section 2.4 unless the Approval Milestone is achieved, (iii) Parent has not, prior to or after the date hereof, promised or projected any amounts to be received by the Holders in respect of any payments described in Section 2.4, (iv) subject to the obligations in Section 2.6(a), none of the Rights Agent and any Holder is relying on or has relied on any promises, projections, representation or warranty of any kind or other information, documents or materials (or absence thereof) in respect of any payments described in Section 2.4 including with respect to the operation of the Surviving Corporation’s business following the Closing, (v) except for Parent’s obligations set forth in Section 2.6(a), Parent shall have the right to own, operate, use, license, develop and otherwise commercialize the assets of the Surviving Corporation’s business (or not) in any way that Parent deems appropriate in its sole business judgment and (vi) except for Parent’s obligations set forth in Section 2.6(a), Parent does not have any obligation, express or implied, to develop, manufacture, commercialize, or otherwise exploit the assets of the Surviving Corporation’s business in order to maximize or expedite the payments described in Section 2.4. Except for Parent’s obligations set forth in Section 2.6(a), the Rights Agent (on behalf of itself and on behalf of the Holders) hereby (a) disclaims reliance on any such promises, projections, representations, warranties or other information, documents or materials (or absence thereof), and (b) understands and agrees that any such promises, representations, warranties, projections and other information, documents and materials (or absence thereof) are specifically disclaimed by Parent.
3. THE RIGHTS AGENT
3.1. Certain Duties and Responsibilities. The Rights Agent will not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent of its willful misconduct, bad faith or gross negligence.

3.2. Certain Rights of the Rights Agent. The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations will be read into this Agreement against the Rights Agent. In addition:
(a) the Rights Agent may rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;
(b) whenever the Rights Agent deems it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may rely upon an Officer’s Certificate, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of bad faith, gross negligence or willful misconduct on its part, incur no liability for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate;
(c) the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(d) the permissive rights of the Rights Agent to do things enumerated in this Agreement will not be construed as a duty;
(e) the Rights Agent will not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;
(f) the Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Parent only;
(g) the Rights Agent will have no liability in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent); nor shall it be responsible for any breach by Parent of any covenant or condition contained in this Agreement;
(h) Parent agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, claim, demands, suits or expense arising out of or in connection with the Rights Agent’s duties under this Agreement, including the reasonable costs and expenses of defending the Rights Agent against any claims, charges, demands, suits or loss, incurred in the absence of bad faith, gross negligence or willful misconduct on its part;
(i) the Rights Agent shall not be liable for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder in the absence of bad faith, gross negligence or willful misconduct on its part; and
(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
3.3. Resignation and Removal; Appointment of Successor.
(a) The Rights Agent may resign at any time by giving written notice thereof to Parent specifying a date when such resignation will take effect, which notice will be sent at least sixty (60) days prior to the date so specified but in no event will such resignation become effective until a successor Rights Agent has been appointed. Parent has the right to remove the Rights Agent at any time but no such removal will become effective until a successor Rights Agent has been appointed. Notice of such removal will be given by Parent to the Rights Agent, which notice will be sent at least sixty (60) days prior to the date so specified.
(b) If the Rights Agent provides notice of its intent to resign, is removed or becomes incapable of acting, Parent will as soon as is reasonably possible appoint a qualified successor Rights Agent who may be a Holder but may not be an officer of Parent. The successor Rights Agent so appointed will, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.

(c) Parent will give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice will include the name and address of the successor Rights Agent. If Parent fails to send such notice within twenty (20) days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent will cause the notice to be mailed at the expense of Parent.
3.4. Acceptance of Appointment by Successor. Every successor Rights Agent appointed hereunder will execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the retiring Rights Agent. On request of Parent or the successor Rights Agent, the retiring Rights Agent will execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent.
4. COVENANTS
4.1. List of Holders. Parent will furnish or cause to be furnished to the Rights Agent in such form as Parent receives from the Company’s transfer agent (or other agent performing similar services for the Company with respect to other shares of Company Common Stock, In the Money Options, Company RSUs or Company Warrants), the names and addresses of the Holders within twenty (20) Business Days of the Effective Time.
5. AMENDMENTS
5.1. Amendments without Consent of Holders.
(a) Without the consent of any Holders or the Rights Agent, Parent at any time and from time to time, may enter into one or more amendments hereto, to evidence the succession of another Person to Parent and the assumption by any such successor of the covenants of Parent herein as provided in, and to the extent consistent with, Section 6.3.
(b) Without the consent of any Holders or the Rights Agent, Parent and the Surviving Corporation, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:
(i) to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein;
(ii) to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent and the Rights Agent will consider to be for the protection of the Holders; provided that, in each case, such provisions do not adversely affect the interests of the Holders (as a group and in their capacity as such);
(iii) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions do not adversely affect the interests of the Holders (as a group and in their capacity as such);
(iv) as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act (and the rules and regulations promulgated thereunder) or the Exchange Act, and to ensure that the CVRs are not subject to any similar registration or prospectus requirement under applicable securities Legal Requirements outside of the United States; provided that, in each case, such amendments do not change the Approval Milestone, the Termination Date or the amount of the Approval Milestone Payment;
(v) to reduce the number of CVRs, in the event and to the extent any Holder agrees to renounce such Holder’s rights under this Agreement in accordance with Section 6.4; or
(vi) any other amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, unless such addition, elimination or change is adverse to the interests of the Holders (as a group and in their capacity as such).
(c) Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, Parent will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.

5.2. Amendments with Consent of Holders.
(a) Without limiting the right to amend pursuant to Section 5.1, with the consent of the Holders of not less than twenty percent (20%) of the outstanding CVRs, whether evidenced in writing or taken at a meeting of the Holders, Parent and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interests of the Holders.
(b) Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.
5.3. Execution of Amendments. In executing any amendment permitted by this Section 5, the Rights Agent will be entitled to receive, and will be fully protected in relying upon, an opinion of counsel selected by Parent (including in-house counsel) stating that the execution of such amendment is authorized or permitted by this Agreement. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise.
5.4. Effect of Amendments. Upon the execution of any amendment under this Section 5, this Agreement will be modified in accordance therewith, such amendment will form a part of this Agreement for all purposes and every Holder will be bound thereby.
6. OTHER PROVISIONS OF GENERAL APPLICATION
6.1. Notices to the Rights Agent and Parent. All notices and other communications required or permitted to be given to any party hereunder shall be in writing and shall be deemed properly delivered on (a) the date and time of delivery if delivered personally, (b) the date and time of transmittal if delivered by email (provided, no “bounce back” or similar message of non-delivery is received with respect thereto), (c) the first (1st) business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (d) upon confirmed receipt if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices or other communications hereunder shall be delivered to the addresses or email addresses set forth below, or pursuant to such other instructions as the party to receive such notice or communication shall have specified in a written notice given to the other parties:

if to the Rights Agent:

Email:

if to Parent or Ultimate Parent:

Email:

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
800 Boylston Street
Boston, MA 02199
Attention:	Emily J. Oldshue
Christopher D. Comeau
Email:	emily.oldshue@ropesgray.com
christopher.comeau@ropesgray.com

6.2. Notice to Holders. Where this Agreement provides for notice to Holders, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder will affect the sufficiency of such notice with respect to other Holders.
6.3. Parent Successors and Assigns. Parent shall not assign any of its rights, interests or obligations hereunder, other than in accordance with this Section 6.3. Parent may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more Affiliate(s) of Parent or to any purchaser or exclusive licensee of all or substantially all rights to the Product (each, an “Assignee”); provided that the Assignee agrees to assume and be bound by all of the terms of this Agreement. Any such Assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional Assignees in compliance with this Section 6.3. In connection with any assignment to an Assignee, Parent (and such assignor, if applicable) will remain liable for performance by Parent (and such assignor, if applicable) of its obligations hereunder. This Agreement will be binding upon, inure to the benefit of and be enforceable by each Assignee, and this Agreement shall not restrict Parent’s or any of its Affiliates’ or Assignee’s ability to merge or consolidate, subject to compliance with this Section 6.3 to the extent there is an applicable assignment in connection with such merger or consolidation. Each of Parent’s non-Affiliate Assignees shall expressly assume by an instrument supplemental hereto, executed and delivered to the Rights Agent, the due and punctual payment of the CVRs and the due and punctual performance and observance of all of the covenants and obligations of this Agreement to be performed or observed by Parent.
6.4. Benefits of Agreement. Nothing in this Agreement, express or implied, will give to any Person (other than the Rights Agent, Parent, Parent’s successors and assignees, the Holders, and the Holders’ successors and assigns pursuant to a Permitted Transfer) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the, Rights Agent, Parent, Parent’s successors and assignees, the Holders, and the Holders’ successor and assigns pursuant to a Permitted Transfer. The rights of Holders are limited to the right to receive payment from the Rights Agent in respect of the CVRs when due and payable in accordance with Section 2.4. All other obligations of Parent or its successor or assigns hereunder may only be enforced by the Rights Agent. Neither the Holders nor the Rights Agent shall be entitled to specific enforcement of Section 2.6. Notwithstanding anything to the contrary contained herein, any Holder may agree to renounce, in whole or in part, such Holder’s rights under this Agreement by written notice to the Rights Agent and Parent, which notice, if given, shall be irrevocable.
6.5. Governing Law. This Agreement, the CVRs and any other matters or disputes relating thereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action or proceeding arising out of or relating to this Agreement or the CVRs: (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of: (A) the Chancery Court of the State of Delaware and any state appellate court therefrom, (B) if (but only if) the court in clause (A) lacks subject matter jurisdiction, the Superior Court of the State of Delaware sitting in New Castle County and any state appellate court therefrom or (C) if (but only if) the courts in clauses (A) and (B) lack subject matter jurisdiction, the United States District Court in the State of Delaware and any appellate court therefrom (collectively, the courts described in clauses (A) through (C), the “Delaware Courts”); and (ii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 6.1. Each of the parties irrevocably and unconditionally (1) agrees not to commence any such action or proceeding except in the Delaware Courts, (2) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Courts, (3) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in the Delaware Courts and (4) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Courts. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment. In the event of any litigation or other proceeding between the parties to this Agreement arising out of or in any way related to the Approval Milestone or payment thereof, the prevailing party in such litigation or other proceeding shall be entitled to recover its reasonable attorneys’ fees, costs and expenses incurred in connection with such litigation or other proceeding, in addition to any other relief to which such party may be entitled; provided, however, that in no event will any party to this Agreement be required to pay any contingency based attorneys’ fees.
6.6. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
6.7. Counterparts and Signature. This Agreement may be executed in two or more counterparts, including by e-signature or by email with .pdf attachments, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
6.8. Termination. This Agreement will be terminated and of no force or effect, the parties hereto will have no liability hereunder (other than with respect to monies due and owing by Parent to the Rights Agent prior to the effectiveness of such termination), and no payments will be required to be made, upon the earlier to occur of (a) the payment by the Rights Agent or Parent or one (1) or more of its Affiliates, as applicable, to each Holder as reflected in the CVR Register of the full amount of the Approval Milestone Payment required to be paid under the terms of this Agreement and (b) the failure to achieve the Approval Milestone prior to the Termination Date. No termination shall affect the Holders’ rights to any payment accrued prior to the effective date of such termination and the provisions of this Section 6 shall survive any such termination.
6.9. Entire Agreement. This Agreement, the Merger Agreement (including its Exhibits, Annexes and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties and their respective Affiliates, with respect to the subject matter hereof and thereof. If and to the extent that any provision of this Agreement is inconsistent or conflicts with the Merger Agreement, this Agreement will govern and be controlling with respect to CVRs.
6.10. Confidentiality. The Rights Agent and Parent agree that all books, records, information and data pertaining to the business of the other party that are exchanged or received pursuant to the negotiation or the carrying out of this Agreement, including the amount and terms of fees for services, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by applicable Legal

Requirements. However, each party may disclose relevant aspects of the other party’s confidential information to its officers, Affiliates, agents, subcontractors and employees to the extent reasonably necessary to perform its duties and obligations under this Agreement if such disclosure is not prohibited by applicable Legal Requirements.
6.11. Parent Guarantee. Ultimate Parent hereby guarantees the due and punctual performance by Parent of its obligations in accordance with this Agreement, and agrees that in the event Parent fails to timely perform any obligation under this Agreement in accordance with the terms of this Agreement, Ultimate Parent will perform such obligation in accordance with the terms of this Agreement.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

[PARENT]

By:
Name:
Title:

Solely with respect to Section 6.11,

NOVO NORDISK A/S

By:
Name:
Title:

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

[RIGHTS AGENT]

By:
Name:
Title:

ANNEX I

Standard Tax Reporting Instructions

[•]

ANNEX II

FORM OF CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AKERO THERAPEUTICS, INC.
1. The name of this corporation is Akero Therapeutics, Inc. (the “Corporation”).
2. The registered office of this Corporation in the State of Delaware is located at: c/o The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of the registered agent at such address is The Corporation Trust Company.
3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
4. The total number of shares of stock that the Corporation shall have authority to issue is 100 shares of common stock, $0.001 par value per share (“Common Stock”). Each share of Common Stock shall be entitled to one vote.
5. Shares of Common Stock may be issued in fractions of a share. Each fractional share of Common Stock shall be entitled to a vote in proportion to such fractional share.
6. Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL.
7. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The size of the Board of Directors shall be determined as set forth in the bylaws of the Corporation, as in effect from time to time (the “Bylaws”). The election of directors need not be by written ballot unless the Bylaws shall so require.
8. In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time the Bylaws, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal Bylaws made by the Board of Directors.
9. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the effective date of this Fifth Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
(b) Any amendment, repeal or modification of this Section 9 either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a director at the time of such amendment, repeal or modification.
(c) The Corporation shall have the power to purchase and maintain, at its expense, insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL or the terms of this Fifth Amended and Restated Certificate of Incorporation.

(d) Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Section 9.
10. An Officer (as defined below) of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as an officer of the Corporation, except for liability (a) for any breach of the Officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the Officer derived an improper personal benefit, or (d) arising from any claim brought by or in the right of the Corporation. If the DGCL is amended after the effective date of this Fifth Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. For purposes of this Section 10, “Officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b). Any amendment, repeal or modification of this Section 10 by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a Director or Officer, as applicable, at the time of such amendment, repeal or modification
11. The books of the Corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the Bylaws.
12. The Corporation shall not be governed by Section 203 of the DGCL.
13. (a) Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Chancery Court”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or its stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL, this Fifth Amended and Restated Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in all cases, subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation will be deemed to have notice of and consented to the provisions of this Section 13.
(b) Any person or entity that purchases or otherwise acquires any interest in the shares of capital stock of the Corporation will be deemed to have (i) consented and submitted to the personal jurisdiction of the Chancery Court in connection with any action described in Section 13(a) above (an “Action”), (ii) waived any objection to the exercise of personal jurisdiction over such stockholder in the Chancery Court, (iii) waived any argument relating to the inconvenience of the forums referenced above in connection with any Action, (iv) agreed not to commence any such Action other than before the Chancery Court nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Action to any court other than the Chancery Court whether on the grounds of inconvenient forum or otherwise, and (v) consented to having service of process made upon such person or entity by service upon such person’s or entity’s counsel as agent for such person or entity in the event that such person or entity brings an Action in a court other than the Chancery Court.

This Fifth Amended and Restated Certificate of Incorporation is executed as of this   day of  , 2025.

AKERO THERAPEUTICS, INC.

By:
Name:
Title:

[Signature Page to Fifth Amended and Restated Certificate of Incorporation]

Annex B
October 8, 2025
Board of Directors
Akero Therapeutics, Inc.
601 Gateway Boulevard, Suite 350
South San Francisco, CA 94080
Members of the Board:
We understand that Akero Therapeutics, Inc. (the “Company”), Novo Nordisk A/S (the “Parent”) and NN Invest Sub, Inc, a wholly owned subsidiary of the Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated as of October 8, 2025 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Parent, and each outstanding share of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”), other than shares (i) held by the Company (or held in the Company’s Treasury); (ii) held by the Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of the Parent or Merger Sub; or (iii) the Dissenting Shares (as defined in the Merger Agreement) (clauses (i), (ii) and (iii), collectively, the “Excluded Shares”), will be converted into the right to receive (x) $54.00 in cash (the “Cash Consideration”), and (y) one contractual contingent value right to be issued by a wholly owned subsidiary of the Parent, which will entitle the holder thereof to receive an additional $6.00 in cash, payable contingent upon achievement of the Approval Milestone (as such term is defined in the Contingent Value Rights Agreement in the form attached as Annex I to the Merger Agreement (the “CVR Agreement)), subject to the terms and conditions set forth in the CVR Agreement (the “CVR Consideration,” and, together with the Cash Consideration, the “Consideration”). The terms and conditions of the Merger are more fully set forth in the and the Merger Agreement.
You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock (other than the Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock (other than the Excluded Shares).
For purposes of the opinion set forth herein, we have:
l)	Reviewed certain publicly available financial statements and other business and financial information of the Company;
2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company;
3)
Reviewed certain financial projections prepared by the management of the Company, including estimates as to the probability and timing of achieving the Approval Milestone under the CVR Agreement (the “CVR Estimates”);

4)	Discussed the past and current operations and financial condition and the prospects of the Company, with senior executives of the Company;
5)	Reviewed the reported prices and trading activity for the Company Common Stock;
6)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;
7)	Participated in certain discussions and negotiations among representatives of the Company and the Parent and their financial and legal advisors;
8)	Reviewed the Merger Agreement, the CVR Agreement and certain related documents; and
9)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.
We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, including the CVR

Estimates, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. We express no view as to the financial projections, including the CVR Estimates, or the assumptions upon which they were based. We express no view as to the likelihood the Approval Milestone under the CVR Agreement is achieved or whether the CVR Consideration becomes payable. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us and that the definitive CVR Agreement will not differ in any material respect from the form thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax, or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock in the transaction. We do not express any view on, and this opinion does not address, any other term or aspect of the Merger Agreement, the CVR Agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or the CVR Agreement or entered into or amended in connection therewith. This opinion does not address the relative merits of the transactions contemplated by the Merger Agreement and the CVR Agreement as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement and the CVR Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.
We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we and/or our affiliates: (i) have provided financing services for the Company and have received fees in connection with such services; (ii) have provided financial advisory and financing services for the Parent and have received fees in connection with such services; (iii) were a lender to the Parent with respect to certain revolving credit facilities. As of the date hereof, so far as we are aware, we and/or our affiliates hold an aggregate interest of: (x) less than 1% in the common stock of the Company; and (y) between 1% and 2% in the common stock of the Parent, which interests are held in connection with our and/or our affiliates’ investment management business, wealth management business, including client discretionary accounts, or ordinary course trading activities, including hedging activities. Morgan Stanley may also seek to provide financial advisory and financing services to the Parent and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.
Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Parent, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.
This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company only and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the stockholders of the Company should vote at the stockholders’ meeting to be held in connection with the Merger.
Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock (other than the Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.
[Signature page follows]

Very truly yours,

MORGAN STANLEY & CO. LLC
By:
Ari Terry
Managing Director

Annex C

October 8, 2025
The Board of Directors
Akero Therapeutics, Inc.
601 Gateway Boulevard, Suite 350
South San Francisco, CA 94080
Members of the Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.0001 per share (the “Company Common Stock”), of Akero Therapeutics, Inc. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly owned subsidiary of Novo Nordisk A/S (the “Parent”). Pursuant to the Agreement and Plan of Merger (the “Agreement”), among the Company, the Parent and its subsidiary, NN Invest Sub, Inc (“Merger Sub”), the Company will become a wholly owned subsidiary of the Parent, and each outstanding share of Company Common Stock, other than (a) shares of Company Common Stock held by the Company (or held in the Company’s treasury) or held by the Parent, Merger Sub, or any other direct or indirect wholly owned subsidiary of the Parent or Merger Sub and (b) Dissenting Shares (as defined in the Agreement), and together with the shares referred to in the clause (a) the “Excluded Shares,” will be converted into the right to receive (i) $54.00 in cash (the “Cash Consideration”) and (ii) one contractual contingent value right to be issued by a wholly owned subsidiary of the Parent, which will entitle the holder thereof to receive an additional $6.00 in cash, payable contingent upon achievement of the Approval Milestone (as defined in the CVR Agreement (as defined below)), subject to and in accordance with the terms and conditions of the CVR Agreement (the “CVR Consideration,” and, together with the Cash Consideration, the “Consideration”).
In connection with preparing our opinion, we have (i) reviewed a draft dated October 8, 2025 of the Agreement, including the form Contingent Value Rights Agreement attached as Annex I thereto (the “CVR Agreement”); (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business, including estimates as to the probability and timing of achieving the Approval Milestone under the CVR Agreement (the “CVR Estimates”); and (v) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.
In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.
In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts, including the CVR Estimates, provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts, including the CVR Estimates, or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement and the CVR Agreement will be consummated as described in the Agreement and the CVR

Agreement, that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us and that the definitive CVR Agreement will not differ in any material respects from the form thereof furnished to us. We have also assumed that the representations and warranties made by the Company, the Parent and Merger Sub in the Agreement will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.
Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.
We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any material financial advisory or other material commercial or investment banking relationships with the Parent or Novo Nordisk Foundation, an affiliate of the Parent (“Foundation”). During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company, for which we and such affiliates have received customary compensation. Such services during such period have included acting as lead left bookrunner on an equity offering in January 2025 and lead left bookrunner on an equity offering in March 2024. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with Novo Holdings A/S, an affiliate of the Parent (“Holdings”), for which we and such affiliates have received customary compensation. Such services have included acting as financial advisor to Catalent, now a subsidiary of Holdings, in connection with Catalent’s sale to Holdings in December 2024. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and the Parent. In the ordinary course of our businesses, we and our affiliates actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or the Parent for our own account or for the accounts of customers and, accordingly, we likely hold long or short positions in such securities or other financial instruments.
On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock (other than the Excluded Shares) in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.
Very truly yours,

J.P. MORGAN SECURITIES LLC

Preliminary - Subject to Completion

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**AKERO THERAPEUTICS, INC.**

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**To view the Proxy Statement Online and to Attend the Special Meeting, please go to:**
www.virtualshareholdermeeting.com/AKRO2025SM

V80909-TBD

## AKERO THERAPEUTICS, INC.
## Special Meeting of Stockholders
## [•], 2025 [•] Eastern Time
## This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Andrew Cheng, William White and Jonathan Young, and each of them, as proxies and attorneys-in-fact, each with the power to act without the others and appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot and with discretionary authority on all other matters that properly come before the meeting or any adjournment or postponement thereof, all of the shares of Common Stock of AKERO THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [•] Eastern Time on [•], 2025, via a live webcast at www.virtualshareholdermeeting.com/AKRO2025SM, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**